                       STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                         Depositor

                             MORTGAGE PASS-THROUGH CERTIFICATES
                                   MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities
The  depositor  proposes to establish one or more trusts to issue and sell from time to time
one  or  more  classes  of  offered  securities,   which  shall  be  mortgage   pass-through
certificates or mortgage-backed notes.

The Trust Fund
Each  series of  securities  will be  secured  by a trust  fund  consisting  primarily  of a segregated pool of mortgage loans, including:
o     mortgage loans secured by first and junior liens on the related mortgage property;
o     home equity revolving lines of credit;
o     mortgage  loans where the  borrower  has little or no equity in the related  mortgaged property;
o     mortgage loans secured by one-to-four-family residential properties;
o     mortgage  loans secured by  multifamily  properties,  commercial  properties and mixed residential and commercial properties,  provided that the concentration of these properties is less than 10% of the pool;
o     manufactured  housing  conditional  sales contracts and installment loan agreements or interests therein; and
o     mortgage  securities  issued or guaranteed by Ginnie Mae,  Fannie Mae,  Freddie Mac or other government agencies or  government-sponsored  agencies or privately issued mortgage securities;
in each  case  acquired  by the  depositor  from  one or  more  affiliated  or  unaffiliated institutions.

Credit Enhancement

If so specified in the related prospectus  supplement,  the trust for a series of securities may include any one or any combination of a financial  guaranty  insurance policy,  mortgage pool insurance  policy,  letter of credit,  special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit  enhancement,  even if not specified herein. In addition to or in lieu of the foregoing,  credit enhancement may be
provided  by  means  of   subordination   of  one  or  more   classes  of   securities,   by
cross-collateralization or by overcollateralization.

The offered  securities may be offered to the public through  different methods as described in "Methods of Distribution" in this prospectus.

Neither the  Securities  and Exchange  Commission  nor any state  securities  commission has approved or disapproved of the securities  offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

                        The date of this prospectus is May 14, 2004.

                                     TABLE OF CONTENTS

Caption                                                               Page

      Collection and Other Servicing Procedures;

      Servicing and Other Compensation and Payment of Expenses;

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

      Certain Matters Regarding the Master Servicer and the Depositor.68

      Additional Consumer Protections Laws with Respect to Contracts..97

                                        INTRODUCTION

      All capitalized terms in this prospectus are defined in the glossary at the end.

General

      The  mortgage  pass-through  certificates  or  mortgage-backed  notes  offered by this prospectus  and the  related  prospectus  supplement  will be  offered  from time to time in series.  The securities of each series will consist of the offered securities of the series, together with any other mortgage  pass-through  certificates or mortgage-backed notes of the series.

      Each series of  certificates  will  represent in the aggregate  the entire  beneficial ownership  interest  in, and each series of notes will  represent  indebtedness  of, a trust fund to be established by the  depositor.  Each trust fund will consist  primarily of a pool of mortgage loans or interests therein,  which may include mortgage securities,  acquired by the depositor from one or more affiliated or unaffiliated  sellers.  See "The Depositor" and
"The Mortgage  Pools." The mortgage loans may include  sub-prime  mortgage loans.  The trust fund assets,  may also include,  if applicable,  reinvestment  income,  reserve funds,  cash accounts, swaps and other derivatives,  and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related  securityholders pursuant  to: (1) with  respect to each  series of  certificates,  a pooling  and  servicing agreement or other agreement,  or (2) with respect to each series of notes, an indenture, in each  case  as more  fully  described  in  this  prospectus  and in the  related  prospectus supplement.  Information  regarding  the  offered  securities  of a series,  and the general characteristics  of the  mortgage  loans and other trust fund  assets in the  related  trust fund, will be set forth in the related prospectus supplement.

      Each series of securities  will include one or more classes.  Each class of securities of any series will  represent  the right,  which right may be senior or  subordinate  to the rights  of one or more of the other  classes  of the  securities,  to  receive  a  specified portion of payments of  principal  or interest or both on the  mortgage  loans and the other trust fund  assets in the  related  trust fund in the manner  described  in this  prospectus under  "Description of the Securities" and in the related  prospectus  supplement.  A series may include one or more  classes of  securities  entitled to principal  distributions,  with disproportionate,  nominal or no interest distributions, or to interest distributions,  with disproportionate,  nominal or no principal  distributions.  A series may include two or more classes of securities which differ as to the timing,  sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

      The  depositor's  only  obligations  with  respect to a series of  securities  will be pursuant to representations and warranties made by the depositor,  except as provided in the related  prospectus  supplement.  The master  servicer and each  principal  servicer for any series of  securities  will be named in the related  prospectus  supplement.  The  principal
obligations  of  the  master  servicer  will  be  pursuant  to  its  contractual   servicing
obligations,  which  include  its  limited  obligation  to make  advances  in the  event  of delinquencies  in payments on the related  mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

      If so specified in the related prospectus  supplement,  the trust fund for a series of securities may include any one or any combination of a financial  guaranty insurance policy, mortgage pool insurance policy, letter of credit,  special hazard insurance policy,  reserve fund,  currency or interest rate exchange agreements or any other type of credit enhancement specified in the related  prospectus  supplement,  even if not specified herein. In addition to  or  in  lieu  of  the  foregoing,  credit  enhancement  may  be  provided  by  means  of subordination  of one or  more  classes  of  securities,  by  cross-collateralization  or by overcollateralization. See "Description of Credit Enhancement."

      The rate of payment of principal of each class of securities  entitled to a portion of principal  payments on the mortgage  loans in the related  mortgage  pool and the trust fund assets  will  depend on the  priority  of  payment  of the class and the rate and  timing of principal  payments on the mortgage  loans and other trust fund assets,  including by reason of  prepayments,  defaults,  liquidations  and  repurchases  of  mortgage  loans.  A rate of principal  payments lower or faster than that anticipated may affect the yield on a class of securities  in the  manner  described  in  this  prospectus  and in the  related  prospectus supplement. See "Yield Considerations."

      With respect to each series of securities,  one or more separate elections may be made to treat the  related  trust fund or a  designated  portion  thereof as a REMIC for  federal income tax purposes.  If applicable,  the  prospectus  supplement for a series of securities will  specify  which class or classes of the  securities  will be  considered  to be regular interests in the related  REMIC and which class of  securities  or other  interests  will be designated  as  the  residual  interest  in the  related  REMIC.  See  "Federal  Income  Tax
Consequences" in this prospectus.

      The  offered  securities  may be  offered  through  one  or  more  different  methods, including  offerings  through  underwriters,  as more  fully  described  under  "Methods  of
Distribution" and in the related prospectus supplement.

      There will be no secondary  market for the offered  securities  of any series prior to the  offering  thereof.  There can be no  assurance  that a secondary  market for any of the offered securities will develop or, if it does develop,  that it will continue.  The offered securities  will not be listed  on any  securities  exchange,  unless  so  specified  in the related prospectus supplement.

                                     THE MORTGAGE POOLS

General

      Each  mortgage  pool will  consist  primarily  of mortgage  loans,  minus any interest retained by the depositor or any affiliate of the depositor.  The mortgage loans may consist of single family loans,  multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

      The single  family loans will be evidenced by mortgage  notes and secured by mortgages that,  in each  case,  create a first  or  junior  lien on the  related  mortgagor's  fee or leasehold interest in the related mortgaged  property.  The related mortgaged property for a single family loan may be owner-occupied or may be a vacation,  second or non-owner-occupied home.

      If specified in the related prospectus  supplement relating to a series of securities, the single  family loans may include  cooperative  apartment  loans  evidenced by a mortgage note  secured by security  interests  in the related  mortgaged  property  including  shares issued  by  cooperatives  and in the  related  proprietary  leases or  occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      The  multifamily  loans will be evidenced  by mortgage  notes and secured by mortgages that  create a first or junior lien on  residential  properties  consisting  of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

      The commercial  loans will be evidenced by mortgage  notes and secured  mortgages that create a first or junior lien on commercial  properties  including office  building,  retail building  and a variety of other  commercial  properties  as may be described in the related prospectus supplement.

      The mixed-use  loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties  consisting of mixed  residential and commercial structures.

      The aggregate  concentration by original principal balance of commercial,  multifamily and  mixed-use  loans in any mortgage  pool will be less than 10% of the original  principal balance of the mortgage pool.

      Mortgaged  properties  may be  located in any one of the 50 states,  the  District  of
Columbia or the Commonwealth of Puerto Rico.

      The mortgage  loans will not be  guaranteed  or insured by the depositor or any of its affiliates.  However, if so specified in the related prospectus  supplement,  mortgage loans may be insured by the FHA or guaranteed  by the VA. See  "Description  of Primary  Insurance
Policies-FHA Insurance" and "-VA Mortgage Guaranty."

      A mortgage  pool may include  mortgage  loans that are  delinquent  as of the date the related  series of securities is issued.  In that case,  the related  prospectus  supplement will set  forth,  as to each  mortgage  loan,  available  information  as to the  period  of delinquency  and any  other  information  relevant  for a  prospective  investor  to make an investment decision.  No mortgage loan in a mortgage pool shall be non-performing.  Mortgage loans  which  are more  than 30 days  delinquent  included  in any  mortgage  pool will have delinquency  data  relating  to them  included  in the  related  prospectus  supplement.  No mortgage  pool will  include a  concentration  of mortgage  loans which is more than 30 days delinquent of 20% or more.

      A mortgage  pool may contain  more than one  mortgage  loan made to the same  borrower with respect to a single mortgaged  property,  and may contain multiple  mortgage loans made to the same borrower on several mortgaged properties.

      The mortgage loans may include "sub-prime" mortgage loans.  "Sub-prime" mortgage loans will be  underwritten  in accordance  with  underwriting  standards which are less stringent than  guidelines  for "A" quality  borrowers.  Mortgagors  may have a record of  outstanding judgments,  prior bankruptcies and other credit items that do not satisfy the guidelines for
"A" quality borrowers. They may have had past debts written off by past lenders.

      A mortgage pool may include mortgage loans that do not meet the purchase  requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as  nonconforming  loans.  The mortgage loans may be  nonconforming  because they exceed the maximum  principal  balance of mortgage loans  purchased by Fannie Mae and Freddie Mac,  known as jumbo loans,  because the mortgage loan may have been  originated with limited or no  documentation,  because they are sub-prime  mortgage loans, or because of some other failure to meet the purchase criteria of
Fannie Mae and Freddie Mac.  The related  prospectus  supplement  will detail to what extent the mortgage loans are nonconforming mortgage loans.

      Each mortgage loan will be selected by the depositor or its  affiliates  for inclusion in a mortgage pool from among those  purchased by the depositor,  either directly or through its  affiliates,  from  Unaffiliated  Sellers or Affiliated  Sellers.  If a mortgage pool is composed of mortgage loans  acquired by the depositor  directly from  Unaffiliated  Sellers, the related  prospectus  supplement  will specify the extent of mortgage  loans so acquired.
The  characteristics  of the mortgage  loans will be as described in the related  prospectus supplement.  Other  mortgage  loans  available  for  purchase  by  the  depositor  may  have characteristics  which would make them  eligible for  inclusion in a mortgage  pool but were not selected for inclusion in the mortgage pool.

      The mortgage loans may be delivered to the trust fund pursuant to a Designated  Seller
Transaction,  concurrently  with the  issuance of the related  series of  securities.  These securities  may be sold in  whole  or in part to the  Seller  in  exchange  for the  related mortgage  loans,  or may be  offered  under  any of the  other  methods  described  in  this prospectus  under  "Methods  of  Distribution."  The  related  prospectus  supplement  for a mortgage pool composed of mortgage loans acquired by the depositor  pursuant to a Designated
Seller  Transaction  will generally  include  information,  provided by the related  Seller, about the Seller,  the  mortgage  loans and the  underwriting  standards  applicable  to the mortgage loans.

      If  specified  in the related  prospectus  supplement,  the trust fund for a series of securities  may  include  participations  in  mortgage  loans  or  mortgage  securities,  as described in this  prospectus.  The mortgage  securities may have been issued  previously by the  depositor or an affiliate  thereof,  a financial  institution  or other entity  engaged generally in the business of mortgage  lending or a limited  purpose  corporation  organized for the purpose  of,  among other  things,  acquiring  and  depositing  mortgage  loans into trusts,  and selling  beneficial  interests in trusts.  In addition the mortgage  securities may have  been  issued or  guaranteed  by  Ginnie  Mae,  Fannie  Mae,  Freddie  Mac or other
government  agencies  or   government-sponsored   agencies,  as  specified  in  the  related
prospectus  supplement.  The mortgage  securities  will be generally  similar to  securities offered under this prospectus.  However,  any mortgage  securities  included in a trust fund will (1)  either  have been (a)  previously  registered  under the  Securities  Act,  or (b)
eligible  for sale under Rule 144(k)  under the  Exchange  Act;  and (2) be acquired in bona fide secondary market  transactions.  As to any series of mortgage  securities,  the related prospectus  supplement  will include a description  of (1) the mortgage  securities  and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

      In addition,  if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government,  any of its agencies or other issuers  established by federal  statute may be included in the trust fund.  Such securities will be backed by the full  faith and  credit of the  United  States or will  represent  the obligations  of the U.S.  Government  or such  agency or such  other  issuer or  obligations payable  from the  proceeds  of U.S.  Government  Securities,  as  specified  in the related prospectus supplement.

The Mortgage Loans

      Each of the mortgage  loans will be a type of mortgage  loan  described or referred to below, with any variations described in the related prospectus supplement:

o     Fixed-rate,   fully-amortizing  mortgage  loans  (which  may  include  mortgage  loans converted from  adjustable-rate  mortgage loans or otherwise modified) providing for level monthly  payments of principal  and interest and terms at  origination or modification of not more than approximately 15 years;

o     Fixed-rate,   fully-amortizing  mortgage  loans  (which  may  include  mortgage  loans converted from  adjustable-rate  mortgage loans or otherwise modified) providing for level monthly  payments of principal  and interest and terms at  origination or  modification  of more than 15  years,  but not more  than  approximately  30 years;

o     Fully-amortizing  ARM Loans  having an original  or  modified  term to maturity of not more than  approximately  30 years with a related  mortgage rate which generally adjusts  initially  either three months,  six months or one, two,  three,  five, seven or ten years or other  intervals  subsequent to the initial  payment date, and thereafter at either  three-month,  six-month,  one-year or other  intervals
            (with  corresponding  adjustments  in the amount of monthly  payments)  over the term of the  mortgage  loan to equal the sum of the related  Note Margin and the
            Note Index. The related prospectus  supplement will set forth the relevant Index and the  highest,  lowest and  weighted  average Note Margin with respect to the
            ARM Loans in the related mortgage pool. The related  prospectus  supplement will also indicate any periodic or lifetime  limitations  on changes in any per annum mortgage  rate at the  time  of any  adjustment.  If  specified  in the  related prospectus  supplement,  an ARM Loan may  include a  provision  that  allows the mortgagor to convert the adjustable  mortgage rate to a fixed rate at some point during  the term of the ARM  Loan  generally  not  later  than six to ten  years subsequent to the initial payment date;

o     Negatively-amortizing  ARM Loans having  original or modified terms to maturity of not more than  approximately  30 years with mortgage  rates which  generally  adjust initially on the payment date referred to in the related prospectus  supplement, and on each of specified periodic payment dates thereafter,  to equal the sum of the Note Margin and the Index.  The scheduled  monthly  payment will be adjusted as and when  described in the related  prospectus  supplement  to an amount that would fully  amortize the mortgage loan over its remaining  term on a level debt service basis;  provided that increases in the scheduled  monthly payment may be subject to limitations as specified in the related  prospectus  supplement.  Any
            Deferred Interest will be added to the principal balance of the mortgage loan;

o     Fixed-rate,  graduated  payment  mortgage  loans having  original or modified terms to maturity of not more than  approximately  15 years with monthly  payments during the first year  calculated  on the basis of an assumed  interest rate which is a specified  percentage  below the  mortgage  rate on the mortgage  loan.  Monthly payments on these  mortgage  loans  increase at the beginning of the second year by a specified  percentage of the monthly  payment during the preceding year and each year thereafter to the extent  necessary to amortize the mortgage loan over the remainder of its  approximately  15-year term.  Deferred  Interest,  if any, will be added to the principal balance of these mortgage loans;

o     Fixed-rate,  graduated  payment  mortgage  loans having  original or modified terms to maturity of not more than  approximately  30 years with monthly  payments during the first year  calculated  on the basis of an assumed  interest rate which is a specified  percentage  below the  mortgage  rate on the mortgage  loan.  Monthly payments on these  mortgage  loans  increase at the beginning of the second year by a specified  percentage of the monthly  payment during the preceding year and each year  thereafter  to the extent  necessary  to fully  amortize the mortgage loan over the remainder of its approximately  30-year term.  Deferred  Interest, if any, will be added to the principal balance of these mortgage loans;

o     Balloon loans having payment terms similar to those  described in one of the preceding paragraphs,  calculated  on the  basis  of an  assumed  amortization  term,  but providing for a balloon payment of all outstanding  principal and interest to be made  at  the  end  of a  specified  term  that  is  shorter  than  the  assumed amortization term;

o     Mortgage  loans that  provide for a line of credit  pursuant  to which  amounts may be advanced to the borrower from time to time;

o     Mortgage  loans that require that each monthly  payment  consist of an  installment of interest  which is  calculated  according to the simple  interest  method.  This method  calculates  interest  using the  outstanding  principal  balance  of the mortgage loan multiplied by the loan rate and further  multiplied by a fraction, the  numerator  of which is the number of days in the period  elapsed  since the preceding  payment  of  interest  was made and the  denominator  of which is the number of days in the annual period for which  interest  accrues on the mortgage loan. As payments are received on simple  interest  mortgage  loans,  the amount received  is applied  first to  interest  accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

o     Mortgage  loans which  provide for an interest  only period and do not provide for the payment  of  principal  for  the  number  of  years  specified  in  the  related prospectus supplement; or

o     Another type of mortgage loan described in the related prospectus supplement.

      The mortgage pool may contain  mortgage  loans  secured by junior  liens.  The related senior lien,  which may have been made at the same time as the first lien, may or may not be included  in the  mortgage  pool as well.  The  primary  risk to holders of  mortgage  loans secured by junior  liens is the  possibility  that  adequate  funds will not be  received in connection  with a foreclosure  of the related senior liens to satisfy fully both the senior liens and the  mortgage  loan  secured  by a junior  lien.  In the event  that a holder of a senior lien forecloses on a mortgaged  property,  the proceeds of the foreclosure or similar sale will be applied  first to the  payment of court costs and fees in  connection  with the foreclosure,  second to real estate taxes, third in satisfaction of all principal, interest, prepayment  or  acceleration  penalties,  if any,  and any  other  sums due and owing to the holder of the senior liens.  The claims of the holders of the senior liens will be satisfied in full out of  proceeds  of the  liquidation  of the  related  mortgaged  property,  if the proceeds  are  sufficient,  before the trust fund as holder of the junior lien  receives any payments in respect of the  mortgage  loan.  If the master  servicer  or a servicer  were to foreclose  on a  mortgage  loan  secured  by a junior  lien,  it would do so  subject to any related senior liens.  In order for the debt related to the mortgage loan to be paid in full at the sale,  a bidder at the  foreclosure  sale of the  mortgage  loan would have to bid an amount  sufficient  to pay off all sums due under the mortgage  loan and the senior liens or purchase the mortgaged  property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related  mortgaged  property are  insufficient  to satisfy all senior  liens and the mortgage  loan in the  aggregate,  the trust fund,  as the holder  of the  junior  lien,  and,  accordingly,  holders  of one or  more  classes  of the securities  of the  related  series  bear (1) the risk of  delay  in  distributions  while a deficiency  judgment  against  the  borrower  is  sought  and  (2)  the  risk of loss if the deficiency  judgment  is not  realized  upon.  Moreover,  deficiency  judgments  may  not be available in some  jurisdictions  or the mortgage loan may be  nonrecourse.  In addition,  a junior  mortgagee may not  foreclose on the property  securing a junior  mortgage  unless it forecloses subject to the senior mortgages.

      A mortgage loan may require  payment of a prepayment  charge or penalty,  the terms of which will be more fully described in the prospectus  supplement.  Prepayment  penalties may apply if the  borrower  makes a  substantial  prepayment,  or may apply only if the borrower refinances the mortgage loans. A multifamily,  commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

      A multifamily,  commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits  realized  from the  operation  or  disposition  of the related mortgaged  property.  If the  holders of any class or classes  of  offered  securities  of a series  will be  entitled  to all or a portion  of this type of  equity  participation,  the related  prospectus  supplement  will  describe the equity  participation  and the method or methods by which distributions in respect thereof will be made to such holders.

      The mortgage loans may be "equity refinance"  mortgage loans, as to which a portion of the proceeds are used to refinance an existing  mortgage  loan,  and the remaining  proceeds may be retained by the mortgagor or used for purposes  unrelated to the mortgaged  property.
Alternatively,  the mortgage loans may be "rate and term  refinance"  mortgage  loans, as to which  substantially  all of the proceeds (net of related costs  incurred by the  mortgagor)
are used to refinance an existing  mortgage  loan or loans (which may include a junior lien)
primarily in order to change the interest rate or other terms  thereof.  The mortgage  loans may be mortgage  loans which have been  consolidated  and/or have had various terms changed, mortgage loans which have been converted from  adjustable  rate mortgage loans to fixed rate mortgage  loans,  or  construction  loans which have been  converted to  permanent  mortgage loans. In addition,  a mortgaged property may be subject to secondary  financing at the time of origination of the mortgage loan or  thereafter.  In addition,  some or all of the single family loans secured by junior liens may be High LTV Loans.

      If provided  for in the related  prospectus  supplement,  a mortgage  pool may contain convertible  mortgage  loans which allow the  mortgagors  to convert the  interest  rates on these  mortgage  loans from a fixed rate to an adjustable  rate, or an adjustable  rate to a fixed  rate,  at some  point  during  the life of these  mortgage  loans.  In  addition,  if provided for in the related  prospectus  supplement,  a mortgage  pool may contain  mortgage loans which may provide for  modification  to other fixed rate or  adjustable  rate programs offered  by the  Seller.  If  specified  in the  related  prospectus  supplement,  upon  any conversion  or  modification,  the  depositor,  the  related  master  servicer,  the related servicer,  the applicable  Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement.  Upon the failure of any party so obligated to repurchase any converted or modified  mortgage loan, it will remain in the mortgage pool.

      If provided for in the related prospectus  supplement,  the mortgage loans may include buydown  mortgage loans.  Under the terms of a buydown  mortgage loan, the monthly  payments made by the  mortgagor  during the early  years of the  mortgage  loan will be less than the scheduled  monthly  payments on the mortgage loan. The resulting  difference will be made up from:

o     funds  contributed  by the seller of the  mortgaged  property  or  another  source and placed in a custodial account,

o     if  funds  contributed  by the  seller  are  contributed  on a  present  value  basis, investment earnings on these funds, or

o     additional  funds to be contributed  over time by the mortgagor's  employer or another source.

See  "Description of the  Securities-Payments  on Mortgage  Loans;  Deposits to Distribution
Account."

      Generally,  the  mortgagor  under each buydown  mortgage loan will be qualified at the applicable lower monthly payment.  Accordingly,  the repayment of a buydown mortgage loan is dependent on the ability of the  mortgagor to make larger level monthly  payments  after the
Buydown Funds have been depleted and, for some buydown  mortgage  loans,  during the Buydown
Period.

      The prospectus  supplement for each series of securities will contain information,  to the extent known or reasonably  ascertainable,  as to the loss and delinquency experience of the Seller  and/or the master  servicer (if the master  servicer is directly  servicing  the mortgage loans) and/or one or more of the servicers,  with respect to mortgage loans similar to those included in the trust fund.  Information generally will be provided when the Seller and/or master  servicer (if the master  servicer is directly  servicing the mortgage  loans)
and/or a servicer (in the case of servicers  directly  servicing  mortgage  loans in a trust fund in excess of 10% of the total) have a seasoned  portfolio of mortgage  loans similar to those included in the trust.
      The prospectus  supplement for each series of securities  will contain  information as to the type of  mortgage  loans that will be included in the  related  mortgage  pool.  Each prospectus  supplement  applicable  to a series  of  securities  will  include  information, generally as of the cut-off date and to the extent then  available to the  depositor,  on an approximate basis, as to the following:

o     the aggregate principal balance of the mortgage loans,

o     the type of property securing the mortgage loans,

o     the original or modified terms to maturity of the mortgage loans,

o     the range of principal balances of the mortgage loans at origination or modification,

o     the  earliest  origination  or  modification  date  and  latest  maturity  date of the mortgage loans,

o     the Loan-to-Value Ratios of the mortgage loans,

o     the mortgage rate or range of mortgage rates borne by the mortgage loans,

o     if any of the mortgage loans are ARM Loans,  the applicable  Index,  the range of Note
            Margins and the weighted average Note Margin,

o     the geographical distribution of the mortgage loans,

o     the percentage of buydown mortgage loans, if applicable, and

o     the  percent of ARM Loans which are  convertible  to  fixed-rate  mortgage  loans,  if applicable.

A Current  Report on Form 8-K will be  available  upon  request to  holders  of the  related series of  securities  and will be filed,  together  with the related  pooling and servicing agreement, with respect to each series of certificates,  or the related servicing agreement, owner  trust  agreement  and  indenture,  with  respect  to each  series of notes,  with the
Commission  within fifteen days after the initial  issuance of the securities.  In the event that  mortgage  loans are added to or  deleted  from the  trust  fund  after the date of the related prospectus supplement,  the addition or deletion will be noted in the Current Report on Form 8-K. In no event,  however,  will more than 5% (by principal  balance at the cut-off date) of the mortgage loans or mortgage  securities deviate from the  characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

      The  depositor  will cause the  mortgage  loans  included in each  mortgage  pool,  or mortgage securities  evidencing interests therein, to be assigned,  without recourse, to the trustee named in the related  prospectus  supplement,  for the benefit of the holders of the securities  of a series.  Except to the extent that  servicing of any mortgage loan is to be transferred  to a special  servicer,  the master  servicer  named in the related  prospectus supplement will service the mortgage  loans,  directly or through  servicers,  pursuant to a pooling  and  servicing  agreement,  with  respect  to each  series  of  certificates,  or a servicing agreement,  with respect to each series of notes, and will receive a fee for these services.  See  "Servicing of Mortgage  Loans,"  "Description  of the  Securities"  and "The
Agreements."  The master  servicer's  obligations  with respect to the  mortgage  loans will consist principally of its contractual  servicing  obligations under the related pooling and servicing agreement or servicing agreement  (including its obligation to supervise,  monitor and oversee the  obligations  of the servicers to service and  administer  their  respective mortgage loans in accordance  with the terms of the  applicable  servicing  agreements),  as more fully described in this prospectus under "Servicing of Mortgage  Loans-Servicers," and, if and to the extent set forth in the related prospectus supplement,  its obligation to make cash advances in the event of  delinquencies  in payments on or with respect to the mortgage loans as described in this prospectus  under  "Description of the  Securities-Advances")  or pursuant to the terms of any mortgage  securities.  The  obligations of a master servicer to make advances may be subject to  limitations,  to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

      Mortgage  loans to be included  in a mortgage  pool will be  purchased  on the closing date by the depositor either directly or indirectly from Affiliated  Sellers or Unaffiliated
Sellers. The depositor will acquire mortgage loans utilizing  re-underwriting criteria which it believes are appropriate,  depending to some extent on the depositor's or its affiliates'
prior  experience  with  the  Seller  and the  servicer,  as well as the  depositor's  prior experience  with a  particular  type of mortgage  loan or with  mortgage  loans  relating to
mortgaged   properties  in  a  particular   geographical  region.  A  standard  approach  to
re-underwriting  is to compare loan file  information and information that is represented to the  depositor on a tape with respect to a percentage  of the mortgage  loans the  depositor deems  appropriate in the  circumstances.  The depositor will not undertake any  independent investigations of the creditworthiness of particular obligors.

      The mortgage loans, as well as mortgage loans underlying mortgage  securities,  unless otherwise  disclosed in the related  prospectus  supplement,  will have been  originated  in accordance with underwriting standards described below.

      The underwriting  standards to be used in originating the mortgage loans are primarily intended  to assess  the  creditworthiness  of the  mortgagor,  the  value of the  mortgaged property and the adequacy of the property as collateral for the mortgage loan.

      The  primary  considerations  in  underwriting  a  mortgage  loan are the  mortgagor's employment  stability and whether the mortgagor has sufficient  monthly income available (1)
to meet the  mortgagor's  monthly  obligations  on the  proposed  mortgage  loan  (generally determined on the basis of the monthly  payments due in the year of  origination)  and other expenses  related to the home  (including  property  taxes and hazard  insurance) and (2) to meet monthly housing  expenses and other financial  obligations and monthly living expenses.
However,  the  Loan-to-Value  Ratio of the  mortgage  loan is another  critical  factor.  In addition,  a mortgagor's credit history and repayment  ability,  as well as the type and use of the mortgaged property, are also considerations.

      High LTV  Loans are  underwritten  with an  emphasis  on the  creditworthiness  of the related mortgagor.  High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

      In the case of the multifamily  loans,  commercial loans or mixed-use  loans,  lenders typically look to the debt service  coverage ratio of a loan as an important  measure of the risk  of  default  on  that  loan.  Unless  otherwise  defined  in  the  related  prospectus supplement,  the debt service  coverage  ratio of a  multifamily  loan,  commercial  loan or mixed-use  loan at any  given  time is the  ratio  of (1) the net  operating  income  of the related  mortgaged  property  for a  twelve-month  period  to (2) the  annualized  scheduled payments  on the  mortgage  loan and on any  other  loan  that is  secured  by a lien on the mortgaged property prior to the lien of the related mortgage.  The net operating income of a mortgaged  property is the total operating  revenues derived from a multifamily,  commercial or  mixed-use  property,  as  applicable,  during  that  period,  minus the total  operating expenses  incurred in respect of that  property  during that period  other than (a) non-cash items such as depreciation and amortization,  (b) capital  expenditures and (c) debt service on loans  (including the related  mortgage loan) secured by liens on that property.  The net operating income of a multifamily,  commercial or mixed-use  property,  as applicable,  will fluctuate  over time and may or may not be  sufficient  to cover debt service on the related mortgage  loan at any given  time.  As the  primary  source of the  operating  revenues of a
multifamily,   commercial  or  mixed-use  property,   as  applicable,   rental  income  (and
maintenance  payments  from   tenant-stockholders   of  a  cooperatively  owned  multifamily
property) may be affected by the condition of the applicable  real estate market and/or area economy.  Increases in operating  expenses due to the general  economic  climate or economic conditions  in a locality or industry  segment,  such as increases in interest  rates,  real estate tax rates, energy costs, labor costs and other operating expenses,  and/or to changes in governmental rules,  regulations and fiscal policies, may also affect the risk of default on a  multifamily,  commercial  or mixed-use  loan.  Lenders also look to the  Loan-to-Value
Ratio of a  multifamily,  commercial  or  mixed-use  loan as a measure  of risk of loss if a property must be liquidated following a default.

      Each  prospective  mortgagor will generally  complete a mortgage loan application that includes  information on the applicant's  liabilities,  income,  credit history,  employment history  and  personal  information.  One or more  credit  reports  on each  applicant  from national  credit  reporting  companies  generally  will be  required.  The report  typically contains  information  relating to credit  history  with local and  national  merchants  and lenders, installment debt payments and any record of defaults, bankruptcies,  repossessions, or judgments.  In the case of a multifamily  loan,  commercial  loan or mixed-use  loan, the mortgagor  will also be  required  to provide  certain  information  regarding  the  related mortgaged  property,  including a current rent roll and operating income  statements  (which may be pro forma and  unaudited).  In addition,  the originator will generally also consider the location of the mortgaged  property,  the  availability  of competitive  lease space and rental income of comparable  properties in the relevant market area, the overall economy and demographic  features of the geographic area and the mortgagor's  prior experience in owning and operating properties similar to the multifamily properties or commercial properties,  as the case may be.

      Mortgaged  properties generally will be appraised by licensed appraisers or through an automated  valuation  system.  A licensed  appraiser  will  generally  address  neighborhood conditions, site and zoning status and condition and valuation of improvements.  In the case of mortgaged  properties secured by single family loans, the appraisal report will generally include a  reproduction  cost  analysis  (when  appropriate)  based on the  current  cost of constructing  a similar home and a market value analysis based on recent sales of comparable homes in the area.  With  respect  to  multifamily  properties,  commercial  properties  and mixed-use  properties,  the  appraisal  must specify  whether an income  analysis,  a market analysis or a cost  analysis was used. An appraisal  employing the income  approach to value analyzes  a  property's  projected  net cash  flow,  capitalization  and  other  operational information in determining the property's  value.  The market approach to value analyzes the prices paid for the purchase of similar  properties in the property's area, with adjustments made for variations  between those other  properties and the property being  appraised.  The cost  approach to value  requires  the  appraiser to make an estimate of land value and then determine the current cost of reproducing the  improvements  less any accrued  depreciation.
In any case, the value of the property being financed,  as indicated by the appraisal,  must support,  and support in the  future,  the  outstanding  loan  balance.  All  appraisals  by licensed  appraisers  are required to be on forms  acceptable  to Fannie Mae or Freddie Mac.
Automated  valuation  systems  generally rely on publicly  available  information  regarding property values and will be described more fully in the related  prospectus  supplement.  An appraisal  for  purposes of  determining  the Value of a mortgaged  property  may include an automated valuation.

      Notwithstanding  the foregoing,  Loan-to-Value  Ratios will not necessarily provide an accurate  measure of the risk of liquidation  loss in a pool of mortgage loans. For example, the value of a mortgaged  property as of the date of initial  issuance of the related series of securities  may be less than the Value  determined at loan  origination,  and will likely continue to fluctuate  from time to time based upon changes in economic  conditions  and the real estate  market.  Mortgage  loans which are subject to negative  amortization  will have
Loan-to-Value  Ratios  which  will  increase  after  origination  as a  result  of  negative amortization.  Also, even when current,  an appraisal is not necessarily a reliable estimate of value for a multifamily  property or  commercial  property.  As stated  above,  appraised values of  multifamily,  commercial  and mixed-use  properties  are  generally  based on the market  analysis,  the cost  analysis,  the income  analysis,  or upon a  selection  from or interpolation of the values derived from those  approaches.  Each of these appraisal methods can  present  analytical  difficulties.  It is  often  difficult  to find  truly  comparable properties that have recently been sold; the replacement  cost of a property may have little to do with its current  market  value;  and income  capitalization  is  inherently  based on
inexact   projections   of  income  and  expenses  and  the  selection  of  an   appropriate
capitalization  rate.  Where more than one of these  appraisal  methods are used and provide significantly different results, an accurate determination of value and, correspondingly,  a reliable analysis of default and loss risks, is even more difficult.

      If  so  specified  in  the  related  prospectus  supplement,  the  underwriting  of  a multifamily loan, commercial loan or mixed-use loan may also include environmental  testing.
Under the laws of some  states,  contamination  of real  property may give rise to a lien on the  property  to assure  the costs of  cleanup.  In several  states,  this type of lien has priority over an existing  mortgage lien on that  property.  In addition,  under the laws of some  states and under  CERCLA,  a lender may be liable,  as an "owner" or  "operator",  for costs of addressing releases or threatened  releases of hazardous  substances at a property, if agents or employees of the lender have become sufficiently  involved in the operations of the borrower,  regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner.  A lender also risks such  liability  on  foreclosure  of the mortgage as described under "Legal Aspects of Mortgage  Loans-Environmental  Legislation" in
this prospectus.

      With respect to any FHA loan or VA loans the mortgage  loan Seller will be required to represent that it has complied with the applicable  underwriting  policies of the FHA or VA, respectively.  See  "Description  of  Primary  Insurance  Policies-FHA  Insurance"  and "-VA
Insurance" in this prospectus.

Qualifications of Originators and Sellers

      Each mortgage loan generally will be originated,  directly or through mortgage brokers and  correspondents,  by a savings and loan  association,  savings  bank,  commercial  bank, credit union,  insurance company, or similar institution which is supervised and examined by a federal or state  authority,  or by a mortgagee  approved by the  Secretary of Housing and
Urban  Development  pursuant to sections  203 and 211 of the Housing Act,  unless  otherwise provided in the related prospectus supplement.

Representations by Sellers

      Each Seller will have made  representations  and warranties in respect of the mortgage loans  and/or  mortgage  securities  sold  by  the  Seller  and  evidenced  by a  series  of securities.  In the case of mortgage  loans,  representations  and warranties will generally include, among other things, that as to each mortgage loan:

o     with respect to each  mortgage  loan other than a Contract or a  cooperative  mortgage loan, if required,  (A) a title insurance policy,  binder, or other assurance of
            title  customary  in  the  relevant   jurisdiction  insuring  (subject  only  to
            permissible  title  insurance  exceptions)  the lien status of the  mortgage was effective at the  origination  of the mortgage  loan and the policy  remained in effect on the date of  purchase  of the  mortgage  loan  from the  Seller by the depositor,  (B) if the mortgaged  property securing the mortgage loan is located in an area where these  policies are  generally not  available,  there is in the related mortgage file an attorney's  certificate of title indicating (subject to permissible  exceptions  set forth  therein)  the lien status of the mortgage or
            (C) with  respect to a mortgage  loan which is a  refinanced  mortgage  loan,  a title  search was done by the Seller or some  other type of  "short-form"  title insurance was obtained;

o     the Seller has good title to the mortgage  loan and the  mortgage  loan was subject to no  offsets,  defenses  or  counterclaims  except as may be  provided  under the
            Relief Act and  except to the extent  that any  buydown  agreement  exists for a buydown mortgage loan;

o     there are no  mechanics'  liens or claims for work,  labor or material  affecting  the related mortgaged  property which are, or may be a lien prior to, or equal with, the lien of the related  mortgage  (subject only to permissible  title insurance exceptions);

o     the  mortgage  loan  constituted  a valid  first or  other  applicable  lien on,  or a perfected  security  interest with respect to, the mortgaged  property  (subject only to permissible  title  insurance  exceptions,  if  applicable,  and certain other exceptions  described in the Agreement) and the related mortgaged property is free from damage and in good repair;

o     there  are no  delinquent  tax or  assessment  liens  against  the  related  mortgaged property;

o     the mortgage loan is not more than 90 days  delinquent as to any scheduled  payment of principal and/or interest; and

o     to the best of the  Seller's  knowledge,  each  mortgage  loan at the time it was made complied in all  material  respects  with  applicable  federal,  state and local
            laws,   including,   without   limitation,   usury,  equal  credit  opportunity,
            disclosure and recording laws; and, to the best of the Seller's knowledge,  each mortgage  loan has been  serviced in all material  respects in  accordance  with applicable federal, state and local laws, including, without limitation,  usury, equal credit  opportunity,  disclosure  and recording  laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include  cooperative  mortgage loans,  representations  and warranties with  respect  to title  insurance  or hazard  insurance  may not be given.  Generally,  the cooperative  itself is  responsible  for the  maintenance  of hazard  insurance for property owned by the cooperative, and the borrowers  (tenant-stockholders) of the cooperative do not maintain  hazard  insurance  on their  individual  dwelling  units.  In the case of mortgage securities,  representations and warranties will generally include, among other things, that as to each  mortgage  security,  the Seller has good title to the mortgage  security free of any  liens.  In the  event  of a  breach  of a  Seller's  representation  or  warranty  that materially  adversely  affects the  interests of the  securityholders  in a mortgage loan or mortgage  security,  the related  Seller will be obligated to cure the breach or  repurchase or, if  permitted,  replace the  mortgage  loan or mortgage  security  as  described  below.
However,  there can be no assurance  that a Seller will honor its  obligation  to repurchase or, if permitted,  replace any mortgage loan or mortgage  security as to which a breach of a representation or warranty arises.

      All of the  representations  and  warranties of a Seller in respect of a mortgage loan or  mortgage  security  will have been  made as of the date on which  the  mortgage  loan or mortgage  security was purchased from the Seller by or on behalf of the depositor,  unless a specific  representation  or  warranty  relates  to an  earlier  date,  in which  case  such representation  or warranty shall be made as of such earlier date. As a result,  the date as of which the  representations  and  warranties  were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated  Seller
Transaction,  will be the date of closing of the related sale by the  applicable  Seller.  A
substantial   period  of  time  may  have   elapsed   between  the  date  as  of  which  the
representations  and  warranties  were made and the later  date of initial  issuance  of the related  series of  securities.  Accordingly,  the Seller's  repurchase  obligation  (or, if specified in the related prospectus supplement,  limited replacement option) described below will not arise if,  during the period  commencing  on the date of sale of a mortgage loan or mortgage  security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event  occurred  prior to sale of the affected  mortgage loan or mortgage security,  as the case may be. The only  representations  and  warranties to be made for the benefit of holders  of  securities  in respect  of any  related  mortgage  loan or  mortgage security  relating  to the period  commencing  on the date of sale of the  mortgage  loan or mortgage  security  by the  Seller  to or on  behalf of the  depositor  will be the  limited corporate  representations  of  the  depositor  and  the  master  servicer  described  under
"Description of the Securities-Assignment of Trust Fund Assets" below.

      The  depositor  will  assign to the  trustee  for the  benefit  of the  holders of the related  series  of  securities  all of its  right,  title  and  interest  in each  purchase agreement by which it purchased a mortgage loan or mortgage  security from a Seller  insofar as the purchase agreement relates to the  representations  and warranties made by the Seller in respect of the mortgage  loan or mortgage  security  and any  remedies  provided for with respect to any breach of  representations  and warranties  with respect to the mortgage loan or mortgage  security.  If a Seller cannot cure a breach of any  representation  or warranty made by it in  respect  of a  mortgage  loan  or  mortgage  security  which  materially  and adversely  affects the interests of the  securityholders  therein within a specified  period after having  discovered or received notice of a breach,  then, the Seller will be obligated to repurchase  the mortgage loan or mortgage  security at a purchase  price set forth in the related  pooling and servicing  agreement or other  agreement which purchase price generally will be equal to the principal  balance  thereof as of the date of  repurchase  plus accrued and unpaid interest  through or about the date of repurchase at the related mortgage rate or pass-through  rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing  compensation,  special  servicing  compensation or servicing compensation, as applicable, and any interest retained by the depositor).

      As to any mortgage  loan  required to be  repurchased  by a Seller as provided  above, rather than  repurchase  the  mortgage  loan,  the Seller,  if so  specified  in the related prospectus supplement,  will be entitled, at its sole option, to remove the Deleted Mortgage
Loan from the trust fund and substitute in its place a Qualified  Substitute  Mortgage Loan;
however,  with  respect to a series of  certificates  for which no REMIC  election  is to be made, the substitution  must be effected within 120 days of the date of the initial issuance of the  related  series of  certificates.  With  respect  to a trust  fund for which a REMIC election  is to be made,  the  substitution  of a defective  mortgage  loan must be effected within two years of the date of the initial  issuance of the related series of certificates, and may not be made if the substitution  would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited  Transaction Tax under the Code. Any
Qualified Substitute Mortgage Loan generally will, on the date of substitution:

o     have an outstanding  principal  balance,  after deduction of the principal  portion of the  monthly  payment  due in the  month of  substitution,  not in excess of the outstanding  principal  balance of the Deleted  Mortgage Loan (the amount of any shortfall to be deposited in the  Distribution  Account by the related Seller or the  master  servicer  in the  month of  substitution  for  distribution  to the securityholders),

o     have a  mortgage  rate  and a Net  Mortgage  Rate not less  than  (and not  materially greater  than) the mortgage  rate and Net Mortgage  Rate,  respectively,  of the
            Deleted Mortgage Loan as of the date of substitution,

o     have a  Loan-to-Value  Ratio at the time of  substitution  no higher  than that of the
            Deleted Mortgage Loan at the time of substitution,

o     have a remaining term to maturity not materially  earlier or later than (and not later than  the  latest  maturity  date of any  mortgage  loan)  that  of the  Deleted
            Mortgage Loan, and

o     comply with all of the  representations  and  warranties  made by the Seller as of the date of substitution.

The related mortgage loan purchase  agreement may include additional  requirements  relating to ARM Loans or other specific types of mortgage  loans, or additional  provisions  relating to meeting the foregoing  requirements on an aggregate basis where a number of substitutions occur contemporaneously.  A Seller will have an option to substitute for a mortgage security that it is obligated to  repurchase  in  connection  with a breach of a  representation  and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

      The master  servicer or the trustee will be required under the applicable  pooling and servicing  agreement  or  servicing  agreement  to use  reasonable  efforts to enforce  this
repurchase   or   substitution   obligation   for  the   benefit  of  the  trustee  and  the
securityholders,  following  those  practices  it would  employ in its good  faith  business judgment  and which are  normal  and usual in its  general  mortgage  servicing  activities;
provided,  however,  that this  repurchase  or  substitution  obligation  will not become an obligation  of the master  servicer in the event the  applicable  Seller  fails to honor the obligation.  In  instances  where a  Seller  is  unable,  or  disputes  its  obligation,  to repurchase  affected mortgage loans and/or mortgage  securities,  the master servicer or the trustee,  employing the standards  set forth in the  preceding  sentence,  may negotiate and enter into one or more settlement  agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage  securities.
Any settlement  could lead to losses on the mortgage loans and/or mortgage  securities which would be borne by the related securities.  In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase  obligation of a  Seller  arising  from  any  misrepresentation  by  the  Seller,  if the  master  servicer determines in the reasonable  exercise of its business  judgment that the matters related to the  misrepresentation  did not directly cause or are not likely to directly cause a loss on the related  mortgage loan or mortgage  security.  If the Seller fails to repurchase  and no
breach  of  any  other  party's   representations  has  occurred,  the  Seller's  repurchase obligation  will not become an obligation  of the depositor or any other party.  In the case of a Designated  Seller  Transaction where the Seller fails to repurchase a mortgage loan or mortgage  security  and  neither  the  depositor  nor  any  other  entity  has  assumed  the representations and warranties,  the repurchase  obligation of the Seller will not become an obligation of the depositor or any other party.  The foregoing  obligations  will constitute the  sole  remedies  available  to  securityholders  or  the  trustee  for a  breach  of any representation  by a  Seller  or for any  other  event  giving  rise to the  obligations  as described above.

      Neither the  depositor  nor the master  servicer  will be  obligated  to  repurchase a mortgage loan or mortgage  security if a Seller  defaults on its obligation to do so, and no assurance  can be given that the  Sellers  will carry out their  repurchase  obligations.  A default by a Seller is not a default by the  depositor or by the master  servicer.  However, to the  extent  that a  breach  of the  representations  and  warranties  of a  Seller  also constitutes a breach of a representation  made by the depositor or the master  servicer,  as described below under "Description of the  Securities-Assignment  of Trust Fund Assets," the
depositor or the master  servicer  may have a repurchase  or  substitution  obligation.  Any mortgage loan or mortgage  security not so repurchased  or  substituted  for shall remain in the related  trust fund and any losses  related  thereto  shall be  allocated to the related credit  enhancement,  to the extent  available,  and otherwise to one or more classes of the related series of securities.

      If a person other than a Seller makes the  representations  and warranties referred to in the first  paragraph of this  "-Representations  by Sellers"  section,  or a person other than a Seller is  responsible  for  repurchasing  or replacing any mortgage loan or mortgage security for a breach of those  representations and warranties,  the identity of that person will be specified in the related prospectus supplement.

Optional Purchase of Defaulted Mortgage Loans

      If the related  prospectus  supplement  so specifies,  the master  servicer or another entity identified in such prospectus supplement may, at its option,  purchase from the trust fund any  mortgage  loan  which is  delinquent  in  payment  by 90 days or more or is an REO
Mortgage  Loan as the  date of such  purchase.  Any  such  purchase  shall  be at the  price described in the related prospectus supplement.

                                SERVICING OF MORTGAGE LOANS

General

      The mortgage  loans and mortgage  securities  included in each  mortgage  pool will be serviced  and  administered  pursuant  to  either a pooling  and  servicing  agreement  or a servicing  agreement.  A form of pooling and  servicing  agreement  and a form of  servicing agreement  have each been filed as an exhibit to the  registration  statement  of which this prospectus is a part.  However,  the  provisions of each pooling and servicing  agreement or servicing  agreement will vary  depending upon the nature of the related  mortgage pool. The following summaries describe the material servicing-related  provisions that may appear in a pooling and  servicing  agreement or servicing  agreement  for a mortgage pool that includes mortgage  loans.  The related  prospectus  supplement  will  describe any  servicing-related provision  of its related  pooling and  servicing  agreement  or  servicing  agreement  that materially  differs  from the  description  thereof  contained  in this  prospectus.  If the related mortgage pool includes mortgage securities,  the related prospectus  supplement will summarize  the  material  provisions  of the related  pooling and  servicing  agreement  and identify the responsibilities of the parties to that pooling and servicing agreement.

      With  respect  to any  series of  securities  as to which the  related  mortgage  pool includes  mortgage  securities,  the  servicing  and  administration  of the mortgage  loans underlying  any  mortgage  securities  will be  pursuant  to the  terms  of  those  mortgage securities.  Mortgage  loans  underlying  mortgage  securities  in a  mortgage  pool will be serviced  and  administered  generally  in the same manner as mortgage  loans  included in a mortgage pool, however,  there can be no assurance that this will be the case,  particularly if the mortgage  securities  are issued by an entity other than the  depositor or any of its affiliates.

The Master Servicer

      The master  servicer,  if any, for a series of securities will be named in the related prospectus  supplement  and may be an affiliate  of the  depositor.  The master  servicer is required to maintain a fidelity  bond and errors and  omissions  policy with  respect to its officers  and  employees  and other  persons  acting on behalf  of the  master  servicer  in connection  with its  activities  under a pooling  and  servicing  agreement  or a servicing agreement.

      The master  servicer  shall  supervise,  monitor  and oversee  the  obligation  of the servicers to service and administer their  respective  mortgage loans in accordance with the terms of the applicable  servicing  agreements and shall have full power and authority to do any and all things which it may deem  necessary or desirable in connection  with such master servicing and  administration.  In addition,  the Master  Servicer shall oversee and consult with each  servicer  as  necessary  from  time-to-time  to carry out the  master  servicer's obligations  under the  pooling  and  servicing  agreement  or  servicing  agreement,  shall receive, review and evaluate all reports,  information and other data provided to the master servicer  by each  servicer  and shall  cause each  servicer  to  perform  and  observe  the covenants,  obligations  and  conditions to be performed or observed by such servicer  under its  applicable  servicing  agreement.  Each  pooling and  servicing  agreement or servicing agreement,  as  applicable,  for a series of  securities,  will  provide that in the event a servicer fails to perform its  obligations in accordance with its servicing  agreement,  the master  servicer shall  terminate such servicer and act as servicer of the related  mortgage loans or cause  the  trustee  to  enter  into a new  servicing  agreement  with a  successor servicer selected by the master servicer.

The Servicers

      Each of the  servicers,  if any,  for a  series  of  securities  will be  named in the related prospectus  supplement and may be an affiliate of the depositor or the Seller of the mortgage  loans  for which it is  acting  as  servicer.  Each  servicer  will  servicer  the mortgage  loans  pursuant  to a servicing  agreement  between  the master  servicer  and the
related  servicer,   which  servicing  agreement  will  not  contain  any  terms  which  are inconsistent  with the related  Agreement.  Each servicer is required to maintain a fidelity bond and errors and  omissions  policy with respect to its officers and  employees and other persons  acting  on  behalf  of the  servicer  in  connection  with its  activities  under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

      The master  servicer  for any mortgage  pool will be  obligated  under the pooling and
servicing  agreement  or  servicing   agreement  to  supervise,   monitor  and  oversee  the
obligations of the servicers to service and administer  their  respective  mortgage loans in the  mortgage  pool for the  benefit of the  related  securityholders,  in  accordance  with applicable  law, the terms of the pooling and  servicing  agreement or servicing  agreement, the mortgage  loans and any instrument of credit  enhancement  included in the related trust fund,  and, to the extent  consistent  with the  foregoing,  the customs  and  standards  of prudent  institutional  mortgage lenders servicing  comparable  mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located.  Subject to the  foregoing,  the master  servicer  will have full power and  authority to do any and all things in  connection  with  servicing  and  administration  that it may deem  necessary and desirable.

      As part of its  servicing  duties,  the master  servicer  will be required  to, and to cause each of the servicers to, make  reasonable  efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services.  The master  servicer and each  servicer  will be obligated to follow the same  collection  procedures as it would follow for comparable  mortgage loans held for its own account,  so long as these procedures are  consistent  with the  servicing  standard of and the terms of the  related  pooling and servicing  agreement or servicing  agreement and the servicing standard generally  described in the  preceding  paragraph,  and do not impair  recovery  under any  instrument  of credit enhancement  included in the related trust fund.  Consistent with the foregoing,  the master servicer or any servicer  will be  permitted,  in its  discretion,  to waive any  prepayment premium, late payment charge or other charge in connection with any mortgage loan.

      Under a pooling and servicing  agreement or a servicing  agreement,  a master servicer and each servicer will be granted  discretion to extend relief to mortgagors  whose payments become  delinquent.  In the case of single family loans and Contracts,  a master servicer or servicer  may, for example,  grant a period of  temporary  indulgence  to a mortgagor or may enter into a  liquidating  plan  providing  for  repayment of  delinquent  amounts  within a specified  period from the date of execution of the plan.  However,  the master  servicer or servicer must first  determine  that any waiver or extension will not impair the coverage of any related  insurance  policy or materially  adversely affect the security for the mortgage loan. In addition,  unless otherwise  specified in the related prospectus  supplement,  if a material  default occurs or a payment  default is reasonably  foreseeable  with respect to a multifamily  loan,  commercial  loan or mixed-use loan, the master servicer or servicer will be  permitted,  subject to any  specific  limitations  set forth in the related  pooling and servicing  agreement  or  servicing  agreement  and  described  in  the  related  prospectus supplement,  to modify,  waive or amend any term of such mortgage loan,  including deferring payments,  extending the stated maturity date or otherwise  adjusting the payment  schedule, provided that the  modification,  waiver or amendment (1) is reasonably  likely to produce a greater  recovery  with respect to that  mortgage  loan on a present  value basis than would liquidation and (2) will not adversely  affect the coverage under any applicable  instrument of credit enhancement.

      In the case of multifamily loans,  commercial loans and mixed-use loans, a mortgagor's failure  to make  required  mortgage  loan  payments  may  mean  that  operating  income  is insufficient  to service the mortgage debt, or may reflect the diversion of that income from the  servicing  of the  mortgage  debt.  In  addition,  a  mortgagor  under  a  multifamily, commercial  or  mixed-use  loan that is unable to make  mortgage  loan  payments may also be unable to make timely  payment of taxes and  otherwise  to  maintain  and insure the related mortgaged property.  Generally,  the related master servicer or servicer will be required to monitor any  multifamily  loan or commercial loan that is in default,  evaluate  whether the causes  of the  default  can be  corrected  over a  reasonable  period  without  significant impairment of the value of the related  mortgaged  property,  initiate  corrective action in cooperation  with the mortgagor if cure is likely,  inspect the related  mortgaged  property and take any other actions as are consistent  with the servicing  standard  described  above and in the pooling and servicing agreement or servicing  agreement.  A significant period of time may elapse before the master  servicer or servicer is able to assess the success of any such  corrective  action or the need for additional  initiatives.  The time within which the master  servicer  or servicer  can make the initial  determination  of  appropriate  action, evaluate  the  success of  corrective  action,  develop  additional  initiatives,  institute foreclosure  proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of  foreclosure)  on behalf  of the  securityholders  of the  related  series  may vary considerably  depending on the  particular  multifamily,  commercial or mixed-use  loan, the mortgaged property,  the mortgagor,  the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located.  If a mortgagor files a  bankruptcy  petition,  the master  servicer or  servicer  may not be  permitted  to accelerate  the maturity of the related  multifamily,  commercial  or  mixed-use  loan or to foreclose on the mortgaged  property for a  considerable  period of time. See "Legal Aspects of Mortgage Loans."

      Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale  clause that entitles the lender to  accelerate  payment of the mortgage loan upon any sale or other transfer of the related mortgaged  property made without the lender's  consent.  In any case in which a mortgaged  property is being conveyed by the mortgagor,  the master servicer will in general be obligated,  to the extent it has knowledge of the conveyance,  to exercise its rights,  or cause the servicer of the mortgage  loan to exercise its rights,  to  accelerate the maturity of the related mortgage loan under any due-on-sale  clause applicable  thereto, but only if the  exercise of these rights is  permitted  by  applicable  law and only to the extent it would not adversely  affect or  jeopardize  coverage  under any Primary  Insurance
Policy or applicable credit enhancement arrangements.  If applicable law prevents the master servicer or servicer from  enforcing a due-on-sale  or  due-on-encumbrance  clause or if the master  servicer  or  servicer  determines  that it is  reasonably  likely  that the related mortgagor  would  institute  a  legal  action  to  avoid  enforcement  of a  due-on-sale  or due-on-encumbrance  clause, the master servicer or servicer may enter into (1) an assumption and  modification  agreement with the person to whom the property has been or is about to be conveyed,  pursuant to which this person  becomes  liable under the mortgage note subject to specified  conditions and the mortgagor,  to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability  agreement  pursuant to which the original mortgagor  is released  from  liability  and the person to whom the  property has been or is about to be conveyed is substituted for the original  mortgagor and becomes liable under the mortgage  note,  subject to specified  conditions.  The original  mortgagor  may be released from  liability  on a single  family  loan if the master  servicer  or  servicer  shall have determined in good faith that the release will not adversely  affect the  collectability  of the mortgage  loan. The master  servicer or servicer will determine  whether to exercise any right the  trustee  may have under any  due-on-sale  or  due-on-encumbrance  provision  in a multifamily  loan,  commercial  loan or  mixed-use  loan in a  manner  consistent  with  the servicing standard.  The master servicer or servicer generally will be entitled to retain as additional  servicing  compensation  any fee  collected  in  connection  with the  permitted transfer of a mortgaged  property.  See "Legal Aspects of Mortgage  Loans-Enforceability  of
Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance  clauses and may be assumed by the purchaser of the mortgaged property.

      Mortgagors  may,  from  time  to  time,  request  partial  releases  of the  mortgaged properties,  easements,  consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has  determined,  exercising its good  faith  business  judgment  in the same  manner as it would if it were the owner of the related  mortgage  loan,  that approval  will not adversely  affect the security for, or the timely and full  collectability  of, the related  mortgage  loan.  Any fee  collected by the master  servicer or servicer for  processing  these  requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

      In the case of  mortgage  loans  secured  by  junior  liens on the  related  mortgaged properties,  the master  servicer  will be  required to file,  or cause the  servicer of the mortgage  loans to file,  of  record a  request  for  notice  of any  action  by a  superior lienholder  under the senior  lien for the  protection  of the related  trustee's  interest, where  permitted  by local law and  whenever  applicable  state law does not require  that a junior  lienholder  be named as a party  defendant in  foreclosure  proceedings  in order to foreclose the junior  lienholder's  equity of redemption.  The master  servicer also will be required to notify,  or cause the  servicer of the  mortgage  loan to notify,  any  superior lienholder in writing of the existence of the mortgage loan and request  notification of any action (as described  below) to be taken against the mortgagor or the mortgaged  property by the superior lienholder.  If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the  obligations  secured by the related senior  lien,  or has  declared  or intends to declare a default  under the  mortgage or the promissory  note  secured  thereby,  or has filed or intends to file an election to have the related  mortgaged  property sold or foreclosed,  then, the master servicer will be required to take, or cause the servicer of the related  mortgaged  property to take, on behalf of the related trust fund,  whatever  actions are necessary to protect the interests of the related securityholders,  and/or to preserve the security of the related  mortgage loan,  subject to the REMIC  Provisions,  if applicable.  The master servicer will be required to advance,  or cause the servicer of the mortgage loan to advance,  the necessary funds to cure the default or  reinstate  the  superior  lien,  if the advance is in the best  interests of the related securityholders and the master servicer or the servicer,  as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

      The master  servicer for any mortgage pool will also be required to perform,  or cause the  servicers  of the  mortgage  loans in the  mortgage  pool to perform,  other  customary functions  of a  servicer  of  comparable  loans,  including  maintaining  escrow or impound accounts  for  payment  of  taxes,  insurance  premiums  and  similar  items,  or  otherwise monitoring  the  timely  payment  of those  items;  adjusting  mortgage  rates on ARM Loans;
maintaining Buydown Accounts;  supervising  foreclosures and similar  proceedings;  managing
REO properties;  and  maintaining  servicing  records  relating to the mortgage loans in the mortgage pool. The master  servicer will be  responsible  for filing and settling  claims in respect of particular mortgage loans under any applicable  instrument of credit enhancement.
See "Description of Credit Enhancement."

Special Servicers

      If and to the  extent  specified  in the  related  prospectus  supplement,  a  special servicer  may be a party  to the  related  pooling  and  servicing  agreement  or  servicing agreement or may be appointed by the master  servicer or another  specified party to perform specified  duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example,  the workout and/or  foreclosure of defaulted mortgage  loans).  The rights and  obligations of any special  servicer will be specified in the  related  prospectus  supplement,  and  the  master  servicer  will  be  liable  for the performance of a special  servicer only if, and to the extent,  set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

      Except  as  described  below,  the  master  servicer  will be  required,  in a  manner consistent with the servicing standard,  to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise  comparably convert the ownership of properties securing any mortgage  loans in the related  mortgage  pool that come into and continue in default and as to which no  satisfactory  arrangements  can be made for collection of delinquent  payments.
Generally,  the foreclosure process will commence no later than 90 days after delinquency of the related  mortgage  loan.  The master  servicer and each  servicer  will be authorized to institute  foreclosure  proceedings,  exercise  any power of sale  contained  in the related mortgage,  obtain a deed in lieu of foreclosure,  or otherwise  acquire title to the related mortgaged property,  by operation of law or otherwise,  if the action is consistent with the servicing  standard.  The master servicer's or applicable  servicer's actions in this regard must be conducted,  however,  in a manner that will permit  recovery under any instrument of credit  enhancement  included in the related  trust fund.  In  addition,  neither the master servicer nor any other servicer will be required to expend its own funds in connection  with any  foreclosure or to restore any damaged  property  unless it shall determine that (1) the foreclosure  and/or  restoration  will increase the proceeds of  liquidation of the mortgage loan to the related  securityholders  after  reimbursement  to itself for these expenses and
(2) these expenses will be recoverable to it from related  Insurance  Proceeds,  Liquidation
Proceeds  or  amounts  drawn out of any fund or under  any  instrument  constituting  credit enhancement  (respecting  which it shall have priority for purposes of  withdrawal  from the
Distribution  Account in accordance  with the pooling and  servicing  agreement or servicing agreement).

      However, unless otherwise specified in the related prospectus supplement,  neither the master  servicer nor any other  servicer may acquire  title to any  multifamily  property or commercial  property  securing a mortgage loan or take any other action that would cause the related  trustee,  for the benefit of  securityholders  of the related series,  or any other specified  person to be considered to hold title to, to be a  "mortgagee-in-possession"  of, or to be an  "owner" or an  "operator"  of such  mortgaged  property  within the  meaning of federal  environmental laws, unless the master servicer or the servicer of the mortgage loan has previously  determined,  based on a report  prepared by a person who regularly  conducts environmental audits (which report will be an expense of the trust fund), that either:

(1)   the  mortgaged  property  is in  compliance  with  applicable  environmental  laws and regulations  or, if not,  that taking  actions as are necessary to bring the mortgaged property into  compliance  with these laws is  reasonably  likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)   there are no circumstances or conditions  present at the mortgaged  property that have
      resulted  in  any  contamination  for  which   investigation,   testing,   monitoring,
      containment,   clean-up  or  remediation   could  be  required  under  any  applicable
      environmental  laws and  regulations  or, if those  circumstances  or  conditions  are present  for which any such  action  could be  required,  taking  those  actions  with respect to the mortgaged  property is reasonably  likely to produce a greater recovery on a present  value  basis  than not  taking  those  actions.  See  "Legal  Aspects of
      Mortgage Loans-Environmental Legislation."

      Neither the master  servicer  nor any other  servicer  will be  obligated to foreclose upon or otherwise  convert the ownership of any mortgaged  property securing a single family loan  if it  has  received  notice  or  has  actual  knowledge  that  the  property  may  be contaminated  with or  affected  by  hazardous  wastes  or  hazardous  substances;  however, environmental testing will not be required.  The master servicer or servicer, as applicable, will not be liable to the  securityholders  of the  related  series if,  based on its belief that no  such  contamination  or  effect  exists,  the  master  servicer  or  such  servicer forecloses  on a  mortgaged  property  and  takes  title  to  the  mortgaged  property,  and thereafter the mortgaged property is determined to be so contaminated or affected.

      With  respect to a mortgage  loan in default,  the master  servicer or servicer of the mortgage loan may pursue  foreclosure (or similar  remedies)  concurrently with pursuing any remedy for a breach of a representation and warranty.  However,  neither the master servicer nor the servicer of the mortgage  loan is required to continue to pursue both remedies if it determines  that one remedy is more likely  than the other to result in a greater  recovery.
Upon the first to occur of final  liquidation  (by foreclosure or otherwise) or a repurchase or substitution  pursuant to a breach of a  representation  and warranty,  the mortgage loan will be removed  from the  related  trust fund if it has not been  removed  previously.  The master  servicer or servicer  may elect to treat a  defaulted  mortgage  loan as having been finally  liquidated if a substantial  portion or all of the amounts  expected to be received from that mortgage loan have been received.  Any additional liquidation expenses relating to the  mortgage  loan  thereafter  incurred  will be  reimbursable  to the master  servicer or servicer, as applicable,  from any amounts otherwise  distributable to holders of securities of the related series,  or may be offset by any subsequent  recovery related to the mortgage loan. Alternatively,  for purposes of determining the amount of related Liquidation Proceeds to be  distributed  to  securityholders,  the  amount  of any  Realized  Loss or the  amount required to be drawn under any applicable  form of credit  support,  the master servicer and servicer  may take into  account  minimal  amounts of  additional  receipts  expected  to be received,  as well as estimated  additional  liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

      As provided  above,  the master  servicer or a servicer may pass through less than the full  amount it expects to receive  from the  related  mortgage  loan;  however,  the master servicer  or  servicer  may  only do this if the  master  servicer  or  servicer  reasonably believes it will  maximize  the proceeds to the  securityholders  in the  aggregate.  To the
extent  the  master  servicer  or  servicer   receives   additional   recoveries   following
liquidation,  the  amount  of the  Realized  Loss  will  be  restated,  and  the  additional recoveries  will be passed  through  the  trust as  Liquidation  Proceeds.  In the event the amount  of the  Realized  Loss is  restated,  the  amount  of  overcollateralization  or the principal  balance  of  the  most  subordinate  class  of  securities  in the  trust  may be increased.  However, the holders of any securities whose principal balance is increased will not be  reimbursed  interest  for the period  during  which the  principal  balance of their securities was lower.

      With  respect to a series of  securities,  if so provided  in the  related  prospectus supplement,  the  applicable  form of  credit  enhancement  may  provide,  to the  extent of coverage,  that a defaulted  mortgage  loan will be removed from the trust fund prior to the final  liquidation  thereof.  In addition,  a pooling and  servicing  agreement or servicing agreement may grant to the depositor, an affiliate of the depositor,  the master servicer, a special  servicer,  a  provider  of credit  enhancement  and/or  the  holder or  holders  of specified  classes of securities of the related  series a right of first refusal to purchase from the trust fund,  at a  predetermined  purchase  price,  any mortgage loan as to which a
specified  number  of  scheduled   payments  are  delinquent.   If  the  purchase  price  is
insufficient to fully fund the  entitlements of  securityholders  to principal and interest, it will be  specified  in the  related  prospectus  supplement.  Furthermore,  a pooling and servicing  agreement or a servicing  agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted  mortgage loan if and when the master servicer or servicer determines,  consistent with the servicing standard,  that the sale would produce a greater recovery to  securityholders  on a present value basis than would liquidation of the related mortgaged property.

      In the event that title to any  mortgaged  property is acquired by  foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of  securityholders of the related series.  Notwithstanding  any acquisition of title and  cancellation  of the related  mortgage loan, the REO Mortgage Loan will be considered  for most purposes to be an  outstanding  mortgage loan held in the trust fund until the  mortgaged  property is sold and all  recoverable  Liquidation  Proceeds  and
Insurance  Proceeds  have been received with respect to the  defaulted  mortgage  loan.  For purposes of calculations of amounts  distributable to  securityholders  in respect of an REO
Mortgage Loan, the  amortization  schedule in effect at the time of any acquisition of title
(before any adjustment  thereto by reason of any bankruptcy or any similar proceeding or any moratorium  or similar  waiver or grace  period) will be deemed to have  continued in effect
(and, in the case of an ARM Loan, the amortization  schedule will be deemed to have adjusted in accordance  with any interest rate changes  occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

      If title to any  mortgaged  property  is  acquired by a trust fund as to which a REMIC election has been made, the master  servicer,  on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged  property  within three  years of  acquisition,  unless  (1) the IRS grants an  extension  of time to sell the property or (2) the trustee  receives an opinion of  independent  counsel to the effect that the  holding  of the  property  by the  trust  fund for more  than  three  years  after  its acquisition  will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to  qualify  as a REMIC  under  the Code at any time  that any  certificate  is outstanding.  Subject to the foregoing  and any other  tax-related  constraints,  the master servicer  generally  will be  required  to solicit  bids,  or to cause a servicer to solicit bids,  for any mortgaged  property so acquired in a manner as will be  reasonably  likely to realize a fair price for the property.  If title to any mortgaged  property is acquired by a trust fund as to which a REMIC  election  has been made,  the master  servicer  will also be required  to ensure  that the  mortgaged  property is  administered  so that it  constitutes
"foreclosure  property"  within the meaning of Section  860G(a)(8) of the Code at all times, that the sale of the  property  does not  result in the  receipt  by the  trust  fund of any income from  non-permitted  assets as described in Section  860F(a)(2)(B)  of the Code,  and that the trust fund does not derive any "net income from  foreclosure  property"  within the meaning of Section 860G(c)(2) of the Code with respect to the property.

      If Liquidation  Proceeds  collected with respect to a defaulted mortgage loan are less than the outstanding  principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate  amount of reimbursable  expenses  incurred by the master servicer or the servicer,  as  applicable,  with  respect to the  mortgage  loan,  and the  shortfall is not covered under any applicable  instrument or fund constituting credit enhancement,  the trust fund will realize a loss in the amount of the  difference.  The master servicer or servicer, as applicable,  will be entitled to reimburse itself from the Liquidation Proceeds recovered on any  defaulted  mortgage  loan,  prior to the  distribution  of  Liquidation  Proceeds to securityholders,  amounts that represent  unpaid  servicing  compensation  in respect of the mortgage loan,  unreimbursed  servicing  expenses incurred with respect to the mortgage loan and any  unreimbursed  advances of  delinquent  payments  made with  respect to the mortgage loan. If so provided in the related  prospectus  supplement,  the applicable  form of credit enhancement  may provide for  reinstatement  subject to  specified  conditions  in the event that,  following  the final  liquidation  of a  mortgage  loan and a draw  under the  credit enhancement,  subsequent  recoveries are received.  In addition,  if a gain results from the final  liquidation  of a  defaulted  mortgage  loan or an REO  Mortgage  Loan  which  is not required by law to be remitted to the related  mortgagor,  the master  servicer or servicer, as  applicable,  will be entitled to retain the gain as  additional  servicing  compensation unless the related  prospectus  supplement  provides  otherwise.  For a  description  of the master  servicer's  (or other  specified  person's)  obligations to maintain and make claims under applicable forms of credit  enhancement and insurance  relating to the mortgage loans, see "Description of Credit  Enhancement"  and  "Description of Primary  Mortgage  Insurance,
Hazard Insurance; Claims Thereunder."

Servicing and Other Compensation and Payment of Expenses; Retained Interest

      The principal  servicing  compensation to be paid to the master servicer in respect of its master  servicing  activities for a series of securities will be equal to the percentage or range of  percentages  per annum  described in the related  prospectus  supplement of the outstanding  principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other  periodic  basis from  collections  of interest on each mortgage loan in the  related  trust  fund  at the  time  the  collections  are  deposited  into  the applicable  Distribution  Account. This portion of the servicing fee will be calculated with respect  to each  mortgage  loan by  multiplying  the fee by the  principal  balance  of the mortgage  loan.  In addition,  to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment  premiums,  assumption fees and late payment charges,  to the extent  collected from  mortgagors,  and any benefit which may accrue as a result of the  investment of funds in the applicable  Distribution  Account.
Any  additional  servicing   compensation  will  be  described  in  the  related  prospectus supplement.

      The  principal  servicing  compensation  to be paid to each servicer in respect of its servicing  activities for a series of securities will be equal to the percentage or range of percentages  per annum  described in the related  prospectus  supplement of the  outstanding principal  balance of each mortgage loan serviced by such  servicer,  and this  compensation will be retained by it on a monthly or other periodic basis from  collections of interest on each mortgage loan in the related trust fund at the time the  collections are deposited into such  servicer's  Protected  Account.  This portion of the  servicing fee will be calculated with respect to each  mortgage  loan  serviced by a servicer by  multiplying  the fee by the principal  balance  of the  mortgage  loan.  In  addition,  each  servicer  may  retain  all prepayment premiums,  assumption fees and late payment charges, to the extent collected from mortgagors,  and any benefit which may accrue as a result of the  investment of funds in its
Protected Account.  Any additional  servicing  compensation will be described in the related prospectus supplement.

      The  master  servicer  will  pay or  cause  to be paid  some of the  ongoing  expenses associated with each trust fund and incurred by it in connection  with its  responsibilities under  the  pooling  and  servicing  agreement  or  servicing  agreement,  including,  if so specified in the related prospectus  supplement,  payment of any fee or other amount payable in respect  of any  alternative  credit  enhancement  arrangements,  payment of the fees and disbursements  of the  trustee,  any  custodian  appointed  by the trustee and the  security registrar,  and payment of expenses  incurred in enforcing the  obligations of the servicers and the Sellers.  The master servicer will be entitled to reimbursement of expenses incurred in enforcing the  obligations of the servicers and the Sellers under limited  circumstances.
In addition,  the master servicer and each servicer will be entitled to  reimbursements  for some  of  its  expenses  incurred  in  connection  with  liquidated  mortgage  loans  and in connection with the restoration of mortgaged  properties,  this right of reimbursement being prior to the rights of  securityholders  to receive  any  related  Liquidation  Proceeds  or
Insurance Proceeds.  If and to the extent so provided in the related prospectus  supplement, the master  servicer  and each  servicer  will be  entitled  to receive  interest on amounts advanced to cover reimbursable  expenses for the period that the advances are outstanding at the rate specified in the prospectus  supplement,  and the master servicer and each servicer will be entitled to payment of the interest  periodically  from general  collections  on the mortgage  loans in the  related  trust fund prior to any  payment to  securityholders  or as otherwise  provided in the related  pooling and servicing  agreement or servicing  agreement and described in the prospectus supplement.

      The prospectus  supplement for a series of securities  will specify whether there will be any interest in the mortgage loans retained by the depositor.  Any retained interest will be a specified  portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund.  Any retained  interest will be established on a loan-by-loan  basis and the amount  thereof with respect to each mortgage loan in a mortgage pool will be  specified  on an exhibit to the related  pooling and  servicing  agreement  or servicing agreement.  Any partial recovery of interest in respect of a mortgage loan will be allocated  between  the  owners of any  retained  interest  and the  holders  of  classes of securities  entitled  to  payments  of  interest  as  provided  in  the  related  prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

      If and to the  extent  provided  in the  related  prospectus  supplement,  the  master servicer and the servicers may be required to apply a portion of the servicing  compensation otherwise  payable  to it in respect of any  period to any  Prepayment  Interest  Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

Evidence as to Compliance

      Each pooling and servicing  agreement and servicing  agreement will provide that on or before a  specified  date in each  year,  beginning  the first  such date that is at least a specified number of months after the cut-off date, a firm of independent  public accountants will furnish a statement  to the  depositor  and the trustee (and to the master  servicer if such  statement is being  furnished  with respect to a servicer) to the effect that,  on the basis of an examination by the firm conducted  substantially  in compliance with the Uniform
Single Attestation  Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage  loans under  agreements  (including  the related pooling and servicing agreement or servicing agreement)  substantially similar to each other was conducted in compliance with the agreements except for significant  exceptions or errors in records  that, in the opinion of the firm,  the Uniform  Single  Attestation  Program for
Mortgage Bankers or the Audit Program for mortgages  serviced for Freddie Mac requires it to report.  In rendering its  statement  the firm may rely,  as to the matters  relating to the direct  servicing  of  mortgage  loans  by  subservicers,  upon  comparable  statements  for examinations  conducted  substantially  in compliance  with the Uniform  Single  Attestation
Program for Mortgage  Bankers or the Audit  Program for  mortgages  serviced for Freddie Mac
(rendered within one year of the statement) of firms of independent  public accountants with
respect  to  those   subservicers  which  also  have  been  the  subject  of  this  type  of examination.  If the master servicer has not,  during the course of a fiscal year,  directly serviced any of the mortgage loans,  such  accountants  statement will only be provided with respect to the servicers of the mortgage  loans and no such  accountants  statement  will be provided with respect to the master servicer.

      Each pooling and servicing  agreement and  servicing  agreement  will also provide for delivery to the trustee,  on or before a specified date in each year, of an annual statement signed by one or more  officers  of the  master  servicer  to the effect  that,  to the best knowledge of each officer,  the master  servicer has fulfilled in all material  respects its obligations under the pooling and servicing agreement or servicing agreement  throughout the preceding  year  or,  if  there  has  been a  material  default  in the  fulfillment  of any obligation,  the  statement  shall  specify  each  known  default  and the nature and status thereof.  This statement may be provided as a single form making the required  statements as to more than one pooling and  servicing  agreement  or  servicing  agreement.  In  addition, pursuant to its respective servicing  agreement,  one or more officers of each servicer will also be required to provide the foregoing  annual  statement to the master servicer prior to the time that the master  servicer  is  required  to deliver  its  annual  statement  to the trustee.

      Copies of the annual accountants'  statement and the annual statement of officers of a master  servicer may be obtained by  securityholders  without charge upon written request to the master servicer or trustee.

                               DESCRIPTION OF THE SECURITIES

General

      The  securities  will be issued in series.  Each series of  certificates  (or, in some instances,  two or more  series of  certificates)  will be issued  pursuant to a pooling and servicing  agreement,  similar to one of the forms  filed as an exhibit to the  registration statement of which this prospectus is a part.  Each pooling and servicing  agreement will be filed with the  Commission  as an exhibit to a Current  Report on Form 8-K.  Each  series of notes (or, in some  instances,  two or more  series of notes) will be issued  pursuant to an indenture  between  the  related  Issuer  and the  trustee,  similar to the form filed as an exhibit to the  registration  statement of which this  prospectus is a part.  The trust fund will be created  pursuant to an owner trust  agreement  between the  depositor and the owner trustee.  Each  indenture,  along  with the  related  servicing  agreement  and owner  trust agreement,  will be filed with the Commission as an exhibit to a Current Report on Form 8-K.
Qualified  counsel  will render an opinion to the effect that the trust  fund's  assets will not be considered  assets of the Seller or the  depositor in the event of the  bankruptcy of the Seller or the depositor.  The following  summaries  (together with additional  summaries under "The Agreements"  below) describe the material  provisions  relating to the securities common to each Agreements.

      Certificates  of each series covered by a particular  pooling and servicing  agreement will evidence  specified  beneficial  ownership  interests in a separate  trust fund created pursuant  to the  pooling  and  servicing  agreement.  Each  series  of notes  covered  by a particular  indenture will evidence  indebtedness of a separate trust fund created  pursuant to the related owner trust  agreement.  A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

o     the  mortgage  loans  (and  the  related  mortgage  documents)  or  interests  therein
            (including  any  mortgage   securities)   underlying  a  particular   series  of
            securities  as from  time to time  are  subject  to the  pooling  and  servicing agreement  or  servicing  agreement,  exclusive  of, if specified in the related prospectus  supplement,  any  interest  retained by the  depositor or any of its affiliates with respect to each mortgage loan;

o     all payments and  collections in respect of the mortgage loans or mortgage  securities due after the  related  cut-off  date,  as from time to time are  identified  as deposited  in respect  thereof in the related  Protected  Account,  Distribution
            Account or any other account established  pursuant to the Agreement as described below;

o     any property acquired in respect of mortgage loans in the trust fund,  whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

o     hazard insurance policies,  Primary Insurance Policies,  FHA insurance policies and VA guarantees,  if any,  maintained in respect of mortgage  loans in the trust fund and the proceeds of these policies;

o     U.S. Government Securities;

o     the rights of the depositor under any mortgage loan purchase  agreement,  including in respect of any representations and warranties therein; and

o     any combination,  as and to the extent specified in the related prospectus supplement, of a financial  guaranty  insurance  policy,  mortgage  pool  insurance  policy, letter of credit,  special hazard insurance policy, or currency or interest rate exchange  agreements as described under  "Description of Credit  Enhancement" or any  other  form  of  credit  enhancement  as may be  described  in the  related prospectus supplement.

      If provided in the related prospectus  supplement,  the original principal amount of a series of  securities  may exceed the  principal  balance of the mortgage  loans or mortgage securities  initially  being  delivered  to the  trustee.  Cash in an  amount  equal to this difference will be deposited into a pre-funding account maintained with the trustee.  During the  period  set forth in the  related  prospectus  supplement,  amounts  on  deposit in the pre-funding  account  may  be  used  to  purchase  additional  mortgage  loans  or  mortgage securities for the related trust fund. Any amounts  remaining in the pre-funding  account at the end of the period will be  distributed  as a principal  prepayment to the holders of the related  series  of  securities  at the  time and in the  manner  set  forth in the  related prospectus supplement.

      Each series of securities may consist of any one or a combination of the following:
o     a single class of securities;

o     two or more  classes  of  securities,  one or more  classes  of which may be senior in right of  payment  to one or more of the  other  classes,  and as to which  some classes of senior (or subordinate)  securities may be senior to other classes of senior (or subordinate)  securities,  as described in the respective  prospectus supplement;

o     two or more  classes  of  securities,  one or more  classes  of  which  will be  Strip
            Securities;

o     two or more classes of  securities  which differ as to the timing,  sequential  order, rate,  pass-through  rate or amount of distributions of principal or interest or both, or as to which  distributions  of principal or interest or both on a class may be made upon the

o     occurrence of specified  events,  in accordance with a schedule or formula  (including
            "planned amortization classes" and "targeted amortization  classes"),  or on the basis of collections  from  designated  portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities;

o     a Call  Class of  securities  which has the right to direct  the  trustee  to redeem a
            Callable  Class or  Classes of  securities  (which  Call  Class and its  related
            Callable  Class  or  Classes  will  be  issued  pursuant  to  a  separate  trust agreement);

o     other  types  of  classes  of  securities,  as  described  in the  related  prospectus supplement.

With  respect to any  series of notes,  the  related  Equity  Certificates,  insofar as they represent  the  beneficial  ownership  interest in the Issuer,  will be  subordinate  to the related notes.  As to each series,  the offered  securities will be rated in one of the four highest  rating  categories by one or more Rating  Agencies.  Credit support for the offered securities  of each  series  may be  provided  by a  financial  guaranty  insurance  policy, mortgage pool insurance policy,  letter of credit,  reserve fund,  currency or interest rate exchange agreement,  overcollateralization,  cross-collateralization or by the subordination of one or more other classes of securities,  each, as described under "Description of Credit
Enhancement," or by any combination of the foregoing.

      If so specified in the  prospectus  supplement  relating to a series of  certificates, one or more  elections may be made to treat the related trust fund, or a designated  portion thereof,  as a REMIC. If an election is made with respect to a series of  certificates,  one of the classes of  certificates  in the series will be  designated  as  evidencing  the sole class of "residual interests" in each related REMIC, as defined in the Code;  alternatively, a separate  class of ownership  interests  will evidence the residual  interests.  All other classes of  certificates in the series will  constitute  "regular  interests" in the related
REMIC,  as  defined  in the  Code.  As to each  series of  certificates  as to which a REMIC election  is to be made,  the master  servicer,  trustee or other  specified  person will be obligated to take specified  actions  required in order to comply with  applicable  laws and regulations.

Form of Securities

      Except as described  below,  the offered  securities  of each series will be issued as physical certificates or notes in fully registered form only in the denominations  specified in the related  prospectus  supplement,  and will be  transferrable  and exchangeable at the corporate  trust office of the  registrar  named in the related  prospectus  supplement.  No service  charge  will be made for any  registration  of  exchange  or  transfer  of  offered securities,  but the  trustee may require  payment of a sum  sufficient  to cover any tax or other governmental  charge. A "securityholder"  or "holder" is the entity whose name appears on the records of the registrar  (consisting  of or including the security  register) as the registered holder of a security.

      If so specified in the related  prospectus  supplement,  specified classes of a series of securities will be initially  issued through the book-entry  facilities of DTC. As to any class  of DTC  Registered  Securities,  the  recordholder  of the  securities  will be DTC's nominee.  DTC is a  limited-purpose  trust company  organized under the laws of the State of
New York,  which holds  securities for its  participants  and  facilitates the clearance and settlement of securities  transactions between  participants  through electronic  book-entry changes in the  accounts  of  participants.  Intermediaries  have  indirect  access to DTC's clearance system.

      If securities are issued as DTC  Registered  Securities,  no Beneficial  Owner will be entitled to receive a security  representing its interest in registered,  certificated form, unless  either  (1) DTC  ceases to act as  depository  in respect  thereof  and a  successor depository is not obtained,  or (2) the depositor elects, with the consent of the Beneficial
Owners,  to discontinue  the  registration  of the  securities  through DTC. Prior to one of these  events,  Beneficial  Owners  will not be  recognized  by the  trustee  or the  master servicer  as holders of the related  securities  for  purposes  of the  related  pooling and servicing  agreement or  indenture,  and  Beneficial  Owners will be able to exercise  their
rights  as  owners  of  the  securities  only  indirectly  through  DTC,   participants  and
Intermediaries.  Any Beneficial Owner that desires to purchase,  sell or otherwise  transfer any interest in DTC  Registered  Securities may do so only through DTC,  either  directly if
the  Beneficial  Owner  is  a  participant  or  indirectly  through   participants  and,  if
applicable,  Intermediaries.  Pursuant to the procedures of DTC, transfers of the beneficial ownership  of any  DTC  Registered  Securities  will  be  required  to be  made  in  minimum denominations  specified in the related prospectus  supplement.  The ability of a Beneficial
Owner to pledge DTC Registered  Securities to persons or entities that are not  participants in the DTC  system,  or to  otherwise  act with  respect to the  securities,  may be limited because of the lack of physical  certificates or notes evidencing the securities and because
DTC may act only on behalf of participants.

      Distributions  in respect of the DTC  Registered  Securities  will be forwarded by the trustee or other  specified  person to DTC, and DTC will be  responsible  for forwarding the payments to  participants,  each of which will be responsible for disbursing the payments to the  Beneficial  Owners it represents  or, if applicable,  to  Intermediaries.  Accordingly,
Beneficial  Owners may  experience  delays in the  receipt of  payments  in respect of their securities.  Under DTC's procedures,  DTC will take actions permitted to be taken by holders of any class of DTC  Registered  Securities  under the pooling and  servicing  agreement  or indenture  only at the  direction  of one or more  participants  to  whose  account  the DTC
Registered  Securities are credited and whose aggregate  holdings represent no less than any minimum  amount of Percentage  Interests or voting rights  required  therefor.  DTC may take conflicting  actions with respect to any action of holders of securities of any class to the extent  that  participants  authorize  these  actions.  None  of the  master  servicer,  the depositor,  the trustee or any of their  respective  affiliates  will have any liability for any aspect of the records  relating to or payments made on account of  beneficial  ownership interests in the DTC Registered  Securities,  or for  maintaining,  supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

      Some of the  offered  securities  may be Global  Securities.  Except  in some  limited circumstances,  the Global  Securities will be available only in book-entry form.  Investors in the Global Securities may hold those Global Securities  through any of DTC,  Clearstream, or Euroclear  System (in  Europe).  The Global  Securities  will be traceable as home market instruments  in both the European and U.S.  domestic  markets.  Initial  settlement  and all secondary trades will settle in same-day funds.

      Secondary market trading between  investors  through  Clearstream and Euroclear System will be  conducted in the ordinary  way in  accordance  with the normal rules and  operating procedures of Clearstream and Euroclear System and in accordance with conventional  eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors through DTC will be conducted  according to
DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary  cross-market  trading  between  Clearstream  or  Euroclear  System  and DTC
participants   holding   interests   in   Global   Securities   will   be   effected   on  a
delivery-against-payment  basis  through the  respective  depositories  of  Clearstream  and
Euroclear System (in that capacity) and as DTC participants.

      Non-U.S.  holders (as  described  below) of  interests  in Global  Securities  will be subject to U.S.  withholding  taxes unless  those  holders  meet  various  requirements  and deliver  appropriate  U.S. tax documents to the securities  clearing  organizations or their participants.

      All Global  Securities  will be held in  book-entry  form by DTC in the name of Cede &
Co. as nominee of DTC.  Investors'  interests in the Global  Securities  will be represented through financial  institutions  acting on their behalf as direct and indirect  participants in DTC. As a result,  Clearstream  and  Euroclear  System will hold  positions  on behalf of their  participants  through  their  relevant  depositary  which  in turn  will  hold  those positions in their accounts as DTC participants.

      Investors  electing  to hold their  interests  in Global  Securities  through DTC will follow DTC settlement practices.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors  electing to hold their interests in Global Securities  through  Clearstream
or  Euroclear  System  accounts  will  follow  the  settlement   procedures   applicable  to
conventional  eurobonds,  except  that there will be no  temporary  global  security  and no
"lock-up"  or  restricted  period.  Global  Securities  will be credited  to the  securities custody accounts on the settlement date against payment in same-day funds.

      Since the purchaser determines the place of delivery,  it is important to establish at the time of the trade  where both the  purchaser's  and  seller's  accounts  are  located to ensure that settlement can be made on the desired value date.

      Secondary  market trading between DTC  participants  will occur in accordance with DTC rules.  Secondary  market  trading  between  Clearstream  participants  or Euroclear  System participants  will be settled using the procedures  applicable to conventional  eurobonds in same-day  funds.  When Global  Securities  are to be  transferred  from the account of a DTC participant to the account of a Clearstream  participant or a Euroclear System  participant, the  purchaser  will  send  instructions  to  Clearstream  or  Euroclear  System  through  a
Clearstream  participant or Euroclear System  participant at least one business day prior to settlement.  Clearstream or Euroclear System will instruct the relevant  depositary,  as the case may be, to  receive  the  Global  Securities  against  payment.  Payment  will  include interest  accrued on the Global  Securities  from and including the last coupon payment date to and  excluding  the  settlement  date,  on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For  transactions  settling on the
31st of the month,  payment will include  interest accrued to and excluding the first day of the  following  month.  Payment  will  then be made by the  relevant  depositary  to the DTC participant's  account against delivery of the Global Securities.  After settlement has been completed,  the Global Securities will be credited to the respective  clearing system and by
the  clearing  system,  in  accordance  with  its  usual  procedures,   to  the  Clearstream
participant's or Euroclear System  participant's  account. The securities credit will appear the next day (European  time) and the cash debit will be back-valued to, and the interest on the Global  Securities  will accrue from,  the value date (which would be the  preceding day when settlement  occurred in New York). If settlement is not completed on the intended value date (i.e., the trade  fails),the  Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

      Clearstream   participants  and  Euroclear  System  participants  will  need  to  make available to the respective  clearing  systems the funds necessary to process same-day funds settlement.  The most  direct  means of doing so is to  preposition  funds  for  settlement, either  from cash on hand or  existing  lines of credit,  as they  would for any  settlement occurring  within  Clearstream or Euroclear  System.  Under this approach,  they may take on credit exposure to Clearstream or Euroclear System until the Global  Securities are credited to their account one day later.  As an alternative,  if Clearstream or Euroclear  System has
extended  a  line  of  credit  to  them,   Clearstream   participants  or  Euroclear  System
participants can elect not to preposition  funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure,  Clearstream  participants or Euroclear System participants  purchasing  Global  Securities  would  incur  overdraft  charges  for one day, assuming  they  cleared the  overdraft  when the Global  Securities  were  credited to their accounts.  However,  interest  on the Global  Securities  would  accrue from the value date.
Therefore,  in many cases the investment  income on the Global Securities earned during that one-day period may  substantially  reduce or offset the amount of those  overdraft  charges, although  the result will  depend on each  Clearstream  participant's  or  Euroclear  System participant's  particular  cost of funds.  Since the  settlement  is taking place during New
York  business  hours,  DTC  participants  can employ their usual  procedures  for crediting
Global  Securities to the  respective  European  depositary  for the benefit of  Clearstream participants or Euroclear  System  participants.  The sale proceeds will be available to the
DTC seller on the settlement date. Thus, to the DTC participants a cross-market  transaction will settle no differently than a trade between two DTC participants.

      Due to time zone  differences in their favor,  Clearstream  participants and Euroclear
System  participants may employ their customary  procedures for transactions in which Global
Securities are to be transferred by the respective  clearing system,  through the respective depositary,  to a DTC  participant.  The seller will send  instructions  to  Clearstream  or
Euroclear System through a Clearstream  participant or Euroclear System participant at least one business day prior to settlement.  In these cases  Clearstream or Euroclear  System will instruct the respective depositary,  as appropriate,  to credit the Global Securities to the
DTC  participant's  account against  payment.  Payment will include  interest accrued on the
Global  Securities  from  and  including  the  last  coupon  payment  to and  excluding  the settlement  date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions  settling on the 31st of the month, payment will include  interest  accrued to and excluding the first day of the following  month.  The payment  will then be  reflected  in the account of  Clearstream  participant  or  Euroclear
System  participant  the following day, and receipt of the cash proceeds in the  Clearstream participant's  or Euroclear System  participant's  account would be back-valued to the value date (which would be the preceding day, when  settlement  occurred in New York).  Should the
Clearstream  participant  or  Euroclear  System  participant  have a line of credit with its respective  clearing  system and elect to be in debt in  anticipation of receipt of the sale proceeds in its account,  the  back-valuation  will  extinguish any overdraft  incurred over that one-day  period.  If settlement is not completed on the intended value date (i.e.,  the trade fails),  receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear
System participant's account would instead be valued as of the actual settlement date.

      Finally,  day traders  that use  Clearstream  or  Euroclear  System and that  purchase
interests  in  Global   Securities  from  DTC   participants  for  delivery  to  Clearstream
participants  or  Euroclear  System   participants  should  note  that  these  trades  would
automatically  fail on the sale side  unless  affirmative  action is taken.  At least  three techniques should be readily available to eliminate this potential problem:

o     borrowing  through  Clearstream  or  Euroclear  System for one day (until the purchase side of the  trade  is  reflected  in  their  Clearstream  or  Euroclear  System accounts) in accordance with the clearing system's customary procedures;

o     borrowing the Global  Securities in the U.S. from a DTC  participant no later than one day prior to settlement,  which would give the Global Securities sufficient time to be reflected in their  Clearstream  or Euroclear  System  account in order to settle the sale side of the trade; or

o     staggering  the value  dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC  participant is at least one day prior to the value  date for the sale to the  Clearstream  participant  or  Euroclear  System participant.

      A beneficial  owner of  interests  in Global  Securities  holding  securities  through
Clearstream  or  Euroclear  System (or through DTC if the holder has an address  outside the
U.S.) will be subject to the 30% U.S.  withholding tax that generally applies to payments of interest  (including  original issue discount) on registered debt issued by U.S. Persons (as defined below),  unless (i) each clearing system,  bank or other financial  institution that holds customers'  securities in the ordinary course of its trade or business in the chain of intermediaries  between that  beneficial  owner and the U.S. entity required to withhold tax complies with applicable  certification  requirements  and (ii) that beneficial  owner takes one of the  following  steps to obtain an  exemption  or  reduced  tax rate:  Exemption  for
Non-U.S.  Persons (Form W-8BEN).  Beneficial  holders of interests in Global Securities that are  Non-U.S.  Persons  (as  defined  below)  can  obtain  a  complete  exemption  from  the withholding tax by filing a signed Form W-8BEN  (Certificate of Foreign Status of Beneficial
Owner for United States Tax  Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

      A Non-U.S. Person (as defined below), including a non-U.S.  corporation or bank with a
U.S.  branch,  for which the interest income is effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income  Effectively  Connected with the Conduct of a Trade or Business in the United States).

      Non-U.S.  Persons  residing in a country that has a tax treaty with the United  States can obtain an exemption or reduced tax rate  (depending  on the treaty terms) by filing Form
W-8BEN  (Holdership,  Exemption  or Reduced Rate  Certificate).  Form W-8BEN may be filed by
Noteholders or their agent.

      U.S.  Persons  can  obtain a complete  exemption  from the  withholding  tax by filing
Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      The holder of an interest in a Global  Security  or, in the case of a Form W-8BEN or a
Form  W-8ECI  filer,  his agent,  files by  submitting  the  appropriate  form to the person through whom it holds the security  (the  clearing  agency,  in the case of persons  holding directly on the books of the  clearing  agency).  Form W-8BEN and Form W-8ECI are  effective for three calendar years.  The term "U.S.  Person" means a citizen or resident of the United
States,  a  corporation,  partnership  or other entity created or organized in, or under the laws of, the United States or any political  subdivision  thereof (except,  in the case of a partnership,  to the extent provided in  regulations),  or an estate whose income is subject to United States federal  income tax regardless of its source,  or a trust if a court within the United States is able to exercise  primary  supervision over the  administration  of the trust and one or more United States  Persons have the  authority to control all  substantial decisions  of the  trust.  The term  "Non-U.S.  Person"  means any  person who is not a U.S.
Person.  This summary does not deal with all aspects of U.S.  Federal income tax withholding that may be relevant to foreign holders of the Global  Securities.  Investors are advised to consult  their own tax  advisors  for  specific  tax advice  concerning  their  holding  and disposing of the Global Securities.

Exchangeable Securities

      Generally.  As the relevant  prospectus  supplement will discuss,  certain series will provide for the  issuance of one or more  classes of  exchangeable  securities.  In any such series, the holders of one or more of the specified classes of exchangeable  securities will be entitled,  upon notice and payment to the trustee of an  administrative  fee, to exchange all or a portion of such  classes for  proportionate  interests  in one or more of the other specified classes of exchangeable  securities.  The classes of exchangeable  securities that are exchangeable for one another will be referred to as being "related" to one another,  and related  classes of  exchangeable  securities  will be  referred to as  "combinations."  The combinations for the exchangeable  securities in a series,  if any, will be described in the prospectus supplement for that series.

      In  each  series  that  includes  exchangeable  securities,  all  of  the  classes  of exchangeable  securities listed on the cover page of the related prospectus  supplement will be  issued.  The  classes  that are to be the basis for the  exchange  arrangements  will be deposited  in a separate  trust  fund,  referred to herein as, the  exchangeable  securities trust fund,  which will be established  pursuant to a trust agreement  between a trustee and the  depositor.  The trustee  for the trust fund which  issues the  securities  may serve as trustee of the exchangeable  securities  trust fund. The exchangeable  securities trust fund initially will issue classes of  exchangeable  securities that are identical in all respects to the  classes  of  securities  deposited  in such  trust  fund.  At any time  after  their issuance,  including  immediately after issuance,  these classes of exchangeable  securities may be exchanged,  in whole or in part, for other related classes of exchangeable securities that are part of the same combination,  as specified in the related  prospectus  supplement.
When an  exchange  is  effected,  the  exchangeable  securities  trust fund will  cancel the relevant  portion or portions of the class or classes of  exchangeable  securities  that are being  exchanged  and will  issue the  corresponding  portion  or  portions  of the class or classes  of other  related  exchangeable  securities  into  which  such  class or classes of
securities  are  exchangeable.   Exchangeable   securities   received  in  an  exchange  may
subsequently  be  exchanged  for  other  exchangeable  securities  that are part of the same combination.  This  process  may be repeated  again and again.  Each  exchangeable  security issued by an  exchangeable  securities  trust fund will  represent  a  beneficial  ownership interest in the class or classes of securities deposited in such trust fund.

      In general,  the  descriptions in this prospectus of classes of securities of a series also apply to the  classes of  exchangeable  securities  of that  series,  except  where the context requires otherwise.  For example, the classes of exchangeable securities of a series are entitled to receive  payments of principal  and/or  interest,  are issued in  book-entry form or as physical  securities  to  securityholders  in  prescribed  denominations,  may be provided with credit enhancements,  and are subject to yield and prepayment  considerations, in the same manner and to the same  extent as are the other  classes of  securities  of such series.  Similarly,  the  discussions  under "ERISA  Considerations"  and "Legal  Investment
Matters" apply to exchangeable securities as well as securities.

      Exchanges.  The  ability of a holder to  exchange  exchangeable  securities  for other exchangeable  securities  within a  combination  will be  subject to three  constraints,  as follows:

o     The  aggregate  principal  amount  (rounded  to  whole  dollars)  of the  exchangeable securities received in the exchange,  immediately after the exchange, must equal that of the exchangeable  securities surrendered for exchange immediately before the exchange (for this purpose,  the principal amount of any interest only class will always equal $0).

o     The  aggregate  amount of annual  interest  (rounded to whole  dollars)  payable  with respect to the exchangeable  securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

o     Such classes must be exchanged in the applicable exchange  proportions,  if any, shown in the related  prospectus  supplement,  which, as described below, are based at all times on the original  principal amounts (or original  notional amounts,  if applicable) of such classes.

      Within  any  particular  series,  more than one type of  combination  may  exist.  For example, a class of exchangeable  securities with an interest rate that varies directly with changes  in an index  and a class of  exchangeable  securities  with an  interest  rate that varies  inversely with changes in an index may be  exchangeable  for a class of exchangeable securities with a fixed interest rate.  Under another  combination,  a class of exchangeable securities that is a principal only class and a class of exchangeable  securities that is an interest only class may be  exchangeable  for a class of  exchangeable  securities that pays both principal and interest.  Further, a class of exchangeable  securities that accretes all of its interest for a period (such  accreted  interest  being added to the principal of such class) and a class of  exchangeable  securities that receives  principal  payments from such accretions  may be  exchangeable  for a  class  of  exchangeable  securities  that  receives payments of principal  continuously  from the first  distribution  date on which it receives
interest  until  it  is  retired.  Under  another  combination,   a  class  of  exchangeable
securities   that  is  designed  to  receive   principal   payments  in  accordance  with  a
predetermined  schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned  amortization class and a class of exchangeable  securities that receives  principal  payments on any distribution date only if scheduled  payments have been made on the  planned  amortization  class may be  exchangeable  for a class of  exchangeable securities  that receives  payments of principal  continuously  from the first  distribution date on which it receives  principal  until it is retired  and that also  receives a coupon.
The foregoing  examples  describe only some of the types of combinations  that are possible.
Set forth below are additional  examples that  illustrate in simple  mathematical  terms how certain  combinations  might  operate.  The  first  example  shows a  combination  in  which exchangeable securities,  which are referred to in the examples below with the abbreviation,
ES, of a principal only class and  exchangeable  securities of an interest bearing class are exchangeable for exchangeable  securities of a class that has the aggregate  characteristics of the two original classes of exchangeable securities:

                                                Maximum
           Original                             Original
           Principal                            Principal
Class      Amount         Interest     Class    Amount          Interest Rate>
                          Rates
ES-1       $20,000,000    10%          ES-2     $40,000,000     5%
ES-P*      $20,000,000    0%

*          Class ES-P is a principal only class and will receive no interest.

      The  following  example  illustrates a  Combination  of a floating  rate  exchangeable security and an inverse  floating rate  exchangeable  security which are  exchangeable for a single class of exchangeable securities with a fixed interest rate:
--------------------------------------------------------------------------------------------

                                                Maximum
           Original                             Original
           Principal                            Principal
Class      Amount         Interest     Class    Amount          Interest Rate
                          Rates
                          LIBOR+
ES-3       $9,333,330     0.75%        ES-5     $11,333,330     7%

                          36.16666-(LIBOR
ES-4       $2,000,000     x  4.666667)

--------------------------------------------------------------------------------------------

      In the following  Combination,  a  exchangeable  security that pays both principal and interest is exchangeable  for two exchangeable  securities,  one of which pays only interest and the other pays only principal:

                                               Maximum
          Original                             Original
          Principal                            Principal
Class     Amount          Interest     Class   Amount               Interest
                          Rates                                     Rate
ES-5      $20,000,000     10%          ES-P*   $20,000,000
                                       ES-X**  20,000,000           10%
                                               (notional)***

---------------
*       Class ES-P is a principal only class and will receive no interest.
**      Class ES-X is an interest only class and will receive no principal.
***     Notional   principal   amount  of  ES-X  Class  being  exchanged  equals
        principal amount of ES-P Class being exchanged.

      In some  series,  a  combination  may  include a number  of  classes  of  exchangeable securities  that are  exchangeable  for one  another and that will enable a holder of one of the classes of  exchangeable  securities  to exchange it for another  class of  exchangeable securities with a higher or lower coupon.  As discussed  below,  any such exchange also will require  the  issuance  of a third  class  of  exchangeable  securities  that  will pay only principal or interest, respectively. The following table illustrates such a Combination:
--------------------------------------------------------------------------------------------

                                               Maximum
          Original                             Original
          Principal                            Principal
Class     Amount          Interest     Class   Amount               Interest
                          Rates                                     Rate
ES-6      $20,000,000     7.00%        ES-X*   $20,000,000          7.00%
                                               (notional)
                                       ES-7    20,000,000           6.00
                                       ES-8    20,000,000           6.25
                                       ES-9    20,000,000           6.50
                                       ES-10   20,000,000           6.75
                                       ES-11   19,310,344           7.25
                                       ES-12   18,666,666           7.50
                                       ES-13   18,064,516           7.75
                                       ES-14   17,500,000           8.00
                                       ES-P**  20,000,000           0.00

------------------
*      Class ES-X is an interest only class and will receive no principal.
**     Class ES-P is a principal only class and will receive no interest.

      The  foregoing  table  shows the  maximum  amount of each  other ES Class  that can be created from the related  Class ES-6  exchangeable  security.  Such amounts  could not exist concurrently,  as any  combination  is  limited  to the  amount of  principal  and  interest distributable  on  the  related  exchangeable  security  to  be  exchanged.  One  method  of calculating  the  maximum  amount  that  can be  created  in a  specific  combination  is to determine the aggregate amount of annual interest  (rounded to whole dollars)  applicable to the exchangeable security to be exchanged,  and divide such interest amount by the coupon of the desired exchangeable  security. The resulting principal amount can in no case be greater than the principal  amount of exchangeable  securities to be exchanged.  For example,  using the foregoing  table, if Class ES-12 is desired,  the maximum  original  principal amount of the Class ES-12  exchangeable  securities  that could be created  would be  $18,666,666,  an amount  arrived at by dividing the  aggregate  amount of annual  interest  (rounded to whole dollars)  payable with  respect to the Class ES-6  Securities  ($1,400,000)  by the interest rate of the Class ES-12 exchangeable  securities (7.50%).  Since all of the available annual interest  (rounded to whole  dollars)  payable with  respect to the Class ES-6  exchangeable securities would be used to create the Class ES-12 exchangeable  securities,  principal only
Class ES-P  exchangeable  securities  would be created to receive the remainder of the Class
ES-6  principal  in the amount of  $1,333,334  (calculated  by  subtracting  the Class ES-12
exchangeable   securities  original  principal  amount  from  the  Class  ES-6  exchangeable securities original principal amount).
--------------------------------------------------------------------------------------------

      Similarly, if Class ES-9 exchangeable  securities are desired,  dividing the aggregate of the annual  interest  (rounded to whole  dollars)  payable with respect to the Class ES-6 exchangeable  securities  ($1,400,000)  by the interest rate of the Class ES-9  exchangeable securities  (6.50%) would indicate an original  principal  amount of  $21,538,461.  However, since the Class ES-6 exchangeable  securities have a principal balance of $20,000,000,  only
$20,000,000 of the Class ES-9  exchangeable  securities  could be created.  The aggregate of the annual  interest  (rounded  to whole  dollars)  payable  to the Class ES-9  exchangeable securities  would be $20,000,000  multiplied by 6.50% or $1,300,000.  Since the aggregate of the annual  interest  (rounded  to whole  dollars)  payable  to the Class ES-6  exchangeable securities is  $1,400,000,  the interest only Class ES-X  exchangeable  securities  would be created  to  receive  the  remaining  $100,000  of  interest.  The  notional  amount of such securities would be calculated by dividing the aggregate of the annual interest  (rounded to whole dollars) payable to the Class ES-X exchangeable  securities ($100,000) by the interest rate  applicable  to Class ES-X  exchangeable  securities  (7.00%) to determine the notional amount ($1,428,571).

      Under the terms of this combination,  the Class ES-9 exchangeable securities described in the  preceding  paragraph  might also be  exchangeable  for the Class ES-14  exchangeable securities.  If the aggregate of the annual interest  (rounded to whole dollars)  payable to the Class ES-9 exchangeable  securities  ($1,300,000) is divided by the interest rate on the
Class ES-14 exchangeable  securities  (8.00%),  the maximum original principal amount of the
Class ES-14  exchangeable  securities that can be created is  $16,250,000.  Since all of the available annual interest  (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable  securities  would be used to create the Class ES-14  exchangeable  securities, principal only Class ES-P exchangeable  securities would be created to receive the remainder of the Class ES-9  principal in the amount of  $3,750,000  (calculated  by  subtracting  the
Class  ES-14  exchangeable   securities  original  principal  amount  from  the  Class  ES-9 exchangeable securities original principal amount).

      The foregoing  examples  highlight  various  combinations of  exchangeable  securities which differ in interest  characteristics  such as,  interest only classes,  principal  only classes and classes which have principal  amounts and bear interest.  In certain  series,  a security  holder  may  also  be able to  exchange  its  exchangeable  securities  for  other exchangeable securities that have different principal payment characteristics.  For example, an  exchange  of two or more  classes  of  exchangeable  securities  for a  single  class of exchangeable  securities may result in an exchangeable security with the aggregate principal payment  characteristics of the multiple classes of exchangeable securities for which it was exchanged.  In addition, in certain series,  exchangeable securities may be exchangeable for other exchangeable  securities with different credit  characteristics.  For example, a class that is senior in priority of payment may be combined with a subordinated  class,  to create a new  class  with  the  aggregate  credit  characteristics  of the two  classes  that  were combined.

      At any given  time,  a number of  factors  will  limit a  securityholder's  ability to exchange exchangeable securities for other exchangeable  securities.  A securityholder must, at the time of the proposed  exchange,  own the class or classes  which are  permitted to be exchanged in the  proportions  necessary to effect the desired  exchange.  A  securityholder that does not own such class or classes  or the  necessary  amounts of such class or classes may not be able to obtain  the  desired  class or classes of  exchangeable  securities.  The securityholder  of a needed class may refuse or be unable to sell at a  reasonable  price or at any price,  or certain  classes may have been  purchased and placed into other  financial structures.  ERISA may restrict or other transfer  restrictions  may apply to certain of the exchangeable  securities  in a  combination,  but  not to  others.  In  addition,  principal payments and prepayments will, over time, diminish the amounts available for exchange.

      Procedures and Exchange  Proportions.  To effect an exchange,  a  securityholder  must notify the  trustee or follow  other  procedures  as  described  in the  related  prospectus supplement.  The  securityholder  must give such  notice in writing or by telefax  not later than five  business  days before the  proposed  exchange  date (which  date,  subject to the trustee's  approval,  can be any business  day other than the first or last  business day of the month) or as otherwise specified in the related prospectus  supplement.  The notice must include the  outstanding  principal (or notional)  amount of the  securities to be exchanged and the  securities  to be received,  and the proposed  exchange  date.  Promptly  after the securityholder  has given the required  notice,  the trustee will provide  instructions  for delivering the securities and the payment of the  administrative  fee to the trustee by wire transfer.  A securityholder's  notice becomes  irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An  exchanging  securityholder  will  pay an  administrative  fee to  the  trustee  in connection  with each  exchange as specified in the related  prospectus  supplement.  In the case of classes of exchangeable  securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus  supplement for classes of  exchangeable  securities,  the  trustee  will  follow  the  convention  of  basing  such proportions  on  the  original,  rather  than  on the  outstanding,  principal  or  notional principal amounts of such classes.  If such classes receive principal payments pro rata with each  other,  the  exchange  proportions  also  will  apply to their  outstanding  principal amounts.  If such classes do not receive  principal  payments  pro rata with each other,  an investor  can  calculate  current  exchange  proportions  for such  classes,  based on their outstanding  principal  amounts,  by (1)  multiplying the exchange  proportion  shown in the related  prospectus  supplement  for each such  class by its  current  Class  Factor and (2)
dividing  each  resulting  percentage  by the  sum of such  percentages.  The  trustee  will include the Class  Factor for each class of  outstanding  exchangeable  securities  having a principal amount in the statements it furnishes to  securityholders  in connection with each distribution date. The current Class Factor also will be available to  securityholders  from the  depositor  or  the  trustee  upon  request  as  specified  in  the  related  prospectus supplement.  A Class Factor for each  interest  only class having a notional  amount will be included in the statements the trustee furnishes to  securityholders in connection with each distribution  date and also will be available to  securityholders  from the depositor or the trustee upon request as specified in the related prospectus supplement.  Such a Class Factor will  reflect the  remaining  notional  amount of the  interest  only class in an  analogous manner.

      The first  payment on an  exchangeable  security  received in an exchange  transaction will be made on the  distribution  date in the month  following the month of the exchange or as  specified  in the  related  prospectus  supplement.  Such  payment  will  be made to the securityholder of record as of the applicable record date.

Assignment of Trust Fund Assets

      At the time of issuance of a series of  securities,  the  depositor  will  assign,  or cause  to be  assigned,  to the  related  trustee  (or its  nominee),without  recourse,  the mortgage loans or mortgage  securities  being  included in the related trust fund,  together with,  all  principal  and interest  received on or with  respect to the  mortgage  loans or mortgage  securities  after the cut-off  date,  other than  principal and interest due on or before the cut-off date. If specified in the related  prospectus  supplement,  the depositor or any of its  affiliates  may retain an  interest  in the trust fund  assets,  if any,  for itself or transfer the same to others.  The trustee will,  concurrently with the assignment, deliver the  securities  of the series to or at the  direction of the  depositor in exchange for the mortgage loans and/or  mortgage  securities in the related trust fund. Each mortgage loan will be  identified  in a schedule  appearing as an exhibit to the related  pooling and servicing agreement or servicing agreement.  The schedule will include,  among other things, information  as to the principal  balance of each mortgage loan in the related trust fund as of the cut-off date, as well as  information  respecting  the mortgage  rate,  the currently scheduled  monthly payment of principal and interest,  the maturity of the mortgage note and the  Loan-to-Value  Ratio at origination or  modification  (without  regard to any secondary financing).

      In addition,  the depositor  will, as to each mortgage  loan,  other than (1) mortgage loans  underlying  any  mortgage  securities  and (2)  Contracts,  deliver,  or  cause to be delivered,  to the  related  trustee (or to the  custodian  described  below) the  following documents:

o     the mortgage note endorsed,  without recourse,  either in blank or to the order of the trustee (or its nominee),

o     the  mortgage  with  evidence of recording  indicated on the mortgage  (except for any mortgage not  returned  from the public  recording  office) or, in the case of a cooperative mortgage loan, on the related financing statement,

o     an  assignment  of the  mortgage  in  blank  or to the  trustee  (or its  nominee)  in recordable form (or, with respect to a cooperative  mortgage loan, an assignment of the respective security agreements,  any applicable UCC financing statements, recognition agreements, relevant stock certificates,  related blank stock powers and the related proprietary leases or occupancy agreements),

o     any  intervening  assignments  of the  mortgage  with  evidence  of  recording  on the assignment  (except for any  assignment  not returned from the public  recording office),

o     if applicable, any riders or modifications to the mortgage note and mortgage,

o     if the  mortgage  loan is secured  by  additional  collateral,  certain  security  and assignment documents relating to the pledge of the additional collateral, and

o     any  other  documents  set  forth in the  related  pooling  and  servicing  agreement, mortgage loan purchase agreement or servicing agreement.

The  assignments  may be blanket  assignments  covering  mortgages on  mortgaged  properties located in the same county, if permitted by law.

      Notwithstanding  the  foregoing,  a trust fund may  include  mortgage  loans where the original mortgage note is not delivered to the trustee if the depositor delivers,  or causes to be delivered,  to the related  trustee (or the custodian) a copy or a duplicate  original of the mortgage note,  together with an affidavit  certifying that the original  thereof has been lost or destroyed.  In addition,  if the depositor cannot deliver,  with respect to any mortgage loan, the mortgage or any intervening  assignment with evidence of recording on the assignment  concurrently  with  the  execution  and  delivery  of the  related  pooling  and servicing  agreement  or  servicing  agreement  because  of a  delay  caused  by the  public recording  office,  the  depositor  will deliver,  or cause to be delivered,  to the related trustee (or the  custodian) a true and correct  photocopy of the mortgage or  assignment  as submitted  for  recording  within  one year.  The  depositor  will  deliver,  or cause to be delivered,  to the related  trustee (or the  custodian)  the  mortgage  or  assignment  with evidence of recording  indicated on the  assignment  after  receipt  thereof from the public recording  office.  If the depositor cannot deliver,  with respect to any mortgage loan, the mortgage or any  intervening  assignment  with  evidence  of  recording  on the  mortgage or assignment  concurrently  with  the  execution  and  delivery  of the  related  pooling  and servicing  agreement or servicing  agreement  because the  mortgage or  assignment  has been lost, the depositor will deliver,  or cause to be delivered,  to the related trustee (or the custodian)  a true and correct  photocopy  of the mortgage or  assignment  with  evidence of recording on the mortgage or assignment.  If the depositor  cannot deliver,  with respect to any mortgage loan, the mortgage or any intervening  assignment with evidence of recording on the mortgage or  assignment  because the  applicable  jurisdiction  retains the originals of such  documents,  the depositor will deliver  photocopies  of such  documents  containing an original  certification by the judicial or other governmental  authority of the jurisdiction where such  documents  were  recorded.  Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate  public recording office,  except (1) where recordation is not required by the Rating Agencies rating the applicable securities,  (2) in states  where,  in the  opinion of  counsel  acceptable  to the  trustee,  recording  is not required to protect the  trustee's  interests in the mortgage  loan against the claim of any subsequent  transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic  Registration Systems, Inc. is identified on the mortgage or a properly  recorded  assignment  of mortgage as the  mortgagee of record solely as nominee for a Seller and its  successors and assigns.  In addition,  the depositor shall not be required to deliver  intervening  assignments  or  mortgage  note  endorsements between the underlying sellers of the mortgage loans and the Seller,  between the Seller and the depositor and between the depositor and the trustee.

      As to each  Contract,  the depositor  will deliver,  or cause to be delivered,  to the related trustee (or the custodian) the following documents:

o     the original Contract endorsed, without recourse, to the order of the trustee,

o     copies of documents and instruments  related to the Contract and the security interest in the Manufactured Home securing the Contract, and

o     a blanket  assignment  to the trustee of all  Contracts in the related  trust fund and the related documents and instruments.

In order to give  notice of the right,  title and  interest  of the  securityholders  to the
Contracts,  the  depositor  will cause to be executed  and  delivered to the trustee a UCC-1 financing  statement  identifying  the  trustee as the  secured  party and  identifying  all
Contracts as collateral.

      The  depositor  will,  as to each  mortgage  security  included  in a  mortgage  pool, deliver,  or cause to be delivered,  to the related trustee (or the  custodian),  either (i)
cause an  electronic  transfer of that  security or (ii) provide a physical  certificate  or note  evidencing the mortgage  security,  registered in the name of the related  trustee (or its  nominee),  or  endorsed  in  blank  or to the  related  trustee  (or its  nominee),  or accompanied  by transfer  documents  sufficient  to effect a transfer to the trustee (or its nominee).

      The trustee (or the  custodian)  will hold the  documents  in trust for the benefit of the related  securityholders,  and generally will review the documents within 180 days after receipt  thereof in the case of documents  delivered  concurrently  with the  execution  and delivery of the related  pooling and servicing  agreement or indenture,  and within the time period specified in the related pooling and servicing  agreement or indenture in the case of all other  documents  delivered.  If any document is found to be missing or defective in any material respect,  the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor,  and the related Seller. If the related Seller does not cure the  omission  or defect  within a specified  period  after  notice is given  thereto by the trustee,  and the  omission or defect  materially  and  adversely  affects the  interests of securityholders  in the  affected  mortgage  loan or mortgage  security,  then,  the related
Seller will be  obligated to  repurchase  the mortgage  loan or mortgage  security  from the trustee at its purchase  price (or, if and to the extent it would  otherwise be permitted to do so for a  breach  of  representation  and  warranty  as  described  under  "The  Mortgage
Pools-Representations  of  Sellers,"  to  substitute  for  the  mortgage  loan  or  mortgage security).  The trustee will be obligated  to enforce this  obligation  of the Seller to the extent described above under "The Mortgage  Pools-Representations by Sellers," but there can be no assurance  that the  applicable  Seller will fulfill its  obligation to repurchase (or substitute  for) the affected  mortgage loan or mortgage  security as described  above.  The depositor  will not be obligated  to  repurchase  or  substitute  for the  mortgage  loan or mortgage  security if the Seller  defaults on its  obligation  to do so. This  repurchase or
substitution   obligation   constitutes   the  sole   remedy   available   to  the   related
securityholders  and the  related  trustee  for  omission  of, or a  material  defect  in, a constituent document.  Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

      The trustee will be authorized at any time to appoint one or more custodians  pursuant to a custodial  agreement to hold title to the mortgage loans and/or mortgage  securities in any  mortgage  pool,  and to maintain  possession  of and,  if  applicable,  to review,  the documents  relating to the mortgage  loans and/or  mortgage  securities,  in any case as the agent of the trustee.  The identity of any  custodian to be appointed on the date of initial issuance  of the  securities  will be set  forth in the  related  prospectus  supplement.  A custodian may be an affiliate of the depositor or the master servicer.

      Except as to mortgage loans underlying any mortgage  securities,  the Seller will make representations  and  warranties  as to the types  and  geographical  concentrations  of the mortgage  loans and as to the accuracy of some of the  information  furnished to the related trustee in respect of each  mortgage loan (for example,  the original  Loan-to-Value  Ratio, the  principal  balance as of the cut-off  date,  the mortgage  rate and  maturity).  Upon a breach of any of these  representations which materially and adversely affects the interests of the  securityholders  in a mortgage loan, the Seller will be obligated to cure the breach in all material  respects,  to  repurchase  the mortgage  loan at its purchase  price or, to substitute  for the mortgage loan a Qualified  Substitute  Mortgage Loan in accordance  with the  provisions  for  substitution  by  Sellers  as  described  above  under  "The  Mortgage
Pools-Representations  by Sellers." This repurchase or substitution  obligation  constitutes
the  sole  remedy  available  to   securityholders   or  the  trustee  for  a  breach  of  a
representation  by a Seller.  Any mortgage loan not so repurchased or substituted  for shall remain in the related trust fund.

      Pursuant to the related pooling and servicing  agreement or servicing  agreement,  the master servicer for any mortgage pool,  either directly or through  servicers,  will service and  administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under  "Servicing of Mortgage  Loans." Each of the depositor and the master  servicer  will make limited  representations  and  warranties  regarding its authority to enter into, and its ability to perform its obligations  under,  the pooling and servicing agreement or servicing agreement.

Distribution Account

      General.  The  master  servicer  and/or  the  trustee  will,  as to each  trust  fund, establish and maintain or cause to be established  and  maintained a  Distribution  Account, which will be  established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related  series.  A Distribution  Account shall be maintained as an Eligible  Account,  and the funds held therein may be held as cash or  invested  in  Permitted  Investments.  Any  Permitted  Investments  shall  not cause the depositor  to  register  under the  Investment  Company Act of 1940.  Any  interest or other income  earned  on funds in the  Distribution  Account  will be paid to the  related  master servicer or trustee as  additional  compensation  or will be  available  for payments on the securities as provided in the  prospectus  supplement.  If permitted by the Rating Agency or
Agencies and so specified in the related prospectus  supplement,  a Distribution Account may contain funds  relating to more than one series of mortgage  pass-through  certificates  and may contain other funds representing  payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

      Deposits.  With respect to each series of  securities,  the related  master  servicer, servicers,  trustee or special servicer will be required to deposit or cause to be deposited in the  Distribution  Account for the related trust fund within a period  following  receipt
(in the case of collections and payments),  the following payments and collections received, or  advances  made,  by the master  servicer,  the  servicers,  the  trustee or any  special servicer  subsequent to the cut-off date with respect to the mortgage loans and/or  mortgage securities in the trust fund (other than payments due on or before the cut-off date):

o     all  payments  on  account  of  principal,  including  principal  prepayments,  on the mortgage loans;

o     all  payments on account of  interest on the  mortgage  loans,  including  any default interest  collected,  in each case net of any  portion  thereof  retained by the master  servicer,  any  servicer  or  any  special  servicer  as  its  servicing compensation or as compensation to the trustee,  and further net of any retained interest of the depositor;

o     all payments on the mortgage securities;

o     all payments on the U.S. Government Securities (if any);

o     all Insurance Proceeds and Liquidation Proceeds;

o     any amounts paid under any instrument or drawn from any fund that  constitutes  credit
            enhancement   for  the  related   series  of  securities   as  described   under
            "Description of Credit Enhancement";

o     any advances made as described under "-Advances" below;

o     any Buydown  Funds (and,  if  applicable,  investment  earnings on the Buydown  Funds)
            required to be paid to securityholders, as described below;

o     any  amounts  paid by the  master  servicer  and the  servicers  to  cover  Prepayment
            Interest  Shortfalls  arising  out  of  the  prepayment  of  mortgage  loans  as described under "Servicing of Mortgage  Loans-Servicing  and Other  Compensation
            and Payment of Expenses; Retained Interest";

o     to the extent that any item does not constitute  additional servicing  compensation to the master servicer,  a servicer or a special servicer,  any payments on account of modification or assumption fees, late payment charges or prepayment  premiums on the mortgage loans;

o     any  amount  required  to be  deposited  by the  master  servicer  or the  trustee  in connection  with losses  realized on  investments  for the benefit of the master servicer or the trustee,  as the case may be, of funds held in the  Distribution
            Account; and

o     any other amounts required to be deposited in the Distribution  Account as provided in the related pooling and servicing  agreement or the related servicing  agreement and  indenture and  described in this  prospectus  or in the related  prospectus supplement.

      With respect to each buydown  mortgage loan,  the master  servicer will be required to deposit, or cause the related servicer to deposit,  the related Buydown Funds provided to it in a Buydown  Account which will comply with the  requirements  set forth in this prospectus with respect to the  Distribution  Account.  The terms of all buydown mortgage loans provide for the  contribution  of Buydown  Funds in an amount equal to or  exceeding  either (1) the total payments to be made from the funds pursuant to the related  buydown plan or (2) if the
Buydown  Funds are to be  deposited  on a  discounted  basis,  that amount of Buydown  Funds which,  together with investment earnings on the Buydown Funds at a rate as will support the scheduled  level of  payments  due under the  buydown  mortgage  loan.  Neither  the  master servicer,  any servicer nor the depositor will be obligated to add to any discounted Buydown
Funds any of its own funds should  investment  earnings prove  insufficient  to maintain the scheduled level of payments.  To the extent that any  insufficiency  is not recoverable from the mortgagor or, in an appropriate case, from the Seller,  distributions to securityholders may be affected.  With respect to each buydown  mortgage loan,  the master  servicer will be required monthly to withdraw from the Buydown Account and deposit,  or cause the servicer of the mortgage  loans to withdraw from the Buydown  Account and deposit,  in the  Distribution
Account as described  above the amount,  if any, of the Buydown Funds (and,  if  applicable, investment  earnings on the Buydown Funds) for each buydown  mortgage loan that,  when added to the amount due from the mortgagor on the buydown  mortgage loan,  equals the full monthly payment  which  would be due on the  buydown  mortgage  loan if it were not  subject  to the buydown plan.

      If the mortgagor on a buydown  mortgage loan prepays the mortgage loan in its entirety during the Buydown  Period,  the master  servicer or servicer of the  mortgage  loan will be required  to  withdraw  from the Buydown  Account  and remit to the  mortgagor  or the other designated  party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account.  If a prepayment by a mortgagor during the Buydown Period together with
Buydown  Funds  will  result in full  prepayment  of a buydown  mortgage  loan,  the  master servicer or servicer of the mortgage  loan  generally  will be required to withdraw from the
Buydown  Account and deposit in the  Distribution  Account the Buydown Funds and  investment earnings on the Buydown Funds,  if any, which together with the prepayment  will result in a prepayment  in full;  provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs.  Any Buydown Funds so remitted to the master  servicer or the  servicer  of the  mortgage  loan  in  connection  with a  prepayment  described  in the preceding  sentence will be deemed to reduce the amount that would be required to be paid by the  mortgagor  to repay  fully the  related  mortgage  loan if the  mortgage  loan were not subject to the buydown plan. Any investment  earnings remaining in the Buydown Account after prepayment  or after  termination  of the  Buydown  Period  will be  remitted to the related mortgagor or the other designated party pursuant to the Buydown  Agreement  relating to each buydown  mortgage loan. If the mortgagor  defaults during the Buydown Period with respect to a buydown  mortgage  loan and the  property  securing the buydown  mortgage  loan is sold in liquidation  (either by the master servicer,  the servicer of the mortgage loan, the primary insurer,  any pool insurer or any other insurer),  the master  servicer or related  servicer will be required to withdraw from the Buydown  Account the Buydown Funds and all  investment earnings on the  Buydown  Funds,  if any,  and either  deposit the same in the  Distribution
Account or,  alternatively,  pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged  property is  transferred  to the insurer and the insurer pays all of the loss incurred in respect of the default.

      Prior to the  deposit of funds  into the  Distribution  Account,  as  described  under
"-Deposits"  above,  funds related to the mortgage loans serviced by a master  servicer or a servicer may be maintained by a master  servicer or a servicer in a Protected  Account which will be  established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related  series.  Each Protected  Account shall be  maintained  as an Eligible  Account,  and the funds held  therein may be held as cash or invested  in  Permitted  Investments.  Any  interest  or other  income  earned on funds in a
Protected  Account  will be paid to the master  servicer  or  servicer,  as  applicable,  as additional  compensation.  If permitted by the Rating Agency or Agencies and so specified in the related  prospectus  supplement,  a Protected Account may contain funds relating to more than  one  series  of  mortgage  pass-through  certificates  and  may  contain  other  funds representing  payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.  In the event that a trust fund has multiple  servicers,  funds from the  Protected  Accounts  may first be remitted  to a Master  Servicer  Collection  Account, meeting the same eligibility  standards as the Protected Accounts,  prior to being deposited into the Distribution Account.

      Withdrawals.  With respect to each series of securities,  the master servicer, trustee or special servicer  generally may make  withdrawals  from the Distribution  Account for the related trust fund for any one or more of the following purposes,  unless otherwise provided in the related agreement and described in the related prospectus supplement:

      (1)      to make  distributions to the related  securityholders  on each distribution date;
      (2)      to  reimburse  the master  servicer,  any  servicer or any other specified person for  unreimbursed  amounts advanced by it in  respect of  mortgage  loans in the trust fund as described under "-Advances"  below,  these  reimbursements to be made out of amounts  received which were  identified and  applied by the master  servicer or a servicer as late collections  of interest (net of related  servicing  fees)
               on and  principal of the  particular  mortgage  loans with respect to which the advances  were made or out of amounts drawn under any form of credit  enhancement  with  respect to the mortgage loans;
      (3)      to reimburse the master servicer,  a servicer or a special servicer for unpaid  servicing  fees earned by it and some
               unreimbursed   servicing  expenses  incurred  by  it  with
               respect   to   mortgage   loans  in  the  trust  fund  and
               properties    acquired   in   respect    thereof,    these
               reimbursement  to be made out of  amounts  that  represent
               Liquidation  Proceeds and Insurance  Proceeds collected on the  particular  mortgage  loans and  properties,  and net
               income  collected  on  the  particular  properties,   with
               respect  to which  the fees were  earned  or the  expenses were  incurred  or out of amounts  drawn under any form of credit  enhancement with respect to the mortgage loans and properties;
      (4)      to reimburse the master servicer,  a servicer or any other specified person for any advances  described in clause (2)
               above made by it and any  servicing  expenses  referred to in clause  (3)  above  incurred  by it which,  in the good faith  judgment  of the master  servicer,  the  applicable servicer  or the  other  person,  will not be  recoverable
               From  the  amounts  described  in  clauses  (2)  and  (3), respectively,  the  reimbursement  to be made from amounts collected  on other  mortgage  loans in the trust fund or, if and to the extent so provided  by the  related  pooling
               and   servicing   agreement   or  the  related   servicing
               agreement  and  indenture  and  described  in the  related prospectus  supplement,  only from that portion of amounts collected  on the other  mortgage  loans that is otherwise distributable  on  one  or  more  classes  of  subordinate securities of the related series;
      (5)      if and to the extent  described in the related  prospectus supplement,  to pay the master  servicer,  a  servicer,  a special servicer or another  specified entity (including a provider of credit  enhancement)  interest  accrued on the advances  described in clause (2) above made by it and the servicing  expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;
      (6)      to  reimburse  the  master  servicer,   a  servicer,   the
               depositor,   or  any  of   their   respective   directors,
               officers,  employees  and agents,  as the case may be, for expenses,  costs and liabilities  incurred thereby, as and to the  extent  described  under  "The  Agreements-Certain
               Matters Regarding the Master Servicer and the Depositor";
      (7)      if and to the extent  described in the related  prospectus supplement, to pay the fees of the trustee;
      (8)      to  reimburse  the  trustee  or  any  of  its   directors,
               officers,  employees  and agents,  as the case may be, for expenses,  costs and liabilities  incurred thereby, as and to the  extent  described  under  "The  Agreements-Certain
               Matters Regarding the Trustee";
      (9)      to pay the master  servicer or the trustee,  as additional compensation,  interest and  investment  income  earned in respect of amounts held in the Distribution Account;
      (10)     to  pay  (generally   from  related   income)  the  master
               servicer,  a  servicer  or a  special  servicer  for costs incurred in connection with the operation,  management and maintenance  of any  mortgaged  property  acquired  by the
               trust  fund  by   foreclosure   or  by  deed  in  lieu  of
               foreclosure;
      (11)     if one or more  elections  have  been  made to  treat  the trust fund or designated  portions  thereof as a REMIC, to pay any  federal,  state or  local  taxes  imposed  on the trust  fund or its assets or  transactions,  as and to the
               extent     described    under    "Federal    Income    Tax
               Consequences-REMICS-Prohibited   Transactions   and  Other
               Possible REMIC Taxes";
      (12)     to pay for the cost of an  independent  appraiser or other expert in real  estate  matters  retained  to  determine a fair  sale  price  for  a  defaulted  mortgage  loan  or a property  acquired in respect  thereof in connection  with the liquidation of the mortgage loan or property;
      (13)     to pay  for  the  cost  of  various  opinions  of  counsel obtained  pursuant  to the related  pooling and  servicing
               agreement   or  the  related   servicing   agreement   and
               indenture for the benefit of the related securityholders;
      (14)     to pay to  itself,  the  depositor,  a Seller or any other appropriate  person all amounts  received  with respect to each mortgage loan purchased,  repurchased or removed from the  trust  fund  pursuant  to the  terms  of the  related pooling and servicing  agreement or the related  servicing
               agreement   and   indenture   and  not   required   to  be
               distributed  as of the date on which the related  purchase price is determined;
      (15)     to make any other  withdrawals  permitted  by the  related pooling and servicing  agreement or the related  servicing agreement  and  indenture  and  described  in the  related prospectus supplement;
      (16)     to pay for costs and  expenses  incurred by the trust fund for environmental site assessments  performed with respect to multifamily or commercial  properties  that  constitute
               security  for  defaulted   mortgage  loans,  and  for  any
               containment,  clean-up or remediation of hazardous  wastes and materials  present on that  mortgaged  properties,  as described under  "Servicing of Mortgage  Loans-Realization
               Upon or Sale of Defaulted Mortgage Loans"; and
      (17)     to clear and terminate the  Distribution  Account upon the termination of the trust fund.
Distributions

      Distributions  on the  securities  of each  series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus  supplement from the available funds for the series and the  distribution  date. The available funds for any series of securities and any distribution  date will generally refer to the total of all payments or other  collections  (or advances in lieu thereof) on, under or in respect of the mortgage  loans and/or  mortgage  securities  and any other  assets  included in the related trust fund that are available for distribution to the  securityholders of the series on that date. The particular  components of the available funds for any series on each  distribution date will be more specifically described in the related prospectus supplement.

      Distributions  on the securities of each series (other than the final  distribution in retirement  of any  certificate)  will be made to the persons in whose names the  securities are  registered on the Record Date, and the amount of each  distribution  will be determined as of the Determination  Date. All distributions with respect to each class of securities on each  distribution  date  will be  allocated  in  accordance  with the  holder's  Percentage
Interest  in a  particular  class.  Payments  will  be  made  either  by  wire  transfer  in immediately  available  funds to the account of a  securityholder  at a bank or other entity having appropriate  facilities  therefor,  if the securityholder has provided the trustee or other  person  required to make the  payments  with wiring  instructions  no later than five business  days prior to the  related  Record  Date or other date  specified  in the  related prospectus  supplement  (and,  if so  provided  in the related  prospectus  supplement,  the securityholder holds securities in any requisite amount or denomination  specified therein), or by check  mailed to the  address of the  securityholder  as it  appears  on the  security register;  provided,  however,  that the final  distribution  in  retirement of any class of securities  will be made only upon  presentation  and  surrender  of the  securities  at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

      Each  class of  securities  of each  series,  other than  Strip  Securities  and REMIC
Residual  Certificates  that have no security  interest rate, may have a different per annum rate at which interest accrues on that class of securities,  which may be fixed, variable or adjustable,  or any combination of rates. The related prospectus supplement will specify the security  interest rate or, in the case of a variable or adjustable  security interest rate, the method  for  determining  the  security  interest  rate,  for each  class.  The  related prospectus  supplement will specify whether interest on the securities of the series will be calculated  on the basis of a  360-day  year  consisting  of  twelve  30-day  months or on a different method.

      Distributions  of interest in respect of the  securities of any class,  other than any class of Accrual  Securities,  Strip Securities or REMIC Residual  Certificates  that is not entitled to any  distributions of interest,  will be made on each distribution date based on the accrued interest for the class and the distribution  date, subject to the sufficiency of the portion of the available funds allocable to the class on the  distribution  date.  Prior to the time  interest is  distributable  on any class of Accrual  Securities,  the amount of accrued  interest  otherwise  distributable  on the  class  will be added  to the  principal balance thereof on each  distribution  date. With respect to each class of  interest-bearing securities,  accrued  interest for each  distribution  date will be equal to interest at the applicable  security  interest rate accrued for a specified period  (generally one month) on the  outstanding  principal  balance thereof  immediately  prior to the  distribution  date.
Accrued interest for each  distribution  date on Strip Securities  entitled to distributions of interest  will be similarly  calculated  except that it will accrue on a notional  amount that is based on either (1) the  principal  balances  of some or all of the  mortgage  loans and/or  mortgage  securities in the related trust fund or (2) the principal  balances of one or more other classes of securities of the same series.  Reference to a notional amount with respect to a class of Strip  Securities is solely for convenience in making  calculations of accrued  interest and does not represent the right to receive any distribution of principal.
If so specified in the related  prospectus  supplement,  the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities,  that may otherwise be added to the  principal  balance of) one or more classes of the  securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls,  as described under "Yield
Considerations",  exceed the amount of any sums  (including,  if and to the extent specified in the  related  prospectus  supplement,  the master  servicer's  or  applicable  servicer's servicing compensation) that are applied to offset the shortfalls.  The particular manner in which the  shortfalls  will be allocated  among some or all of the classes of  securities of that series will be specified in the related prospectus  supplement.  The related prospectus supplement  will also  describe the extent to which the amount of accrued  interest  that is otherwise  distributable  on (or, in the case of Accrual  Securities,  that may otherwise be added to the principal balance of) a class of offered  securities may be reduced as a result of any other contingencies,  including delinquencies,  losses and Deferred Interest on or in respect of the related  mortgage  loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest  otherwise  distributable on a class of securities by reason of the  allocation to the class of a portion of any Deferred
Interest  on or in respect of the  related  mortgage  loans will  result in a  corresponding increase in the principal balance of the class.

      As and to the extent described in the related prospectus supplement,  distributions of principal with respect to a series of securities will be made on each  distribution  date to the holders of the class or classes of securities of the series  entitled  thereto until the principal  balance or balances of the securities have been reduced to zero. In the case of a series of securities  which includes two or more classes of securities,  the timing,  order, priority of payment or amount of distributions in respect of principal,  and any schedule or
formula  or  other   provisions   applicable  to  the   determination   thereof   (including
distributions among multiple classes of senior securities or subordinate securities),  shall be as set forth in the  related  prospectus  supplement.  Distributions  of  principal  with respect to one or more classes of  securities  may be made at a rate that is faster (and, in some cases,  substantially  faster) than the rate at which payments or other  collections of principal  are received on the  mortgage  loans and/or  mortgage  securities  in the related trust fund,  may not commence  until the  occurrence of events such as the retirement of one or more other  classes of  securities  of the same series,  or may be made at a rate that is slower (and, in some cases,  substantially  slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage  securities.  In addition,  distributions  of principal with respect to one or more classes of securities may be made,  subject to available funds,  based on a specified  principal payment schedule and, with  respect to one or more  classes of  securities,  may be  contingent  on the  specified principal  payment  schedule  for  another  class of the same  series  and the rate at which payments  and  other  collections  of  principal  on  the  mortgage  loans  and/or  mortgage securities in the related trust fund are received.

Pre-Funding Account

      If so  specified  in the related  prospectus  supplement,  the  pooling and  servicing agreement  or other  agreement  may  provide for the  transfer by the Sellers of  additional mortgage loans to the related trust after the Closing Date.  The  additional  mortgage loans will be  required  to conform  to the  requirements  set forth in the  related  pooling  and servicing agreement or other agreement providing for the transfer,  and will be underwritten to the same  standards  as the  mortgage  loans  initially  included  in the  trust  fund as described in the prospectus  supplement.  As specified in the related prospectus supplement, the transfer may be funded by the  establishment of a pre-funding  account  established with the trustee.  If a pre-funding  account is established,  all or a portion of the proceeds of the sale of one or more  classes of  securities  of the related  series will be deposited in the account to be released as  additional  mortgage  loans are  transferred.  A  pre-funding account will be required to be maintained as an Eligible  Account,  the amounts  therein may be required to be invested in Permitted  Investments and the amount held therein shall at no time exceed 40% of the aggregate  outstanding  principal balance of the related  securities.
The related pooling and servicing  agreement or other  agreement  providing for the transfer of additional  mortgage loans  generally will provide that the transfers must be made within up to three  months  (with  respect to any series of  certificates)  or up to one year (with respect to any series of notes) after the Closing  Date,  and that amounts set aside to fund the transfers (whether in a pre-funding  account or otherwise) and not so applied within the required  period of time  will be deemed to be  principal  prepayments  and  applied  in the manner set forth in the  prospectus  supplement.  To the extent  amounts in any  pre-funding account have not been used to purchase additional mortgage loans,  holders of the securities may  receive  an  additional  prepayment,  which may  affect  their  yield to  maturity.  In addition,  securityholders may not be able to reinvest amounts received from any pre-funding account in comparable  securities,  or may only be able to do so at a lower  interest  rate.
Distributions on the Securities in Respect of Prepayment Premiums

      Prepayment premiums will generally be retained by the master servicer, a servicer,  or by the Seller as additional compensation.  However, if so provided in the related prospectus supplement,  prepayment  premiums  received on or in connection  with the mortgage  loans or mortgage  securities in any trust fund will be distributed on each  distribution date to the holders of the class or classes of  securities  of the related  series  entitled  thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

      The amount of any losses or shortfalls  in  collections  on the mortgage  loans and/or mortgage  securities  in any trust fund (to the extent not covered or offset by draws on any
reserve  fund  or  under  any   instrument  of  credit   enhancement   or  applied   against
overcollateralization)  will be allocated among the respective  classes of securities of the related series in the priority and manner, and subject to the limitations,  specified in the related  prospectus  supplement.  As described in the related prospectus  supplement,  these allocations  may result in  reductions  in the  entitlements  to interest  and/or  principal
balances  of  one  or  more  classes  of  securities,   or  may  be  effected  simply  by  a
prioritization of payments among classes of securities.

Advances

      If and to the extent  provided in the related  prospectus  supplement,  and subject to any  limitations  specified  therein,  the related  master  servicer or any servicer will be obligated to advance, or have the option of advancing,  on or before each distribution date, from its own funds or from excess  funds held in the  related  Master  Servicing  Collection
Account  or  Protected  Account  that are not part of the  available  funds for the  related series of  securities  for that  distribution  date,  an amount up to the  aggregate  of any scheduled  payments of interest  (and,  if specified in the related  prospectus  supplement, principal) on the mortgage  loans that were  delinquent  on, or not received by, the related
Determination  Date (or such other date specified in the  Agreement,  but in any event prior to the related  distribution  date).  No notice will be given to the  certificateholders  of these advances.  Advances are intended to maintain a regular flow of scheduled  interest and principal  payments  to  holders of the class or classes  of  securities  entitled  thereto, rather than to guarantee or insure against losses.  Accordingly,  all advances made from the master  servicer's or a servicer's own funds will be reimbursable out of related  recoveries on the mortgage loans  (including,  to the extent  described in the  prospectus  supplement, amounts received under any fund or instrument  constituting credit  enhancement)  respecting which  advances  were made and other  specific  sources as may be  identified in the related prospectus  supplement,  including  amounts which would  otherwise be payable to the offered securities.  No Nonrecoverable Advance will be required to be made by the master servicer or a servicer;  and, if previously  made by a master servicer or a servicer,  a  Nonrecoverable
Advance will be  reimbursable  from any amounts in the related  Master  Servicer  Collection
Account or Protected Account prior to any distributions  being made to the related series of securityholders.  If  advances  have  been  made  from  excess  funds in a  Master  Servicer
Collection  Account,  the master  servicer  will be  required  to replace  the funds in such account on any future  distribution  date to the extent that funds then in such  account are insufficient to permit full  distributions to  securityholders on that date. If so specified in the related prospectus  supplement,  the obligation of a master servicer or a servicer to make  advances  may be  secured  by a  cash  advance  reserve  fund  or a  surety  bond.  If applicable,  information  regarding the  characteristics of, and the identity of any obligor on, a surety bond,  will be set forth in the related  prospectus  supplement.  If any person other than the master servicer has any obligation to make advances as described  above,  the related prospectus  supplement will identify the person. If and to the extent so provided in the related  prospectus  supplement,  any entity making advances will be entitled to receive interest  on the  advances  for the period that the  advances  are  outstanding  at the rate specified in the  prospectus  supplement,  and the entity will be entitled to payment of the interest  periodically  from general  collections on the mortgage loans in the related trust fund  prior to any  payment to  securityholders  or as  otherwise  provided  in the  related pooling and  servicing  agreement or servicing  agreement  and  described in the  prospectus supplement.  As specified in the related prospectus supplement with respect to any series of securities  as  to  which  the  trust  fund  includes  mortgage  securities,  the  advancing obligations  with respect to the underlying  mortgage loans will be pursuant to the terms of the mortgage  securities,  as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing  agreements for such mortgage  securities,  and may differ from the provisions described above.

Reports to Securityholders

      With  each  distribution  to   securityholders   of  a  particular  class  of  offered
securities,  the  related  master  servicer,  trustee or other  specified  person  will make available  to each holder of record of the class of  securities  a statement  or  statements with respect to the related trust fund setting forth the information  specifically described in the related  pooling  and  servicing  agreement  or the related  servicing  agreement  or indenture,  which  generally  will include the following as  applicable  except as otherwise provided therein:

o     the amount, if any, of the distribution allocable to principal;

o     the amount, if any, of the distribution allocable to interest;

o     the  outstanding  principal  balance or  notional  amount of each class  after  giving effect to the distribution of principal on the distribution date;

o     the amount of servicing  compensation received by the related master servicer (and, if payable  directly out of the related trust fund, by any special servicer and any subservicer);

o     the aggregate  amount of advances  included in the  distributions  on the distribution date,  and the  aggregate  amount  of  unreimbursed  advances  at the  close  of business on the distribution date;

o     the aggregate  principal  balance of the mortgage  loans in the related  mortgage pool on, or as of a specified date shortly prior to, the distribution date;

o     the number  and  aggregate  principal  balance of any  mortgage  loans in the  related mortgage pool in respect of which (A) one scheduled  payment is delinquent,  (B)
            two scheduled payments are delinquent,  (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

o     the balance of the reserve fund, if any, at the close of business on the  distribution date;

o     the amount of  coverage  remaining  under any  financial  guaranty  insurance  policy, mortgage pool insurance  policy or letter of credit covering  default risk and a description of any credit enhancement substituted therefor;

o     the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable,  as of the close of business on the applicable  distribution  date and a description of any change in the calculation of these amounts; and

o     with respect to any series of securities as to which the trust fund includes  mortgage securities,  additional  information as required under the related Agreement and specified in the related prospectus supplement.

      In the case of  information  furnished  pursuant  to the first two  items  above,  the amounts will be expressed as a dollar amount per minimum  denomination of the relevant class of offered  securities or per a specified portion of the minimum  denomination.  In addition
to  the  information   described  above,  reports  to  securityholders  will  contain  other information  as is set  forth in the  applicable  pooling  and  servicing  agreement  or the applicable servicing agreement or indenture,  which may include prepayments,  reimbursements to  subservicers  and the master  servicer  and losses borne by the related  trust fund.  In addition,  within a  reasonable  period of time  after the end of each  calendar  year,  the master  servicer  or trustee  will  furnish a report to each  holder of record of a class of offered  securities  at any time during the calendar year which,  for example,  will include information as to the aggregate of amounts reported  pursuant to the first three items above for the  calendar  year or,  in the event  the  person  was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                             DESCRIPTION OF CREDIT ENHANCEMENT

General

      As set forth below and in the applicable  prospectus  supplement,  credit  enhancement may be provided by one or more of a financial  guaranty  insurance  policy, a special hazard insurance  policy, a mortgage pool insurance policy or a letter of credit.  In addition,  if provided in the applicable  prospectus  supplement,  in lieu of or in addition to any or all of the foregoing  arrangements,  credit  enhancement may be in the form of a reserve fund to cover the losses,  subordination  of one or more classes of  subordinate  securities for the benefit  of  one or  more  classes  of  senior  securities,  of  cross-collateralization  or overcollateralization,  or a  combination  of  the  foregoing.  The  credit  support  may be provided by an assignment of the right to receive specified cash amounts,  a deposit of cash into a reserve fund or other pledged assets,  or by guarantees  provided by a third-party or any combination thereof identified in the applicable prospectus  supplement.  Each component will have  limitations  and will provide  coverage  with  respect to Realized  Losses on the related mortgage loans.  Credit support will cover Defaulted  Mortgage Losses,  but coverage may be  limited  or  unavailable  with  respect  to Special  Hazard  Losses,  Fraud  Losses,
Bankruptcy  Losses and  Extraordinary  Losses. To the extent that the credit support for the offered  securities  of any series is exhausted,  the holders  thereof will bear all further risk of loss.

      The  amounts and types of credit  enhancement  arrangements  as well as the  providers thereof,  if applicable,  with respect to the offered  securities of each series will be set forth in the  related  prospectus  supplement.  To the  extent  provided  in the  applicable prospectus  supplement  and the pooling and  servicing  agreement or  indenture,  the credit enhancement arrangements may be periodically modified,  reduced and substituted for based on the aggregate  outstanding  principal  balance of the mortgage loans covered  thereby or the principal  amount or interest due on one or more classes of securities.  See "Description of
Credit  Enhancement-Reduction  or Substitution of Credit  Enhancement."  If specified in the applicable  prospectus  supplement,  credit support for the offered securities of one series may cover the offered securities of one or more other series.

      In  general,  references  to  "mortgage  loans"  under  this  "Description  of  Credit
Enhancement"  section are to mortgage loans in a trust fund.  However, if so provided in the prospectus  supplement for a series of securities,  any mortgage  securities included in the related  trust fund and/or the related  underlying  mortgage  loans may be covered by one or more of the types of credit support  described in this  prospectus.  The related  prospectus supplement will specify, as to each form of credit support, the information  indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

      If so  specified  in the  related  prospectus  supplement,  one  or  more  classes  of securities of a series may be subordinate securities.  Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement,  the rights of the holders of subordinate  securities to receive distributions from the Distribution Account on any  distribution  date will be subordinated to the  corresponding  rights of the holders of senior  securities.  In  addition,  as  provided  in the  prospectus  supplement,  losses or shortfalls  will be allocated to  subordinate  securities  before they are allocated to more senior securities.  If so provided in the related prospectus  supplement,  the subordination of a class may apply  only in the event of (or may be  limited  to) some  types of losses or shortfalls.  The related  prospectus  supplement will set forth  information  concerning the manner and amount of subordination  provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

      If the mortgage  loans and/or  mortgage  securities in any trust fund are divided into separate  groups,  each  supporting a separate class or classes of securities of the related series,  credit  enhancement may be provided by  cross-collateralization  support provisions requiring that distributions be made on senior securities  evidencing interests in one group of  mortgage  loans  and/or  mortgage  securities  prior  to  distributions  on  subordinate securities  evidencing  interests in a different  group of mortgage  loans  and/or  mortgage securities  within the trust fund.  The  prospectus  supplement for a series that includes a cross-collateralization  provision  will describe the manner and conditions for applying the provisions.

Overcollateralization

      If so specified in the related  prospectus  supplement,  interest  collections  on the mortgage  loans may exceed  interest  payments  on the  offered  securities  for the related distribution  date. The excess interest may be deposited into a reserve fund or applied as a payment  of  principal  on the  securities.  To the  extent  excess  interest  is applied as principal payments on the securities,  the effect will be to reduce the principal balance of the securities relative to the outstanding  balance of the mortgage loans,  thereby creating overcollateralization and additional protection to the securityholders,  as specified in the related  prospectus  supplement.  If so  provided  in  the  related  prospectus  supplement, overcollateralization  may also be provided as to any series of  securities  by the issuance of  securities  in an initial  aggregate  principal  amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

      If so specified in the related prospectus  supplement,  a financial guaranty insurance policy may be obtained and maintained for a class or series of securities.  The insurer with respect  to a  financial  guaranty  insurance  policy  will  be  described  in  the  related prospectus supplement.

      A financial  guaranty  insurance policy will be unconditional and irrevocable and will guarantee to holders of the  applicable  securities  that an amount equal to the full amount of  payments  due to the  holders  will be received by the trustee or its agent on behalf of the holders for payment on each  distribution  date.  The  specific  terms of any  financial guaranty  insurance  policy  will be set  forth  in the  related  prospectus  supplement.  A financial  guaranty  insurance policy may have limitations and generally will not insure the obligation  of the  Sellers  or the  master  servicer  to  repurchase  or  substitute  for a defective  mortgage  loan,  will not  insure  Prepayment  Interest  Shortfalls  or  interest shortfalls  due to the  application  of the Relief Act and will not  guarantee  any specific rate of principal  payments.  The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

      Any mortgage pool insurance  policy obtained by the depositor for a trust fund will be issued by the insurer  named in the  applicable  prospectus  supplement.  Each mortgage pool insurance  policy will cover  Defaulted  Mortgage  Losses in an amount equal to a percentage specified in the applicable  prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted  Mortgage Losses on any mortgage up to a specified  percentage of the Value of that mortgage  loan. As set forth under  "Maintenance of Credit  Enhancement," the master servicer will use reasonable efforts to maintain,  or cause the servicers to maintain,  any mortgage pool insurance policy and to present claims  thereunder to the insurer on behalf of itself,  the related  trustee and the related  securityholders.  The mortgage pool insurance  policies,  however,  are not blanket policies  against  loss,  since claims  thereunder  may only be made  respecting  particular defaulted  mortgage  loans and only upon  satisfaction  of the terms of the related  policy.
Any exceptions to coverage will be described in the related  prospectus  supplement.  Unless specified in the related  prospectus  supplement,  the mortgage pool insurance  policies may not cover  losses  due to a failure  to pay or denial of a claim  under a Primary  Insurance
Policy, irrespective of the reason therefor.

Letter of Credit

      If any component of credit  enhancement as to the offered securities of a series is to be  provided  by a  letter  of  credit,  a bank  will  deliver  to the  related  trustee  an irrevocable  letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans.  The bank that delivered the letter of credit,  as well as the amount available  under the letter of credit with respect to each component of credit  enhancement, will be specified in the applicable  prospectus  supplement.  If so specified in the related prospectus  supplement,  the letter of credit may permit  draws only in the event of certain types of losses and  shortfalls.  The letter of credit may also  provide  for the payment of required  advances  which the master  servicer  or any  servicer  fails to make.  The amount available  under the letter of credit  will,  in all cases,  be reduced to the extent of any unreimbursed  payments  thereunder  and may otherwise be reduced as described in the related prospectus supplement.  The letter of credit will expire on the expiration date set forth in the related prospectus supplement,  unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

      Any special hazard  insurance  policy  covering  Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable  prospectus supplement.  Each special hazard  insurance  policy will,  subject to limitations  described below,  protect holders of the related series of securities from Special Hazard Losses.  See
"Description of Primary Mortgage Insurance,  Hazard Insurance;  Claims Thereunder." However,
a  special  hazard  insurance  policy  will  not  cover  losses  occasioned  by  war,  civil insurrection,  some governmental actions,  errors in design, faulty workmanship or materials
(except under some circumstances),  nuclear reaction,  chemical contamination,  waste by the mortgagor and other risks.  Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus  supplement and will be subject to reduction as described in the related prospectus supplement.

      Subject to the foregoing  limitations,  a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed  mortgage loan (title to which has been  acquired by the  insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance  policy,  if any,  maintained by the mortgagor or the master servicer,  special  servicer or the servicer,  the insurer will pay the lesser of
(1) the cost of repair or  replacement  of the property or (2) upon transfer of the property to the  insurer,  the  unpaid  principal  balance  of the  mortgage  loan  at  the  time  of acquisition  of the property by  foreclosure  or deed in lieu of  foreclosure,  plus accrued interest at the mortgage rate to the date of claim  settlement and expenses  incurred by the master servicer,  special servicer or servicer with respect to the property. If the property is  transferred  to a third party in a sale  approved  by the issuer of the  special  hazard insurance  policy,  the amount that the issuer  will pay will be the amount  under (2) above reduced by the net proceeds of the sale of the property.  No claim may be validly  presented under the special hazard insurance  policy unless hazard insurance on the property  securing a  defaulted  mortgage  loan  has been  kept in force  and  other  reimbursable  protection, preservation  and  foreclosure  expenses  have been paid (all of which must be  approved  in advance by the issuer of the  special  hazard  insurance  policy).  If the unpaid  principal balance  plus accrued  interest  and expenses is paid by the insurer,  the amount of further coverage under the related  special hazard  insurance  policy will be reduced by that amount less any net proceeds from the sale of the  property.  Any amount paid as the cost of repair of the property will further  reduce  coverage by that amount.  Restoration  of the property with the proceeds  described  under (1) above will satisfy the condition under each mortgage pool insurance  policy that the property be restored  before a claim under the mortgage pool insurance  policy may be validly  presented  with  respect to the  defaulted  mortgage  loan secured by the property.  The payment described under (2) above will render  presentation of a claim in respect of the mortgage  loan under the related  mortgage pool  insurance  policy unnecessary.  Therefore,  so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard  insurance  policy of the cost of repair or of the  unpaid  principal  balance of the  related  mortgage  loan plus  accrued  interest  and expenses  will not affect the total  Insurance  Proceeds paid to  securityholders,  but will affect  the  relative  amounts  of  coverage  remaining  under the  related  special  hazard insurance policy and mortgage pool insurance policy.

      As and to the extent set forth in the applicable  prospectus  supplement,  coverage in respect of Special Hazard Losses for a series of securities may be provided,  in whole or in part, by a type of instrument  other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

      If so provided in the related  prospectus  supplement,  the depositor  will deposit or cause to be deposited in a reserve fund any  combination  of cash,  one or more  irrevocable letters of credit or one or more Permitted  Investments in specified  amounts,  or any other instrument  satisfactory  to the relevant  Rating Agency or Agencies,  which will be applied and  maintained  in the  manner  and  under  the  conditions  specified  in  the  prospectus supplement.  In the  alternative or in addition to the deposit,  to the extent  described in the related prospectus  supplement,  a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related  subordinate  securities,  from the retained  interest  of the  depositor  or  otherwise.  To the extent that the funding of the reserve fund is dependent on amounts  otherwise payable on related  subordinate  securities, any  retained  interest of the  depositor  or other cash flows  attributable  to the related mortgage  loans or  reinvestment  income,  the reserve fund may provide less  coverage  than initially  expected  if the cash  flows or  reinvestment  income  on which  the  funding  is dependent are lower than anticipated.  In addition, with respect to any series of securities as to which credit  enhancement  includes a letter of credit, if so specified in the related prospectus  supplement,  if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.  Amounts in a reserve fund may be distributed to  securityholders,  or applied to reimburse the master servicer or a servicer for outstanding  advances,  or may be used for other purposes,  in the manner and to the extent  specified  in the  related  prospectus  supplement.  The  related  prospectus supplement  will  disclose  whether a reserve fund is part of the related trust fund. If set forth in the related  prospectus  supplement,  a reserve  fund may provide  coverage to more than one series of securities.

      In connection  with the  establishment  of any reserve fund,  the reserve fund will be structured  so that the trustee will have a perfected  security  interest for the benefit of the  securityholders  in the assets in the  reserve  fund.  However,  to the extent that the depositor,  any  affiliate  thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy,  receivership  or insolvency of that entity,  there could be
delays  in   withdrawals   from  the  reserve  fund  and   corresponding   payments  to  the
securityholders  which  could  adversely  affect  the  yield  to  investors  on the  related securities.

      Amounts  deposited  in any reserve  fund for a series  will be  invested in  Permitted
Investments  by, or at the direction  of, and for the benefit of the master  servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

      If so  provided  in the  related  prospectus  supplement,  the trust fund may  include guaranteed  investment  contracts  pursuant to which  moneys held in the funds and  accounts established  for the related  series will be invested  at a specified  rate.  The  principal terms of a guaranteed investment contract or other cash flow agreement,  and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

      To the extent that the applicable  prospectus  supplement  does not expressly  provide for alternative credit  enhancement  arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

      If a financial  guaranty insurance policy has been obtained for one or more classes of securities  of a series,  the trustee will be obligated  to exercise  reasonable  efforts to keep the financial  guaranty  insurance policy in full force and effect  throughout the term of the  applicable  pooling  and  servicing  agreement  or  servicing  agreement,  until the specified class or classes of securities have been paid in full, unless coverage  thereunder has been exhausted  through  payment of claims,  or until the financial  guaranty  insurance policy is replaced in  accordance  with the terms of the  applicable  pooling and  servicing agreement  or  servicing  agreement.  The trustee  will agree to remit the premiums for each financial  guaranty  insurance  policy,  from  available  funds  of the  related  trust,  in accordance  with the  provisions  and  priorities  set forth in the  applicable  pooling and servicing  agreement or servicing  agreement,  on a timely  basis.  In the event the insurer ceases to be a qualified  insurer as  described  in the related  prospectus  supplement,  or fails to make a required  payment under the related  financial  guaranty  insurance  policy, neither the trustee nor any other  person will have any  obligation  to replace the insurer.
Any losses  associated  with any reduction or  withdrawal in rating by an applicable  Rating
Agency shall be borne by the related securityholders.

      If a mortgage pool insurance  policy has been obtained for some or all of the mortgage loans related to a series of securities,  the master  servicer will be obligated to exercise reasonable  efforts to keep the mortgage  pool  insurance  policy (or an  alternate  form of credit support) in full force and effect  throughout the term of the applicable  pooling and servicing  agreement or servicing agreement to the extent provided in the related prospectus supplement.  The master  servicer  will agree to pay the  premiums  for each  mortgage  pool insurance  policy on a timely basis.  In the event the pool insurer ceases to be a qualified insurer  because it ceases to be qualified  by law to transact  pool  insurance  business or coverage is terminated  for any reason other than  exhaustion  of the  coverage,  the master servicer will use reasonable  efforts to obtain from another qualified insurer a replacement insurance  policy  comparable to the mortgage pool  insurance  policy with a total  coverage equal to the then  outstanding  coverage of the mortgage  pool  insurance  policy,  provided that,  if the cost of the  replacement  policy is greater than the cost of the mortgage pool insurance  policy,  the coverage of the replacement  policy will, unless otherwise agreed to by the  depositor,  be  reduced to a level  such that its  premium  rate does not exceed the premium rate on the mortgage pool insurance policy.

      If a letter of credit or alternate form of credit  enhancement has been obtained for a series, the trustee will be obligated to exercise  reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit  support) in full force and effect throughout the term of the applicable pooling and servicing  agreement or indenture,  unless coverage  thereunder  has  been  exhausted  through  payment  of  claims  or  otherwise,  or substitution  therefor is made as  described  below under  "-Reduction  or  Substitution  of
Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement,  if a letter of credit  obtained for a series of  securities is scheduled to expire prior to the date the final  distribution  on the  securities  is made and  coverage  under the letter of credit has not been exhausted and no  substitution  has occurred,  the trustee will draw the amount  available  under the  letter  of credit  and  maintain  the  amount in trust for the securityholders.

      If a special hazard  insurance policy has been obtained for the mortgage loans related to a  series  of  securities,  the  master  servicer  will  also be  obligated  to  exercise reasonable  efforts to maintain and keep the policy in full force and effect  throughout the term of the  applicable  pooling and  servicing  agreement  or servicing  agreement,  unless
coverage   thereunder  has  been  exhausted  through  payment  of  claims  or  otherwise  or substitution  therefor is made as  described  below under  "-Reduction  or  Substitution  of
Credit  Enhancement."  If coverage  for Special  Hazard  Losses  takes the form of a special hazard  insurance  policy,  the  policy  will  provide  coverage  against  risks of the type described  in this  prospectus  under  "Description  of  Credit  Enhancement-Special  Hazard
Insurance  Policies."  The master  servicer may obtain a substitute  policy for the existing special hazard  insurance  policy if prior to the  substitution  the master servicer obtains written  confirmation  from the Rating Agency or Agencies that rated the related  securities that the substitution  shall not adversely  affect the then-current  ratings assigned to the securities by the Rating Agency or Agencies.

      The master  servicer,  on behalf of itself,  the  trustee  and  securityholders,  will provide the trustee information  required for the trustee to draw under the letter of credit and will  present  claims  to each  pool  insurer,  to the  issuer  of each  special  hazard insurance  policy,  and,  in  respect  of  defaulted  mortgage  loans for which  there is no servicer,  to each primary insurer and take any reasonable  steps as are necessary to permit recovery under the letter of credit,  insurance policies or comparable  coverage  respecting defaulted  mortgage  loans  or  mortgage  loans  which  are  the  subject  of  a  bankruptcy proceeding.  As set forth above,  all  collections by the master servicer under any mortgage pool insurance  policy or any Primary  Insurance  Policy and, where the related property has not been restored,  a special hazard  insurance  policy,  are to be deposited in the related
Distribution  Account,  subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related  Distribution  Account.  In those cases in which a mortgage  loan is serviced by a servicer,  the  servicer,  on behalf of itself,  the trustee and the  securityholders  will present claims to the primary  insurer,  and all paid claims shall  initially be deposited in a Protected  Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

      If any property  securing a defaulted  mortgage loan is damaged and proceeds,  if any, from the related hazard insurance  policy or any applicable  special hazard insurance policy are  insufficient  to restore the  damaged  property  to a  condition  sufficient  to permit recovery under any financial  guaranty  insurance  policy,  mortgage pool insurance  policy, letter of credit or any related Primary  Insurance  Policy,  neither the master servicer nor any servicer is required to expend its own funds to restore the damaged  property  unless it determines  (1) that the  restoration  will  increase the proceeds to one or more classes of securityholders  on  liquidation  of the  mortgage  loan after  reimbursement  of the master servicer  for its  expenses  and (2) that the  expenses  will be  recoverable  by it through liquidation  Proceeds or  Insurance  Proceeds.  If  recovery  under any  financial  guaranty insurance policy,  mortgage pool insurance  policy,  letter of credit or any related Primary
Insurance Policy is not available  because the master servicer or a servicer has been unable to make the above  determinations,  has made the  determinations  incorrectly or recovery is not available for any other reason,  the master  servicer and each servicer is  nevertheless obligated to follow the normal practices and procedures  (subject to the preceding sentence)
as it deems  necessary or advisable to realize upon the  defaulted  mortgage loan and in the event the  determinations  have been  incorrectly  made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

      The amount of credit support provided  pursuant to any form of credit  enhancement may be reduced.  In most cases, the amount available  pursuant to any form of credit enhancement will be  subject  to  periodic  reduction  in  accordance  with a  schedule  or formula on a nondiscretionary  basis pursuant to the terms of the related pooling and servicing agreement or indenture.  Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced,  reduced or terminated,  and the formula used in calculating  the amount of coverage with respect to Bankruptcy Losses,  Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders,  upon the written assurance from each  applicable  Rating  Agency  that its  then-current  rating  of the  related  series of securities will not be adversely affected.  Furthermore, in the event that the credit rating of any obligor under any applicable credit  enhancement is downgraded,  the credit rating or ratings of the related  series of securities  may be downgraded  to a  corresponding  level, and,  neither  the  master  servicer  nor any  other  person  will be  obligated  to  obtain replacement  credit  support in order to restore the rating or ratings of the related series of  securities.  The master  servicer  will also be permitted to replace the credit  support with other  credit  enhancement  instruments  issued by obligors  whose  credit  ratings are equivalent to the  downgraded  level and in lower amounts which would satisfy the downgraded level,  provided that the then-current rating or ratings of the related series of securities are  maintained.  Where the credit  support is in the form of a reserve  fund,  a  permitted reduction in the amount of credit  enhancement  will result in a release of all or a portion of the assets in the reserve fund to the depositor,  the master servicer or the other person that is entitled thereto.  Any assets so released will not be available for distributions in future periods.

                   OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

      The trustee on behalf of a trust fund may enter into  interest rate or other swaps and related  caps,  floors and  collars to minimize  the risk to  securityholders  from  adverse changes in interest rates or to provide credit support,  which are collectively  referred to as swaps, and other yield supplement  agreements or similar yield  maintenance  arrangements that do not  involve  swap  agreements  or other  notional  principal  contracts,  which are collectively referred to as yield supplement agreements.

      An  interest  rate swap is an  agreement  between  two parties to exchange a stream of interest  payments on an agreed  hypothetical or "notional"  principal  amount. No principal amount is exchanged  between the  counterparties  to an interest  rate swap.  In the typical swap,  one party  agrees  to pay a fixed  rate on a  notional  principal  amount,  while the counterparty  pays a floating rate based on one or more reference  interest rates  including the London Interbank  Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury
Bill rates.  Interest  rate swaps also  permit  counterparties  to exchange a floating  rate obligation  based upon one  reference  interest  rate,  such as LIBOR,  for a floating  rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

      Swaps may include  "total return swaps," where all or a portion of the total amount of interest and  principal on a security is paid by a  third-party  in exchange for an up front payment or a stated periodic payment,  and "credit  derivatives" where credit enhancement is provided in the form of a swap  agreement,  and which may include a "credit  support  annex"
where securities,  rights, or other amounts are pledged as collateral for the performance of the counterparty.  Additionally,  agreements  relating to other types of derivative products that are designed to provide  credit  enhancement  to the related series may be entered into by a  trustee  and one or more  counterparties.  The  terms of total  return  swaps,  credit derivatives  and any other  derivative  product  agreement  and any  counterparties  will be described in the accompanying prospectus supplement.

      Yield  supplement  agreements  may be entered into to supplement  the interest rate or other rates on one or more classes of the securities of any series.

      There can be no assurance  that the trustee will be able to enter into or offset swaps or enter into yield  supplement  agreements or other  derivative  product  agreements at any specific time or at prices or on other terms that are  advantageous.  In addition,  although the terms of the swaps and yield  supplement  agreements may provide for  termination  under various circumstances,  there can be no assurance that the trustee will be able to terminate a swap or yield  supplement  agreement  when it would be  economically  advantageous  to the trust fund to do so.

Purchase Obligations

      Some types of trust assets and some classes of securities of any series,  as specified in the related  prospectus  supplement,  may be subject to a purchase  obligation that would become  applicable on one or more  specified  dates,  or upon the  occurrence of one or more specified  events,  or on demand made by or on behalf of the applicable  securityholders.  A purchase  obligation  may  be  in  the  form  of a  conditional  or  unconditional  purchase commitment,  liquidity facility,  remarketing  agreement,  maturity guaranty,  put option or demand  feature.  The  terms and  conditions  of each  purchase  obligation,  including  the purchase  price,  timing  and  payment  procedure,  will be  described  in the  accompanying prospectus  supplement.  A purchase  obligation  relating to trust assets may apply to those trust assets or to the related  securities.  Each  purchase  obligation  may be a secured or unsecured  obligation of the provider  thereof,  which may include a bank or other financial institution  or an  insurance  company.  Each  purchase  obligation  will be evidenced by an instrument  delivered to the trustee for the benefit of the  applicable  securityholders  of the related series. As specified in the accompanying  prospectus  supplement,  each purchase obligation  relating to trust  assets will be payable  solely to the trustee for the benefit of the securityholders of the related series.  Other purchase  obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

       DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER

General

      The  mortgaged  property  with  respect to each  mortgage  loan will be required to be covered by a hazard  insurance  policy  and,  if  required  as  described  below,  a Primary
Insurance Policy.  The following is only a brief description of these insurance policies and does not purport to summarize  or describe  all of the  provisions  of these  policies.  The insurance  is subject to  underwriting  and  approval of  individual  mortgage  loans by the respective insurers.

Primary Mortgage Insurance Policies

      In a  securitization  of single  family  loans,  single  family loans  included in the related  mortgage pool having a  Loan-to-Value  Ratio at  origination  of over 80% (or other percentage  as  described  in the  related  prospectus  supplement)  may be  required by the depositor to be covered by a Primary  Insurance  Policy.  The Primary  Insurance Policy will insure  against  default  on a mortgage  loan as to at least the  principal  amount  thereof exceeding  75% of the  Value of the  related  mortgaged  property  (or other  percentage  as described in the related prospectus  supplement) at origination of the mortgage loan, unless and until the  principal  balance  of the  mortgage  loan is  reduced  to a level that would produce a  Loan-to-Value  Ratio equal to or less than at least 80% (or other  percentage  as described in the prospectus  supplement).  This type of mortgage loan will not be considered to be an exception to the foregoing  standard if no Primary Insurance Policy was obtained at origination  but the  mortgage  loan has  amortized to below the above  Loan-to-Value  Ratio percentage as of the applicable  cut-off date.  Mortgage loans which are subject to negative amortization  will only be  covered by a Primary  Insurance  Policy if the  coverage  was so required upon their origination,  notwithstanding that subsequent negative  amortization may cause the  mortgage  loan's  Loan-to-Value  Ratio,  based on the  then-current  balance,  to
subsequently   exceed  the  limits  which  would  have  required  the  coverage  upon  their origination.  Multifamily,  commercial and mixed-use  loans will not be covered by a Primary
Insurance Policy, regardless of the related Loan-to-Value Ratio.

      While the terms and conditions of the Primary  Insurance  Policies issued by a primary insurer  will  differ  from  those in Primary  Insurance  Policies  issued by other  primary insurers,  each Primary Insurance Policy will in general cover the Primary Insurance Covered
Loss. The primary insurer generally will be required to pay:

o     the insured percentage of the Primary Insurance Covered Loss;

o     the entire amount of the Primary  Insurance Covered Loss, after receipt by the primary insurer of good and  merchantable  title to, and  possession  of, the  mortgaged property; or

o     at the option of the primary insurer,  the sum of the delinquent monthly payments plus any  advances  made by the insured,  both to the date of the claim  payment and, thereafter,  monthly payments in the amount that would have become due under the mortgage  loan if it had not  been  discharged  plus  any  advances  made by the insured  until the  earlier  of (1) the date the  mortgage  loan would have been discharged in full if the default had not occurred or (2) an approved sale.

      As conditions  precedent to the filing or payment of a claim under a Primary Insurance
Policy,  in the event of default by the  mortgagor,  the insured will typically be required, among other things, to:

o     advance or discharge (1) hazard  insurance  premiums and (2) as necessary and approved
            in  advance  by  the  primary  insurer,   real  estate  taxes,   protection  and
            preservation expenses and foreclosure and related costs;

o     in the  event of any  physical  loss or  damage to the  mortgaged  property,  have the mortgaged  property  restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

o     tender to the primary insurer good and  merchantable  title to, and possession of, the mortgaged property.

      For any single  family  loan for which the  coverage is  required  under the  standard described  above,  the  master  servicer  will  maintain,  or will cause  each  servicer  to maintain,  in full  force and  effect  and to the extent  coverage  is  available  a Primary
Insurance  Policy  with  regard  to each  single  family  loan,  provided  that the  Primary
Insurance  Policy was in place as of the cut-off date and the depositor had knowledge of the
Primary  Insurance  Policy.  The master  servicer or the Seller will not cancel or refuse to renew a Primary  Insurance  Policy in effect at the time of the initial issuance of a series of  securities  that is  required  to be kept in force  under  the  applicable  pooling  and servicing  agreement or indenture  unless the replacement  Primary  Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying  ability is acceptable  to the  Rating  Agency or  Agencies  that  rated the  series of  securities  for mortgage  pass-through  certificates  having a rating  equal to or better  than the  highest then-current  rating  of any class of the  series of  securities.  For  further  information regarding  the  extent of  coverage  under any  mortgage  pool  insurance  policy or primary
Insurance Policy, see "Description of Credit Enhancement-Mortgage Pool insurance Policies."

Hazard Insurance Policies

      The terms of the mortgage loans require each mortgagor to maintain a hazard  insurance policy for their  mortgage  loan.  Additionally,  the pooling  and  servicing  agreement  or servicing  agreement  will require the master  servicer to cause to be  maintained  for each mortgage  loan a hazard  insurance  policy  providing  for no less than the  coverage of the standard  form of fire  insurance  policy with extended  coverage  customary in the state in which the  property is located.  The  coverage  generally  will be in an amount equal to the lesser of the principal  balance owing on the mortgage loan and 100% of the insurable  value of the  improvements  securing the mortgage loan;  provided,  that in any case,  such amount shall be sufficient to prevent the mortgagor  and/or  mortgagee  from becoming a co-insurer.
The  ability  of  the  master  servicer  to  ensure  that  hazard  insurance   proceeds  are
appropriately  applied may be dependent on it, or the servicer of the mortgage  loan,  being named as an  additional  insured  under  any  hazard  insurance  policy  and under any flood insurance  policy referred to below, or upon the extent to which  information in this regard is furnished to the master servicer by mortgagors or servicers.

      As set forth above,  all amounts  collected by the master servicer or a servicer under any hazard  policy  (except  for amounts to be applied to the  restoration  or repair of the mortgaged  property or released to the  mortgagor in  accordance  with  teamster  servicer's normal servicing  procedures)  will be deposited in the related  Distribution  Account.  The pooling  and  servicing  agreement  or  servicing  agreement  will  provide  that the master servicer  may  satisfy  its  obligation  to  cause  hazard  policies  to  be  maintained  by maintaining,  or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible  clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related  Distribution
Account all sums which would have been deposited therein but for the clause.

      In general,  the standard form of fire and extended  coverage  policy covers  physical damage to or destruction of the improvements on the property by fire, lightning,  explosion, smoke,  windstorm,  hail, riot,  strike and civil  commotion,  subject to the conditions and exclusions  specified in each policy.  Although the policies  relating to the mortgage loans will be  underwritten  by different  insurers under  different state laws in accordance with different  applicable  state  forms  and  therefore  will not  contain  identical  terms and conditions,  the basic terms  thereof are  dictated by  respective  state laws,  and most of these  policies  typically do not cover any physical  damage  resulting  from the following:
war,  revolution,  governmental  actions,  floods  and  other  water-related  causes,  earth movement (including  earthquakes,  landslides and mudflows),  nuclear reactions,  wet or dry rot,  vermin,  rodents,  insects or  domestic  animals,  theft and,  depending  on the case, vandalism.  The foregoing list is merely  indicative of the kinds of uninsured  risks and is not  intended  to be  all-inclusive.  Where the  improvements  securing a mortgage  loan are located in a federally  designated  flood area at the time of  origination  of the  mortgage loan,  the pooling and  servicing  agreement  or  servicing  agreement  requires  the master servicer to cause to be maintained  for this mortgage loan,  flood  insurance (to the extent available) in an amount equal in general to the lesser of the amount  required to compensate for any loss or damage on a replacement cost basis or the maximum insurance  available under the federal flood insurance program.

      The hazard insurance  policies covering the mortgaged  properties  typically contain a coinsurance  clause which in effect  requires the insured at all times to carry insurance of a  specified  percentage  (generally  80% to  90%)  of the  full  replacement  value  of the improvements  on the  property in order to recover the full amount of any partial  loss.  If the insured's coverage falls below this specified percentage,  the clause generally provides that the  insurer's  liability  in the event of partial  loss does not exceed the greater of
(1)  the  replacement  cost  of  the   improvements   damaged  or  destroyed  less  physical
depreciation  or (2) the proportion of the loss as the amount of insurance  carried bears to the specified percentage of the full replacement cost of the improvements.

      Since the amount of hazard  insurance that  mortgagors are required to maintain on the improvements  securing  the  mortgage  loans may  decline as the  principal  balances of the related  mortgage  loans  decrease,  and  since  residential  properties  have  historically appreciated in value over time,  hazard insurance  proceeds could be insufficient to restore fully the  damaged  property  in the event of a partial  loss.  See  "Description  of Credit
Enhancement-Special  Hazard Insurance  Policies" for a description of the limited protection afforded by any special hazard insurance  policy against losses  occasioned by hazards which are  otherwise  uninsured  against  (including  losses  caused  by  the  application  of the co-insurance clause described in the preceding paragraph).

      Under the terms of the mortgage  loans,  mortgagors are generally  required to present claims to insurers under hazard insurance policies  maintained on the mortgaged  properties.
The master servicer,  on behalf of the trustee and securityholders,  is obligated to present claims,  or cause the servicer of the mortgage  loans to present  claims,  under any special hazard insurance  policy and any blanket  insurance policy insuring against hazard losses on the  mortgaged  properties.  However,  the  ability of the master  servicer  or  servicer to present  the claims is  dependent  upon the extent to which  information  in this  regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

      The Housing  Act  authorizes  various FHA  mortgage  insurance  programs.  Some of the mortgage  loans may be insured  under  either  Section  203(b),  Section  221,  Section 223,
Section 234 or Section 235 of the Housing Act. Under Section  203(b),  FHA insures  mortgage loans of up to 30 years'  duration for the purchase of one- to four-family  dwelling  units.
Mortgage loans for the purchase of multifamily  residential rental properties are insured by the FHA under Section 221 and Section 223.  Mortgage  loans for the purchase of  condominium units are insured by FHA under Section 234.  Trust assets  insured under these programs must bear  interest at a rate not  exceeding  the maximum  rate in effect at the time the loan is made, as established by HUD, and may not exceed  specified  percentages of the lesser of the appraised value of the property and the sales price, less seller-paid  closing costs for the property,  up to certain specified  maximums.  In addition,  FHA imposes initial  investment minimums and other  requirements  on mortgage  loans  insured  under the Section  203(b) and
Section 234 programs.

      Under Section 235,  assistance  payments are paid by HUD to the mortgagee on behalf of eligible  borrowers for as long as the  borrowers  continue to be eligible for the payments.
To be  eligible,  a  borrower  must be part of a  family,  have  income  within  the  limits prescribed  by  HUD  at the  time  of  initial  occupancy,  occupy  the  property  and  meet requirements for recertification at least annually.

      The regulations  governing these programs provide that insurance  benefits are payable either on foreclosure,  or other acquisition of possession,  and conveyance of the mortgaged premises to HUD or on assignment  of the  defaulted  mortgage loan to HUD. The FHA insurance that may be provided  under these  programs on the conveyance of the home to HUD is equal to
100% of the outstanding  principal balance of the mortgage loan, plus accrued  interest,  as described  below, and certain  additional costs and expenses.  When entitlement to insurance benefits  results from  assignment  of the mortgage  loan to HUD, the  insurance  payment is computed as of the date of the  assignment and includes the unpaid  principal  amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

      When entitlement to insurance  benefits results from foreclosure (or other acquisition of  possession)  and  conveyance,  the  insurance  payment is equal to the unpaid  principal amount of the mortgage loan,  adjusted to reimburse the mortgagee for certain tax, insurance and similar  payments made by it and to deduct certain  amounts  received or retained by the mortgagee  after default,  plus  reimbursement  not to exceed  two-thirds of the mortgagee's foreclosure  costs. Any FHA insurance  relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

      The  mortgage  loans  may also be  insured  under  Title I  Program  of the  FHA.  The applicable  provisions  of  this  program  will  be  described  in  the  related  prospectus supplement.  The master  servicer will be required to take steps,  or cause the servicers of the mortgage  loans to take steps,  reasonably  necessary to keep any FHA  insurance in full force and effect.

VA Mortgage Guaranty

      The Servicemen's  Readjustment Act of 1944, as amended,  permits a veteran or, in some instances,  his or her  spouse,  to  obtain a  mortgage  loan  guaranty  by the VA  covering mortgage financing of the purchase of a one-to  four-family  dwelling unit to be occupied as the veteran's  home at an interest rate not exceeding the maximum rate in effect at the time the loan is made,  as  established  by HUD.  The  program  has no limit on the  amount  of a mortgage  loan,  requires no down  payment  for the  purchaser  and permits the  guaranty of mortgage loans with terms, limited by the estimated economic life of the property,  up to 30 years.  The maximum  guaranty  that may be issued by the VA under this program is 50% of the original  principal amount of the mortgage loan up to a dollar limit  established by the VA.
The  liability  on the  guaranty  is reduced or  increased  pro rata with any  reduction  or increase in amount of indebtedness,  but in no event will the amount payable on the guaranty exceed the  amount of the  original  guaranty.  Notwithstanding  the  dollar and  percentage limitations of the guaranty,  a mortgagee will  ordinarily  suffer a monetary loss only when the difference  between the unsatisfied  indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted.  The VA may, at its option,  and  without  regard to the  guaranty,  make full  payment  to a  mortgagee  of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      Since there is no limit imposed by the VA on the principal  amount of a  VA-guaranteed mortgage  loan but there is a limit on the amount of the VA  guaranty,  additional  coverage under a Primary  Mortgage  Insurance Policy may be required by the depositor for VA loans in excess of amounts  specified by the VA. The amount of the  additional  coverage  will be set forth  in  the  related  prospectus  supplement.  Any  VA  guaranty  relating  to  Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                       THE DEPOSITOR

      The  depositor is  Structured  Asset  Mortgage  Investments  II Inc. The depositor was incorporated  in the State of Delaware on June 10, 2003 as a wholly owned  subsidiary of The
Bear Stearns  Companies  Inc. The  depositor  was  organized for the purpose of serving as a private secondary  mortgage market conduit.  The depositor does not have, nor is it expected in the future to have, any significant assets.

      The depositor  maintains its principal  office at 383 Madison  Avenue,  New York,  New
York 10179. Its telephone number is (212) 272-2000.

                                       THE AGREEMENTS

General

      Each  series of  certificates  will be issued  pursuant  to a  pooling  and  servicing agreement or other agreement  specified in the related  prospectus  supplement.  In general, the parties to a pooling and servicing  agreement will include the  depositor,  the trustee, the  master  servicer  and,  in some  cases,  a special  servicer.  However,  a pooling  and servicing  agreement  that relates to a trust fund that  includes  mortgage  securities  may include a party solely responsible for the administration of the mortgage securities,  and a pooling  and  servicing  agreement  that  relates  to a trust fund that  consists  solely of mortgage  securities may not include a master  servicer,  special servicer or other servicer as a party. All parties to each pooling and servicing  agreement under which securities of a series are issued will be identified in the related  prospectus  supplement.  Each series of notes will be issued  pursuant to an indenture.  The parties to each  indenture  will be the related  Issuer and the  trustee.  The Issuer  will be created  pursuant  to an owner  trust agreement  between the depositor  and the owner  trustee and the mortgage  loans or mortgage securities  securing the notes will be serviced  pursuant to a servicing  agreement  between the issuer and the master servicer.

      Forms of the Agreements have been filed as exhibits to the  registration  statement of which this  prospectus  is a part.  However,  the  provisions  of each  Agreement  will vary depending  upon the nature of the related  securities  and the nature of the  related  trust fund.  The  following  summaries  describe  provisions  that may  appear  in a  pooling  and servicing  agreement  with respect to a series of  certificates  or in either the  servicing agreement or indenture with respect to a series of notes.  The  prospectus  supplement for a series of  securities  will describe  material  provisions  of the related  Agreements  that differ from the  description  thereof set forth below.  The depositor will provide a copy of each Agreement  (without  exhibits) that relates to any series of securities  without charge upon  written  request of a holder of an offered  security of the series  addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

Certain Matters Regarding the Master Servicer and the Depositor

      The  pooling  and  servicing  agreement  or  servicing  agreement  for each  series of securities  will provide that the master  servicer may not resign from its  obligations  and duties except upon a determination  that performance of the duties is no longer  permissible under applicable law or except (1) in  connection with a permitted  transfer of servicing or
(2) upon appointment of a successor servicer  reasonably  acceptable to the trustee and upon receipt by the trustee of letter from each Rating  Agency  generally  to the effect that the resignation  and  appointment  will not, in and of itself,  result in a  downgrading  of the securities.  No resignation will become effective until the trustee or a successor  servicer has assumed the master  servicer's  responsibilities,  duties,  liabilities  and obligations under the pooling and servicing agreement or servicing agreement.

      Each pooling and servicing  agreement and servicing  agreement  will also provide that the master servicer, the depositor and their directors,  officers,  employees or agents will not be under any liability to the trust fund or the  securityholders for any action taken or for  refraining  from the taking of any  action in good  faith,  or for errors in  judgment, unless the liability which would otherwise be imposed was by reason of willful  misfeasance, bad faith or gross  negligence  in the  performance  of  duties  or by  reason  of  reckless disregard of  obligations  and duties.  Each pooling and  servicing  agreement and servicing agreement will further provide that the master  servicer,  the depositor,  and any director, officer,  employee  or agent  of the  master  servicer  or the  depositor  are  entitled  to indemnification  by the trust fund and will be held harmless against any loss,  liability or expense  (including  reasonable  legal  fees  and  disbursements  of  counsel)  incurred  in connection  with any legal  action  relating  to the  pooling  and  servicing  agreement  or servicing agreement or the related series of securities,  other than any loss,  liability or expense  related to any specific  mortgage loan or mortgage loans (except a loss,  liability or expense otherwise  reimbursable  pursuant to the pooling and servicing agreement) and any loss,  liability or expense  incurred by reason of willful  misfeasance,  bad faith or gross negligence  in the  performance  of  its  duties  or by  reason  of  reckless  disregard  of obligations  and duties.  In addition,  each pooling and  servicing  agreement and servicing agreement will provide that neither the master  servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative  action that is not incidental to its respective  duties under the pooling and servicing  agreement or servicing agreement  and which in its opinion may involve it in any expense or  liability.  The master servicer or the depositor may, however, in its discretion  undertake any action which it may deem  necessary  or  desirable  with  respect to the  pooling  and  servicing  agreement  or servicing  agreement  and the  rights and duties of the  parties to that  agreement  and the interests  of the  securityholders.  The  legal  expenses  and costs of the  action  and any resulting  liability  will be expenses,  costs and  liabilities  of the trust fund,  and the master servicer or the depositor,  as the case may be, will be entitled  reimbursement  from funds otherwise distributable to securityholders.

      Any person into which the master  servicer may be merged or  consolidated,  any person resulting from any merger or  consolidation  to which the master  servicer is a party or any person  succeeding  to the  business of the master  servicer  will be the  successor  of the master  servicer under the related pooling and servicing  agreement or servicing  agreement, provided that (1) the person is qualified to service  mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger,  consolidation  or succession  does not adversely  affect the  then-current  ratings of the classes of securities of the related series that have been rated. In addition,  notwithstanding the prohibition on its resignation, the master servicer may assign its rights  under a pooling  and  servicing  agreement  or  servicing  agreement, provided  clauses (1) and (2) above are satisfied and the person is reasonably  satisfactory to the depositor and the trustee. In the case of an assignment,  the master servicer will be released  from its  obligations  under the  pooling and  servicing  agreement  or  servicing agreement,  exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

      Pooling and Servicing Agreement

      Events of default under the pooling and servicing  agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

o     any  failure by the master  servicer  to make a required  deposit to the  Distribution
            Account  (other than a Monthly  Advance) which  continues  unremedied for 3 days
            (or other time period described in the related prospectus  supplement) after the giving of written notice of the failure to the master servicer;

o     any failure by the master  servicer to observe or perform in any material  respect any other of its  material  covenants  or  agreements  in the pooling and  servicing agreement  with  respect  to the series of  certificates,  which  covenants  and agreements  materially affect the rights of  certificateholders  of such series, and which failure  continues  unremedied  for a period of 60 days after the date on which  written  notice of such  failure,  properly  requiring  the same to be remedied,  shall have been given to the master  servicer by the  trustee,  or to the master  servicer and the trustee by the holders of  certificates  evidencing not less than 25% of the  aggregate  undivided  interests  (or,  if  applicable, voting rights) in the related trust fund;

o     events of insolvency,  readjustment  of debt,  marshaling of assets and liabilities or similar  proceedings  regarding  the  master  servicer  and some  actions by the master servicer  indicating its insolvency or inability to pay its  obligations, as specified in the related pooling and servicing agreement;

o     any failure of the master  servicer to make  advances as described in this  prospectus under "Description of the  Securities-Advances,"  by the date and time set forth in the pooling and servicing agreement;

o     any  assignment or  delegation  by the master  servicer of its rights and duties under the  pooling  and  servicing  agreement,  in  contravention  of  the  provisions permitting  assignment  and  delegation in the pooling and servicing  agreement;
            and

o     any other event of default as set forth in the pooling and servicing agreement.

Additional  events of default  will be  described in the related  prospectus  supplement.  A default  pursuant to the terms of any  mortgage  securities  included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

      So long as an event of default  remains  unremedied,  either the trustee or holders of certificates  evidencing  not less than 51% of the  aggregate  undivided  interests  (or, if applicable,  voting  rights) in the related trust fund may, by written  notification  to the master  servicer  (and to the trustee if given by  certificateholders),  with the consent of
EMC Mortgage  Corporation,  an affiliate of the  depositor,  terminate all of the rights and obligations  of the master  servicer under the pooling and servicing  agreement  (other than any right of the master  servicer as  certificateholder  and other than the right to receive servicing  compensation  and expenses  for master  servicing  the mortgage  loans during any period  prior to the date of the  termination)  covering  the  trust  fund and in and to the mortgage  loans and the  proceeds  thereof,  whereupon  the  trustee  or, upon notice to the depositor  and with the  depositor's  (or an  affiliate  of the  depositor's)  consent,  its designee  will  succeed  to all  responsibilities,  duties  and  liabilities  of the  master servicer  under the pooling and servicing  agreement  (other than any obligation to purchase mortgage  loans) and will be entitled  to similar  compensation  arrangements.  In the event that the trustee  would be obligated  to succeed the master  servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall  appoint) or petition a court of competent  jurisdiction  for the  appointment  of, an  established  mortgage loan  servicing institution  with a net worth of at least  $10,000,000  to act as  successor  to the  master servicer  under the pooling  and  servicing  agreement  (unless  otherwise  set forth in the pooling and servicing  agreement).  Pending an appointment,  the trustee is obligated to act as master servicer.  The trustee and the successor may agree upon the servicing compensation to be paid,  which in no event may be greater than the  compensation  to the initial  master servicer  under the pooling  and  servicing  agreement.  Notwithstanding  the above,  upon a termination or resignation  of the master  servicer in accordance  with terms of the pooling and servicing agreement,  EMC Mortgage Corporation shall have the right to either assume the duties  of  the  master  servicer  or  appoint  a  successor  master  servicer  meeting  the requirements set forth in the pooling and servicing agreement.  In addition, even if none of the events of default  listed  above  under  "-Events  of Default  and Rights  Upon Event of
Default - Pooling and Servicing  Agreement"  have occurred,  EMC Mortgage  Corporation  will have the right under the pooling and servicing  agreement to terminate  the master  servicer without cause and either  assume the duties of the master  servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

      No  certificateholder  will have any right under a pooling and servicing  agreement to institute  any  proceeding  with respect to the pooling and servicing  agreement  unless (1)
that holder previously gave the trustee written notice of a default that is continuing,  (2)
the  holders  of  certificates  evidencing  not  less  than 51% of the  aggregate  undivided interests  (or, if  applicable,  voting  rights) in the  related  trust fund  requested  the trustee in writing to  institute  the  proceeding  in its own name as trustee and shall have offered to the  trustee  such  reasonable  indemnity  as it may  require  against the costs, expenses and  liabilities  that may be incurred in or because of the  proceeding and (3) the trustee for 60 days after  receipt of the request and  indemnity has neglected or refused to institute any proceeding.

      The  holders of  certificates  representing  at least 51% of the  aggregate  undivided interests (or, if applicable,  voting rights) evidenced by those  certificates may waive the default  or event of  default  (other  than a  failure  by the  master  servicer  to make an advance);  provided,  however,  that (1) a  default  or event of default  under the first or fourth  items  listed  under  "-Events  of  Default"  above may be waived only by all of the holders of certificates  affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of,  payments  received  on mortgage loans which are required to be distributed  to, or otherwise  materially  adversely  affect, any non-consenting certificateholder.

      Servicing Agreement

      For a series of notes,  a  servicing  default  under the related  servicing  agreement generally will include:

o     any  failure by the master  servicer  to make a required  deposit to the  Distribution
            Account or, if the master servicer is so required,  to distribute to the holders of any class of notes or Equity  Certificates of the series any required payment which  continues  unremedied  for 5  business  days  (or  other  period  of time described  in the  related  prospectus  supplement)  after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

o     any failure by the master  servicer to observe or perform in any material  respect any other of its material  covenants or agreements in the servicing  agreement  with respect to the series of securities,  which covenants and agreements  materially affect the  rights of the  securityholders  of such  series,  and which  failure continues  unremedied  for a period of 60 days  after the date on which  written notice of such failure,  properly requiring the same to be remedied,  shall have been given to the master servicer by the trustee or the Issuer;

o     events of insolvency,  readjustment  of debt,  marshaling of assets and liabilities or similar  proceedings  regarding  the  master  servicer  and some  actions by the master servicer  indicating its insolvency or inability to pay its  obligations, as specified in the related servicing agreement;

o     any failure of the master  servicer to make  advances as described in this  prospectus under "Description of the Securities-Advances," and

o     any other servicing default as set forth in the servicing agreement.

So long as a servicing  default remains  unremedied,  either the trustee or holders of notes evidencing  not less than 51% of the  voting  rights of the  related  trust  fund,  may,  by written  notification  to the master servicer and to the Issuer (and to the trustee if given by noteholders),  with the consent of EMC Mortgage Corporation,  terminate all of the rights and obligations of the master servicer under the servicing  agreement  (other than any right of the master servicer as noteholder or as holder of the Equity  Certificates and other than the right to receive  servicing  compensation and expenses for master servicing the mortgage loans during any period prior to the date of the  termination),  whereupon  the trustee will succeed to all  responsibilities,  duties and  liabilities of the master  servicer under the servicing  agreement  (other than any  obligation  to purchase  mortgage  loans) and will be entitled  to  similar  compensation  arrangements.  In the event that the  trustee  would be obligated  to succeed the master  servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent  jurisdiction for the appointment of an approved mortgage  servicing  institution with a net worth of at least
$10,000,000  to act as  successor  to the  master  servicer  under the  servicing  agreement
(unless  otherwise  set forth in the  servicing  agreement).  Pending the  appointment,  the trustee is obligated to act in the  capacity.  The trustee and the  successor may agree upon the  servicing  compensation  to be  paid,  which  in no  event  may  be  greater  than  the compensation to the initial master servicer under the servicing  agreement.  Notwithstanding the above,  upon a termination  or  resignation  of the master  servicer in accordance  with terms of the servicing  agreement,  EMC Mortgage  Corporation shall have the right to either assume the duties of the master servicer or appoint a successor  master servicer meeting the requirements set forth in the servicing agreement.  In addition,  even if none of the events of default  listed  above  under  "-Events  of Default  and  Rights  Upon Event of  Default-
Servicing  Agreement" have occurred,  EMC Mortgage Corporation will have the right under the servicing  agreement to terminate  the master  servicer  without cause and either assume the duties  of the  master  servicer  or a appoint  a  successor  master  servicer  meeting  the requirements set forth in the servicing agreement.

      Indenture

      For a series  of  notes,  an event of  default  under  the  indenture  generally  will include:

o     a default  for five days or more (or other  period of time  described  in the  related prospectus  supplement)  in the payment of any  principal  of or interest on any note of the series;

o     failure to perform any other covenant of the Issuer in the indenture  which  continues for a period of thirty days after  notice  thereof is given in  accordance  with the procedures described in the related indenture;

o     any  representation  or  warranty  made  by  the  Issuer  in the  indenture  or in any certificate  or  other  writing  delivered  pursuant  thereto  or in  connection therewith  with respect to or affecting  the series  having been  incorrect in a material  respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance  with the procedures  described in the related indenture;

o     events of  bankruptcy,  insolvency,  receivership  or  liquidation  of the Issuer,  as specified in the indenture; or

o     any other event of default provided with respect to notes of that series.

      If an  event  of  default  with  respect  to the  notes  of  any  series  at the  time outstanding  occurs and is continuing,  the trustee or the holders of a majority of the then aggregate  outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately.  The declaration may, in some circumstances,  be  rescinded  and  annulled  by the  holders  of a  majority  in  aggregate outstanding amount of the related notes.

      If following  an event of default  with  respect to any series of notes,  the notes of the series have been  declared to be due and payable,  the trustee  may, in its  discretion, notwithstanding  the acceleration,  elect to maintain  possession of the collateral securing the notes of the series and to continue to apply  payments on the collateral as if there had been no declaration of acceleration if the collateral  continues to provide sufficient funds for the payment of  principal  of and interest on the notes of the series as they would have become due if there had not been a  declaration.  In  addition,  the trustee may not sell or otherwise  liquidate  the  collateral  securing the notes of a series  following an event of default,  unless (1) the  holders of 100% of the then  aggregate  outstanding  amount of the notes of the series  consent to the sale,  (2) the proceeds of the sale or  liquidation  are sufficient  to pay in full the  principal of and accrued  interest,  due and unpaid,  on the outstanding  notes of the series at the date of the sale or (3) the trustee  determines that the  collateral  would not be  sufficient  on an ongoing  basis to make all  payments on the notes as the  payments  would  have  become due if the notes had not been  declared  due and payable,  and the  trustee  obtains  the  consent  of the  holders  of 66  2/3% of the  then aggregate outstanding amount of the notes of the series.

      In the event that the trustee  liquidates the  collateral in connection  with an event of default,  the indenture  provides that the trustee will have a prior lien on the proceeds of the  liquidation  for unpaid fees and expenses.  As a result,  upon the  occurrence of an event of default,  the amount  available for payments to the noteholders  would be less than would  otherwise be the case.  However,  the trustee may not institute a proceeding  for the enforcement of its lien except in connection  with a proceeding  for the  enforcement of the lien of the indenture for the benefit of the  noteholders  after the occurrence of the event of default.

      In the event the  principal of the notes of a series is declared  due and payable,  as described  above,  the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid  principal amount thereof less the amount of the discount that is unamortized.

      No noteholder or holder of an Equity  Certificate  generally will have any right under an owner trust  agreement  or  indenture to  institute  any  proceeding  with respect to the
Agreement  unless (1) that  holder  previously  has given to the trustee  written  notice of default and the continuance  thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage  Interests  constituting that class (a) have made written  request upon the trustee to institute the proceeding in its own name as trustee  and (b) have  offered  to the  trustee  reasonable  security  or  indemnity against  the costs,  expenses  and  liabilities  that may be  incurred  in or because of the proceeding,  (3) the trustee has  neglected or refused to institute  the  proceeding  for 60 days after receipt of the request and indemnity and (4) no direction  inconsistent  with the written  request has been given to the trustee  during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

      Each pooling and servicing  agreement may be amended by the parties  thereto,  without the consent of any of the  holders of  certificates  covered by the  pooling  and  servicing agreement,

o     to cure any ambiguity,

o     to correct or supplement any provision  therein which may be defective or inconsistent with any other provision therein,

o     if a REMIC  election has been made with respect to the related  trust fund, to modify, eliminate  or add  to any of its  provisions  (A)  to the  extent  as  shall  be necessary  to  maintain  the  qualification  of the trust  fund as a REMIC or to avoid or minimize the risk of  imposition  of any tax on the related trust fund, provided  that the trustee has received an opinion of counsel to the effect that
            (1) the action is necessary or  desirable  to maintain the  qualification  or to avoid or minimize the risk, and (2) the action will not adversely  affect in any material  respect the  interests  of any holder of  certificates  covered by the pooling and  servicing  agreement,  or (B) to restrict the transfer of the REMIC
            Residual  Certificates,  provided  that the depositor  has  determined  that the then-current  ratings of the  classes of the  certificates  that have been rated will not be adversely  affected,  as evidenced by a letter from each  applicable
            Rating  Agency,  and that  the  amendment  will  not  give  rise to any tax with respect to the transfer of the REMIC Residual  Certificates  to a  non-permitted transferee,

o     to make any other  provisions  with respect to matters or questions  arising under the pooling and servicing  agreement which are not materially  inconsistent with the provisions  thereof,  provided that the action will not adversely  affect in any material respect the interests of any certificateholder, or

o     to comply with any changes in the Code.

      The pooling and servicing  agreement  may also be amended by the parties  thereto with the  consent  of the  holders  of  certificates  evidencing  at least  51% of the  aggregate
Percentage  Interests  of the trust  fund or of the  applicable  class or  classes,  if such amendment  affects only such class or classes,  for the purpose of adding any  provisions to or changing in any manner or eliminating  any of the provisions of the pooling and servicing agreement or of modifying  in any manner the rights of the holders of  certificates  covered by the pooling and servicing agreement,  except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments  received on mortgage loans which are required to be  distributed  on a certificate of any class without the consent of the holder of the  certificate or (2) reduce the aforesaid  percentage of certificates of any class the holders of which are  required  to  consent  to the  amendment  without  the  consent of the holders of all  certificates  of the class  covered by the pooling and  servicing  agreement then outstanding.

      With respect to each series of notes,  each related  servicing  agreement or indenture may be amended by the  parties  thereto  without  the  consent of any of the  holders of the notes covered by the Agreement,  to cure any ambiguity, to correct, modify or supplement any provision  therein,  or to make any other  provisions  with  respect to matters or questions arising  under  the  Agreement  which  are not  inconsistent  with the  provisions  thereof, provided that the action will not adversely  affect in any material respect the interests of any holder of notes  covered by the  Agreement.  Each  Agreement  may also be amended by the parties  thereto  with the consent of the holders of notes  evidencing  not less than 51% of the voting  rights,  for any purpose;  provided,  however,  that the  amendment may not: The voting  rights  evidenced by any security will be the portion of the voting rights of all of the  securities  in the related  series  allocated  in the manner  described  in the related prospectus supplement.

      (1)      reduce in any  manner  the amount of or delay the timing
               of,  payments  received on trust fund  assets  which are
               required to be  distributed on any  certificate  without
               the consent of the holder of the certificate,
      (2)      adversely  affect in any material  respect the interests
               of the  holders of any class of notes in a manner  other
               than as  described  in (1),  without  the consent of the
               holders of notes of the class  evidencing  not less than
               51% of the aggregate voting rights of the class or
      (3)      reduce  the   aforesaid   percentage  of  voting  rights
               required  for the consent to the  amendment  without the
               consent  of the  holders  of all  notes  covered  by the
               Agreement then outstanding.

      Notwithstanding  the foregoing,  if a REMIC election has been made with respect to the related trust fund, the trustee or indenture  trustee will not be entitled to consent to any amendment  to a pooling  and  servicing  agreement  or an  indenture  without  having  first received  an opinion of counsel to the effect  that the  amendment  or the  exercise  of any power granted to the master servicer,  the depositor,  the trustee or indenture trustee,  or any  other  specified  person  in  accordance  with the  amendment  will not  result  in the imposition  of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

Termination; Retirement of Securities

      The  obligations  created by the  related  Agreements  for each  series of  securities
(other than the limited  payment and notice  obligations of the trustee) will terminate upon the  payment to  securityholders  of that  series of all  amounts  held in the  Distribution
Account  or by the  master  servicer  and  required  to be  paid  to  them  pursuant  to the
Agreements  following  the  earlier  of,  (1) the  final  payment  or other  liquidation  or disposition  (or any advance with respect  thereto) of the last mortgage  loan, REO property and/or mortgage  security  subject thereto and (2) the  purchase by the master  servicer,  a servicer,  the  depositor or its  designee  (or (a) if  specified in the related  prospectus supplement with respect to each series of certificates,  by the holder of the REMIC Residual
Certificates  (see  "Federal  Income Tax  Consequences"  below) or (b) if  specified  in the prospectus  supplement  with  respect to each  series of notes,  by the holder of the Equity
Certificates)  from the trust  fund for the  series of all  remaining  mortgage  loans,  REO properties and/or mortgage securities.  In addition to the foregoing, the master servicer, a servicer,  the  depositor or its designee may have the option to purchase,  in whole but not in part, the  securities  specified in the related  prospectus  supplement in the manner set forth in the  related  prospectus  supplement.  With  respect to any series of  certificates which provides for such a purchase,  the purchase  shall not be made unless either:  (1) the aggregate  principal balance of the certificates as of the date is equal to or less than the percentage  specified in the related prospectus  supplement (which shall not be greater than
25%) of the aggregate  principal  balance of the  certificates as of the Closing Date or (2)
the  aggregate  principal  balance of the mortgage  loans as of the date is equal to or less than the  percentage  specified  in the related  prospectus  supplement  (which shall not be greater  than  25%) of the  aggregate  principal  balance  of the  mortgage  loans as of the cut-off date.  With respect to any series of notes which  provides for such a purchase,  the purchase  shall not be made unless the  aggregate  principal  balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus  supplement
(which shall not be greater than 25%) of the aggregate  principal balance of the notes as of the Closing Date or a period  specified  in the related  prospectus  supplement  has elapsed since the initial  distribution  date.  Upon the purchase of the  securities  or at any time thereafter,  at the  option  of the  master  servicer,  a  servicer,  the  depositor  or its designee,  the assets of the trust fund may be sold,  thereby  effecting a retirement of the securities  and the  termination  of the trust fund,  or the  securities so purchased may be held or resold by the master servicer,  the depositor or its designee. In no event, however, unless otherwise  provided in the prospectus  supplement,  will a trust created by a pooling and servicing  agreement related to a series of certificates  continue beyond the expiration of 21 years  from  the  death of the  survivor  of the  persons  named  in the  pooling  and servicing  agreement.  Written notice of termination of the pooling and servicing  agreement will be given to each  securityholder,  and the  final  distribution  will be made only upon surrender  and  cancellation  of the  securities  at an office or  agency  appointed  by the trustee which will be specified in the notice of  termination.  If the  securityholders  are permitted to terminate the trust under the  applicable  pooling and servicing  agreement,  a penalty may be imposed  upon the  securityholders  based upon the fee that would be foregone by the master servicer because of the termination.

      The  purchase of mortgage  loans and  property  acquired in respect of mortgage  loans evidenced by a series of securities  shall be made at the option of the master  servicer,  a servicer,  the depositor,  its designee or, if applicable,  the holder of the REMIC Residual
Certificates  or  Equity  Certificates  at the price  specified  in the  related  prospectus supplement.  The exercise of the right will effect early  retirement  of the  securities  of that series, but the right of the master servicer, a servicer,  the depositor,  its designee or, if applicable,  the holder to so purchase is subject to the aggregate  principal balance of the mortgage  loans and/or  mortgage  securities  in the trust fund for that series as of the  distribution  date on which the  purchase  is to occur  being less than the  percentage specified in the related  prospectus  supplement of the aggregate  principal  balance of the mortgage loans and/or mortgage  securities at the cut-off date or closing date, as specified in the prospectus supplement,  for that series. The prospectus supplement for each series of securities  will set forth the amounts that the holders of the  securities  will be entitled to receive upon the early  retirement.  The early termination may adversely affect the yield to holders of the  securities.  With  respect to any  series of  certificates,  an  optional purchase  of the  mortgage  loans in the  related  trust fund may not result in the  related certificates  receiving an amount equal to the  principal  balance  thereof plus accrued and unpaid  interest and any  undistributed  shortfall on the related  certificates.  If a REMIC election  has been made,  the  termination  of the related  trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

      Following any optional  termination,  there will be no  continuing  direct or indirect liability  of the trust  fund or any  securityholder  as  sellers of the assets of the trust fund.

The Securities Administrator

      Each  prospectus  supplement  for a series of securities  may provide for a securities administrator  which shall be responsible  for  performing  certain  administrative  and tax functions  typically  performed by the trustee.  The securities  administrator  shall at all times be a corporation or an association  organized and doing business under the laws of any state or the United  States of  America,  authorized  under the laws to  exercise  corporate trust powers,  having a combined capital and surplus of at least  $40,000,000 and subject to supervision  or  examination  by  federal or state  authority.  The  entity  that  serves as securities  administrator may have typical banking or other relationships with the depositor and its  affiliates.  The  securities  administrator  may also act as master  servicer for a series of securities.

Duties of Securities Administrator

      The   securities   administrator   for  each  series  of   securities   will  make  no
representation as to the validity or sufficiency of the related  Agreements,  the securities or any  underlying  mortgage  loan,  mortgage  security or related  document and will not be accountable  for the use or application by or on behalf of any master  servicer  (unless the securities  administrator is also acting as master  servicer),  servicer or special servicer of any funds paid to the master  servicer,  servicer  or special  servicer in respect of the securities or the underlying mortgage loans or mortgage  securities,  or any funds deposited into or withdrawn  from the  Distribution  Account for the series or any other account by or
on  behalf  of  the  master  servicer,   servicer  or  special   servicer.   The  securities
administrator  for each series of  securities  will be required to perform only those duties specifically  required  under the related  Agreement.  However,  upon  receipt of any of the various  certificates,  reports or other instruments required to be furnished to it pursuant to the  related  Agreement,  a  securities  administrator  will be  required  to examine the documents and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Securities Administrator

      As and to the extent  described  in the related  prospectus  supplement,  the fees and normal  disbursements  of any  securities  administrator  may be the  expense of the related master  servicer  or other  specified  person or may be  required to be borne by the related trust fund.

      The securities  administrator for each series of securities generally will be entitled to  indemnification,  from amounts held in the Distribution  Account for the series, for any loss,  liability or expense incurred by the securities  administrator in connection with the securities  administrator's  administration  of the trust  under  the  related  pooling  and servicing  agreement or indenture unless the loss,  liability,  cost or expense was incurred by reason of willful  misfeasance,  bad faith or  negligence  on the part of the  securities administrator  in the  performance  of its  obligations  and  duties,  or by  reason  of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

      The securities  administrator for each series of securities may resign at any time, in
which  event  the   depositor   will  be  obligated   to  appoint  a  successor   securities
administrator.  The depositor may also remove the securities administrator if the securities administrator  ceases to be eligible  to  continue  as such under the pooling and  servicing agreement or  indenture  or if the  securities  administrator  becomes  incapable of acting, bankrupt,  insolvent  or if a receiver  or public  officer  takes  charge of the  securities administrator  or  its  property.  Upon  such  resignation  or  removal  of  the  securities
administrator,   the  depositor   will  be  entitled  to  appoint  a  successor   securities
administrator.  The securities  administrator may also be removed at any time by the holders of securities  evidencing ownership of not less than 51% of the trust. In the event that the securityholders  remove the  securities  administrator,  the  compensation  of any successor securities  administrator  shall be paid by the  securityholders  to the  extent  that  such compensation  exceeds the amount  agreed to by the  depositor  and the  original  securities administrator.  Any resignation or removal of the securities  administrator  and appointment of a successor  securities  administrator  will not become effective until acceptance of the appointment by the successor securities administrator.

The Trustee

      The trustee under each pooling and servicing  agreement and indenture will be named in the related  prospectus  supplement.  The trustee shall at all times be a corporation  or an association  organized and doing  business  under the laws of any state or the United States of America,  authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least  $40,000,000  and subject to  supervision  or examination by federal or state  authority.  The entity  that serves as trustee  may have  typical  banking relationships with the depositor and its affiliates.

Duties of the Trustee

      The  trustee  for each  series of  securities  will make no  representation  as to the validity  or  sufficiency  of the  related  Agreements,  the  securities  or any  underlying mortgage loan,  mortgage  security or related  document and will not be accountable  for the use or application by or on behalf of any master  servicer,  servicer or special servicer of any funds paid to the  master  servicer,  servicer  or  special  servicer  in respect of the securities or the underlying mortgage loans or mortgage  securities,  or any funds deposited into or withdrawn  from the  Distribution  Account for the series or any other account by or on behalf of the master servicer,  servicer or special servicer.  If no event of default has occurred and is  continuing,  the trustee for each series of securities  will be required to perform only those duties  specifically  required  under the related  pooling and  servicing agreement or indenture.  However, upon receipt of any of the various  certificates,  reports or other  instruments  required to be furnished to it pursuant to the related  Agreement,  a trustee will be required to examine the documents  and to determine  whether they conform to the requirements of the agreement.

Some Matters Regarding the Trustee

      As and to the extent  described  in the related  prospectus  supplement,  the fees and normal  disbursements  of any trustee may be the expense of the related  master  servicer or other specified person or may be required to be borne by the related trust fund.

      The   trustee  for  each  series  of   securities   generally   will  be  entitled  to
indemnification,  from  amounts  held in the  Distribution  Account for the series,  for any loss,  liability  or expense  incurred  by the  trustee  in  connection  with the  trustee's acceptance  or  administration  of its  trusts  under  the  related  pooling  and  servicing agreement or indenture  unless the loss,  liability,  cost or expense was incurred by reason of  willful  misfeasance,  bad  faith  or  negligence  on the  part  of the  trustee  in the performance of its  obligations  and duties,  or by reason of its reckless  disregard of its obligations or duties.

Resignation and Removal of the Trustee

      The trustee may resign at any time, in which event the depositor  will be obligated to appoint a  successor  trustee.  The  depositor  may also  remove the  trustee if the trustee ceases to be eligible  to continue  under the  pooling  and  servicing  agreement  or if the trustee becomes insolvent.  Upon becoming aware of the circumstances,  the depositor will be obligated  to appoint a  successor  trustee.  The trustee may also be removed at any time by the holders of securities  evidencing not less than 51% of the aggregate undivided interests
(or, if applicable,  voting rights) in the related trust fund. Any resignation or removal of the  trustee  and  appointment  of a  successor  trustee  will not  become  effective  until acceptance  of the  appointment  by the  successor  trustee.  If the  trustee  is removed by holders of  securities,  such  holders  shall be  responsible  for  paying any  compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                                    YIELD CONSIDERATIONS

      The yield to  maturity  of an offered  security  will  depend on the price paid by the holder for the security,  the security  interest rate on a security  entitled to payments of interest  (which security  interest rate may vary if so specified in the related  prospectus supplement) and the rate and timing of principal payments (including prepayments,  defaults, liquidations  and  repurchases)  on the mortgage loans and the allocation  thereof to reduce the principal  balance of the security (or notional  amount thereof if applicable) and other factors.

      A class of  securities  may be entitled  to  payments of interest at a fixed  security interest rate, a variable  security  interest rate or adjustable  security interest rate, or any  combination of security  interest  rates,  each as specified in the related  prospectus supplement.  A variable  security  interest  rate may be  calculated  based on the  weighted average of the Net Mortgage Rates of the related  mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage  securities,  for the  month  preceding  the  distribution  date if so  specified  in the  related  prospectus supplement.  As will be  described  in the  related  prospectus  supplement,  the  aggregate payments  of  interest  on a class of  securities,  and  their  yield to  maturity,  will be affected by the rate of payment of principal on the  securities (or the rate of reduction in the notional  balance of securities  entitled only to payments of interest),  in the case of securities  evidencing  interests in ARM Loans,  by changes in the Net Mortgage Rates on the
ARM Loans, and in the case of securities  evidencing  interests in mortgage  securities with floating  or  variable  rates,  by changes  in such rates and the  indices on which they are based. See "Maturity and Prepayment  Considerations" below. The yield on the securities will also be affected by  liquidations  of mortgage  loans  following  mortgagor  defaults and by purchases of mortgage loans in the event of breaches of representations  and warranties made in respect of the  mortgage  loans by the  depositor,  the master  servicer  and others,  or conversions of ARM Loans to a fixed  interest rate. See "The Mortgage  Pools-Representations by Sellers" and  "Descriptions  of the  Securities-Assignment  of Trust Fund Assets"  above.
Holders of Strip  Securities or a class of securities  having a security  interest rate that varies based on the weighted average  mortgage rate of the underlying  mortgage loans may be affected by  disproportionate  prepayments  and  repurchases of mortgage loans having higher
Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

      With  respect to any series of  securities,  a period of time will elapse  between the date upon which payments on the related mortgage loans are due and the distribution  date on which the  payments  are passed  through  to  securityholders.  That delay will  effectively reduce the yield that would  otherwise  be produced if payments on the  mortgage  loans were distributed to securityholders on or near the date they were due.

      In general,  if a class of  securities  is purchased at initial  issuance at a premium and  payments  of  principal  on the  related  mortgage  loans  occur at a rate  faster than anticipated at the time of purchase,  the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase.  Similarly, if a class of securities is purchased at initial  issuance at a discount and payments of principal on the related  mortgage  loans occur at a rate slower than that assumed at the time of  purchase,  the  purchaser's  actual yield to maturity will be lower than that  originally  anticipated.  The effect of principal prepayments,  liquidations  and purchases on yield will be  particularly  significant in the case of a series of  securities  having a class  entitled to payments of interest only or to payments of interest that are disproportionately  high relative to the principal payments to which the class is entitled.  Such a class will likely be sold at a  substantial  premium to its principal  balance and any faster than  anticipated  rate of prepayments  will adversely affect the yield to its holders.  Extremely  rapid  prepayments may result in the failure of such  holders to recoup their  original  investment.  In addition,  the yield to maturity on other types of classes of securities,  including  Accrual  Securities and securities  with a security interest rate which fluctuates  inversely with or at a multiple of an index, may be relatively  more  sensitive to the rate of  prepayment  on the related  mortgage  loans than other classes of securities.

      The timing of changes  in the rate of  principal  payments  on or  repurchases  of the mortgage loans may significantly affect an investor's actual yield to maturity,  even if the average rate of principal  payments  experienced  over time is consistent with an investor's expectation.  In general,  the earlier a prepayment of principal on the underlying  mortgage loans or a  repurchase  thereof,  the greater will be the effect on an  investor's  yield to maturity.  As a  result,  the  effect  on an  investor's  yield of  principal  payments  and repurchases  occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately  following the issuance of a series of securities would not be fully  offset  by a  subsequent  like  reduction  (or  increase)  in the  rate of  principal payments.

      When a  principal  prepayment  in full is made on a mortgage  loan,  the  borrower  is generally charged interest only for the period from the due date of the preceding  scheduled payment up to the date of the prepayment,  instead of for the full accrual period,  that is, the period from the due date of the preceding  scheduled  payment up to the due date for the next scheduled payment. In addition,  a partial principal prepayment may likewise be applied as of a date prior to the next  scheduled  due date (and,  accordingly,  be  accompanied  by accrued  interest  for less than the full accrual  period).  However,  interest  accrued and distributable  on  any  series  of  securities  on  any  distribution  date  will  generally correspond  to  interest  accrued  on the  principal  balance  of  mortgage  loans for their respective  full accrual  periods.  Consequently,  if a prepayment  on any mortgage  loan is distributable to  securityholders  on a particular  distribution date, but the prepayment is not  accompanied by accrued  interest for the full accrual period,  the interest  charged to the borrower  (net of servicing  and  administrative  fees and any retained  interest of the depositor)  may be less than the  corresponding  amount of interest  accrued  and  otherwise payable on the related mortgage loan, and a Prepayment  Interest  Shortfall will result.  If and to the extent that the  shortfall  is allocated  to a class of offered  securities,  its yield will be adversely affected.  The prospectus supplement for a series of securities will describe  the manner in which the  shortfalls  will be  allocated  among the  classes of the securities.  If so specified in the related prospectus  supplement,  the master servicer, or the servicer  servicing the mortgage loan which was prepaid,  will be required to apply some or all of its servicing  compensation for the  corresponding  period to offset the amount of the  shortfalls.  The related  prospectus  supplement  will also  describe any other amounts available to off set the shortfalls.  See "Servicing of Mortgage  Loans-Servicing  and Other
Compensation and Payment of Expenses; Retained Interest".

      The trust fund with  respect to any series may include ARM Loans.  As is the case with conventional,  fixed-rate  mortgage  loans  originated in a high  interest rate  environment which  may be  subject  to a greater  rate of  principal  prepayments  when  interest  rates decrease,  ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master  servicer) due to their  refinancing in a low interest rate environment.  For example, if prevailing  interest rates fall significantly,  ARM Loans could be subject  to higher  prepayment  rates  than if  prevailing  interest  rates  remain constant because the availability of fixed-rate or other  adjustable-rate  mortgage loans at competitive  interest  rates may  encourage  mortgagors to refinance  their  adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the  availability of other adjustable-rate  mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

      The  trust  fund with  respect  to any  series  may  include  convertible  ARM  Loans.
Convertible  ARM Loans  may be  subject  to a  greater  rate of  principal  prepayments  (or purchases by the related  servicer or the master  servicer) due to their conversion to fixed interest rate loans in a low interest rate environment.  The conversion  feature may also be exercised in a rising  interest rate  environment as mortgagors  attempt to limit their risk of higher rates. A rising  interest rate  environment  may also result in an increase in the rate of defaults on these mortgage  loans.  If the related  servicer or the master  servicer purchases  convertible  ARM Loans,  a  mortgagor's  exercise of the  conversion  option will result in a  distribution  of the  principal  portion  thereof  to the  securityholders,  as described  in this  prospectus.  Alternatively,  to the  extent  a  servicer  or the  master servicer fails to purchase  converting ARM Loans, the mortgage pool will include  fixed-rate mortgage loans.

      The rate of  defaults  on the  mortgage  loans will also affect the rate and timing of principal  payments on the mortgage loans and thus the yield on the securities.  In general, defaults on single family loans are expected to occur with greater  frequency in their early years.  The rate of  default  on  single  family  loans  which  are  refinanced  or  limited documentation  mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher  than for  other  types of  mortgage  loans.  Furthermore,  the  rate and  timing  of prepayments,  defaults  and  liquidations  on the  mortgage  loans will be  affected  by the general  economic  condition  of the region of the  country in which the  related  mortgaged properties are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions where a weak or  deteriorating  economy  exists,  as may be evidenced by, among other factors, increasing unemployment or falling property values.

      With  respect  to some  mortgage  loans  in a  mortgage  pool,  the  mortgage  rate at origination  may be below the rate that  would  result  if the  index  and  margin  relating thereto  were applied at  origination.  Under the  applicable  underwriting  standards,  the mortgagor  under each  mortgage  loan  generally  will be  qualified,  or the mortgage  loan otherwise  approved,  on the  basis of the  mortgage  rate in  effect  at  origination.  The repayment  of the mortgage  loan may thus be  dependent  on the ability of the  mortgagor to make larger level  monthly  payments  following  the  adjustment  of the mortgage  rate.  In addition,  the periodic  increase in the amount paid by the mortgagor of a buydown  mortgage loan during or at the end of the applicable  Buydown  Period may create a greater  financial burden for the  mortgagor,  who might not have  otherwise  qualified  for a  mortgage  under applicable  underwriting  guidelines,  and may accordingly increase the risk of default with respect to the related mortgage loan.

      The mortgage  rates on ARM Loans  subject to negative  amortization  generally  adjust monthly and their amortization  schedules adjust less frequently.  During a period of rising interest  rates  as well as  immediately  after  origination  (initial  mortgage  rates  are generally  lower than the sum of the Indices  applicable at origination and the related Note
Margins),  the amount of interest  accruing on the principal  balance of the mortgage  loans may exceed the amount of their minimum scheduled monthly payment.  As a result, a portion of the accrued interest on negatively  amortizing  mortgage loans may become Deferred  Interest which  will be  added  to the  principal  balance  thereof  and will  bear  interest  at the applicable  mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities  will lengthen the weighted  average life thereof and may adversely  affect yield to holders  thereof,  depending  upon the price at which the securities  were  purchased.  In  addition,  with  respect to ARM Loans  subject to negative amortization,  during a period of declining  interest  rates, it might be expected that each minimum  scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal  balance thereof,  and since the excess will be applied to reduce the principal  balance of the related  class or classes of  securities, the weighted  average life of the  securities  will be reduced and may adversely  affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                           MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated  above under "The Mortgage  Pools," the original terms to maturity of the mortgage  loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage  pool. The  prospectus  supplement for a series of securities  will contain  information  with respect to the types and  maturities of the mortgage loans in the related  mortgage pool. The  prepayment  experience  with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

      With respect to balloon loans,  payment of the balloon  payment  (which,  based on the amortization  schedule of the mortgage loans,  is expected to be a substantial  amount) will generally depend on the mortgagor's  ability to obtain  refinancing of the mortgage loans or to sell the mortgaged  property  prior to the maturity of the balloon  loan.  The ability to obtain  refinancing will depend on a number of factors prevailing at the time refinancing or sale is  required,  including  real estate  values,  the  mortgagor's  financial  situation, prevailing  mortgage loan interest rates,  the mortgagor's  equity in the related  mortgaged property,  tax laws and prevailing general economic conditions.  None of the depositor,  the master  servicer,  a servicer or any of their  affiliates  will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      The extent of  prepayments  of principal  of the  mortgage  loans may be affected by a number of factors,  including  solicitations  and the availability of mortgage  credit,  the relative  economic  vitality of the area in which the mortgaged  properties are located and, in the case of  multifamily,  commercial and mixed-use  loans,  the quality of management of the mortgage properties,  the servicing of the mortgage loans,  possible changes in tax laws and other opportunities for investment.  In addition,  the rate of principal payments on the mortgage loans may be affected by the existence of lock-out  periods and  requirements  that principal  prepayments  be accompanied by prepayment  premiums,  as well as due-on-sale  and due-on-encumbrance  provisions, and by the extent to which the provisions may be practicably enforced.  See "Servicing of Mortgage  Loans-Collection and Other Servicing  Procedures" and
"Legal  Aspects  of  the  Mortgage   Loans-Enforceability   of  Certain  Provisions"  for  a
description  of  provisions  of the pooling and  servicing  agreement  and legal  aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

      The rate of  prepayment  on a pool of mortgage  loans is also  affected by  prevailing market  interest rates for mortgage loans of a comparable  type,  term and risk level.  When the  prevailing  market  interest  rate is below a mortgage  coupon,  a borrower may have an increased  incentive to refinance  its mortgage  loan.  In addition,  as  prevailing  market interest rates decline,  even borrowers with ARM Loans that have experienced a corresponding interest  rate decline may have an increased  incentive to refinance  for purposes of either
(1)  converting  to a fixed  rate  loan and  thereby  "locking  in" the  rate or (2)  taking advantage  of the  initial  "teaser  rate" (a  mortgage  interest  rate  below what it would otherwise be if the  applicable  index and gross margin were applied) on another  adjustable rate mortgage  loan.  Moreover,  although the mortgage rates on ARM Loans will be subject to periodic  adjustments,  the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage  amount on each adjustment date, will not increase the mortgage  rates over a fixed  percentage  amount during the life of any ARM Loan and will be based on an index (which may not rise and fall  consistently  with mortgage  interest rates)
plus the related  Note Margin  (which may be different  from margins  being used at the time for newly  originated  adjustable rate mortgage loans).  As a result,  the mortgage rates on the ARM Loans at any time may not equal the prevailing  rates for similar,  newly originated adjustable rate mortgage loans. In high interest rate environments,  the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current  mortgage rates on newly  originated ARM Loans that the rate of prepayment may increase as a result of refinancings.  There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

      If the applicable pooling and servicing  agreement for a series of securities provides for a  pre-funding  account or other means of funding the  transfer of  additional  mortgage
loans   to   the   related   trust   fund,   as   described   under   "Description   of  the
Securities-Pre-Funding  Account" in this prospectus, and the trust fund is unable to acquire the additional  mortgage loans within any applicable  time limit,  the amounts set aside for the purpose may be applied as  principal  payments on one or more classes of  securities  of the series. See "Yield Considerations."

      There can be no assurance as to the rate of  prepayment  of the  mortgage  loans.  The depositor  is not aware of any  publicly  available  statistics  relating  to the  principal prepayment  experience of diverse  portfolios of mortgage  loans such as the mortgage  loans over an  extended  period of time.  All  statistics  known to the  depositor  that have been compiled with respect to prepayment  experience on mortgage  loans  indicate that while some mortgage loans may remain  outstanding until their stated  maturities,  a substantial number will be paid prior to their respective  stated  maturities.  No representation is made as to the  particular  factors that will affect the  prepayment of the mortgage loans or as to the relative importance of these factors.

      As  described  in  this  prospectus  and  in the  prospectus  supplement,  the  master servicer, the depositor,  an affiliate of the depositor or a person specified in the related prospectus  supplement (other than holder of any class of offered  certificates,  other than the REMIC Residual  Certificates,  if offered) may have the option to purchase the assets in a trust fund and effect  early  retirement  of the related  series of  securities.  See "The
Agreements-Termination; Retirement of Securities."

                              LEGAL ASPECTS OF MORTGAGE LOANS

      The following  discussion  summarizes  legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete.  They do not reflect the laws of any particular  state  nor the laws of all  states  in which  the  mortgaged  properties  may be situated.  This is because  these legal aspects are governed in part by the law of the state that  applies  to a  particular  mortgaged  property  and the  laws of the  states  may vary substantially.  You should  refer to the  applicable  federal and state laws  governing  the mortgage loans.

Mortgages

      Each single  family,  multifamily,  commercial  and mixed-use loan and, if applicable, the Contracts (in each case other than  cooperative  mortgage  loans),will be evidenced by a note or bond and secured by an  instrument  granting a security  interest in real  property, which  may be a  mortgage,  deed of  trust  or a deed to  secure  debt,  depending  upon the prevailing  practice  and law in the  state in  which  the  related  mortgaged  property  is located,  and may have first,  second or third priority.  Mortgages and deeds to secure debt are referred to as  "mortgages."  Contracts  evidence both the  obligation of the obligor to repay the loan evidenced thereby and grant a security  interest in the related  Manufactured
Homes to secure  repayment of the loan.  However,  as Manufactured  Homes have become larger and often have been attached to their sites without any apparent  intention by the borrowers to move them, courts in many states have held that Manufactured  Homes may become subject to real estate title and recording laws. See "-Contracts"  below. In some states, a mortgage or deed of trust  creates a lien upon the real  property  encumbered by the mortgage or deed of trust.  However,  in other states,  the mortgage or deed of trust conveys legal title to the property  respectively,  to the  mortgagee or to a trustee for the benefit of the  mortgagee subject to a condition  subsequent (i.e., the payment of the indebtedness  secured thereby).
The lien  created by the  mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental  police powers.  Priority between  mortgages  depends  on their  terms or on the terms of  separate  subordination  or inter-creditor  agreements,  the knowledge of the parties in some cases and generally on the order of  recordation of the mortgage in the  appropriate  recording  office.  There are two parties to a mortgage, the mortgagor,  who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument,  the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In the case of a land trust, there are three parties because title to the  property is held by a land trustee  under a land trust  agreement of which the borrower is the  beneficiary;  at origination  of a mortgage  loan, the borrower  executes a separate  undertaking  to make  payments on the mortgage  note.  Although a deed of trust is similar  to a  mortgage,  a  deed  of  trust  has  three  parties:  the  trustor  who is the borrower-homeowner;  the beneficiary who is the lender; and a third-party grantee called the trustee.  Under a deed of trust,  the borrower  grants the property,  irrevocably  until the debt is paid, in trust,  generally with a power of sale, to the trustee to secure payment of the  obligation.  The trustee's  authority  under a deed of trust,  the grantee's  authority under a deed to secure debt and the  mortgagee's  authority under a mortgage are governed by the law of the state in which the real  property is located,  the express  provisions of the deed of  trustor  mortgage,  and,  in deed of  trust  transactions,  the  directions  of the beneficiary.

Cooperative Mortgage Loans

      If specified in the prospectus  supplement  relating to a series of certificates,  the mortgage  loans and Contracts may include  cooperative  mortgage  loans.  Each mortgage note evidencing  a  cooperative  mortgage  loan will be secured by a security  interest in shares issued  by the  related  Cooperative,  and in the  related  proprietary  lease or  occupancy agreement  granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative,  the priority of which will depend on, among other things,  the terms of the particular  security agreement as well as the order of  recordation  and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

      Cooperative   buildings  relating  to  the  cooperative  mortgage  loans  are  located primarily  in the  State  of New  York.  Generally,  each  Cooperative  owns in fee or has a long-term  leasehold  interest  in all the  real  property  and  owns in fee or  leases  the building and all separate  dwelling units therein.  The Cooperative is directly  responsible
for  property  management  and,  in  most  cases,   payment  of  real  estate  taxes,  other
governmental  impositions  and hazard and  liability  insurance.  If there is an  underlying mortgage (or mortgages) on the  Cooperative's  building or underlying  land, as is generally the  case,  or an  underlying  lease  of the  land,  as is the case in some  instances,  the
Cooperative,  as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental  obligations.  An underlying  mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the  Cooperative's building or the obtaining of capital by the Cooperative.  The interest of the occupant under proprietary  leases or occupancy  agreements as to which that Cooperative is the landlord is generally  subordinate  to the interest of the holder of an  underlying  mortgage and to the interest of the holder of a land  lease.  If the  Cooperative  is unable to meet the payment obligations  (1) arising under an underlying  mortgage,  the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate  proprietary  leases and occupancy  agreements or (2) arising  under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate  proprietary leases and occupancy  agreements.  In addition,  an underlying  mortgage on a  Cooperative  may provide financing  in the form of a  mortgage  that  does not  fully  amortize,  with a  significant portion of  principal  being due in one final  payment at  maturity.  The  inability  of the
Cooperative to refinance a mortgage and its  consequent  inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly,  a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative,  to purchase the land,  could lead to  termination  of the  Cooperative's  interest in the  property  and termination  of all  proprietary  leases  and  occupancy  agreements.  In  either  event,  a foreclosure  by the holder of an underlying  mortgage or the  termination  of the underlying lease could  eliminate or  significantly  diminish the value of any  collateral  held by the mortgagee  who financed the purchase by an  individual  tenant-stockholder  of shares of the
Cooperative or, in the case of the mortgage loans,  the collateral  securing the cooperative mortgage loans.

      Each Cooperative is owned by shareholders  (referred to as  tenant-stockholders)  who, through  ownership  of stock or shares in the  Cooperative,  receive  proprietary  leases or occupancy agreements which confer exclusive rights to occupy specific dwellings.  Generally, a  tenant-stockholder  of a  Cooperative  must make a  monthly  payment  to the  Cooperative pursuant  to the  proprietary  lease,  which  payment  represents  the  tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage,  real property taxes,  maintenance  expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and  accompanying  occupancy  rights may be financed  through a cooperative mortgage  loan  evidenced by a mortgage  note and secured by an assignment of and a security interest in the  occupancy  agreement or  proprietary  lease and a security  interest in the related shares of the related  Cooperative.  The mortgagee generally takes possession of the share  certificate and a counterpart of the proprietary  lease or occupancy  agreement and a
financing   statement  covering  the  proprietary  lease  or  occupancy  agreement  and  the
Cooperative  shares is filed in the  appropriate  state and local  offices  to  perfect  the mortgagee's  interest in its collateral.  Subject to the limitations  discussed below,  upon default of the  tenant-stockholder,  the lender may sue for judgment on the  mortgage  note, dispose of the  collateral  at a public or private  sale or  otherwise  proceed  against the collateral or  tenant-stockholder  as an  individual  as provided in the security  agreement covering the assignment of the  proprietary  lease or occupancy  agreement and the pledge of
Cooperative shares. See "-Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder"  (as defined in Section 216(b)(2) of the Code) of a corporation  that qualifies as a  "cooperative  housing  corporation"  within the meaning of
Section  216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation  representing his  proportionate  share of interest expenses and real estate  taxes  allowable  as a deduction  under  Section  216(a) of the Code to the corporation  under  Sections 163 and 164 of the Code. In order for a corporation  to qualify under  Section  216(b)(1) of the Code for its taxable year in which the items are  allowable as a deduction to the corporation,  that section requires, among other things, that at least
80% of the gross  income of the  corporation  be derived  from its  tenant-stockholders.  By virtue of this  requirement,  the status of a corporation for purposes of Section  216(b)(1)
of the Code  must be  determined  on a  year-to-year  basis.  Consequently,  there can be no assurance that  Cooperatives  relating to the cooperative  mortgage loans will qualify under the section for any particular year. In the event that the Cooperative  fails to qualify for one or more years,  the value of the collateral  securing any related  cooperative  mortgage
loans  could  be  significantly   impaired  because  no  deduction  would  be  allowable  to tenant-stockholders  under Section  216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded  tenant-stockholders  of a corporation that qualifies  under  Section  216(b)(1) of the Code,  the  likelihood  that a failure  would be permitted to continue over a period of years appears remote.

Leases and Rents

      Mortgages that encumber  income-producing  multifamily and commercial properties often contain an  assignment  of rents and leases,  pursuant to which the borrower  assigns to the lender the borrower's right,  title and interest as landlord under each lease and the income derived  therefrom,  while (unless rents are to be paid directly to the lender)  retaining a revocable  license to collect the rents for so long as there is no default.  If the borrower defaults,  the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a  court-appointed receiver before becoming entitled to collect the rents.

Contracts
      Under the laws of most states,  manufactured housing constitutes personal property and is subject to the motor  vehicle  registration  laws of the state or other  jurisdiction  in which the unit is located.  In a few states,  where  certificates  of title are not required for  manufactured  homes,  security  interests  are  perfected  by the filing of a financing statement  under  Article 9 of the UCC  which  has been  adopted  by all  states.  Financing statements  are  effective  for five years and must be renewed prior to the end of each five year period.  The  certificate  of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured  housing shall be evidenced by a certificate of title issued by the motor  vehicles  department (or a similar  entity) of the state.  In the states  that have  enacted  certificate  of title  laws,  a security  interest  in a unit of manufactured  housing, so long as it is not attached to land in so permanent a fashion as to become  a  fixture,  is  generally  perfected  by  the  recording  of  the  interest  on the certificate of title to the unit in the appropriate motor vehicle  registration office or by delivery of the required  documents  and payment of a fee to the  appropriate  motor vehicle registration office, depending on state law.

      The  master  servicer  will be  required  under  the  related  pooling  and  servicing agreement or  servicing  agreement  to, or to cause the servicer of the Contract to,  effect the notation or delivery of the required  documents  and fees,  and to obtain  possession of the  certificate  of  title,  as  appropriate  under  the laws of the  state  in  which  any
Manufactured  Home  is  registered.  In the  event  the  master  servicer  or  servicer,  as applicable,  fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the  security  interest  under the wrong law (for  example,  under a motor  vehicle title statute rather than under the UCC, in a few states),  the trustee may not have a first priority  security  interest in the Manufactured  Home securing a Contract.  As Manufactured
Homes have become  larger and often have been  attached to their sites  without any apparent intention by the borrowers to move them,  courts in many states have held that  Manufactured
Homes may become  subject to real estate title and recording  laws. As a result,  a security interest in a  Manufactured  Home could be rendered  subordinate  to the  interests of other parties  claiming an interest in the home under  applicable  state real estate law. In order to perfect a security  interest in a Manufactured Home under real estate laws, the holder of the security  interest must file either a "fixture  filing" under the  provisions of the UCC or a real  estate  mortgage  under  the real  estate  laws of the  state  where  the home is located.  These filings must be made in the real estate  records  office of the county where the home is located.  Generally,  Contracts will contain provisions  prohibiting the obligor from permanently  attaching the  Manufactured  Home to its site. So long as the obligor does not violate this agreement,  a security  interest in the Manufactured  Home will be governed by the  certificate  of title laws or the UCC, and the notation of the security  interest on the  certificate  of title or the filing of a UCC financing  statement  will be effective to maintain the priority of the security  interest in the  Manufactured  Home. If,  however,  a
Manufactured  Home is  permanently  attached  to its site,  other  parties  could  obtain an interest  in the  Manufactured  Home  that is  prior  to the  security  interest  originally retained by the Seller and transferred to the depositor.

      The  depositor  will  assign  or cause  to be  assigned  a  security  interest  in the
Manufactured Homes to the trustee, on behalf of the securityholders.  Neither the depositor, the master servicer,  any servicer,  nor the trustee will amend the certificates of title to identify  the  trustee,  on behalf of the  securityholders,  as the new  secured  party and, accordingly,  the  depositor or the Seller will continue to be named as the secured party on the  certificates  of  title  relating  to the  Manufactured  Homes.  In  most  states,  the assignment is an effective  conveyance  of the security  interest  without  amendment of any lien noted on the related  certificate  of title and the new secured  party  succeeds to the depositor's rights as the secured party.  However,  in some states there exists a risk that, in the absence of an amendment to the  certificate of title,  the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

      In the absence of fraud,  forgery or permanent  affixation of the Manufactured Home to its site by the  Manufactured  Home  owner,  or  administrative  error  by  state  recording officials,  the  notation  of the  lien of the  depositor  on the  certificate  of  title or delivery  of the  required  documents  and fees will be  sufficient  to protect  the trustee against the rights of subsequent  purchasers of a  Manufactured  Home or subsequent  lenders who take a security interest in the Manufactured  Home. If there are any Manufactured  Homes as to which the  depositor  has  failed to  perfect or cause to be  perfected  the  security interest  assigned to the trust fund, the security  interest would be subordinate  to, among others,  subsequent  purchasers  for value of  Manufactured  Homes and holders of  perfected security  interests.  There also exists a risk in not identifying the trustee,  on behalf of the  securityholders,  as the new secured party on the  certificate  of title that,  through fraud or negligence, the security interest of the trustee could be released.

      In the event that the owner of a Manufactured  Home moves it to a state other than the state in which the Manufactured Home initially is registered,  under the laws of most states the perfected  security  interest in the  Manufactured  Home would  continue for four months after the relocation and thereafter until the owner  re-registers  the Manufactured  Home in the state of relocation.  If the owner were to relocate a Manufactured Home to another state and  re-register  the  Manufactured  Home in that state,  and if the  depositor did not take steps to  re-perfect  its  security  interest in that state,  the  security  interest in the
Manufactured  Home would  cease to be  perfected.  A majority  of states  generally  require surrender of a certificate  of title to re-register a Manufactured  Home;  accordingly,  the
depositor  must  surrender   possession  if  it  holds  the  certificate  of  title  to  the
Manufactured  Home or, in the case of Manufactured  Homes  registered in states that provide for  notation of lien,  the  depositor  would  receive  notice of  surrender if the security interest in the  Manufactured  Home is noted on the certificate of title.  Accordingly,  the
depositor  would  have  the   opportunity  to  re-perfect  its  security   interest  in  the
Manufactured  Home in the state of  relocation.  In states that do not require a certificate of title for registration of a Manufactured Home,  re-registration  could defeat perfection.
Similarly,  when an obligor under a manufactured  housing conditional sales contract sells a
Manufactured  Home, the obligee must surrender  possession of the certificate of title or it will  receive  notice as a result of its lien noted  thereon  and  accordingly  will have an opportunity to require  satisfaction of the related  manufactured  housing conditional sales contract before release of the lien.

      Under each related pooling and servicing agreement or servicing agreement,  the master servicer  will be obligated  to, or to cause each of the servicers of the Contracts to, take these steps,  at the master  servicer's or servicers  expense,  as are necessary to maintain perfection of security interests in the Manufactured Homes.

      Under the laws of most  states,  liens for repairs  performed on a  Manufactured  Home take  priority  even over a  perfected  security  interest.  The  depositor  will obtain the representation  of the related  Seller that it has no  knowledge  of any of these liens with respect to any Manufactured  Home securing a Contract.  However,  these liens could arise at any  time  during  the term of a  Contract.  No  notice  will be  given  to the  trustee  or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

      Foreclosure of a deed of trust is generally  accomplished by a non-judicial  trustee's sale under a specific  provision in the deed of trust which  authorizes  the trustee to sell the property upon any default by the borrower  under the terms of the note or deed of trust.
In addition to any notice  requirements  contained in a deed of trust,  in some states,  the trustee must record a notice of default and send a copy to the  borrower-trustor  and to any person who has  recorded a request  for a copy of notice of default  and notice of sale.  In addition,  the trustee must provide notice in some states to any other individual  having an interest of record in the real property,  including any junior  lienholders.  If the deed of trust is not  reinstated  within a  specified  period,  a notice of sale must be posted in a public place and, in most  states,  published  for a specific  period of time in one or more newspapers  in a specified  manner prior to the date of trustee's  sale.  In addition,  some state laws  require  that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      In some states, the  borrower-trustor  has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general,  in these states, the borrower,  or any other person having a junior encumbrance on the real estate, may, during a reinstatement  period,  cure the  default by paying the  entire  amount in arrears  plus the costs and expenses incurred in enforcing the obligation.

      Foreclosure of a mortgage is generally  accomplished  by judicial  action.  Generally, the  action is  initiated  by the  service of legal  pleadings  upon all  parties  having an interest  of record  in the real  property.  Delays in  completion  of the  foreclosure  may occasionally  result from difficulties in locating necessary parties.  Judicial  foreclosure proceedings  are often not contested by any of the applicable  parties.  If the  mortgagee's right to foreclose is contested,  the legal  proceedings  necessary to resolve the issue can be time-consuming.

      In the case of  foreclosure  under  either a mortgage or a deed of trust,  the sale by the  referee or other  designated  officer  or by the  trustee  is a public  sale.  However, because of the difficulty a potential  buyer at the sale would have in determining the exact status of title and because the physical  condition  of the  property may have  deteriorated during the  foreclosure  proceedings,  it is  uncommon  for a third  party to  purchase  the property  at a  foreclosure  sale.  Rather,  it is common  for the  lender to  purchase  the property  from the  trustee  or  referee  for a credit  bid less than or equal to the unpaid principal  amount of the note plus the  accrued  and  unpaid  interest  and the  expense  of foreclosure,  in which  case the  mortgagor's  debt will be  extinguished  unless the lender purchases  the  property  for a lesser  amount  in order to  preserve  its  right  against a borrower to seek a deficiency  judgment and the remedy is available  under state law and the related loan  documents.  In the same states,  there is a statutory  minimum  purchase price which the lender may offer for the property and generally,  state law controls the amount of foreclosure  costs and  expenses,  including  attorneys'  fees,  which may be recovered by a lender.  Thereafter,  subject  to the  right of the  borrower  in some  states  to remain in possession  during the redemption  period,  the lender will assume the burdens of ownership, including  obtaining  hazard  insurance,  paying  taxes and  making  the  repairs at its own expense as are  necessary to render the property  suitable for sale.  Generally,  the lender will  obtain the  services  of a real  estate  broker  and pay the  broker's  commission  in connection  with the sale of the property.  Depending upon market  conditions,  the ultimate proceeds of the sale of the property may not equal the lender's  investment  in the property and, in some states,  the lender may be entitled to a deficiency  judgment.  Any loss may be reduced  by the  receipt  of any  mortgage  insurance  proceeds  or other  forms  of  credit enhancement for a series of certificates. See "Description of Credit Enhancement".

      A junior  mortgagee  may not  foreclose  on the  property  securing a junior  mortgage unless it forecloses  subject to the senior mortgages.  The junior mortgagee must either pay the entire  amount due on the senior  mortgages  prior to or at the time of the  foreclosure sale or  undertake  to pay on any senior  mortgages  on which the  mortgagor is currently in default.  Under either  course of action,  the junior  mortgagee may add the amounts paid to the  balance  due on the  junior  loan,  and may be  subrogated  to the rights of the senior mortgagees.  In addition,  in the event that the foreclosure of a junior  mortgage  triggers the enforcement of a "due-on-sale"  clause,  the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.  Accordingly,  with respect to those single  family loans which are junior  mortgage  loans,  if the lender  purchases  the property,  the  lender's  title  will  be  subject  to  all  senior  liens  and  claims  and governmental  liens.  The  proceeds  received  by the  referee or trustee  from the sale are applied  first to the  costs,  fees and  expenses  of sale and then in  satisfaction  of the indebtedness  secured by the  mortgage or deed of trust under which the sale was  conducted.
Any remaining  proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority,  whether or not the borrower is in default.  Any additional proceeds are generally payable to the mortgagor or trustor.  The payment of the  proceeds to the  holders of junior  mortgages  may occur in the  foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

      In  foreclosure,  courts have imposed  general  equitable  principles.  The  equitable principles  are  generally  designed to relieve the  borrower  from the legal  effect of its defaults under the loan  documents.  Examples of judicial  remedies that have been fashioned include judicial  requirements  that the lender undertake  affirmative and expensive actions to determine  the causes for the  borrower's  default and the  likelihood  that the borrower will be able to reinstate the loan. In some cases,  courts have  substituted  their judgment for the lender's  judgment and have required that lenders  reinstate loans or recast payment schedules in order to  accommodate  borrowers who are  suffering  from  temporary  financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage  instrument is not monetary,  such as the  borrower's  failure to adequately  maintain the property or the borrower's  execution of a second  mortgage or deed of trust  affecting  the  property.  Finally,  some courts have been faced with the issue of whether or not federal or state  constitutional  provisions  reflecting due process concerns for  adequate  notice  require  that  borrowers  under deeds of trust or  mortgages  receive notices in addition to the  statutorily-prescribed  minimums. For the most part, these cases have  upheld  the notice  provisions  as being  reasonable  or have found that the sale by a trustee under a deed of trust,  or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

      The Cooperative  shares owned by the  tenant-stockholder,  together with the rights of the  tenant-stockholder  under the proprietary lease or occupancy agreement,  are pledged to the lender and are, in almost all cases,  subject to  restrictions  on transfer as set forth in  the  Cooperative's  certificate  of  incorporation  and  by-laws,  as  well  as  in  the proprietary lease or occupancy  agreement.  The Cooperative may cancel the proprietary lease or occupancy  agreement,  even while pledged, for failure by the  tenant-stockholder  to pay the  obligations  or charges  owed by the  tenant-stockholder,  including  mechanics'  liens
against  the  Cooperative's   building  incurred  by  the   tenant-stockholder.   Generally,
obligations and charges arising under a proprietary  lease or occupancy  agreement which are owed to the  Cooperative  are made liens upon the shares to which the  proprietary  lease or occupancy  agreement  relates.  In  addition,  the  Cooperative  may  generally  terminate a proprietary  lease or occupancy  agreement in the event the borrower  breaches its covenants in the proprietary lease or occupancy agreement.  Typically,  the lender and the Cooperative enter into a recognition  agreement which,  together with any lender  protection  provisions contained  in the  proprietary  lease or  occupancy  agreement,  establishes  the rights and obligations  of both  parties  in the event of a default  by the  tenant-stockholder  on its
obligations  under  the  proprietary  lease  or  occupancy  agreement.   A  default  by  the
tenant-stockholder   under  the  proprietary  lease  or  occupancy  agreement  will  usually
constitute   a  default   under  the   security   agreement   between  the  lender  and  the
tenant-stockholder.

      The   recognition   agreement   generally   provides  that,  in  the  event  that  the
tenant-stockholder  has defaulted under the proprietary  lease or occupancy  agreement,  the
Cooperative  will take no action to terminate  the lease or  agreement  until the lender has been  provided  with  notice of and an  opportunity  to cure the  default.  The  recognition agreement  typically  provides  that if the  proprietary  lease or  occupancy  agreement  is terminated,  the Cooperative  will recognize the lender's lien against  proceeds from a sale of the shares and the proprietary  lease or occupancy  agreement  allocated to the dwelling, subject,  however,  to the  Cooperative's  right to sums due under the proprietary  lease or occupancy  agreement  or which have become liens on the shares  relating to the  proprietary
lease  or  occupancy   agreement.   The  total  amount  owed  to  the   Cooperative  by  the
tenant-stockholder,  which the lender generally cannot restrict and does not monitor,  could reduce the amount  realized upon a sale of the collateral  below the  outstanding  principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

      Recognition  agreements  also generally  provide that in the event the lender succeeds to the  tenant-shareholder's  shares and  proprietary  lease or  occupancy  agreement as the result of realizing  upon its  collateral  for a cooperative  mortgage loan, the lender must obtain the approval or consent of the board of directors of the  Cooperative  as required by
the  proprietary  lease  before   transferring  the  Cooperative  shares  or  assigning  the proprietary  lease. The approval or consent is usually based on the prospective  purchaser's income  and net worth,  among  other  factors,  and may  significantly  reduce the number of potential  purchasers,  which could limit the ability of the lender to sell and realize upon the value of the collateral.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of  cooperative  mortgage  loans,  lenders  do not  require  the
tenant-stockholder   (i.e.,   the   borrower)  to  obtain  title   insurance  of  any  type.
Consequently,  the existence of any prior liens or other  imperfections  of title  affecting the  Cooperative's  building or real estate also may adversely  affect the  marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      In New York,  foreclosure on the Cooperative  shares is accomplished by public sale in accordance  with the provisions of Article 9 of the New York UCC and the security  agreement relating to those  shares.  Article 9 of the New York UCC requires  that a sale be conducted in a "commercially  reasonable" manner. Whether a sale has been conducted in a "commercially reasonable"  manner  will  depend  on the  facts in each  case.  In  determining  commercial reasonableness,  a court will look to the notice  given the debtor and the  method,  manner, time, place and terms of the sale and the sale price.  Generally, a sale conducted according to the  usual  practice  of  banks  selling  similar  collateral  in the same  area  will be considered reasonably conducted.

      Article 9 of the UCC provides  that the proceeds of the sale will be applied  first to pay the costs and expenses of the sale and then to satisfy the  indebtedness  secured by the lender's security interest. The recognition agreement,  however, generally provides that the lender's right to  reimbursement  is subject to the right of the Cooperative  corporation to receive sums due under the proprietary lease or occupancy  agreement.  If there are proceeds remaining,  the lender must account to the tenant-stockholder  for the surplus.  Conversely, if a portion  of the  indebtedness  remains  unpaid,  the  tenant-stockholder  is  generally responsible for the deficiency.  See "-Anti-Deficiency  Legislation and other Limitations on
Lenders" below.

Repossession with respect to Contracts

      General.  Repossession of manufactured  housing is governed by state law. A few states have enacted  legislation  that requires that the debtor be given an opportunity to cure its default  (typically 30 days to bring the account current) before  repossession can commence.
So long as a  manufactured  home has not become so  attached to real estate that it would be treated  as a part of the real  estate  under  the law of the  state  where  it is  located, repossession  of the  home in the  event  of a  default  by the  obligor  generally  will be governed by the UCC  (except in  Louisiana).  Article 9 of the UCC  provides  the  statutory framework for the  repossession  of  manufactured  housing.  While the UCC as adopted by the
various  states  may  vary  in  small  particulars,   the  general  repossession   procedure
established by the UCC is as follows:

o     Except in those  states  where the debtor must  receive  notice of the right to cure a default,  repossession  can  commence  immediately  upon default  without  prior notice.  Repossession  may  be  effected  either  through  self-help  (peaceable retaking  without  court  order),  voluntary  repossession  or through  judicial process (repossession pursuant to court-issued writ of replevin).  The self-help and/or  voluntary  repossession  methods  are more  commonly  employed,  and are accomplished  simply by retaking  possession of the manufactured  home. In cases in which the debtor objects or raises a defense to  repossession,  a court order must be obtained from the appropriate  state court,  and the  manufactured  home must then be  repossessed  in  accordance  with that  order.  Whether the method employed is self-help,  voluntary  repossession  or judicial  repossession,  the repossession  can be accomplished  either by an actual  physical  removal of the manufactured  home to a secure  location  for  refurbishment  and  resale  or by removing the  occupants  and their  belongings  from the  manufactured  home and maintaining  possession  of the  manufactured  home on the  location  where  the occupants were  residing.  Various  factors may affect whether the  manufactured home is physically  removed or left on location,  such as the nature and term of the lease of the site on which it is located and the  condition of the unit.  In many cases,  leaving the  manufactured  home on location is  preferable,  in the event that the home is already  set up,  because the  expenses  of retaking  and redelivery  will be saved.  However,  in those  cases  where the home is left on location, expenses for site rentals will usually be incurred.

o     Once  repossession  has been achieved,  preparation for the subsequent  disposition of the manufactured home can commence.  The disposition may be by public or private sale  provided  the  method,  manner,  time,  place  and  terms  of the sale are commercially reasonable.

o     Sale proceeds are to be applied first to repossession  expenses  (expenses incurred in retaking,  storage,  preparing  for  sale  to  include  refurbishing  costs  and selling) and then to satisfaction of the indebtedness.  While some states impose prohibitions  or  limitations  on deficiency  judgments if the net proceeds from resale do not cover the full amount of the  indebtedness,  the  remainder may be sought  from the debtor in the form of a  deficiency  judgment  in those  states that do not prohibit or limit deficiency  judgments.  The deficiency judgment is a personal  judgment against the debtor for the shortfall.  Occasionally,  after resale of a  manufactured  home and payment of all  expenses  and  indebtedness, there is a surplus of funds.  In that case, the UCC requires the party suing for the  deficiency  judgment  to remit  the  surplus  to the  debtor.  Because  the defaulting  owner of a  manufactured  home  generally has very little capital or income  available  following  repossession,  a  deficiency  judgment  may not be sought in many cases or, if obtained,  will be settled at a significant discount in light of the defaulting owner's strained financial condition.

      Louisiana Law. Any contract  secured by a manufactured  home located in Louisiana will be governed  by  Louisiana  law rather than  Article 9 of the UCC.  Louisiana  laws  provide similar  mechanisms  for perfection and  enforcement of security  interests in  manufactured housing used as collateral for an installment sale contract or installment loan agreement.

      Under  Louisiana law, a manufactured  home that has been  permanently  affixed to real estate will  nevertheless  remain subject to the motor vehicle  registration laws unless the obligor and any holder of a security  interest in the property  execute and file in the real estate  records for the parish in which the  property is located a document  converting  the unit into real  property.  A  manufactured  home that is converted into real property but is then removed from its site can be converted back to personal  property governed by the motor vehicle  registration  laws if the  obligor  executes  and files  various  documents  in the appropriate  real estate  records and all  mortgagees  under real  estate  mortgages  on the property  and the  land to  which it was  affixed  file  releases  with  the  motor  vehicle commission.

      So long as a manufactured  home remains  subject to the Louisiana  motor vehicle laws, liens are  recorded  on the  certificate  of title by the  motor  vehicle  commissioner  and repossession  can be accomplished  by voluntary  consent of the obligor,  executory  process
(repossession  proceedings  which must be  initiated  through  the courts but which  involve minimal court  supervision) or a civil suit for  possession.  In connection with a voluntary surrender,  the obligor  must be given a full  release  from  liability  for all amounts due under the contract.  In executory  process  repossessions,  a sheriff's  sale (without court supervision)  is  permitted,  unless the  obligor  brings  suit to enjoin the sale,  and the lender is  prohibited  from seeking a  deficiency  judgment  against the obligor  unless the lender  obtained an  appraisal of the  manufactured  home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

      Single Family,  Multifamily and Commercial  Properties.  The purposes of a foreclosure action in  respect of a  mortgaged  property  is to enable  the  lender to realize  upon its security and to bar the  borrower,  and all persons who have  interests in the property that are  subordinate  to that of the  foreclosing  lender,  from  exercise  of their  "equity of redemption".  The  doctrine  of equity  of  redemption  provides  that,  until the  property encumbered by a mortgage has been sold in accordance with a properly  conducted  foreclosure and  foreclosure  sale,  those  having  interests  that  are  subordinate  to  that  of  the foreclosing  lender have an equity of  redemption  and may redeem the property by paying the entire debt with  interest.  Those  having an equity of  redemption  must  generally be made parties and joined in the foreclosure  proceeding in order for their equity of redemption to be terminated.

      The  equity of  redemption  is a  common-law  (non-statutory)  right  which  should be distinguished  from post-sale  statutory  rights of redemption.  In some states,  after sale pursuant  to a deed of trust or  foreclosure  of a mortgage,  the  borrower  and  foreclosed junior  lienors  are  given a  statutory  period in which to redeem  the  property.  In some states,  statutory  redemption may occur only upon payment of the foreclosure sale price. In other states,  redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory  right of  redemption  is to diminish the ability of the lender to sell the foreclosed  property  because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure.  Consequently,  the practical effect of the  redemption  right is to force  the  lender  to  maintain  the  property  and pay the expenses of ownership until the redemption  period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure,  but not following a trustee's sale under a deed of trust.

      Manufactured  Homes.  While  state laws do not usually  require  notice to be given to debtors prior to  repossession,  many states do require  delivery of a notice of default and of the debtor's  right to cure  defaults  before  repossession.  The law in most states also requires  that the  debtor be given  notice of sale  prior to the resale of the home so that the owner may  redeem  at or before  resale.  In  addition,  the sale must  comply  with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Single Family,  Multifamily and Commercial  Loans.  Some states have imposed statutory prohibitions  which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states  (including  California),  statutes limit the right of the beneficiary  or  mortgagee to obtain a deficiency  judgment  against the borrower  following non-judicial  foreclosure  by power of sale.  A deficiency  judgment is a personal  judgment against the former  borrower  equal in most cases to the  difference  between the net amount realized upon the public sale of the real property and the amount due to the lender.  In the case of a mortgage  loan secured by a property  owned by a trust where the mortgage  note is executed  on behalf  of the  trust,  a  deficiency  judgment  against  the  trust  following foreclosure or sale under a deed of trust,  even if obtainable  under applicable law, may be of little value to the mortgagee or  beneficiary  if there are no trust assets against which the  deficiency  judgment may be executed.  Some state statutes  require the  beneficiary or mortgagee to exhaust the security  afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy  the full debt  before  bringing  a  personal  action  against  the borrower.  In other states,  the lender has the option of bringing a personal action against the borrower on the debt without first  exhausting  the  security;  however in some of these states,  the  lender,  following  judgment  on the  personal  action,  may be deemed to have elected  a  remedy  and may be  precluded  from  exercising  remedies  with  respect  to the security.  Consequently,  the practical effect of the election requirement,  in those states permitting  the election,  is that lenders will usually  proceed  against the security first rather than  bringing a personal  action  against the  borrower.  Finally,  in some  states, statutory  provisions limit any deficiency  judgment against the former borrower following a foreclosure  to the excess of the  outstanding  debt over the fair value of the  property at the time of the  public  sale.  The  purpose of these  statutes  is  generally  to prevent a beneficiary  or mortgagee  from  obtaining a large  deficiency  judgment  against the former borrower as a result of low or no bids at the judicial sale.

      Generally,  Article 9 of the UCC governs  foreclosure  on  Cooperative  Shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some  circumstances,  including  circumstances where the disposition of the collateral (which, in the case of a cooperative  mortgage loan, would be the shares of the Cooperative and the related  proprietary lease or occupancy  agreement)
was not conducted in a commercially reasonable manner.

      In addition to laws  limiting or  prohibiting  deficiency  judgments,  numerous  other federal and state  statutory  provisions,  including the federal  bankruptcy  laws and state laws  affording  relief to debtors,  may interfere with or affect the ability of the secured mortgage  lender to realize upon collateral or enforce a deficiency  judgment.  For example, under the federal Bankruptcy Code, virtually all actions (including  foreclosure actions and deficiency judgment  proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy  petition and,  often,  no interest or principal  payments are made during the course of the  bankruptcy  case.  The delay and the  consequences  thereof caused by the automatic  stay can be  significant.  Also,  under  the  Bankruptcy  Code,  the  filing of a petition in a bankruptcy  by or on behalf of a junior lienor may stay the senior lender from taking  action  to  foreclose  out the  junior  lien.  Moreover,  with  respect  to  federal bankruptcy  law, a court with federal  bankruptcy  jurisdiction  may permit a debtor through his or her  Chapter  11 or  Chapter 13  rehabilitative  plan to cure a  monetary  default in respect of a mortgage loan on a debtor's  residence by paying  arrearage within a reasonable time period and  reinstating  the original  mortgage  loan payment  schedule even though the lender  accelerated  the mortgage loan and final judgment of foreclosure had been entered in state court  (provided no sale of the residence had yet occurred) prior to the filing of the debtor's  petition.  Some courts with federal  bankruptcy  jurisdiction have approved plans, based on the  particular  facts of the  reorganization  case,  that effected the curing of a mortgage loan default by paying arrearage over a number of years.

      Courts with federal  bankruptcy  jurisdiction  have also indicated that the terms of a mortgage  loan secured by property of the debtor may be modified.  These courts have allowed modifications  that include reducing the amount of each monthly  payment,  changing the rate of interest,  altering the  repayment  schedule,  forgiving all or a portion of the debt and reducing  the lender's  security  interest to the value of the  residence,  thus leaving the lender a general  unsecured  creditor for the difference  between the value of the residence and the outstanding balance of the loan.  Generally,  however,  the terms of a mortgage loan secured only by a mortgage on real  property  that is the debtor's  principal  residence may not be modified  pursuant to a plan confirmed  pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      In the case of  income-producing  multifamily  properties,  federal bankruptcy law may also have the effect of  interfering  with or affecting the ability of the secured lender to enforce the  borrower's  assignment of rents and leases  related to the mortgaged  property.
Under  Section 362 of the  Bankruptcy  Code,  the lender will be stayed from  enforcing  the
assignment,   and  the  legal   proceedings   necessary   to  resolve  the  issue  could  be
time-consuming, with resulting delays in the lender's receipt of the rents.

      Tax liens  arising  under the Code may have  priority  over the lien of a mortgage  or deed of trust. In addition,  substantive  requirements  are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous  federal and some state consumer  protection laws. These laws include the federal  Truth-in-Lending  Act,
Real Estate  Settlement  Procedures Act, Equal Credit  Opportunity  Act, Fair Credit Billing
Act, Fair Credit  Reporting  Act and related  statutes.  These federal laws impose  specific statutory  liabilities upon lenders who originate mortgage loans and who fail to comply with the  provisions  of the law. In some  cases,  this  liability  may affect  assignees  of the mortgage loans.

      Contracts.  In addition  to the laws  limiting or  prohibiting  deficiency  judgments, numerous other statutory  provisions,  including  federal  bankruptcy laws and related state laws,  may  interfere  with or affect the  ability of a lender to  realize  upon  collateral and/or  enforce a deficiency  judgment.  For example,  in a Chapter 13 proceeding  under the federal  bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the  rehabilitation  plan,  reduce the amount of the secured  indebtedness  to the market value of the home at the time of bankruptcy (as determined by the court),  leaving the party providing  financing as a general unsecured  creditor for the remainder of the indebtedness.
A bankruptcy  court may also reduce the monthly  payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

      Under  CERCLA,  and under  state law in some  states,  a secured  party  which takes a deed-in-lieu  of  foreclosure,  purchases a mortgaged  property at a  foreclosure  sale,  or operates a mortgaged  property  may become  liable for the costs of  cleaning  up  hazardous substances  regardless  of whether  they have  contaminated  the  property.  CERCLA  imposes strict,  as well  as  joint  and  several,  liability  on  several  classes  of  potentially responsible  parties,  including  current  owners and  operators of the property who did not cause or  contribute  to the  contamination.  Furthermore,  liability  under  CERCLA  is not limited to the original or  unamortized  principal  balance of a loan or to the value of the property  securing a loan.  Lenders may be held liable  under  CERCLA as owners or operators unless they qualify for the secured  creditor  exemption to CERCLA.  This exemption  exempts from the  definition  of owners  and  operators  those  who,  without  participating  in the management  of a  facility,  hold  indicia  of  ownership  primarily  to  protect a security interest in the facility.

      The  Conservation  Act amended,  among other  things,  the  provisions  of CERCLA with respect to lender liability and the secured creditor exemption.  The Conservation Act offers substantial  protection  to lenders by defining the  activities in which a lender can engage and still have the  benefit of the  secured  creditor  exemption.  In order for lender to be deemed to have  participated  in the  management  of a mortgaged  property,  the lender must actually  participate  in the  operational  affairs of the  property  of the  borrower.  The
Conservation  Act provides  that "merely  having the capacity to influence,  or  unexercised right to control" operations does not constitute  participation in management. A lender will lose the protection of the secured creditor  exemption only if it exercises  decision-making control over the borrower's  environmental  compliance and hazardous  substance handling and disposal  practices,  or assumes day-to-day  management of all operational  functions of the mortgaged  property.  The Conservation Act also provides that a lender will continue to have the  benefit  of the  secured  creditor  exemption  even  if it  forecloses  on a  mortgaged property,  purchases  it at a  foreclosure  sale or accepts a  deed-in-lieu  of  foreclosure provided  that the lender seeks to sell the mortgaged  property at the earliest  practicable commercially reasonable time on commercially reasonable terms.

      Other  federal and state laws may impose  liability  on a secured  party which takes a deed-in-lieu  of  foreclosure,  purchases a mortgaged  property at a  foreclosure  sale,  or operates a mortgaged property on which  contaminants other than CERCLA hazardous  substances are present,  including  petroleum,  agricultural  chemicals,  hazardous  wastes,  asbestos, radon, and lead-based  paint. The cleanup costs may be substantial.  It is possible that the cleanup  costs  could  become a liability  of a trust fund and reduce the amounts  otherwise distributable  to the  holders of the  related  series of  certificates.  Moreover,  federal statutes  and states by statute  may impose a lien for any  cleanup  costs  incurred  by the state on the property that is the subject of the cleanup costs.  All subsequent liens on the property  generally are  subordinated  to the lien and, in some states,  even prior recorded liens are  subordinated  to such lien. In the latter  states,  the security  interest of the trustee in a related  parcel of real property that is subject to the lien could be adversely affected.

      Traditionally,  many  residential  mortgage  lenders  have not taken steps to evaluate whether  contaminants  are  present  with  respect to any  mortgaged  property  prior to the origination  of the mortgage loan or prior to  foreclosure  or accepting a  deed-in-lieu  of foreclosure.  Accordingly,  the  depositor  has not made  and will not make the  evaluations prior to the  origination  of the secured  contracts.  Neither the master  servicer  nor any servicer  will be  required  by any  Agreement  to  undertake  these  evaluations  prior  to foreclosure  or accepting a  deed-in-lieu  of  foreclosure.  The depositor does not make any representations  or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty  resulting from the presence or effect of  contaminants.  However,  neither the master  servicer  nor any  servicer  will be obligated to foreclose on related real property or accept a  deed-in-lieu  of foreclosure if it knows or  reasonably  believes  that there are material  contaminated  conditions  on the property.  A  failure  so to  foreclose  may  reduce  the  amounts  otherwise  available  to certificateholders of the related series.

Consumer Protection Laws

      In addition,  substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous  federal and some state consumer  protection  laws.  These laws include TILA, as  implemented  by Regulation Z, Real
Estate Settlement  Procedures Act, as implemented by Regulation X, Equal Credit  Opportunity
Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit  Reporting Act and
related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate  mortgage  loans and who fail to comply  with the  provisions  of the law. In some cases,  this  liability  may affect  assignees  of the mortgage  loans.  In  particular,  an
originator's   failure  to  comply  with  certain  requirements  of  the  federal  TILA,  as implemented  by  Regulation  Z,  could  subject  both  originators  and  assignees  of  such obligations  to monetary  penalties  and could result in obligors'  rescinding  the mortgage loans either against the originators or assignees.

Homeownership Act and Similar State Laws

      Some of the  mortgage  loans,  known as High Cost  Loans,  may be  subject  to special rules,  disclosure  requirements and other provisions that were added to the federal TILA by the  Homeownership  Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the  purchase of the  mortgaged  property and have  interest  rates or origination  costs in excess of certain  prescribed  levels.  The Homeownership Act requires certain  additional  disclosures,  specifies the timing of those  disclosures  and limits or prohibits the  inclusion of certain  provisions  in mortgages  subject to the  Homeownership
Act.  Purchasers or assignees of any High Cost Loan,  including  any trust,  could be liable under federal law for all claims and subject to all defenses that the borrower  could assert against  the  originator  of the High Cost Loan  under the  federal  TILA or any other  law, unless the purchaser or assignee did not know and could not with  reasonable  diligence have determined  that the mortgage loan was subject to the provisions of the  Homeownership  Act.
Remedies available to the borrower include monetary penalties,  as well as rescission rights if the  appropriate  disclosures  were not given as required or if the  particular  mortgage includes  provisions  prohibited  by law. The maximum  damages  that may be recovered  under these  provisions  from an  assignee,  including  the  trust,  is the  remaining  amount  of indebtedness  plus the total  amount paid by the  borrower in  connection  with the mortgage loan.

      In addition to the  Homeownership  Act, a number of  legislative  proposals  have been introduced at the federal,  state and local level that are designed to discourage  predatory lending  practices.  Some  states  have  enacted,  or may enact,  laws or  regulations  that prohibit  inclusion  of some  provisions  in  mortgage  loans  that have  interest  rates or origination  costs in excess of  prescribed  levels,  and require  that  borrowers  be given certain  disclosures  prior to the consummation of the mortgage loans. In some cases,  state
or  local  law  may  impose  requirements  and  restrictions   greater  than  those  in  the
Homeownership  Act.  An  originators'  failure to comply  with these laws could  subject the trust (and other assignees of the mortgage loans) to monetary  penalties and could result in the borrowers  rescinding the mortgage loans against either the trust or subsequent  holders of the mortgage loans.

      Lawsuits have been brought in various states making claims  against  assignees of High
Cost  Loans for  violations  of state  law  allegedly  committed  by the  originator.  Named defendants  in these cases  include  numerous  participants  within the  secondary  mortgage market, including some securitization trusts.

Additional Consumer Protections Laws with Respect to Contracts

      Contracts  often  contain  provisions  obligating  the obligor to pay late  charges if payments are not timely  made.  Federal and state law may  specifically  limit the amount of late charges that may be collected.  Under the related  pooling and  servicing  agreement or servicing  agreement,  late charges  will be retained by the master  servicer or servicer as additional  servicing  compensation,  and any  inability to collect  these  amounts will not affect payments to Securityholders.

      Courts have imposed  general  equitable  principles upon  repossession  and litigation involving deficiency balances.  These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several  cases,  consumers  have  asserted  that the  remedies  provided to secured parties under the UCC and related laws violate the due process  protections  provided  under the 14th Amendment to the Constitution of the United States.  For the most part, courts have upheld the notice  provisions  of the UCC and related laws as  reasonable or have found that the  repossession  and resale by the creditor  does not involve  sufficient  state action to afford constitutional protection to consumers.

      The FTC Rule has the effect of  subjecting  a seller (and some related  creditors  and their  assignees) in a consumer  credit  transaction and any assignee of the creditor to all claims and defenses which the debtor in the  transaction  could assert against the seller of the goods.  Liability  under the FTC Rule is limited to the amounts  paid by a debtor on the
Contract,  and the holder of the  Contract may also be unable to collect  amounts  still due under  the  Contract.  Most  of the  Contracts  in a  trust  fund  will  be  subject  to the requirements of the FTC Rule. Accordingly,  the trust fund, as holder of the Contracts, will be subject to any claims or defenses  that the  purchaser of the related  Manufactured  Home may assert  against  the seller of the  Manufactured  Home,  subject to a maximum  liability equal to the amounts paid by the obligor on the  Contract.  If an obligor is  successful  in asserting  the claim or defense,  and if the Seller had or should have had  knowledge of the claim or  defense,  the  master  servicer  will  have the  right to  require  the  Seller to repurchase the Contract because of breach of its Seller's  representation  and warranty that no claims or defenses exist that would affect the obligor's  obligation to make the required payments  under  the  Contract.  The  Seller  would  then  have  the  right to  require  the originating  dealer to  repurchase  the  Contract  from it and might  also have the right to recover  from the dealer any losses  suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

      Transfer of Mortgaged  Properties.  Unless the related prospectus supplement indicates otherwise,  the mortgage loans generally contain due-on-sale  clauses.  These clauses permit the lender to  accelerate  the  maturity of the loan if the  borrower  sells,  transfers  or conveys the property without the prior consent of the lender.  The  enforceability  of these clauses has been the subject of legislation or litigation in many states,  and in some cases the  enforceability  of these clauses was limited or denied.  However,  Garn-St  Germain Act preempts  state  constitutional,  statutory and case law that  prohibits the  enforcement of due-on-sale  clauses and permits  lenders to enforce these clauses in accordance  with their terms,  subject to limited  exceptions.  The Garn-St Germain Act does "encourage" lenders to permit  assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St  Germain Act also sets forth nine  specific  instances in which a mortgage lender  covered  by  the  Garn-St  Germain  Act  may  not  exercise  a  due-on-sale  clause, notwithstanding  the fact that a transfer of the property may have occurred.  These include, amongst others,  intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior  encumbrance.  Regulations  promulgated  under the Garn-St  Germain Act also  prohibit  the  imposition  of a  prepayment  penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

      The  inability to enforce a  due-on-sale  clause may result in a mortgage loan bearing an interest rate below the current  market rate being assumed by the buyer rather than being paid off,  which may have an impact  upon the  average  life of the  mortgage  loans and the number of mortgage loans which may be outstanding until maturity.

      Transfer of Manufactured Homes.  Generally,  Contracts contain provisions  prohibiting the sale or transfer of the related  Manufactured Home without the consent of the obligee on the  Contract  and  permitting  the  acceleration  of the  maturity of the  Contracts by the obligee  on the  Contract  upon a sale or  transfer  that is not  consented  to.  The master servicer  will, or will cause the servicer of the  Contract,  to the extent it has knowledge of the  conveyance or proposed  conveyance,  to exercise or cause to be exercised its rights to accelerate  the maturity of the related  Contracts  through  enforcement  of  due-on-sale clauses,  subject to  applicable  state law. In some cases,  the  transfer  may be made by a delinquent  obligor  in  order  to  avoid  a  repossession  proceeding  with  respect  to  a
Manufactured Home.

      In the case of a transfer of a  Manufactured  Home as to which the master  servicer or servicer of the Contract  desires to accelerate  the maturity of the related  Contract,  the master  servicer's or servicer's  ability to do so will depend on the  enforceability  under state law of the due-on-sale  clause.  The Garn-St Germain Act preempts,  subject to certain exceptions  and  conditions,  state laws  prohibiting  enforcement  of  due-on-sale  clauses applicable to the  Manufactured  Homes.  Consequently,  in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale  clause in respect of a Manufactured
Home.

      Late Payment  Charges and Prepayment  Restrictions.  Notes and  mortgages,  as well as manufactured  housing  conditional  sales contracts and  installment  loan  agreements,  may contain  provisions  that obligate the borrower to pay a late charge or additional  interest if payments are not timely made, and in some circumstances,  may prohibit  prepayments for a specified  period and/or  condition  prepayments  upon the borrower's  payment of prepayment fees  or  yield  maintenance  penalties.  In  some  states,  there  are or  may be  specific limitations  upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts  that a lender may collect from a borrower as an  additional  charge if the loan is prepaid even when the loans  expressly  provide for the  collection  of those charges.  Although the Parity Act permits the collection of prepayment charges and late fees in  connection  with  some  types of  eligible  loans  preempting  any  contrary  state  law prohibitions,  some states may not recognize the  preemptive  authority of the Parity Act or have  formally  opted out of the Parity Act. As a result,  it is  possible  that  prepayment charges  and late fees may not be  collected  even on loans that  provide for the payment of those charges unless otherwise  specified in the  accompanying  prospectus  supplement.  The master servicer or another entity identified in the accompanying  prospectus supplement will be entitled to all  prepayment  charges and late payment  charges  received on the loans and those  amounts  will not be  available  for  payment  on the  bonds.  The  Office  of Thrift
Supervision  (OTS),  the agency  that  administers  the Parity Act for  unregulated  housing creditors,  withdrew its favorable  Parity Act regulations  and Chief Counsel  Opinions that previously  authorized  lenders  to  charge  prepayment  charges  and late  fees in  certain
circumstances   notwithstanding   contrary  state  law,  effective  with  respect  to  loans originated  on or after July 1,  2003.  However,  the OTS's  ruling  does not  retroactively affect loans originated before July 1, 2003.

Subordinate Financing

      When the mortgagor  encumbers  mortgaged  property with one or more junior liens,  the senior  lender is subjected to additional  risk.  First,  the mortgagor may have  difficulty servicing and repaying  multiple loans. In addition,  if the junior loan permits recourse to the  mortgagor  (as junior loans often do) and the senior loan does not, a mortgagor  may be more  likely to repay sums due on the junior  loan than  those on the senior  loan.  Second, acts of the senior lender that  prejudice  the junior  lender or impair the junior  lender's security may create a superior  equity in favor of the junior  lender.  For example,  if the mortgagor  and the senior  lender  agree to an  increase in the  principal  amount of or the interest  rate  payable on the senior loan,  the senior  lender may lose its priority to the extent an  existing  junior  lender is harmed or the  mortgagor  is  additionally  burdened.
Third,  if the  mortgagor  defaults on the senior loan and/or any junior loan or loans,  the existence  of junior  loans and  actions  taken by junior  lenders  can impair the  security available to the senior lender and can  interfere  with or delay the taking of action by the senior lender.  Moreover,  the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

      The trust  fund  assets may also  consist of  installment  sales  contracts.  Under an installment  contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement  with the purchaser  (referred to in this section as the "borrower") for the payment of the purchase  price,  plus interest,  over the term of the  contract.  Only after  full  performance  by the  borrower  of the  installment contract is the lender  obligated to convey title to the property to the purchaser.  As with mortgage  or deed of  trust  financing,  during  the  effective  period  of the  installment contract,  the borrower is generally  responsible  for the  maintaining the property in good condition  and for paying real  estate  taxes,  assessments  and hazard  insurance  premiums associated with the property.

      The method of enforcing the rights of the lender under an installment  contract varies on a  state-by-state  basis depending upon the extent to which state courts are willing,  or able pursuant to state  statute,  to enforce the contract  strictly  according to its terms.
The terms of installment  contracts  generally  provide that upon a default by the borrower, the  borrower  loses his or her right to occupy the  property,  the entire  indebtedness  is accelerated and the buyer's equitable  interest in the property is forfeited.  The lender in this  situation  is not  required to  foreclose  in order to obtain  title to the  property, although  in some  cases a quiet  title  action  is in order if the  borrower  has filed the installment  contract in local land  records and an  ejectment  action may be  necessary  to recover  possession.  In a few states,  particularly in cases of borrower default during the early years of an installment contract,  the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property.  However,  most state  legislatures  have enacted  provisions  by analogy to  mortgage  law  protecting  borrowers  under  installment contracts from the harsh  consequences of forfeiture.  Under these  statutes,  a judicial or nonjudicial  foreclosure  may be  required,  the lender may be  required  to give  notice of default and the  borrower may be granted  some grace  period  during  which the  installment contract may be reinstated  upon full payment of the  defaulted  amount and the borrower may have a post-foreclosure  statutory  redemption right. In other states,  courts in equity may permit a borrower with significant  investment in the property under an installment contract for the sale of real  estate  to share in the  proceeds  of sale of the  property  after the
indebtedness  is  repaid  or  may  otherwise  refuse  to  enforce  the  forfeiture   clause.
Nevertheless,  the lender's  procedures  for obtaining  possession  and clear title under an installment  contract in a given state are simpler and less time  consuming  and costly than are the procedures for foreclosing  and obtaining  clear title to a property  subject to one or more liens.

Applicability of Usury Laws

      Title V  provides  that  state  usury  limitations  shall not  apply to some  types of residential  first mortgage loans originated by some lenders after March 31,1980.  A similar federal  statute  was in effect with  respect to mortgage  loans made during the first three months  of 1980.  The  Office  of  Thrift  Supervision  is  authorized  to issue  rules  and regulations and to publish interpretations  governing implementation of Title V. The statute authorized any state to reimpose  interest rate limits by adopting,  before April 1, 1983, a law or constitutional  provision which expressly rejects  application of the federal law. In addition,  even where  Title V is not so  rejected,  any state is  authorized  by the law to adopt a provision  limiting  discount  points or other charges on mortgage  loans covered by
Title V.  Some  states  have  taken  action to  reimpose  interest  rate  limits or to limit discount points or other charges.

      Title  V  also  provides  that,  subject  to the  following  conditions,  state  usury limitations  shall not apply to any loan that is  secured  by a first  lien on some kinds of
Manufactured  Housing.  Contracts  would be covered if they  satisfy  conditions  including, among other  things,  terms  governing any  prepayments,  late charges and deferral fees and requiring a 30-day notice period prior to instituting  any action leading to repossession of or  foreclosure  with respect to the related unit.  Title V authorized any state to reimpose limitations on interest rates and finance  charges by adopting  before April 1,1983 a law or constitutional  provision which expressly  rejects  application of the federal law.  Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition,  even where
Title V was not so  rejected,  any  state  is  authorized  by the law to  adopt a  provision limiting  discount  points or other  charges  on loans  covered  by Title V. In any state in which application of Title V was expressly  rejected or a provision limiting discount points or other charges has been adopted,  no Contract  which imposes  finance  charges or provides for discount points or charges in excess of permitted  levels has been included in the trust fund.

      Usury  limits apply to junior  mortgage  loans in many states.  Any  applicable  usury limits in effect at  origination  will be  reflected in the maximum  mortgage  rates for ARM
Loans, as set forth in the related prospectus supplement.

      As indicated above under "The Mortgage  Pools-Representations by Sellers," each Seller of a  mortgage  loan  will  have  represented  that  the  mortgage  loan was  originated  in compliance with then applicable state laws,  including usury laws, in all material respects.
However,  the mortgage rates on the mortgage loans will be subject to applicable  usury laws as in effect from time to time.

Alternative Mortgage Instruments

      Alternative mortgage  instruments,  including adjustable rate mortgage loans and early ownership mortgage loans,  originated by non-federally  chartered lenders  historically have been subjected to a variety of restrictions.  The restrictions differed from state to state,
resulting  in  difficulties  in  determining  whether  a  particular   alternative  mortgage
instrument  originated by a  state-chartered  lender was in compliance  with applicable law.
These  difficulties  were  alleviated  substantially  as a result of the  enactment of Title
VIII.  Title  VIII  provides  that,  notwithstanding  any  state  law to the  contrary,  (1)
state-chartered  banks may originate  alternative  mortgage  instruments in accordance  with regulations  promulgated  by the  Comptroller of the Currency with respect to origination of alternative  mortgage  instruments by national banks, (2) state-chartered  credit unions may originate  alternative  mortgage  instruments in accordance with regulations  promulgated by the  National  Credit  Union  Administration  with  respect to  origination  of  alternative mortgage  instruments by federal credit unions,  and (3) all other  non-federally  chartered housing creditors, including state-chartered savings and loan associations,  state-chartered savings  banks and mutual  savings  banks and  mortgage  banking  companies,  may  originate alternative  mortgage  instruments  in accordance  with the  regulations  promulgated by the
Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision,  with respect
to   origination  of  alternative   mortgage   instruments  by  federal   savings  and  loan
associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by  adopting,  prior to October 15, 1985,  a law or  constitutional  provision expressly  rejecting  the  applicability  of the  provisions.  Some  states  have taken this action.

Formaldehyde Litigation with Respect to Contracts

      A number of lawsuits are pending in the United States  alleging  personal  injury from exposure  to the  chemical  formaldehyde,  which  is  present  in many  building  materials, including  components of  manufactured  housing such as plywood  flooring and wall paneling.
Some of these lawsuits are pending against manufacturers of manufactured housing,  suppliers of component parts, and related persons in the distribution  process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      Under the FTC Rule,  which is described above under "Consumer  Protection  Laws",  the holder of any Contract  secured by a Manufactured  Home with respect to which a formaldehyde claim has been  successfully  asserted  may be liable to the  obligor for the amount paid by the obligor on the related  Contract  and may be unable to collect  amounts  still due under the Contract.  In the event an obligor is successful  in asserting  this claim,  the related securityholders  could  suffer a loss if (1) the related  Seller fails or cannot be required to repurchase the affected Contract for a breach of representation  and warranty and (2) the master servicer,  servicer of the Contract or the trustee were unsuccessful in asserting any claim  of  contribution  or  subornation  on  behalf  of  the  securityholders  against  the manufacturer  or other  persons who were  directly  liable to the plaintiff for the damages.
Typical products liability  insurance policies held by manufacturers and component suppliers of manufactured  homes may not cover  liabilities  arising from formaldehyde in manufactured housing,  with the result  that  recoveries  from these  manufacturers,  suppliers  or other persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

      Under the terms of the Relief Act, a mortgagor who enters  military  service after the origination  of the  mortgagor's  mortgage  loan  (including a mortgagor  who was in reserve status and is called to active duty after  origination  of the  mortgage  loan),  may not be charged  interest  (including fees and charges) above an annual rate of 6% during the period of the mortgagor's  active duty status,  unless a court orders otherwise upon application of the lender.  The Relief Act applies to  mortgagors  who are members of the Army,  Navy,  Air
Force,  Marines,  National  Guard,  Reserves,  Coast Guard,  and officers of the U.S. Public
Health  Service  assigned  to duty with the  military.  Because  the Relief  Act  applies to mortgagors who enter military service,  including  reservists who are called to active duty, after  origination of the related  mortgage  loan, no information  can be provided as to the number of loans that may be affected by the Relief Act.  With respect to any  mortgage  loan subject to the Relief Act with an interest  rate in excess of 6% per annum,  application  of the Relief Act would adversely affect,  for an indeterminate  period of time, the ability of the master  servicer or servicer to collect full amounts of interest on that mortgage  loan.
Any shortfall in interest  collections  resulting from the  application of the Relief Act or similar  legislation  or  regulations,  which  would  not be  recoverable  from the  related mortgage loans,  would result in a reduction of the amounts  distributable to the holders of the related  securities,  and would not be covered by advances by the master  servicer,  any servicer or other entity or by any form of credit  enhancement  provided in connection  with the  related  series of  securities,  unless  described  in the  prospectus  supplement.  In addition,  the Relief Act imposes  limitations  that would  impair the ability of the master servicer or servicer to foreclose on an affected  single family loan or enforce rights under
a  Contract  during  the  mortgagor's  period  of  active  duty  status,   and,  under  some
circumstances,  during an additional three month period thereafter.  Thus, in the event that the Relief Act or similar  legislation  or  regulations  applies to any mortgage  loan which goes into  default,  there may be delays in payment and losses on the related  securities in connection  therewith.  Any other interest shortfalls,  deferrals or forgiveness of payments on the mortgage  loans  resulting  from similar  legislation  or  regulations  may result in delays in payments or losses to securityholders of the related series.

      Certain  states have  enacted or may enact their own  versions of the Relief Act which may provide for more enhanced  consumer  protection  provisions  than those set forth in the
Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons  convicted of drug-related  crimes or of criminal  violations of RICO can be seized by the  government if the property was used in, or  purchased  with the proceeds of, these  crimes.  Under  procedures  contained in the
Crime  Control  Act,  the  government  may seize the property  even before  conviction.  The government  must  publish  notice of the  forfeiture  proceeding  and may give notice to all parties  "known to have an alleged  interest  in the  property",  including  the  holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes  that:
(1) its mortgage was executed  and recorded  before  commission  of the crime upon which the forfeiture  is based,  or (2) the lender  was,  at the time of  execution  of the  mortgage,
"reasonably  without cause to believe" that the property was used in, or purchased  with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

      Some of the  mortgage  loans may be secured by  mortgages  or deeds of trust which are junior to senior  mortgages  or deeds of trust  which  are not part of the trust  fund.  The rights of the  securityholders,  as mortgagee  under a junior  mortgage,  are subordinate to those of the mortgagee under the senior  mortgage,  including the prior rights of the senior mortgagee to receive hazard  insurance and  condemnation  proceeds and to cause the property securing the mortgage loan to be sold upon default of the  mortgagor,  which may  extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate  interest in the property in foreclosure  litigation and, in some cases,  either reinitiates or satisfies the defaulted  senior loan or loans. A junior  mortgagee may satisfy a defaulted senior loan in full or, in some states,  may cure the default and bring the senior loan current  thereby reinstating  the senior loan,  in either event  usually  adding the amounts  expended to the balance due on the junior loan.  In most states,  absent a provision in the mortgage or deed of  trust,  no  notice of  default  is  required  to be given to a junior  mortgagee.  Where applicable  law or the terms of the senior  mortgage or deed of trust do not require  notice of  default  to the  junior  mortgagee,  the lack of this  notice  may  prevent  the  junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

      The standard form of the mortgage or deed of trust used by most institutional  lenders confers on the mortgagee the right both to receive all proceeds  collected  under any hazard insurance  policy and all awards made in connection with  condemnation  proceedings,  and to apply the proceeds and awards to any indebtedness  secured by the mortgage or deed of trust, in the order the mortgagee may determine.  Thus, in the event  improvements  on the property are damaged or  destroyed by fire or other  casualty,  or in the event the property is taken by condemnation,  the mortgagee or beneficiary  under underlying  senior mortgages will have the prior right to collect any insurance  proceeds  payable under a hazard  insurance policy and any award of damages in connection  with the  condemnation  and to apply the same to the indebtedness  secured by the senior  mortgages.  Proceeds  in excess of the amount of senior mortgage  indebtedness,  in  most  cases,  may be  applied  to the  indebtedness  of  junior mortgages in the order of their priority.

      Another  provision  sometimes  found in the form of the mortgage or deed of trust used by  institutional  lenders  obligates the mortgagor to pay before  delinquency all taxes and assessments  on the  property  and,  when due,  all  encumbrances,  charges and liens on the property  which are prior to the  mortgage or deed of trust,  to provide and  maintain  fire insurance on the  property,  to maintain and repair the property and not to commit or permit any waste  thereof,  and to appear in and  defend  any action or  proceeding  purporting  to affect the property or the rights of the  mortgagee  under the  mortgage.  Upon a failure of the mortgagor to perform any of these  obligations,  the mortgagee or  beneficiary  is given the right under some  mortgages or deeds of trust to perform the obligation  itself,  at its election,  with the  mortgagor  agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

      A notable case  decided by the United  States Court of Appeals,  First  Circuit,  held that state  restrictions  on the compounding of interest are not preempted by the provisions of the DIDMC and as a result,  a  mortgage  loan that  provided  for  negative  amortization violated New  Hampshire's  requirement  that first mortgage loans provide for computation of interest  on a simple  interest  basis.  The  holding  was limited to the effect of DIDMC on state  laws  regarding  the  compounding  of  interest  and the  court did not  address  the applicability of the Parity Act, which authorizes lender to make residential  mortgage loans that provide for negative  amortization.  The First Circuit's  decision is binding authority only on Federal  District Courts in Maine,  New Hampshire,  Massachusetts,  Rhode Island and
Puerto Rico.

                              FEDERAL INCOME TAX CONSEQUENCES

General

      The  following  discussion  is the  opinion  of Thacher  Proffitt & Wood LLP,  Orrick,
Herrington & Sutcliffe LLP, Stroock & Stroock & Lavan LLP and Greenberg  Traurig LLP counsel to the depositor,  with respect to the anticipated  material federal income tax consequences of the  purchase,  ownership  and  disposition  of  offered  securities  offered  under this prospectus  and the prospectus  supplement  insofar as it relates to matters of law or legal conclusions  with respect  thereto.  This discussion is directed  solely to  securityholders that hold the  securities  as capital  assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax  consequences  that may be applicable to the individual  circumstances of particular categories of investors,  some of which (such as banks,  insurance companies and foreign investors) may be subject special treatment under the Code.  Further,  the authorities on which this  discussion,  and the opinion referred to below,  are based are  subject to change or  differing  interpretations,  which  could apply retroactively.  Prospective  investors  should  note  that no  rulings  have been or will be sought from the IRS with  respect to any of the federal  income tax  consequences  discussed below,  and no  assurance  can be given  that the IRS  will  not  take  contrary  positions.
Taxpayers and preparers of tax returns  (including those filed by any REMIC or other issuer)
should be aware that under applicable Treasury  regulations a provider of advice on specific issues of law is not  considered  an income  tax  return  preparer  unless the advice (1) is given with  respect to events that have  occurred at the time the advice is rendered  and is not given with respect to the  consequences  of  contemplated  actions,  and (2) is directly relevant to the  determination  of an entry on a tax return.  Accordingly,  taxpayers should consult their own tax advisors and tax return  preparers  regarding the  preparation  of any item on a tax return,  even where the  anticipated  tax treatment has been discussed in this
prospectus.   In  addition  to  the  federal  income  tax  consequences  described  in  this prospectus,  potential  investors should consider the state and local tax  consequences,  if any, of the purchase,  ownership and disposition of the securities. See "State and Other Tax
Consequences."

      The following discussion addresses securities of three general types:

o     REMIC Certificates  representing interests in a trust fund, or a portion thereof, that the REMIC  Administrator  will elect to have  treated as a REMIC under the REMIC
            Provisions of the Code,

o     notes representing  indebtedness of a trust fund as to which no REMIC election will be made, and

o     Grantor Trust Certificates  representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus  supplement  for each series of  certificates  will indicate  whether a REMIC election (or elections)  will be made for the related trust fund and, if this election is to be made, will identify all "regular  interests" and "residual  interests" in the REMIC.  For purposes of this tax discussion, references to a "securityholder,"  "certificateholder" or a
"holder" are to the beneficial owner of a security or certificate, as the case may be.

      The  prospectus  supplement  for each series of securities  will indicate which of the foregoing  treatments  will apply to that  series.  In  addition,  if a FASIT  structure  or
Partnership  Structure is being used,  the tax treatment of such structure will be described in the related prospectus supplement.

      The following  discussion is based in part upon the OID  Regulations  and in part upon
REMIC  Regulations.  The OID  Regulations  do not  adequately  address  issues  relevant  to securities such as the offered  securities.  In some instances,  the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

      Classification  of  REMICS.  On or  prior  to  the  date  of  the  related  prospectus supplement  with  respect to the  proposed  issuance of each  series of REMIC  Certificates, either  Thacher  Proffitt & Wood LLP,  Stroock & Stroock & Lavan LLP,  Orrick,  Herrington &
Sutcliffe  LLP or  Greenberg  Traurig  LLP, as counsel to the  depositor,  will  deliver its opinion  generally  to the effect  that,  assuming  compliance  with all  provisions  of the related pooling and servicing agreement,  for federal income tax purposes, the related trust fund  (or  each  applicable  portion  thereof)  will  qualify  as  a  REMIC  and  the  REMIC
Certificates  offered with respect thereto will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual  Certificates in that REMIC within the meaning of the
REMIC Provisions.

      If an entity  electing  to be treated as a REMIC  fails to comply  with one or more of the ongoing  requirements  of the Code for status as a REMIC  during any taxable  year,  the
Code provides  that the entity will not be treated as a REMIC for that year and  thereafter.
In that event, the entity may be taxable as a corporation  under Treasury  regulations,  and the related  REMIC  Certificates  may not be accorded the status or given the tax  treatment described below.  Although the Code authorizes the Treasury  Department to issue regulations providing  relief  in the  event of an  inadvertent  termination  of REMIC  status,  no such regulations have been issued.  Any such relief,  moreover,  may be accompanied by sanctions, such as the  imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the  requirements  for status as a REMIC are not satisfied.  The pooling and servicing  agreement with respect to each REMIC will include provisions designed to maintain the  related  trust  fund's  status  as a  REMIC  under  the  REMIC  Provisions.  It is  not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

      Characterization  of  Investments  in  REMIC  Certificates.   In  general,  the  REMIC
Certificates will be "real estate assets" within the meaning of Section  856(c)(4)(A) of the
Code and assets described in Section  7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates  would be so treated.  Moreover,  if 95%
or more of the assets of the REMIC qualify for any of the foregoing  treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding  status in their entirety for that calendar year.  Interest  (including original issue discount) on the
REMIC Regular Certificates and income allocated to the class of REMIC Residual  Certificates will be  interest  described  in Section  856(c)(3)(B)  of the Code to the  extent  that the certificates are treated as "real estate assets" within the meaning of Section  856(c)(4)(A)
of the Code. In addition,  the REMIC  Regular  Certificates  will be  "qualified  mortgages"
within the meaning of Section  860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests  therein.  The determination as to the  percentage  of the REMIC's  assets that  constitute  assets  described in the foregoing sections  of the Code  will be made  with  respect  to each  calendar  quarter  based on the average  adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to  certificateholders  in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will  include,  in  addition to  mortgage  loans,  payments on mortgage  loans  held  pending  distribution  on the  REMIC  Certificates  and any  property acquired by foreclosure held pending sale, and may include amounts in reserve  accounts.  It is unclear  whether  property  acquired  by  foreclosure  held  pending  sale and amounts in reserve  accounts  would be  considered  to be part of the  mortgage  loans,  or whether the assets (to the extent not invested in assets described in the foregoing  sections) otherwise would  receive the same  treatment  as the  mortgage  loans for  purposes of all of the Code sections mentioned in the immediately  preceding paragraph.  In addition,  in some instances mortgage loans may not be treated entirely as assets described in the foregoing  sections of the Code. If so, the related  prospectus  supplement  will describe the mortgage  loans that may not be so treated.  The REMIC Regulations do provide,  however,  that cash received from payments on mortgage  loans held pending  distribution  is  considered  part of the mortgage loans for purposes of Section  856(c)(4)(A) of the Code.  Furthermore,  foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures.  For some series of REMIC Certificates,  two or more separate elections may be made to treat  designated  portions of the related trust fund as REMICs for federal income tax purposes.  As to each such series of REMIC  Certificates,  in the opinion of counsel to the depositor,  assuming compliance with all provisions of the related pooling and servicing  agreement,  each of the REMICs in that trust fund will qualify as a REMIC and the REMIC  Certificates  issued by these REMICs will be considered to evidence  ownership of
REMIC Regular  Certificates  or REMIC Residual  Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for  purposes  of  determining  whether  the REMIC  Certificates  will be "real estate  assets" within the meaning of Section  856(c)(4)(A)  of the Code, and "loans secured by an interest in real property" under Section  7701(a)(19)(C)  of the Code, and whether the income on the  certificates is interest  described in Section  856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

      Taxation of Owners of REMIC Regular Certificates.

      General.  Except as otherwise  stated in this discussion,  REMIC Regular  Certificates will be treated for federal income tax purposes as debt instruments  issued by the REMIC and not as ownership  interests in the REMIC or its assets.  Moreover,  holders of REMIC Regular
Certificates  that  otherwise  report  income  under a cash  method  of  accounting  will be required  to report  income  with  respect to REMIC  Regular  Certificates  under an accrual method.

      Original  Issue  Discount.  A REMIC Regular  Certificate  may be issued with "original issue  discount"  within the meaning of Section  1273(a) of the Code.  Any holder of a REMIC
Regular  Certificate  issued with  original  issue  discount  generally  will be required to include  original issue discount in income as it accrues,  in accordance  with the "constant yield" method  described  below, in advance of the receipt of the cash  attributable to that income.  In addition,  Section  1272(a)(6) of the Code provides  special rules applicable to
REMIC  Regular  Certificates  and some other debt  instruments  issued with  original  issue discount. Regulations have not been issued under that section.

      The Code  requires  that a reasonable  prepayment  assumption  be used with respect to mortgage  loans held by a REMIC in computing the accrual of original issue discount on REMIC
Regular  Certificates  issued by that REMIC,  and that adjustments be made in the amount and rate of accrual of that discount to reflect  differences  between the actual prepayment rate and the prepayment  assumption.  The  prepayment  assumption is to be determined in a manner prescribed  in  Treasury  regulations;  as  noted  above,  those  regulations  have not been issued.  The  Committee  Report  indicates  that  the  regulations  will  provide  that  the prepayment  assumption used with respect to a REMIC Regular  Certificate must be the same as that used in pricing the initial offering of the REMIC Regular  Certificate.  The Prepayment
Assumption  used in  reporting  original  issue  discount  for each series of REMIC  Regular
Certificates  will be  consistent  with this  standard  and will be disclosed in the related prospectus  supplement.  However, none of the depositor,  the master servicer or the trustee will  make  any  representation  that  the  mortgage  loans  will in fact  prepay  at a rate conforming to the Prepayment Assumption or at any other rate.

      The  original  issue  discount,  if any, on a REMIC  Regular  Certificate  will be the excess of its stated  redemption  price at maturity over its issue price. The issue price of a particular  class of REMIC  Regular  Certificates  will be the first cash price at which a substantial  amount of REMIC Regular  Certificates of that class is sold (excluding sales to bond houses,  brokers and  underwriters).  If less than a substantial amount of a particular class of REMIC Regular  Certificates  is sold for cash on or prior to the Closing Date,  the issue price for that class will be the fair market value of that class on the Closing  Date.
Under the OID Regulations,  the stated  redemption  price of a REMIC Regular  Certificate is equal to the total of all  payments  to be made on the  certificate  other  than  "qualified stated interest."  "Qualified stated interest" is interest that is  unconditionally  payable at least annually  (during the entire term of the  instrument) at a single fixed rate, or at a "qualified  floating rate," an "objective  rate," a combination of a single fixed rate and one or more  "qualified  floating  rates" or one  "qualified  inverse  floating  rate," or a combination  of  "qualified  floating  rates"  that  does  not  operate  in  a  manner  that accelerates or defers interest payments on the REMIC Regular Certificate.

      In the case of REMIC Regular  Certificates  bearing  adjustable  interest  rates,  the determination  of the  total  amount  of  original  issue  discount  and the  timing  of the inclusion  thereof  will  vary  according  to  the  characteristics  of  the  REMIC  Regular
Certificates.  If  the  original  issue  discount  rules  apply  to  the  certificates  in a particular  series,  the related  prospectus  supplement  will  describe the manner in which these rules will be applied  with  respect to the  certificates  in that series that bear an adjustable interest rate in preparing information returns to the  certificateholders and the
IRS.

      The first interest  payment on a REMIC Regular  Certificate  may be made more than one month  after the date of  issuance,  which is a period  longer than the  subsequent  monthly intervals  between interest  payments.  Assuming the "accrual period" (as defined below) for original  issue  discount  is  each  monthly  period  that  ends on the  day  prior  to each distribution  date,  in some cases,  as a consequence  of this "long first accrual  period,"
some or all interest  payments may be required to be included in the stated redemption price of the REMIC  Regular  Certificate  and accounted for as original  issue  discount.  Because interest on REMIC Regular  Certificates  must in any event be accounted for under an accrual method,  applying  this analysis  would result in only a slight  difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      In  addition,  if the accrued  interest to be paid on the first  distribution  date is computed  with respect to a period that begins  prior to the Closing  Date, a portion of the purchase price paid for a REMIC Regular  Certificate will reflect the accrued  interest.  In such cases,  information returns to the  certificateholders and the IRS will be based on the position that the portion of the purchase  price paid for the interest  accrued with respect to periods  prior to the Closing  Date is treated as part of the  overall  cost of the REMIC
Regular  Certificate  (and not as a separate  asset the cost of which is recovered  entirely out of interest  received on the next  distribution  date) and that  portion of the interest paid on the  first  distribution  date in excess of  interest  accrued  for a number of days corresponding  to the number of days from the Closing  Date to the first  distribution  date should  be  included  in the  stated  redemption  price of the  REMIC  Regular  Certificate.
However,  the OID Regulations  state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered  entirely out of interest paid on the first  distribution date. It is unclear how an election to do so would be made under the
OID   Regulations   and  whether  such  an  election  could  be  made   unilaterally   by  a
certificateholder.

      Notwithstanding  the general  definition of original  issue  discount,  original issue discount on a REMIC  Regular  Certificate  will be considered to be de minimis if it is less than 0.25% of the stated  redemption  price of the REMIC Regular  Certificate  multiplied by its weighted  average life. For this purpose,  the weighted  average life of a REMIC Regular
Certificate is computed as the sum of the amounts  determined,  as to each payment  included in the stated  redemption  price of the REMIC Regular  Certificate,  by multiplying  (1) the number of complete  years  (rounding  down for partial years) from the issue date until that payment is expected to be made  (presumably  taking into account the Prepayment  Assumption)
by (2) a fraction,  the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate.  Under the OID  Regulations,  original  issue  discount of only a de minimis  amount (other than de minimis  original issue discount  attributable to a so-called  "teaser"  interest rate or an initial interest  holiday) will be included in income as each payment of stated principal is made,  based on the  product  of the total  amount of de  minimis  original  issue  discount attributable  to that  certificate  and a fraction,  the numerator of which is the amount of the principal  payment and the  denominator  of which is the  outstanding  stated  principal amount  of  the  REMIC  Regular  Certificate.  The  OID  Regulations  also  would  permit  a certificateholder  to elect to  accrue  de  minimis  original  issue  discount  into  income currently  based on a  constant  yield  method.  See  "Taxation  of Owners of REMIC  Regular
Certificates-Market Discount" for a description of this election under the OID Regulations.

      If  original  issue  discount  on a REMIC  Regular  Certificate  is in  excess of a de minimis amount,  the holder of the certificate must include in ordinary gross income the sum of the "daily  portions" of original  issue discount for each day during its taxable year on which it held the REMIC Regular  Certificate,  including the purchase date but excluding the disposition  date.  In the case of an original  holder of a REMIC Regular  Certificate,  the daily portions of original issue discount will be determined as follows.

      As to  each  "accrual  period,"  that  is,  each  period  that  ends  on a  date  that corresponds  to the day  prior  to each  distribution  date  and  begins  on the  first  day following  the  immediately  preceding  accrual  period  (or in the case of the  first  such period,  begins on the  Closing  Date),  a  calculation  will be made of the  portion of the original  issue  discount that accrued  during the accrual  period.  The portion of original issue discount that accrues in any accrual period will equal the excess,  if any, of (1) the sum of  (a)  the  present  value,  as of  the  end  of  the  accrual  period,  of all of the distributions  remaining  to be made on the REMIC  Regular  Certificate,  if any,  in future periods and (b) the distributions  made on the REMIC Regular  Certificate during the accrual period of amounts  included in the stated  redemption  price,  over (2) the  adjusted  issue price of the REMIC Regular  Certificate at the beginning of the accrual period.  The present value  of  the  remaining  distributions  referred  to in the  preceding  sentence  will  be calculated  (1)  assuming  that  distributions  on the  REMIC  Regular  Certificate  will be received in future  periods based on the mortgage loans being prepaid at a rate equal to the
Prepayment Assumption,  (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual  prepayments) that have occurred before the close of the accrual period.  For these purposes,  the original yield to maturity of the  certificate  will be calculated  based on its issue price and assuming that distributions  on the certificate  will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment  Assumption.  The adjusted issue price of a REMIC Regular  Certificate  at the beginning of any accrual period will equal the issue price of the certificate,  increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods,  and reduced by the amount of any  distributions  made on the certificate in prior accrual periods of amounts  included in the stated  redemption  price.  The original issue discount  accruing  during any accrual period,  computed  as  described  above,  will be  allocated  ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent  purchaser of a REMIC Regular  Certificate  that  purchases a certificate that is treated as having been issued with original issue discount at a cost  (excluding any portion  of the cost  attributable  to  accrued  qualified  stated  interest)  less than its remaining  stated  redemption  price will also be  required  to include in gross  income the daily  portions of any original  issue  discount with respect to the  certificate.  However, each such daily portion will be reduced,  if the cost of the certificate is in excess of its
"adjusted  issue  price,"  in  proportion  to the ratio the  excess  bears to the  aggregate original  issue  discount  remaining  to be accrued on the REMIC  Regular  Certificate.  The adjusted  issue price of a REMIC Regular  Certificate on any given day equals the sum of (1)
the adjusted issue price (or, in the case of the first accrual  period,  the issue price) of the  certificate  at the beginning of the accrual period which includes that day and (2) the daily  portions of original  issue  discount for all days during the accrual period prior to that day.

      Market Discount.  A certificateholder  that purchases a REMIC Regular Certificate at a market  discount,  that  is,  in the  case of a REMIC  Regular  Certificate  issued  without original  issue  discount,  at a purchase  price less than its  remaining  stated  principal amount, or in the case of a REMIC Regular  Certificate  issued with original issue discount, at a purchase  price less than its adjusted  issue price will recognize gain upon receipt of each distribution  representing  stated redemption price. In particular,  under Section 1276 of the Code such a  certificateholder  generally will be required to allocate the portion of each distribution  representing stated redemption price first to accrued market discount not previously  included  in  income,  and to  recognize  ordinary  income  to  that  extent.  A certificateholder  may elect to include  market  discount in income  currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, the election will apply to all market  discount  bonds acquired by the  certificateholder  on or after the first day of the first  taxable year to which the election  applies.  In addition, the OID Regulations  permit a  certificateholder  to elect to accrue all interest,  discount
(including  de minimis  market or original  issue  discount) in income as  interest,  and to amortize  premium,  based on a constant  yield  method.  If such an election  were made with respect to a REMIC Regular Certificate with market discount, the certificateholder  would be deemed to have made an election to include  currently market discount in income with respect to all other debt  instruments  having market discount that the  certificateholder  acquires during the taxable year of the election or thereafter.  Similarly,  a certificateholder that made this election for a  certificate  that is acquired at a premium would be deemed to have made an  election to amortize  bond  premium  with  respect to all debt  instruments  having amortizable  bond premium that the  certificateholder  owns or  acquires.  See  "Taxation of
Owners of REMIC  Regular  Certificates-Premium"  below.  Each of these  elections  to accrue interest,  discount and premium with respect to a certificate  on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

      However,  market  discount  with  respect  to a  REMIC  Regular  Certificate  will  be considered to be de minimis for purposes of Section 1276 of the Code if the market  discount is  less  than  0.25%  of  the  remaining  stated  redemption  price  of the  REMIC  Regular
Certificate  multiplied by the number of complete years to maturity remaining after the date of its purchase.  In  interpreting a similar rule with respect to original issue discount on obligations  payable in  installments,  the OID  Regulations  refer to the weighted  average maturity of  obligations,  and it is likely that the same rule will be applied  with respect to market  discount,  presumably  taking into account the Prepayment  Assumption.  If market discount  is treated as de minimis  under  this rule,  it appears  that the actual  discount would be treated in a manner similar to original issue discount of a de minimis amount.  See
"Taxation of Owners of REMIC  Regular  Certificates-Original  Issue  Discount"  above.  This treatment  would result in discount  being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section  1276(b)(3) of the Code  specifically  authorizes  the Treasury  Department to
issue   regulations   providing  for  the  method  for  accruing  market  discount  on  debt instruments,  the  principal  of which  is  payable  in more  than  one  installment.  Until regulations  are issued by the Treasury  Department,  the rules  described in the  Committee
Report apply.  The Committee Report indicates that in each accrual period market discount on
REMIC Regular  Certificates  should accrue, at the  certificateholder's  option:  (1) on the basis of a constant  yield  method,  (2) in the case of a REMIC Regular  Certificate  issued without  original  issue  discount,  in an amount  that  bears  the same  ratio to the total remaining  market  discount as the stated  interest paid in the accrual  period bears to the total amount of stated interest remaining to be paid on the REMIC Regular  Certificate as of the  beginning  of the accrual  period,  or (3) in the case of a REMIC  Regular  Certificate issued with  original  issue  discount,  in an amount that bears the same ratio to the total remaining  market  discount as the original  issue  discount  accrued in the accrual  period bears to the total  original issue  discount  remaining on the REMIC Regular  Certificate at
the  beginning  of  the  accrual  period.   Moreover,  the  Prepayment  Assumption  used  in
calculating  the accrual of original issue discount is also used in calculating  the accrual of market  discount.  Because the  regulations  referred to in this  paragraph have not been issued,  it is not possible to predict what effect these  regulations  might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular  Certificates  provide for monthly or other  periodic distributions  throughout  their term,  the effect of these  rules may be to require  market discount  to be  includible  in income at a rate that is not  significantly  slower than the rate at which the discount would accrue if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC  Regular  Certificate  generally  will be  required to treat a portion of any gain on the sale or exchange  of the  certificate  as ordinary  income to the extent of the market discount accrued to the date of disposition  under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further,  under Section 1277 of the Code a holder of a REMIC Regular  Certificate  may be required to defer a portion of its interest  deductions for the taxable year attributable to any indebtedness  incurred or continued to purchase or carry a REMIC Regular  Certificate purchased with market  discount.  For these purposes,  the de minimis rule referred to above applies.  Any such  deferred  interest  expense  would not exceed the market  discount  that accrues  during the taxable year and is, in general,  allowed as a deduction  not later than the year in which the  market  discount  is  includible  in  income.  If a holder  elects to include  market  discount  in  income  currently  as  it  accrues  on  all  market  discount instruments  acquired  by the  holder  in that  taxable  year or  thereafter,  the  interest deferral rule described above will not apply.

      Premium.  A REMIC Regular  Certificate  purchased at a cost  (excluding any portion of the cost  attributable  to accrued  qualified  stated  interest)  greater than its remaining stated  redemption  price will be considered  to be purchased at a premium.  The holder of a
REMIC  Regular  Certificate  may elect under Section 171 of the Code to amortize the premium under the constant  yield  method over the life of the  certificate.  If made,  the election will apply to all debt instruments  having  amortizable bond premium that the holder owns or subsequently  acquires.  Amortizable premium will be treated as an offset to interest income on the related  debt  instrument,  rather  than as a separate  interest  deduction.  The OID
Regulations also permit  certificateholders  to elect to include all interest,  discount and premium in income based on a constant yield method,  further treating the  certificateholder as having made the election to amortize premium generally.  See "Taxation of Owners of REMIC
Regular  Certificates-Market  Discount"  above.  The  Committee  Report states that the same rules  that  apply to  accrual  of  market  discount  (which  rules  will  require  use of a
Prepayment   Assumption  in  accruing   market   discount  with  respect  to  REMIC  Regular
Certificates  without regard to whether the certificates  have original issue discount) will also  apply  in  amortizing  bond  premium  under  Section  171 of the  Code.  The use of an assumption that there will be no prepayments may be required.

      Realized  Losses.  Under Section 166 of the Code, both corporate  holders of the REMIC
Regular  Certificates  and  non-corporate  holders of the REMIC  Regular  Certificates  that acquire  the  certificates  in  connection  with a trade or  business  should be  allowed to deduct,  as  ordinary  losses,  any losses  sustained  during a taxable  year in which their certificates  become  wholly or partially  worthless  as the result of one or more  realized losses on the mortgage loans.  However, it appears that a non-corporate holder that does not acquire a REMIC  Regular  Certificate  in  connection  with a trade or business  will not be entitled  to deduct a loss  under  Section  166 of the Code until the  holder's  certificate becomes wholly worthless (i.e., until its outstanding  principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC  Regular  Certificate  will be required to accrue  interest and original  issue  discount  with respect to the  certificate,  without  giving  effect to any reductions in distributions  attributable to defaults or delinquencies on the mortgage loans or the certificate  underlying the REMIC  Certificates,  as the case may be, until it can be established that the reduction  ultimately will not be recoverable.  As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular  Certificate could exceed the  amount of  economic  income  actually  realized  by that  holder in the  period.
Although  the holder of a REMIC  Regular  Certificate  eventually  will  recognize a loss or reduction in income  attributable  to  previously  accrued and  included  income that as the result of a realized loss ultimately  will not be realized,  the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates

      General.  Although a REMIC is a separate  entity for federal  income tax  purposes,  a
REMIC  generally is not subject to entity-level  taxation,  except with regard to prohibited transactions and some other transactions.  See "-Prohibited  Transactions and Other Possible
REMIC Taxes" below.  Rather,  the taxable  income or net loss of a REMIC is generally  taken into  account  by the  holder of the REMIC  Residual  Certificates.  Accordingly,  the REMIC
Residual  Certificates  will be subject to tax rules that  differ  significantly  from those that would apply if the REMIC  Residual  Certificates  were  treated for federal  income tax purposes as direct ownership  interests in the mortgage loans or as debt instruments  issued by the REMIC.

      A holder of a REMIC  Residual  Certificate  generally  will be  required to report its daily  portion  of  the  taxable  income  or,  subject  to the  limitations  noted  in  this discussion,  the net loss of the  REMIC  for each day  during a  calendar  quarter  that the holder owned the REMIC  Residual  Certificate.  For this purpose,  the taxable income or net loss of the REMIC will be allocated to each day in the calendar  quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise  disclosed in the related prospectus supplement.  The daily amounts so allocated will then be allocated among the REMIC  Residual  Certificateholders  in proportion to their  respective  ownership interests on that day.  Any amount  included in the gross income or allowed as a loss of any
REMIC  Residual  Certificateholder  by virtue of this  paragraph will be treated as ordinary income  or loss.  The  taxable  income  of the  REMIC  will be  determined  under  the rules described  below in "Taxable  Income of the REMIC" and will be taxable to the REMIC Residual
Certificateholders  without  regard to the  timing or  amount of cash  distributions  by the
REMIC.  Ordinary income derived from REMIC Residual  Certificates will be "portfolio income"
for purposes of the taxation of taxpayers  subject to  limitations  under Section 469 of the
Code on the deductibility of "passive losses."

      A holder of a REMIC Residual  Certificate  that purchased the certificate from a prior holder of that  certificate also will be required to report on its federal income tax return amounts  representing  its daily share of the taxable  income (or net loss) of the REMIC for each day that it holds the REMIC Residual  Certificate.  Those daily amounts  generally will equal the  amounts  of  taxable  income  or net loss  determined  as  described  above.  The
Committee  Report  indicates  that some  modifications  of the general rules may be made, by regulations,  legislation  or  otherwise  to  reduce  (or  increase)  the  income of a REMIC
Residual  Certificateholder  that  purchased  the REMIC  Residual  Certificate  from a prior holder of the  certificate  at a price  greater than (or less than) the  adjusted  basis (as defined  below) the REMIC  Residual  Certificate  would have had in the hands of an original holder of the  certificate.  The REMIC  Regulations,  however,  do not  provide for any such modifications.

      Any payments  received by a holder of a REMIC Residual  Certificate in connection with the acquisition of the REMIC Residual  Certificate will be taken into account in determining the income of the holder for federal  income tax purposes.  Although it appears  likely that any of these payments would be includible in income  immediately  upon its receipt,  the IRS might  assert that these  payments  should be included in income over time  according  to an amortization  schedule  or  according  to some  other  method.  Because  of the  uncertainty concerning the treatment of these payments,  holders of REMIC Residual  Certificates  should consult  their tax  advisors  concerning  the  treatment  of these  payments  for income tax purposes.

      The amount of income REMIC Residual  Certificateholders will be required to report (or the tax liability  associated  with the income) may exceed the amount of cash  distributions received  from  the  REMIC  for  the  corresponding  period.  Consequently,  REMIC  Residual
Certificateholders  should have other sources of funds  sufficient to pay any federal income taxes  due as a result  of their  ownership  of REMIC  Residual  Certificates  or  unrelated deductions  against  which  income may be offset,  subject to the rules  relating to "excess inclusions" and  "noneconomic"  residual  interests  discussed  below. The fact that the tax liability  associated  with the income  allocated to REMIC Residual  Certificateholders  may exceed the cash  distributions  received by the REMIC  Residual  Certificateholders  for the
corresponding    period   may   significantly    adversely   affect   the   REMIC   Residual
Certificateholders'   after-tax  rate  of  return.   This   disparity   between  income  and
distributions   may  not  be  offset  by  corresponding   losses  or  reductions  of  income
attributable to the REMIC Residual  Certificateholder  until subsequent tax years and, then, may not be  completely  offset  due to changes in the Code,  tax rates or  character  of the income or loss.

      Taxable  Income of the REMIC.  The  taxable  income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any  cancellation of indebtedness income due to the  allocation  of realized  losses to REMIC Regular  Certificates,  less the deductions allowed to the REMIC for interest  (including original issue discount and reduced by any income from  premium on issuance) on the REMIC  Regular  Certificates  (and any other class of REMIC  Certificates  constituting  "regular  interests" in the REMIC not offered by the  prospectus),  amortization of any premium on the mortgage  loans,  bad debt losses with respect to the mortgage loans and, except as described below, for servicing,  administrative and other expenses.

      For  purposes  of  determining  its  taxable  income,  the REMIC  will have an initial aggregate  basis  in  its  assets  equal  to  the  sum  of the  issue  prices  of all  REMIC
Certificates (or, if a class of REMIC Certificates is not sold initially,  their fair market values).  The  aggregate  basis will be  allocated  among the  mortgage  loans and the other assets of the REMIC in proportion to their  respective  fair market values.  The issue price of any offered REMIC  Certificates  will be determined in the manner  described  above under
"-Taxation  of Owners of REMIC  Regular  Certificates-Original  Issue  Discount."  The issue price of a REMIC  Certificate  received in exchange for an interest in the mortgage loans or other  property will equal the fair market value of the  interests in the mortgage  loans or other  property.  Accordingly,  if one or more  classes of REMIC  Certificates  are retained initially  rather than sold,  the REMIC  Administrator  may be required to estimate the fair market value of the  interests in order to determine  the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible  application of the de minimis rules, the method of accrual by the
REMIC of original issue discount  income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing  original  issue  discount income for holders of REMIC Regular  Certificates  (that is, under the constant yield method taking into account the Prepayment  Assumption).  However,  a REMIC that acquires loans at a market discount must include the market discount in income  currently,  as it accrues,  on a constant yield basis. See "-Taxation of Owners of REMIC Regular  Certificates"  above, which describes a method for accruing  discount  income that is  analogous to that  required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A mortgage  loan will be deemed to have been  acquired  with  discount (or premium) to the extent  that the  REMIC's  basis  therein,  determined  as  described  in the  preceding paragraph,  is less than (or greater than) its stated  redemption  price.  Any such discount will be  includible  in the income of the REMIC as it accrues,  in advance of receipt of the cash  attributable to the income,  under a method similar to the method  described above for accruing original issue discount on the REMIC Regular  Certificates.  It is anticipated that each REMIC will elect under  Section 171 of the Code to amortize any premium on the mortgage loans.  Premium on any mortgage loan to which the election  applies may be amortized under a constant  yield method,  presumably  taking into account a Prepayment  Assumption.  Further, such an election would not apply to any mortgage loan originated on or before  September 27,
1985.  Instead,  premium on such a mortgage  loan should be  allocated  among the  principal payments  thereon and be  deductible by the REMIC as those  payments  become due or upon the prepayment of the mortgage loan.

      A REMIC will be allowed  deductions for interest  (including  original issue discount)
on the  REMIC  Regular  Certificates  (including  any  other  class  of  REMIC  Certificates constituting  "regular  interests" in the REMIC not offered by this prospectus) equal to the deductions  that would be allowed if the REMIC  Regular  Certificates  (including  any other class of REMIC  Certificates  constituting  "regular  interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described  above under  "-Taxation  of Owners of REMIC Regular certificates-Original  Issue Discount,"  except that the de minimis rule and the adjustments for  subsequent  holders of REMIC Regular  Certificates  (including any other class of REMIC
Certificates  constituting  "regular interests" in the REMIC not offered by this prospectus)
described therein will not apply.

      If a class of REMIC Regular  Certificates is issued with Issue Premium, the net amount of interest  deductions  that are allowed the REMIC in each taxable year with respect to the
REMIC Regular  Certificates  of that class will be reduced by an amount equal to the portion of the Issue  Premium that is  considered  to be amortized or repaid in that year.  Although the matter is not entirely  clear,  it is likely that Issue Premium would be amortized under a constant  yield  method in a manner  analogous  to the method of accruing  original  issue discount  described above under "-Taxation of Owners of REMIC Regular  certificates-Original
Issue Discount."

      As a general  rule,  the  taxable  income of a REMIC  will be  determined  in the same manner as if the REMIC were an  individual  having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction
allocable  to  a  prohibited   transaction  will  betaken  into  account.  See  "-Prohibited
Transactions   and  Other   Possible  REMIC  Taxes"  below.   Further,   the  limitation  on
miscellaneous  itemized  deductions  imposed on individuals by Section 67 of the Code (which allows these  deductions  only to the extent they exceed in the aggregate two percent of the taxpayer's  adjusted  gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing,  administrative and other non-interest expenses in determining  its taxable  income.  All such expenses will be allocated as a separate item to the holders of REMIC Certificates,  subject to the limitation of Section 67 of the Code. See
"-Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions"  below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter,  the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules,  Net Losses and  Distributions.  The adjusted  basis of a REMIC  Residual
Certificate will be equal to the amount paid for the REMIC Residual  Certificate,  increased by amounts  included in the income of the REMIC  Residual  Certificateholder  and  decreased
(but not below  zero) by  distributions  made,  and by net  losses  allocated,  to the REMIC
Residual Certificateholder.

      A REMIC  Residual  Certificateholder  is not allowed to take into account any net loss
for  any  calendar   quarter  to  the  extent  the  net  loss  exceeds  the  REMIC  Residual
Certificateholder's  adjusted basis in its REMIC Residual Certificate as of the close of the calendar  quarter  (determined  without  regard  to the  net  loss).  Any  loss  that is not currently  deductible by reason of this  limitation may be carried  forward  indefinitely to future calendar  quarters and,  subject to the same  limitation,  may be used only to offset
income   from  the   REMIC   Residual   Certificate.   The   ability   of   REMIC   Residual
Certificateholders  to deduct net losses may be subject to additional  limitations under the
Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any  distribution  on a REMIC  Residual  Certificate  will be treated as a non-taxable return of capital to the extent it does not exceed the holder's  adjusted basis in the REMIC
Residual  Certificate.  To the extent a distribution on a REMIC Residual Certificate exceeds the  adjusted  basis,  it will be  treated  as gain  from  the  sale of the  REMIC  Residual
Certificate.  Holders of REMIC Residual  Certificates may be entitled to distributions early in the term of the  related  REMIC  under  circumstances  in which  their bases in the REMIC
Residual  Certificates will not be sufficiently large that the distributions will be treated as  nontaxable  returns of capital.  Their  bases in the REMIC  Residual  Certificates  will initially  equal the amount paid for the REMIC Residual  Certificates  and will be increased by their  allocable  shares of taxable income of the REMIC.  However,  these bases increases may not occur until the end of the  calendar  quarter,  or perhaps  the end of the  calendar year,  with respect to which the REMIC  taxable  income is  allocated to the REMIC  Residual
Certificateholders.  To the extent the REMIC Residual  Certificateholders' initial bases are less than the  distributions  to the REMIC  Residual  Certificateholders,  and  increases in initial bases either occur after the  distributions  or (together  with their initial bases)
are less  than the  amount  of the  distributions,  gain  will be  recognized  to the  REMIC
Residual  Certificateholders  on these  distributions  and will be  treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual  Certificateholder may not amortize its  basis  in a REMIC  Residual  Certificate,  but  may  only  recover  its  basis  through distributions,  through the deduction of any net losses of the REMIC or upon the sale of its
REMIC Residual  Certificate.  See "-Sales of REMIC Certificates"  below. For a discussion of possible  modifications of these rules that may require adjustments to income of a holder of a REMIC  Residual  Certificate  other  than an  original  holder  in  order to  reflect  any difference  between  the  cost of the  REMIC  Residual  Certificate  to the  REMIC  Residual
Certificateholder  and the adjusted basis the REMIC Residual  Certificate  would have in the
hands   of  an   original   holder,   see   "-Taxation   of   Owners   of   REMIC   Residual
Certificates-General" above.

      Excess  Inclusions.   Any  "excess  inclusions"  with  respect  to  a  REMIC  Residual
Certificate  will be subject to federal  income tax in all events.  In general,  the "excess inclusions"  with respect to a REMIC Residual  Certificate for any calendar  quarter will be the excess,  if any, of (1) the daily  portions of REMIC  taxable  income  allocable  to the
REMIC Residual  Certificate  over (2) the sum of the "daily accruals" (as defined below) for each day  during  the  quarter  that the REMIC  Residual  Certificate  was held by the REMIC
Residual  Certificateholder.  The daily accruals of a REMIC Residual  Certificateholder will be determined by  allocating  to each day during a calendar  quarter its ratable  portion of the  product  of the  "adjusted  issue  price"  of the  REMIC  Residual  Certificate  at the beginning of the calendar quarter and 120% of the "long-term  Federal rate" in effect on the
Closing Date. For this purpose,  the adjusted issue price of a REMIC Residual Certificate as of the  beginning  of any  calendar  quarter  will be equal to the issue  price of the REMIC
Residual Certificate,  increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions  made with respect to the REMIC Residual
Certificate  before the  beginning  of that  quarter.  The issue  price of a REMIC  Residual
Certificate is the initial offering price to the public  (excluding bond houses and brokers)
at which a substantial  amount of the REMIC Residual  Certificates were sold. The "long-term
Federal rate" is an average of current yields on Treasury  securities  with a remaining term of greater than nine years,  computed and published  monthly by the IRS. Although it has not done so, the Treasury has authority to issue  regulations that would treat the entire amount of income  accruing on a REMIC  Residual  Certificate  as an excess  inclusion  if the REMIC
Residual Certificates are not considered to have "significant value."

      For REMIC Residual  Certificateholders,  an excess inclusion (1) will not be permitted to be offset by deductions,  losses or loss  carryovers from other  activities,  (2) will be treated as "unrelated business taxable income" to an otherwise  tax-exempt  organization and
(3) will not be eligible  for any rate  reduction  or  exemption  under any  applicable  tax treaty with respect to the 30% United States  withholding  tax imposed on  distributions  to
REMIC  Residual  Certificateholders  that are foreign  investors.  See,  however,  "-Foreign investors in REMIC Certificates," below.

      Furthermore,  for purposes of the alternative  minimum tax, excess inclusions will not be  permitted  to be  offset  by the  alternative  tax  net  operating  loss  deduction  and alternative  minimum taxable income may not be less than the taxpayer's  excess  inclusions.
The latter rule has the effect of  preventing  nonrefundable  tax credits from  reducing the taxpayer's  income  tax to an  amount  lower  than  the  tentative  minimum  tax  on  excess inclusions.

      In the  case of any  REMIC  Residual  Certificates  held by a real  estate  investment trust,  the aggregate  excess  inclusions  with respect to the REMIC Residual  Certificates, reduced (but not below zero) by the real estate  investment trust taxable income (within the meaning  of  Section  857(b)(2)  of the  Code,  excluding  any net  capital  gain),  will be allocated  among the  shareholders  of the trust in proportion to the dividends  received by the  shareholders  from the trust,  and any amount so allocated will be treated as an excess inclusion  with  respect  to a  REMIC  Residual  Certificate  as if  held  directly  by  the shareholder.  Treasury  regulations yet to be issued could apply a similar rule to regulated investment companies,  common trust funds and cooperatives;  the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual  Certificates.  Under the REMIC  Regulations,  transfers of
"noneconomic"  REMIC Residual  Certificates  will be disregarded  for all federal income tax purposes if "a  significant  purpose of the transfer was to enable the  transferor to impede the  assessment  or  collection  of tax." If the  transfer  is  disregarded,  the  purported transferor  will  continue to remain  liable for any taxes due with respect to the income on the "non-economic"  REMIC Residual  Certificate.  The REMIC Regulations provide that a REMIC
Residual Certificate is non-economic  unless, based on the Prepayment  Assumption and on any required or permitted  clean up calls, or required  liquidation  provided for in the REMIC's organizational  documents,  (1) the  present  value  of the  expected  future  distributions
(discounted  using the  "applicable  Federal  rate" for  obligations  whose term ends on the close of the last quarter in which excess  inclusions are expected to accrue with respect to the REMIC Residual Certificate,  which rate is computed and published monthly by the IRS) on the REMIC Residual  Certificate equals at least the present value of the expected tax on the
anticipated  excess  inclusions,   and  (2)  the  transferor  reasonably  expects  that  the
transferee will receive  distributions with respect to the REMIC Residual  Certificate at or after  the  time  the  taxes  accrue  on the  anticipated  excess  inclusions  in an  amount sufficient  to satisfy the accrued  taxes.  Accordingly,  all  transfers  of REMIC  Residual
Certificates  that  may  constitute  non-economic  residual  interests  will be  subject  to restrictions  under  the terms of the  related  pooling  and  servicing  agreement  that are
intended  to  reduce  the  possibility  of  any  such  transfer  being  disregarded.   These
restrictions  will require each party to a transfer to provide an affidavit  that no purpose of the transfer is to impede the assessment or collection of tax, including  representations as to the financial condition of the prospective  transferee,  as to which the transferor is also  required to make a reasonable  investigation  to determine the  transferee's  historic payment  of its  debts  and  ability  to  continue  to pay its debts as they come due in the future.  The IRS has issued final REMIC regulations that add to the conditions  necessary to assure  that a  transfer  of a  non-economic  residual  interest  would  be  respected.  The additional  conditions  require  that in order to qualify  as a safe  harbor  transfer  of a residual,  the transferee represent that it will not cause the income "to be attributable to a foreign permanent  establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present value basis than the present value of the net tax detriment  attributable to holding the residual interest reduced by the present value of the projected  payments  to be received on the  residual  interest or (ii) the  transfer is to a domestic  taxable  corporation with specified large amounts of gross and net assets and that meets certain other  requirements  where agreement is made that all future transfers will be to taxable  domestic  corporations in  transactions  that qualify for the same "safe harbor"
provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the  transferor at the time of transfer not indicate to a reasonable person  that the taxes  with  respect to the  residual  interest  will not be paid,  with an unreasonably low cost for the transfer specifically  mentioned as negating eligibility.  The regulations  generally  apply to  transfers  of  residual  interests  occurring  on or after
February 4, 2000. Prior to purchasing a REMIC Residual Certificate,  prospective  purchasers should consider the possibility that a purported transfer of the REMIC Residual  Certificate by  such a  purchaser  to  another  purchaser  at some  future  day  may be  disregarded  in accordance  with the above  described  rules  which  would  result in the  retention  of tax liability by that purchaser.

      The related  prospectus  supplement  will  disclose  whether  offered  REMIC  Residual
Certificates   may  be  considered   "noneconomic"   residual   interests  under  the  REMIC
Regulations;  provided,  however, that any disclosure that a REMIC Residual Certificate will not be considered  "non-economic"  will be based upon  assumptions,  and the depositor  will
make  no  representation   that  a  REMIC  Residual   Certificate  will  not  be  considered
"non-economic" for purposes of the  above-described  rules. See "-Foreign Investors in REMIC
Certificates-REMIC  Residual Certificates" below for additional  restrictions  applicable to transfers of REMIC Residual Certificates to foreign persons.

      On May 11, 2004, the Internal  Revenue  Service issued final  regulations  relating to
the  federal  income  tax  treatment  of  "inducement   fees"  received  by  transferees  of
non-economic REMIC residual interests.  The regulations provide tax accounting rules for the inclusion of such fees in income over an  appropriate  period,  and clarify that  inducement fees represent  income from sources  within the United States.  These rules apply to taxable years  ending on or after  May 11,  2004.  On the same date,  the IRS issued  administrative guidance  addressing  the procedures by which  transferees of such REMIC residual  interests may obtain  consent to change the method of accounting  for REMIC  inducement  fee income to one of the methods  provided in the  regulations.  Prospective  purchasers of REMIC residual certificates  should  consult  with  their  tax  advisors  regarding  the  effect  of  these regulations and the related administrative guidance.

      Mark-to-Market  Rules.  In general,  all securities  owned by a dealer,  except to the extent that the dealer has specifically  identified a security as held for investment,  must be marked to market  in  accordance  with the  applicable  Code  provision  and the  related regulations.  However,  the IRS has issued  regulations  which  provide that for purposes of this mark-to-market  requirement,  a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

      Possible  Pass-Through of Miscellaneous  Itemized  Deductions.  Fees and expenses of a
REMIC   generally   will  be  allocated  to  the  holders  of  the  related  REMIC  Residual
Certificates.  The applicable Treasury regulations indicate,  however, that in the case of a
REMIC that is similar to a single class  grantor  trust,  all or a portion of these fees and expenses  should be  allocated  to the holders of the related  REMIC  Regular  Certificates.
Except as stated in the  related  prospectus  supplement,  these fees and  expenses  will be allocated to holders of the related REMIC  Residual  Certificates  in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual  Certificates or REMIC Regular Certificates the holders of which  receive an  allocation  of fees and  expenses  in  accordance  with the  preceding discussion,  if any holder thereof is an  individual,  estate or trust,  or a  "pass-through entity"  beneficially  owned by one or more  individuals,  estates or trusts,  (1) an amount equal to the individual's,  estate's or trust's share of the fees and expenses will be added to the gross  income of the holder and (2) the  individual's,  estate's or trust's  share of the fees and  expenses  will be  treated as a  miscellaneous  itemized  deduction  allowable subject to the limitation of Section 67 of the Code,  which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's  adjusted gross income. In addition,  Section 68 of the Code provides that the amount of itemized deductions  otherwise allowable for an individual  whose adjusted gross income exceeds a specified  amount will be reduced by the  lesser of (1) 3% of the excess of the  individual's  adjusted  gross  income over the amount or (2) 80% of the amount of itemized deductions  otherwise allowable for the
taxable   year.   The   amount   of   additional   taxable   income   reportable   by  REMIC
Certificateholders  that are subject to the  limitations  of either Section 67 or Section 68 of the Code may be substantial.  Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual,  estate or trust, or a
"pass-through  entity" beneficially owned by one or more individuals,  estates or trusts, no deduction  will be allowed for the holder's  allocable  portion of servicing  fees and other miscellaneous  itemized  deductions of the REMIC,  even though an amount equal to the amount of  the  fees  and  other  deductions  will  be  included  in  the  holder's  gross  income.
Accordingly,  these REMIC  Certificates may not be appropriate  investments for individuals, estates, or trusts, or pass-through  entities beneficially owned by one or more individuals, estates or trusts.  Prospective  investors  should  consult with their tax advisors prior to making an investment in the certificates.

      Sales  of  REMIC   Certificates.   If  a  REMIC   Certificate  is  sold,  the  selling
Certificateholder  will recognize  gain or loss equal to the  difference  between the amount realized on the sale and its adjusted basis in the REMIC Certificate.  The adjusted basis of a REMIC Regular  Certificate  generally will equal the cost of the REMIC Regular Certificate to the  certificateholder,  increased  by  income  reported  by the  certificateholder  with respect to the REMIC  Regular  Certificate  (including  original  issue  discount and market discount  income) and reduced  (but not below zero) by  distributions  on the REMIC  Regular
Certificate  received by the  certificateholder  and by any amortized premium.  The adjusted basis of a REMIC Residual  Certificate  will be determined as described under  "-Taxation of
Owners of REMIC Residual  Certificates-Basis Rules, Net Losses and Distributions." Except as
provided in the  following  four  paragraphs,  any such gain or loss will be capital gain or loss,  provided the REMIC Certificate is held as a capital asset  (generally,  property held for investment) within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC  Regular  Certificate  that might  otherwise  be capital gain will be treated as  ordinary  income to the extent the gain does not exceed the excess, if any,  of (1) the amount  that would have been  includible  in the  seller's  income  with respect to the REMIC Regular Certificate  assuming that income had accrued thereon at a rate equal to 110% of the  "applicable  Federal rate"  (generally,  a rate based on an average of current  yields  on  Treasury  securities  having  a  maturity  comparable  to  that  of the certificate  based  on  the  application  of the  Prepayment  Assumption  applicable  to the certificate,  which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular  Certificate,  over (2) the amount of ordinary  income actually  includible in the seller's income prior to the sale. In addition,  gain recognized on the sale of a REMIC  Regular  Certificate  by a seller who  purchased  the REMIC  Regular
Certificate  at a market  discount  will be  taxable  as  ordinary  income in an amount  not exceeding the portion of the discount that accrued  during the period the REMIC  Certificate was held by the holder,  reduced by any market  discount  included in income under the rules described above under  "-Taxation of Owners of REMIC Regular  Certificates-Market  Discount"
and"-Premium."

      REMIC  Certificates will be "evidences of indebtedness"  within the meaning of Section
582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC  Certificate by a bank or thrift  institution  to which this section  applies will be ordinary  income or loss.

      A  portion  of any gain  from  the  sale of a REMIC  Regular  Certificate  that  might otherwise  be  capital  gain may be  treated  as  ordinary  income  to the  extent  that the certificate  is held as part of a  "conversion  transaction"  within the  meaning of Section
1258 of the Code. A conversion  transaction generally is one in which the taxpayer has taken two or more positions in the same or similar  property that reduce or eliminate market risk, if  substantially  all of the  taxpayer's  return is  attributable  to the time value of the taxpayer's  net  investment  in the  transaction.  The  amount  of  gain  so  realized  in a conversion  transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's  net investment at 120% of the appropriate  "applicable  Federal rate" (which rate is computed and published monthly by the  IRS) at the time the  taxpayer  enters  into the  conversion  transaction,  subject  to appropriate  reduction for prior  inclusion of interest and other ordinary income items from the transaction.

      Finally,  a taxpayer may elect to have net capital gain taxed at ordinary income rates rather  than  capital  gains  rates in order to include  the net  capital  gain in total net investment  income for the taxable year,  for purposes of the rule that limits the deduction of interest on indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury  regulations yet to be issued,  if the seller of a REMIC Residual  Certificate  reacquires the REMIC  Residual  Certificate,  or acquires any other residual  interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period  beginning six months before,  and ending six months after,  the date of the sale, such sale will be subject to the "wash sale"
rules of Section 1091 of the Code. In that event,  any loss  realized by the REMIC  Residual
Certificateholder  on the sale  will not be  deductible,  but  instead  will be added to the
REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC  Residual  Certificate  in excess of a threshold  amount
(which  amount  could need to be  aggregated  with  similar or previous  losses) may require disclosure  of such  loss on an IRS Form  8886.  Investors  should  consult  with  their tax advisors as to the need to file such form.

      Prohibited  Transactions  and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction,  the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction.  In general,  subject to specified exceptions, a prohibited transaction  means the  disposition  of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted  investments,  the receipt of compensation for services,  or gain from the  disposition  of an asset  purchased  with the  payments  on the mortgage loans for temporary investment pending  distribution on the REMIC Certificates.  It is not  anticipated  that any REMIC will engage in any prohibited  transactions  in which it would recognize a material amount of net income.

      In addition,  a  contribution  to a REMIC made after the day on which the REMIC issues all of its interests  could result in the  imposition on the REMIC of a tax equal to 100% of the value of the  contributed  property.  Each pooling and servicing  agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal  income tax at the highest  corporate  rate on "net income from foreclosure  property,"  determined by reference to the rules applicable to real estate investment trusts.  "Net income from foreclosure  property" generally means gain from the sale of a  foreclosure  property  that is  inventory  property  and  gross  income  from foreclosure  property other than  qualifying  rents and other  qualifying  income for a real estate  investment  trust. It is not  anticipated  that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      To the extent  permitted by then applicable  laws, any tax resulting from a prohibited transaction,  tax resulting  from a  contribution  made after the Closing Date,  tax on "net income from  foreclosure  property" or state or local  income or  franchise  tax that may be imposed on the REMIC will be borne by the related master  servicer or trustee in either case out of its own funds,  provided that the master servicer or the trustee, as the case may be, has sufficient  assets to do so, and provided further that the tax arises out of a breach of the master  servicer's or the trustee's  obligations,  as the case may be, under the related pooling and  servicing  agreement  and in respect of  compliance  with  applicable  laws and regulations.  Any such tax not borne by the master  servicer or the trustee  will be charged against the related  trust fund  resulting in a reduction  in amounts  payable to holders of the related REMIC Certificates.

      Tax  and  Restrictions  on  Transfers  of  REMIC  Residual   Certificates  to  Certain
Organizations.   If  a  REMIC  Residual   Certificate  is  transferred  to  a  "disqualified
organization" (as defined below), a tax would be imposed in an amount  (determined under the
REMIC  Regulations)  equal to the product of (1) the  present  value  (discounted  using the
"applicable  Federal rate" for obligations  whose term ends on the close of the last quarter in which  excess  inclusions  are  expected  to accrue  with  respect to the REMIC  Residual
Certificate,  which  rate is  computed  and  published  monthly  by the  IRS)  of the  total anticipated  excess  inclusions  with respect to the REMIC Residual  Certificate for periods after the  transfer  and (2) the highest  marginal  federal  income tax rate  applicable  to corporations.  The anticipated  excess inclusions must be determined as of the date that the
REMIC Residual  Certificate is transferred and must be based on events that have occurred up to the time of the transfer,  the Prepayment  Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational  documents. Such a tax  generally  would be  imposed on the  transferor  of the REMIC  Residual  Certificate, except that where the transfer is through an agent for a disqualified organization,  the tax would  instead  be  imposed  on  the  agent.  However,  a  transferor  of a  REMIC  Residual
Certificate  would in no event be  liable  for the tax with  respect  to a  transfer  if the transferee  furnishes  to  the  transferor  an  affidavit  that  the  transferee  is  not  a disqualified  organization and, as of the time of the transfer, the transferor does not have actual  knowledge  that the  affidavit is false.  Moreover,  an entity will not qualify as a
REMIC  unless  there  are  reasonable  arrangements  designed  to ensure  that (1)  residual interests  in the  entity are not held by  disqualified  organizations  and (2)  information necessary  for  the  application  of the  tax  described  herein  will  be  made  available.
Restrictions on the transfer of REMIC Residual  Certificates  and other  provisions that are intended to meet this requirement  will be included in the pooling and servicing  agreement, and will be discussed  more fully in any prospectus  supplement  relating to the offering of any REMIC Residual Certificate.

      In addition,  if a "pass-through  entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate,  and a disqualified organization is the record  holder of an interest  in the  entity,  then a tax will be imposed on the entity equal  to the  product  of (1)  the  amount  of  excess  inclusions  on the  REMIC  Residual
Certificate  that are  allocable  to the  interest  in the  pass-through  entity held by the disqualified  organization  and (2) the highest  marginal federal income tax rate imposed on corporations.  A  pass-through  entity  will  not be  subject  to this  tax for any  period, however,  if each record holder of an interest in the  pass-through  entity furnishes to the pass-through  entity (1) the holder's social security number and a statement under penalties of perjury that the social  security  number is that of the  recordholder or (2) a statement under  penalties of perjury that the record holder is not a disqualified  organization.  For
taxable  years  beginning  after  December  31,1997,   notwithstanding   the  preceding  two
sentences,  in  the  case  of a  REMIC  Residual  Certificate  held  by an  "electing  large partnership,"  all  interests in the  partnership  shall be treated as held by  disqualified organizations  (without  regard to whether  the record  holders of the  partnership  furnish statements  described in the preceding sentence) and the amount that is subject to tax under the  second  preceding  sentence  is  excluded  from the  gross  income  of the  partnership allocated  to the partners (in lieu of  allocating  to the partners a deduction  for the tax paid by the partnership).

      For these purposes, a "disqualified organization" means:

o     the  United  States,  any  State  or  political   subdivision   thereof,  any  foreign
            government, any international organization,  or any agency or instrumentality of the  foregoing  (but would not include  instrumentalities  described  in Section
            168(h)(2)(D) of the Code or Freddie Mac),

o     any organization (other than a cooperative  described in Section 521 of the Code) that is exempt from  federal  income tax,  unless it is subject to the tax imposed by
            Section 511 of the Code, or

o     any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes,  a "pass-through  entity" means any regulated  investment company,  real estate investment trust,  trust,  partnership or certain other entities described in Section
860E(e)(6) of the Code. In addition,  a person holding an interest in a pass-through  entity as a nominee  for  another  person  will,  with  respect  to the  interest,  be treated as a pass-through entity.

      Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final  payment in respect of the  mortgage  loans or upon a sale of  the  REMIC's  assets  following  the  adoption  by  the  REMIC  of a  plan  of  complete liquidation.  The last  distribution  on a REMIC  Regular  Certificate  will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate,  if the last  distribution  on the REMIC  Residual  Certificate  is less than the REMIC Residual
Certificateholder's  adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as  realizing a loss equal to the amount of the  difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative  Matters. Solely for purposes of the administrative provisions  of the Code,  the REMIC  will be  treated as a  partnership  and REMIC  Residual
Certificateholders  will be treated as  partners.  The REMIC  Administrator  (or other party described in the related  prospectus  supplement) will file REMIC federal income tax returns on behalf of the related  REMIC,  and under the terms of the related  Agreement  will either
(1) be  irrevocably  appointed  by the  holders of the  largest  percentage  interest in the related REMIC Residual  Certificates as their agent to perform all of the duties of the "tax matters  person" with respect to the REMIC in all respects or (2) will be  designated as and will act as the "tax matters  person" with respect to the related  REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

      The REMIC  Administrator,  as the tax  matters  person or as agent for the tax matters person,  subject to notice requirements and various restrictions and limitations,  generally
will  have  the   authority  to  act  on  behalf  of  the  REMIC  and  the  REMIC   Residual
Certificateholders  in connection  with the  administrative  and judicial review of items of income, deduction,  gain or loss of the REMIC, as well as the REMIC's classification.  REMIC
Residual  Certificateholders  generally  will  be  required  to  report  these  REMIC  items consistently  with their  treatment on the REMIC's tax return and may in some  circumstances be bound by a settlement  agreement between the REMIC  Administrator,  as either tax matters person or as agent for the tax matters  person,  and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual  Certificateholder  to make  corresponding  adjustments on its return,  and an audit of the REMIC's tax return,  or the adjustments  resulting from such an audit,  could result in an audit of a REMIC Residual
Certificateholder's  return. Any person that holds a REMIC Residual Certificate as a nominee for  another  person may be  required  to furnish  the REMIC,  in a manner to be provided in
Treasury regulations, with the name and address of the person and other information.

      Reporting of interest income,  including any original issue discount,  with respect to
REMIC Regular  Certificates is required annually,  and may be required more frequently under
Treasury  regulations.  These  information  reports  generally  are  required  to be sent to individual  holders  of REMIC  Regular  Interests  and the  IRS;  holders  of REMIC  Regular
Certificates   that  are   corporations,   trusts,   securities   dealers   and  some  other
non-individuals  will be provided  interest and original issue discount  income  information and the  information  set forth in the following  paragraph upon request in accordance  with the  requirements of the applicable  regulations.  The  information  must be provided by the later of 30 days after the end of the quarter for which the  information  was requested,  or two weeks after the receipt of the request.  The REMIC must also comply with rules requiring a REMIC Regular  Certificate issued with original issue discount to disclose the information to the IRS.  Reporting with respect to the REMIC Residual  Certificates,  including  income, excess inclusions,  investment expenses and relevant information regarding  qualification of the REMIC's assets will be made as required under the Treasury  regulations,  generally on a quarterly basis.

      As  applicable,  the REMIC  Regular  Certificate  information  reports  will include a statement of the adjusted  issue price of the REMIC Regular  Certificate at the beginning of each  accrual  period.  In  addition,  the  reports  will  include  information  required by regulations  with respect to computing  the accrual of any market  discount.  Because  exact computation  of the accrual of market  discount on a constant  yield  method  would  require information  relating to the holder's  purchase price that the REMIC may not have,  Treasury regulations  only require  that  information  pertaining  to the  appropriate  proportionate method of accruing  market  discount be provided.  See "-Taxation of Owners of REMIC Regular certificates-Market Discount."

      The responsibility  for complying with the foregoing  reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

      Backup  Withholding  With  Respect to REMIC  Certificates.  Payments of  interest  and principal,  as well as  payments  of proceeds  from the sale of REMIC  Certificates,  may be subject to the "backup  withholding tax" under Section 3406 of the Code if recipients of the payments  fail to  furnish  to the  payor  certain  information,  including  their  taxpayer identification  numbers,  or  otherwise  fail to  establish  an  exemption  from the  backup withholding  tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's  federal income tax.  Furthermore,  penalties may be imposed by the IRS on a recipient of payments that is required to supply  information but that does not do so in the proper manner.

      Foreign Investors in REMIC  Certificates.  A REMIC Regular  Certificateholder  that is not a United  States  Person and is not  subject  to  federal  income tax as a result of any direct or indirect  connection  to the United States in addition to its ownership of a REMIC
Regular  Certificate  will not be subject to United States federal income or withholding tax in  respect of a  distribution  on a REMIC  Regular  Certificate,  provided  that the holder complies to the extent necessary with identification  requirements,  including delivery of a statement,  signed by the certificateholder under penalties of perjury,  certifying that the certificateholder  is not a United  States  person and providing the name and address of the certificateholder.  This  statement is generally  made on IRS Form W8BEN and must be updated whenever required  information has changed or within 3 calendar years after the statement is first  delivered.  It is possible  that the IRS may assert that the  foregoing tax exemption should  not apply with  respect  to a REMIC  Regular  Certificate  held by a REMIC  Residual
Certificateholder  that owns directly or  indirectly a 10% or greater  interest in the REMIC
Residual  Certificates.  If the holder  does not  qualify for  exemption,  distributions  of interest,  including  distributions  in respect of accrued  original issue discount,  to the holder may be subject to a tax rate of 30%,  subject to reduction  under any  applicable tax treaty.

      Special rules apply to partnerships,  estates and trusts, and in certain circumstances certifications  as to foreign  status and other  matters  may be  required to be provided by partners and beneficiaries thereof.

      In addition,  in certain  circumstances the foregoing rules will not apply to exempt a
United States  shareholder of a controlled  foreign  corporation from taxation on the United
States  shareholder's  allocable  portion of the interest  income received by the controlled foreign corporation.

      Further,  it appears  that a REMIC  Regular  Certificate  would not be included in the estate of a non-resident  alien  individual and would not be subject to United States estate taxes.  However,  certificateholders  who are non-resident  alien individuals should consult their tax advisors concerning this question.

      Except as stated in the related  prospectus  supplement,  transfers of REMIC  Residual
Certificates  to investors that are not United States  persons will be prohibited  under the related pooling and servicing agreement.

Notes

      On or prior to the date of the  related  prospectus  supplement  with  respect  to the proposed  issuance of each series of notes,  either Thacher  Proffitt & Wood LLP,  Stroock &
Stroock & Lavan LLP, Orrick,  Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor,  will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture,  owner trust agreement and other related documents, for federal income tax purposes  (1) the notes will be treated as  indebtedness  and (2) the Issuer,  as created  pursuant  to the terms and  conditions  of the owner trust  agreement,  will not be characterized  as an association (or publicly traded  partnership)  taxable as a corporation or as a  taxable  mortgage  pool.  For  purposes  of this tax  discussion,  references  to a
"noteholder" or a "holder" are to the beneficial owner of a note.

      Status as Real Property Loans

      (1)...Notes held by a  domestic  building  and loan  association  will not  constitute
"loans...secured  by an  interest  in real  property"  within the  meaning  of Code  section
7701(a)(19)(C)(v);  and (2) notes held by a real estate investment trust will not constitute
"real estate assets" within the meaning of Code section  856(c)(4)(A)  and interest on notes will not be  considered  "interest on  obligations  secured by  mortgages on real  property"
within the meaning of Code section 856(c)(3)(B).

      Taxation of Noteholders

      Notes  generally  will be  subject  to the same  rules of  taxation  as REMIC  Regular
Certificates  issued by a REMIC, as described  above,  except that (1) income  reportable on the notes is not  required  to be  reported  under the  accrual  method  unless  the  holder otherwise  uses the accrual  method and (2) the special rule  treating a portion of the gain on sale or exchange of a REMIC Regular  Certificate as ordinary  income is  inapplicable  to the notes. See  "-REMICs-Taxation  of Owners of REMIC Regular  Certificates"  and "-Sales of
REMIC Certificates."

Grantor Trust Funds

      Classification  of  Grantor  Trust  Funds.  On or  prior  to the  date of the  related prospectus  supplement with respect to the proposed issuance of each series of Grantor Trust
Certificates,  either Thacher  Proffitt & Wood LLP,  Stroock & Stroock & Lavan LLP,  Orrick,
Herrington & Sutcliffe  LLP or  Greenberg  Traurig  LLP, as counsel to the  depositor,  will deliver its opinion  generally to the effect that,  assuming  compliance with all provisions of the related  pooling and  servicing  agreement,  the related  Grantor  Trust Fund will be classified  as a grantor  trust under  subpart E, part I of subchapter J of Chapter 1 of the
Code and not as a partnership or an association taxable as a corporation.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor  Trust  Fractional  Interest  Certificates.  In  the  case  of  Grantor  Trust
Fractional Interest Certificates,  except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general,  Grantor Trust Fractional
Interest  Certificates  will represent  interests in (1) "loans . . . secured by an interest in real  property"  within  the  meaning  of  Section  7701(a)(19)(C)(v)  of the  Code;  (2)
"obligation[s]  (including any participation or Certificate of beneficial ownership therein)
which  [are]  principally  secured by an interest  in real  property"  within the meaning of
Section  860G(a)(3) of the Code;  and (3) "real estate assets" within the meaning of Section
856(c)(4)(A)  of the Code.  In addition,  counsel to the  depositor  will deliver an opinion that interest on Grantor Trust Fractional  Interest  Certificates will to the same extent be considered  "interest on  obligations  secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      Grantor Trust Strip  Certificates.  Even if Grantor Trust Strip Certificates  evidence an  interest in a Grantor  Trust Fund  consisting  of  mortgage  loans that are "loans . . .
secured by an interest in real property" within the meaning of Section  7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section  856(c)(4)(A)  of the Code, and the  interest  on which  is  "interest  on  obligations  secured  by  mortgages  on real property" within the meaning of Section  856(c)(3)(B) of the Code, it is unclear whether the
Grantor  Trust  Strip  Certificates,  and the income  therefrom,  will be so  characterized.
However,   the  policies   underlying  these  sections  (namely,  to  encourage  or  require investments in mortgage loans by thrift  institutions and real estate investment trusts) may suggest  that this  characterization  is  appropriate.  Counsel  to the  depositor  will not
deliver   any   opinion   on  these   questions.   Prospective   purchasers   to  which  the
characterization  of an investment in Grantor Trust Strip  Certificates  is material  should consult their tax advisors regarding whether the Grantor Trust Strip  Certificates,  and the income therefrom, will be so characterized.

      The  Grantor  Trust  Strip   Certificates  will  be   "obligation[s]   (including  any
participation or Certificate of beneficial  ownership  therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section  860G(a)(3)(A) of the
Code.

      Taxation of Owners of Grantor Trust  Fractional  Interest  Certificates.  Holders of a
particular  series of Grantor  Trust  Fractional  Interest  Certificates  generally  will be required to report on their  federal  income tax returns  their shares of the entire  income from the mortgage loans (including  amounts used to pay reasonable  servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable  servicing fees and other expenses.  Because of stripped  interests,  market or original issue discount,  or premium,  the amount includible in income on account of a Grantor Trust Fractional  Interest
Certificate may differ  significantly  from the amount  distributable  thereon  representing interest on the mortgage  loans.  Under  Section 67 of the Code,  an  individual,  estate or trust  holding a Grantor  Trust  Fractional  Interest  Certificate  directly or through some pass-through  entities will be allowed a deduction  for the  reasonable  servicing  fees and expenses  only to the extent  that the  aggregate  of the  holder's  miscellaneous  itemized deductions  exceeds two percent of the holder's adjusted gross income. In addition,  Section
68 of the Code provides that the amount of itemized  deductions  otherwise  allowable for an individual  whose adjusted  gross income  exceeds a specified  amount will be reduced by the lesser of (1) 3% of the excess of the individual's  adjusted gross income over the amount or
(2) 80% of the amount of itemized  deductions  otherwise allowable for the taxable year. The amount of  additional  taxable  income  reportable  by holders of Grantor  Trust  Fractional
Interest  Certificates who are subject to the limitations of either Section 67 or Section 68 of the  Code may be  substantial.  Further,  certificateholders  (other  than  corporations)
subject to the alternative minimum tax may not deduct  miscellaneous  itemized deductions in determining the holder's  alternative  minimum  taxable income.  Although it is not entirely clear,  it  appears  that in  transactions  in  which  multiple  classes  of  Grantor  Trust
Certificates  (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be  allocated  among the classes of Grantor  Trust  Certificates  using a method that recognizes  that each such class  benefits  from the  related  services.  In the  absence of statutory  or  administrative  clarification  as to the method to be used,  it  currently is intended  to base  information  returns or reports  to the IRS and  certificateholders  on a method that allocates the expenses among classes of Grantor Trust  Certificates with respect to each period based on the distributions made to each such class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest  Certificates of
any series will depend on whether they are subject to the  "stripped  bond" rules of Section
1286 of the Code.  Grantor Trust  Fractional  Interest  Certificates may be subject to those rules if (1) a class of  Grantor  Trust  Strip  Certificates  is  issued as part of the same series of  certificates  or (2) the depositor or any of its affiliates  retains (for its own account or for  purposes of resale) a right to receive a specified  portion of the  interest payable  on the  mortgage  loans.  Further,  the IRS has  ruled  that an  unreasonably  high servicing  fee  retained  by a seller or  servicer  will be treated as a retained  ownership interest in mortgages that constitutes a stripped  coupon.  For purposes of determining what
constitutes   reasonable  servicing  fees  for  various  types  of  mortgages  the  IRS  has established  "safe  harbors." The servicing fees paid with respect to the mortgage loans for a series  of  Grantor  Trust  Certificates  may be  higher  than  the  "safe  harbors"  and, accordingly,  may not constitute reasonable servicing  compensation.  The related prospectus supplement will include  information  regarding  servicing fees paid to the master servicer, any subservicer or their respective  affiliates necessary to determine whether the preceding
"safe harbor" rules apply.

      If Stripped  Bond Rules Apply.  If the stripped  bond rules apply,  each Grantor Trust
Fractional  Interest  Certificate will be treated as having been issued with "original issue discount"  within the  meaning of Section  1273(a)  of the Code,  subject,  however,  to the discussion  below  regarding the treatment of some stripped  bonds as market  discount bonds and the  discussion  regarding  de minimis  market  discount.  See  "-Taxation  of Owners of
Grantor Trust Fractional  Interest  Certificates-Market  Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional  Interest  Certificate  (whether a cash or accrual  method  taxpayer)  will be required to report  interest  income from its Grantor
Trust Fractional  Interest  Certificate for each month in an amount equal to the income that accrues on the  certificate  in that month  calculated  under a constant  yield  method,  in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust  Fractional  Interest  Certificate will be the excess of the  certificate's  stated redemption price over its issue price. The issue price of a Grantor Trust Fractional  Interest  Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust  Fractional  Interest  Certificate.
The stated redemption price of a Grantor Trust Fractional  Interest  Certificate will be the sum of all payments to be made on the certificate,  other than "qualified  stated interest,"
if any, as well as the certificate's share of reasonable  servicing fees and other expenses.
See "-Taxation of Owners of Grantor Trust Fractional Interest  Certificates-If Stripped Bond
Rules Do Not Apply" for a definition of "qualified stated interest." In general,  the amount of the income that  accrues in any month would  equal the product of the  holder's  adjusted basis in the Grantor Trust  Fractional  Interest  Certificate  at the beginning of the month
(see "Sales of Grantor Trust  Certificates")  and the yield of the Grantor Trust  Fractional
Interest  Certificate  to the holder.  This yield would be computed at the rate  (compounded based on the regular  interval  between  distribution  dates) that,  if used to discount the holder's share of future  payments on the mortgage  loans,  would cause the present value of those future payments to equal the price at which the holder purchased the  certificate.  In computing  yield  under the  stripped  bond  rules,  a  certificateholder's  share of future payments  on the  mortgage  loans  will not  include  any  payments  made in  respect of any ownership  interest in the mortgage loans retained by the  depositor,  the master  servicer, any subservicer or their  respective  affiliates,  but will include the  certificateholder's share of any reasonable servicing fees and other expenses.

      To the  extent  the  Grantor  Trust  Fractional  Interest  Certificates  represent  an interest  in any pool of debt  instruments  the yield on which may be  affected by reason of prepayments,  for taxable years  beginning after August 5, 1997,  Section  1272(a)(6) of the
Code requires (1) the use of a reasonable  prepayment  assumption in accruing original issue discount and (2)  adjustments in the accrual of original issue discount when  prepayments do not conform to the prepayment  assumption.  It is uncertain,  if a prepayment  assumption is used,  whether the assumed  prepayment  rate would be determined  based on conditions at the time of the first  sale of the  Grantor  Trust  Fractional  Interest  Certificate  or,  with respect to any holder,  at the time of purchase of the  Grantor  Trust  Fractional  Interest
Certificate  by that  holder.  Certificateholders  are  advised  to  consult  their  own tax advisors  concerning  reporting  original  issue  discount  with  respect to  Grantor  Trust
Fractional Interest Certificates and, in particular,  whether a prepayment assumption should be used in reporting original issue discount.
      In the case of a Grantor Trust  Fractional  Interest  Certificate  acquired at a price equal to the principal  amount of the mortgage loans allocable to the  certificate,  the use of a prepayment  assumption  generally  would not have any  significant  effect on the yield used in calculating  accruals of interest income. In the case,  however,  of a Grantor Trust
Fractional Interest  Certificate acquired at a discount or premium (that is, at a price less than  or  greater  than  the  principal  amount,  respectively),  the  use  of a  reasonable prepayment  assumption  would  increase  or  decrease  the  yield,  and thus  accelerate  or decelerate, respectively, the reporting of income.

      If a prepayment  assumption  is not used,  then when a mortgage  loan prepays in full, the holder of a Grantor Trust Fractional  Interest  Certificate  acquired at a discount or a premium  generally will recognize  ordinary  income or loss equal to the difference  between the portion of the prepaid  principal  amount of the mortgage  loan that is allocable to the certificate  and the portion of the adjusted basis of the  certificate  that is allocable to the  certificateholder's  interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be  recognized  upon a prepayment.
Instead,  a prepayment should be treated as a partial payment of the stated redemption price of the Grantor  Trust  Fractional  Interest  Certificate  and  accounted  for under a method similar to that  described for taking  account of original  issue  discount on REMIC Regular
Certificates.  See "-REMICs-Taxation of Owners of REMIC Regular  Certificates-Original Issue
Discount."  It is  unclear  whether  any other  adjustments  would be  required  to  reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      It is  currently  intended  to base  information  reports  or  returns  to the IRS and certificateholders  in  transactions  subject to the  stripped  bond  rules on a  Prepayment
Assumption  that will be disclosed in the related  prospectus  supplement  and on a constant
yield  computed  using  a   representative   initial   offering  price  for  each  class  of
certificates.  However, none of the depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in fact prepay at a rate conforming to the
Prepayment Assumption or any other rate and certificateholders  should bear in mind that the use of a  representative  initial  offering price will mean that the information  returns or reports,  even if otherwise  accepted as accurate by the IRS,  will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury  regulation Section 1.1286-1,  some stripped bonds are to be treated as market discount bonds and,  accordingly,  any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies,  however,  if immediately  after the most recent  disposition of the bond by a person  stripping  one or more coupons from the bond and disposing of the bond or coupon (1)
there is no  original  issue  discount  (or  only a de  minimis  amount  of  original  issue discount) or (2) the annual stated rate of interest  payable on the original bond is no more than one  percentage  point  lower than the gross  interest  rate  payable  on the  original mortgage loan (before  subtracting  any servicing fee or any stripped  coupon).  If interest payable on a Grantor  Trust  Fractional  Interest  Certificate  is more than one  percentage point  lower  than the gross  interest  rate  payable on the  mortgage  loans,  the  related prospectus  supplement  will disclose that fact.  If the original  issue  discount or market discount on a Grantor Trust Fractional  Interest  Certificate  determined under the stripped bond rules is less than 0.25% of the stated  redemption  price  multiplied  by the  weighted average  maturity  of the  mortgage  loans,  then that  original  issue  discount  or market discount will be considered to be de minimis.  Original issue discount or market discount of only a de  minimis  amount  will be  included  in  income in the same  manner as de  minimis original issue and market discount described in  "Characteristics  of Investments in Grantor
Trust Certificates-If Stripped Bond Rules Do Not Apply" and"-Market Discount" below.

      If  Stripped  Bond Rules Do Not Apply.  Subject to the  discussion  below on  original issue  discount,  if the  stripped  bond  rules do not apply to a Grantor  Trust  Fractional
Interest  Certificate,  the  certificateholder  will be  required to report its share of the interest  income on the mortgage  loans in accordance  with the  certificateholder's  normal method of  accounting.  The  original  issue  discount  rules will apply to a Grantor  Trust
Fractional  Interest  Certificate  to the extent it evidences an interest in mortgage  loans issued with original issue discount.

      The original issue  discount,  if any, on the mortgage loans will equal the difference between the stated  redemption price of the mortgage loans and their issue price.  Under the
OID  Regulations,  the stated  redemption  price is equal to the total of all payments to be made on the  mortgage  loan  other  than  "qualified  stated  interest."  "Qualified  stated
interest" is interest that is  unconditionally  payable at least  annually at a single fixed rate,  or at a "qualified  floating  rate," an "objective  rate," a combination  of a single fixed rate and one or more  "qualified  floating rates" or one "qualified  inverse  floating rate," or a  combination  of  "qualified  floating  rates" that does not operate in a manner that  accelerates or defers  interest  payments on the mortgage loan. In general,  the issue price of a mortgage  loan will be the amount  received by the borrower from the lender under the terms of the mortgage  loan,  less any  "points"  paid by the  borrower,  and the stated
redemption  price of a mortgage  loan will equal its principal  amount,  unless the mortgage loan  provides  for an initial  below-market  rate of  interest or the  acceleration  or the deferral of interest payments.  The determination as to whether original issue discount will be  considered  to be de minimis  will be  calculated  using the same test  described in the
REMIC  discussion.  See  "-Taxation of Owners of REMIC Regular  Certificates-Original  Issue
Discount" above.

      In the case of mortgage  loans bearing  adjustable  or variable  interest  rates,  the related  prospectus  supplement  will describe the manner in which the rules will be applied with  respect to those  mortgage  loans by the master  servicer or the trustee in  preparing information returns to the certificateholders and the IRS.

      If original  issue  discount is in excess of a de minimis  amount,  all original issue discount  with  respect to a mortgage  loan will be required  to be accrued and  reported in income each month,  based on a constant yield.  Section 1272(a)(6) of the Code requires that a  prepayment  assumption  be made in  computing  yield  with  respect  to any  pool of debt instruments  the yield on which may be affected by reason of prepayments.  Accordingly,  for certificates  backed by these pools, it is intended to base information  reports and returns to the IRS and  certificateholders  for taxable years beginning after August 5, 1997, on the use of a  prepayment  assumption.  Certificateholders  are advised to consult  their own tax advisors  concerning  whether a prepayment  assumption should be used in reporting  original
issue   discount  with  respect  to  Grantor   Trust   Fractional   Interest   Certificates.
Certificateholders  should refer to the related  prospectus  supplement with respect to each series to determine  whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

      A purchaser of a Grantor Trust  Fractional  Interest  Certificate  that  purchases the
Grantor  Trust  Fractional  Interest  Certificate  at a cost  less  than  the  certificate's allocable  portion of the aggregate  remaining stated redemption price of the mortgage loans held in the  related  trust  fund will also be  required  to  include  in gross  income  the certificate's  daily  portions of any original  issue  discount with respect to the mortgage loans.  However,  each such daily portion will be reduced,  if the cost of the Grantor Trust
Fractional  Interest  Certificate  to  the  purchaser  is in  excess  of  the  certificate's allocable  portion of the aggregate  "adjusted  issue prices" of the mortgage  loans held in the related  trust fund,  approximately  in  proportion to the ratio the excess bears to the certificate's  allocable  portion of the aggregate  original issue discount  remaining to be accrued on the mortgage loans.  The adjusted issue price of a mortgage loan on any given day equals  the sum of (1) the  adjusted  issue  price  (or,  in the case of the  first  accrual period,  the issue price) of the mortgage loan at the  beginning of the accrual  period that includes the day and (2) the daily  portions of original  issue discount for all days during the accrual  period  prior to the day. The  adjusted  issue price of a mortgage  loan at the beginning of any accrual period will equal the issue price of the mortgage  loan,  increased by the aggregate  amount of original  issue  discount with respect to the mortgage loan that accrued in prior  accrual  periods,  and reduced by the amount of any  payments  made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In addition to its regular  reports,  the master  servicer or the  trustee,  except as provided  in the  related  prospectus  supplement,  will  provide to any holder of a Grantor
Trust Fractional Interest  Certificate such information as the holder may reasonably request from time to time with  respect  to  original  issue  discount  accruing  on  Grantor  Trust
Fractional Interest Certificates. See "Grantor Trust Reporting" below.

      Market  Discount.  If the  stripped  bond  rules  do not  apply to the  Grantor  Trust
Fractional Interest  Certificate,  a certificateholder may be subject to the market discount rules of  Sections  1276  through  1278 of the Code to the extent an  interest in a mortgage loan is considered to have been purchased at a "market  discount," that is, in the case of a mortgage loan issued  without  original  issue  discount,  at a purchase price less than its remaining  stated  redemption  price (as defined  above),  or in the case of a mortgage loan issued with original issue discount,  at a purchase price less than its adjusted issue price
(as defined  above).  If market  discount is in excess of a de minimis  amount (as described below),  the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next  paragraph)  through the month that has not previously been included in income,  but limited,  in the case of the portion of the discount  that is allocable  to any mortgage  loan,  to the payment of stated
redemption  price on the mortgage  loan that is received by the trust fund in that month.  A certificateholder  may elect to include  market  discount in income  currently as it accrues
(under a constant  yield method based on the yield of the  certificate to the holder) rather than including it on a deferred basis in accordance  with the foregoing  under rules similar to those  described in "-Taxation of Owners of REMIC Regular  Certificates-Market  Discount"
above.

      Section   1276(b)(3)  of  the  Code  authorized  the  Treasury   Department  to  issue
regulations  providing for the method for accruing market discount on debt instruments,  the principal of which is payable in more than one  installment.  Until such time as regulations are issued by the Treasury  Department,  some rules  described in the Committee  Report will apply.  Under those rules,  in each accrual  period  market  discount on the mortgage  loans should  accrue,  at the  certificateholder's  option:  (1) on the basis of a constant  yield method,  (2) in the case of a mortgage loan issued without  original issue  discount,  in an amount  that  bears the same  ratio to the total  remaining  market  discount  as the stated
interest paid in the accrual period bears to the total stated interest  remaining to be paid on the  mortgage  loan as of the  beginning of the accrual  period,  or (3) in the case of a mortgage loan issued with original  issue  discount,  in an amount that bears the same ratio to the total  remaining  market  discount  as the  original  issue  discount  accrued in the accrual period bears to the total original issue discount  remaining at the beginning of the accrual  period.  The  prepayment  assumption,  if any, used in  calculating  the accrual of original  issue discount is to be used in calculating  the accrual of market  discount.  The effect  of  using a  prepayment  assumption  could be to  accelerate  the  reporting  of the discount income.

      Because the mortgage  loans will provide for  periodic  payments of stated  redemption price,  the market  discount  may be required to be included in income at a rate that is not significantly  slower than the rate at which the discount  would be included in income if it were original issue discount.

      Market  discount  with respect to mortgage  loans may be  considered  to be de minimis and, if so, will be includible  in income under de minimis rules similar to those  described above in "-REMICs-Taxation of Owners of REMIC Regular  Certificates-Original Issue Discount"
with the  exception  that it is less likely that a  prepayment  assumption  will be used for purposes of these rules with respect to the mortgage loans.

      Further,  under the rules  described in  "-REMICs-Taxation  of Owners of REMIC Regular
Certificates-Market  Discount,"  above, any discount that is not original issue discount and exceeds a de minimis  amount  may  require  the  deferral  of  interest  expense  deductions attributable  to accrued market  discount not yet  includible in income,  unless an election has been made to report market discount  currently as it accrues.  This rule applies without regard to the origination dates of the mortgage loans.

      Premium. If a certificateholder  is treated as acquiring the underlying mortgage loans at a premium,  that is, at a price in excess of their remaining stated redemption price, the certificateholder  may elect  under  Section  171 of the Code to  amortize  using a constant yield  method the  portion of the  premium  allocable  to mortgage  loans  originated  after
September 27, 1985.  Amortizable  premium is treated as an offset to interest  income on the related debt instrument,  rather than as a separate  interest  deduction.  However,  premium allocable to mortgage loans  originated  before  September 28, 1985 or to mortgage loans for which an  amortization  election  is not made,  should be  allocated  among the  payments of stated  redemption  price  on the  mortgage  loan and be  allowed  as a  deduction  as these payments are made (or, for a certificateholder using the accrual method of accounting,  when the payments of stated redemption price are due).

      It  is  unclear  whether  a  prepayment   assumption   should  be  used  in  computing
amortization  of premium  allowable under Section 171 of the Code. If premium is not subject to  amortization  using a prepayment  assumption  and a mortgage  loan prepays in full,  the holder of a Grantor  Trust  Fractional  Interest  Certificate  acquired at a premium  should recognize a loss,  equal to the  difference  between  the  portion of the prepaid  principal amount of the  mortgage  loan that is allocable  to the  certificate  and the portion of the adjusted  basis of the  certificate  that is allocable to the mortgage loan. If a prepayment assumption is used to amortize  premium,  it appears that such a loss would be  unavailable.
Instead,  if a prepayment  assumption  is used, a prepayment  should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest  Certificate and accounted for under a method  similar to that  described for taking  account of original issue  discount  on REMIC  Regular  Certificates.  See  "REMICs-Taxation  of Owners of REMIC
Regular  Certificates-Original  Issue discount." It is unclear whether any other adjustments would be required to reflect  differences  between the prepayment  assumption  used, and the actual rate of prepayments.

      Taxation of Owners of Grantor Trust Strip  Certificates.  The "stripped  coupon" rules of Section 1286 of the Code will apply to the Grantor  Trust Strip  Certificates.  Except as described  above in  "Characterization  of  Investments  in  Grantor  Trust  Certificates-If
Stripped Bond Rules Apply," no  regulations  or published  rulings under Section 1286 of the
Code  have  been  issued  and  some  uncertainty  exists  as to how it  will be  applied  to securities  such as the Grantor Trust Strip  Certificates.  Accordingly,  holders of Grantor
Trust Strip Certificates  should consult their own tax advisors  concerning the method to be used in reporting income or loss with respect to the certificates.

      The OID Regulations do not apply to "stripped  coupons," although they provide general guidance as to how the  original  issue  discount  sections of the Code will be applied.  In addition,  the discussion below is subject to the discussion under "-Possible Application of
Contingent  Payment Rules" and assumes that the holder of a Grantor Trust Strip  Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped  coupon  rules,  it appears that  original  issue  discount will be required to be accrued in each month on the  Grantor  Trust  Strip  Certificates  based on a constant  yield method.  In effect,  each holder of Grantor Trust Strip  Certificates  would include as  interest  income in each month an amount  equal to the  product of the  holder's adjusted  basis in the Grantor  Trust Strip  Certificate  at the beginning of that month and the  yield of the  Grantor  Trust  Strip  Certificate  to the  holder.  The  yield  would be calculated  based on the price paid for that Grantor Trust Strip  Certificate  by its holder and the  payments  remaining  to be  made  thereon  at the  time  of the  purchase,  plus an allocable  portion  of the  servicing  fees and  expenses  to be paid  with  respect  to the mortgage  loans.  See  "Characterization  of  Investments  in Grantor Trust  Certificates-If
Stripped Bond Rules Apply" above.

      As noted above,  Section 1272(a)(6) of the Code requires that a prepayment  assumption be used in computing the accrual of original issue discount with respect to some  categories of debt  instruments,  and that adjustments be made in the amount and rate of accrual of the discount when  prepayments  do not conform to the prepayment  assumption.  To the extent the
Grantor Trust Strip  Certificates  represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments,  those provisions will apply to the
Grantor Trust Strip  Certificates  for taxable years  beginning  after August 5, 1997. It is uncertain,  if a prepayment assumption is used, whether the assumed prepayment rate would be determined  based on  conditions  at the time of the first sale of the  Grantor  Trust Strip
Certificate  or,  with  respect to any  subsequent  holder,  at the time of  purchase of the
Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip  Certificates  will be  significantly slower  if a  prepayment  assumption  is  permitted  to be made  than if yield  is  computed assuming no prepayments.  It currently is intended to base information returns or reports to the IRS  and  certificateholders  on the  Prepayment  Assumption  disclosed  in the  related prospectus  supplement  and on a constant  yield  computed  using a  representative  initial offering price for each class of certificates.  However,  none of the depositor,  the master servicer or the trustee will make any  representation  that the mortgage  loans will in fact prepay  at a rate  conforming  to  the  Prepayment  Assumption  or at any  other  rate,  and certificateholders  should bear in mind that the use of a  representative  initial  offering price will mean that the  information  returns or  reports,  even if  otherwise  accepted as
accurate   by  the  IRS,   will  in  any  event  be   accurate   only  as  to  the   initial
certificateholders  of each series who bought at that price.  Prospective  purchasers of the
Grantor Trust Strip Certificates  should consult their own tax advisors regarding the use of the Prepayment Assumption.

      It is unclear  under what  circumstances,  if any, the  prepayment  of a mortgage loan will give rise to a loss to the holder of a Grantor  Trust Strip  Certificate.  If a Grantor
Trust  Strip  Certificate  is treated as a single  instrument  (rather  than an  interest in discrete  mortgage  loans) and the effect of  prepayments is taken into account in computing yield with respect to the Grantor  Trust Strip  Certificate,  it appears that no loss may be available as a result of any particular prepayment,  except possibly if prepayments occur at a rate faster than the Prepayment Assumption.  However, if a Grantor Trust Strip Certificate
is treated as an interest in discrete  mortgage  loans,  or if the Prepayment  Assumption is not used,  then when a  mortgage  loan is  prepaid,  the  holder  of a Grantor  Trust  Strip
Certificate  should be able to recognize a loss equal to the portion of the  adjusted  issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

      Possible  Application of Contingent Payment Rules. The coupon stripping rules' general treatment  of stripped  coupons is to regard them as newly  issued debt  instruments  in the hands  of  each  purchaser.  To  the  extent  that  payments  on  the  Grantor  Trust  Strip
Certificates  would cease if the  mortgage  loans were  prepaid in full,  the Grantor  Trust
Strip  Certificates  could be considered  to be debt  instruments  providing for  contingent payments. Under the OID Regulations,  debt instruments providing for contingent payments are not subject to the same rules as debt  instruments  providing  for  noncontingent  payments.
Regulations  were  promulgated  on  June  14,  1996,   regarding   contingent  payment  debt
instruments (the "Contingent Payment Regulations"),  but it appears that Grantor Trust Strip
Certificates,  to the extent subject to Section  1272(a)(6) of the Code, as described above, or due to  their  similarity  to other  mortgage-backed  securities(such  as  REMIC  regular interests  and  debt  instruments  subject  to  Section  1272(a)(6)  of the  Code)  that are expressly  excepted from the application of the Contingent Payment  Regulations,  are or may
be  excepted  from these  regulations.  Like the OID  Regulations,  the  Contingent  Payment
Regulations  do not  specifically  address  securities,  such  as the  Grantor  Trust  Strip
Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the  contingent  payment rules under the  Contingent  Payment  Regulations  were to apply,  the holder of a Grantor  Trust  Strip  Certificate  would be  required  to apply the
"noncontingent  bond method." Under the "noncontingent bond method," the issuer of a Grantor
Trust Strip  Certificate  determines a projected  payment  schedule on which  interest  will accrue.  Holders of Grantor  Trust Strip  Certificates  are bound by the issuer's  projected payment schedule.  The projected payment schedule consists of all noncontingent payments and a projected  amount for each  contingent  payment based on the projected yield (as described below) of the Grantor  Trust Strip  Certificate.  The  projected  amount of each  payment is determined  so that the  projected  payment  schedule  reflects  the  projected  yield.  The projected  amount of each payment must  reasonably  reflect the relative  expected values of the  payments  to be  received  by the  holder of a Grantor  Trust  Strip  Certificate.  The projected  yield  referred  to above is a  reasonable  rate,  not less than the  "applicable
Federal rate" that, as of the issue date,  reflects  general market  conditions,  the credit quality of the issuer,  and the terms and conditions of the mortgage loans.  The holder of a
Grantor  Trust Strip  Certificate  would be  required to include as interest  income in each month the adjusted  issue price of the Grantor Trust Strip  Certificate  at the beginning of the period  multiplied  by the  projected  yield,  and would add to, or subtract  from,  the income any  variation  between the payment  actually  received in that month and the payment originally projected to be made in that month.

      Assuming  that  a  prepayment   assumption  were  used,  if  the  Contingent   Payment
Regulations  or their  principles  were  applied to Grantor  Trust Strip  Certificates,  the amount of income  reported  with  respect  thereto  would be  substantially  similar to that
described   under   "Taxation   of   Owners   of   Grantor   Trust   Strip    Certificates".
Certificateholders  should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates.  Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust  Certificate and its adjusted basis,  recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the  Grantor  Trust  Certificate  as a capital  asset,  will be capital  gain or loss, except to the extent of accrued and unrecognized  market discount,  which will be treated as ordinary  income,  and (in the case of banks and  other  financial  institutions)  except as provided  under  Section  582(c)  of  the  Code.  The  adjusted  basis  of a  Grantor  Trust
Certificate  generally will equal its cost,  increased by any income  reported by the seller
(including  original issue discount and market  discount  income) and reduced (but not below zero) by any previously  reported  losses,  any amortized  premium and by any  distributions with respect to the Grantor Trust Certificate.

      Gain or loss from the sale of a Grantor Trust  Certificate  may be partially or wholly
ordinary  and  not  capital  in  some  circumstances.   Gain  attributable  to  accrued  and
unrecognized  market  discount  will be treated  as  ordinary  income,  as will gain or loss recognized by banks and other  financial  institutions  subject  Section 582(c) of the Code.
Furthermore,  a portion of any gain that might  otherwise  be capital gain may be treated as ordinary  income to the  extent  that the  Grantor  Trust  Certificate  is held as part of a
"conversion  transaction"  within  the  meaning of Section  1258 of the Code.  A  conversion transaction  generally is one in which the  taxpayer has taken two or more  positions in the same or similar property that reduce or eliminate  market risk, if substantially  all of the taxpayer's  return is attributable to the time value of the taxpayer's net investment in the
transaction.   The  amount  of  gain   realized  in  a   conversion   transaction   that  is
recharacterized  as ordinary  income  generally  will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the  appropriate  "applicable
Federal  rate"  (which rate is computed  and  published  monthly by the IRS) at the time the taxpayer enters into the conversion transaction,  subject to appropriate reduction for prior inclusion  of interest and other  ordinary  income items from the  transaction.  Finally,  a taxpayer  may elect to have net capital  gain taxed at  ordinary  income  rates  rather than capital gains rates in order to include the net capital gain in total net investment  income for that taxable  year,  for  purposes of the rule that limits the  deduction of interest on indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor  Trust  Reporting.  The master  servicer or the trustee  will  furnish to each holder  of a  Grantor  Trust  Fractional  Interest  Certificate  with  each  distribution  a statement  setting  forth the  amount of the  distribution  allocable  to  principal  on the underlying  mortgage  loans and to interest  thereon at the related  pass-through  rate.  In addition,  the master  servicer or the trustee will furnish,  within a reasonable time after the end of each  calendar  year,  to each holder of a Grantor  Trust  Certificate  who was a holder  at any time  during  that  year,  information  regarding  the  amount  of  servicing compensation  received  by the  master  servicer  and  subservicer  (if any)  and any  other customary  factual  information  as the master  servicer or the trustee  deems  necessary or desirable to enable holders of Grantor Trust  Certificates  to prepare their tax returns and will  furnish  comparable  information  to the  IRS as and  when  required  by law to do so.
Because the rules for accruing  discount and amortizing  premium with respect to the Grantor
Trust  Certificates  are uncertain in various  respects,  there is no assurance the IRS will agree  with the trust  fund's  information  reports of these  items of income  and  expense.
Moreover,  these  information  reports,  even if otherwise  accepted as accurate by the IRS, will in any event be accurate  only as to the initial  certificateholders  that bought their certificates at the representative initial offering price used in preparing the reports.

      Except as disclosed  in the related  prospectus  supplement,  the  responsibility  for complying  with the foregoing  reporting  rules will be borne by the master  servicer or the trustee.

      Backup  Withholding.  In general,  the rules described in "-REMICS-Backup  Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

      Foreign  Investors.   In  general,  the  discussion  with  respect  to  REMIC  Regular certificates in "REMICS-Foreign  Investors in REMIC  Certificates"  applies to Grantor Trust
Certificates  except that  Grantor  Trust  Certificates  will,  except as  disclosed  in the related prospectus supplement,  be eligible for exemption from U.S. withholding tax, subject to the  conditions  described  in the  discussion,  only to the extent the related  mortgage loans were originated after July 18, 1984.

      To the extent  that  interest on a Grantor  Trust  Certificate  would be exempt  under
Sections  871(h)(1)  and 881(c) of the Code from  United  States  withholding  tax,  and the
Grantor Trust  Certificate  is not held in connection  with a  certificateholder's  trade or business in the United States,  the Grantor Trust  Certificate will not be subject to United
States estate taxes in the estate of a non-resident alien individual.

Taxation of Classes of Exchangeable Securities

      General

      The  arrangement  pursuant to which the ES Classes of a series are  created,  sold and administered,  an "ES Pool",  will be  classified as a grantor trust under subpart E, part I of  subchapter  J of the Code.  The  interests in the classes of  securities  that have been exchanged  for ES Classes  will be the  assets of the ES Pool and the ES  Classes  represent beneficial ownership of these interests in the classes of securities.

      Tax Status

      The ES Classes  should be  considered  to represent  "real estate  assets"  within the meaning of Code Section  856(c)(4)(A) and assets described in Section  7701(a)(19)(C) of the
Code, and original  issue discount and interest  accruing on ES Classes should be considered to represent  "interest on  obligations  secured by mortgages on real  property"  within the meaning of Section  856(c)(3)(B)  of the Code in each case to the extent the  securities  or income on the  securities  would be qualifying if held directly  (although the matter is not entirely clear for Strips,  defined below).  ES Classes will be "qualified  mortgages" under
Section 860G(a)(3) of the Code for a REMIC.

      Tax Accounting for Exchangeable Securities

      An ES Class represents  beneficial  ownership of an interest in one or more classes of securities  on  deposit  in an  exchangeable  security  trust  fund,  as  specified  in  the applicable  prospectus  supplement.  If it  represents an interest in more than one class of securities,  a purchaser  must allocate its basis in the ES Class among the interests in the classes of securities in  accordance  with their  relative fair market values as of the time of  acquisition.  Similarly,  on the sale of such an ES Class,  the holder must allocate the amount  received on the sale among the  interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of an ES Class must  account  separately  for each  interest  in a class of securities (there may be only one such interest).  Where the interest  represents a pro rata portion of a class of  securities  that are REMIC regular  securities,  the holder of the ES
Class should  account for such  interest as described  under  "REMICS-Taxation  of Owners of
REMIC Regular  Certificates" above. Where the interest represents  beneficial ownership of a disproportionate  part of the  principal  and interest  payments on a class of securities (a
"Strip"),  the holder is treated as owning,  pursuant to Section 1286 of the Code, "stripped bonds" to the  extent of its share of  principal  payments  and  "stripped  coupons"  to the extent of its share of  interest  payments on such class of  securities.  We intend to treat each Strip as a single debt instrument for purposes of information  reporting.  The Internal
Revenue  Service,  however,  could take a different  position.  For  example,  the  Internal
Revenue  Service  could  contend  that a Strip  should be  treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof,  and
"stripped  bonds" or "stripped  coupons" with respect to the remainder.  An investor  should consult its tax advisor regarding this matter.

      A holder of an ES Class should calculate  original issue discount with respect to each
Strip and  include it in ordinary  income as it accrues,  which may be before the receipt of cash  attributable to such income,  in accordance with a constant interest method that takes into account the compounding of interest.  The holder should determine its yield to maturity based on its purchase price  allocated to the Strip and on a schedule of payments  projected using a  prepayment  assumption,  and then make  periodic  adjustments  to take into account actual prepayment experience.  With respect to a particular holder,  Treasury regulations do not address  whether the  prepayment  assumption  used to calculate  original issue discount would  be  determined  at the  time of  purchase  of the  Strip  or  would  be the  original prepayment  assumption  with respect to the related  class of  securities.  Further,  if the related  class of  securities  is subject  to  redemption  as  described  in the  applicable prospectus  supplement,  Treasury  regulations  do not  address  the  extent  to which  such prepayment  assumption  should take into account the  possibility  of the  retirement of the
Strip  concurrently  with the  redemption of such class of  securities.  An investor  should consult its tax advisor  regarding  these  matters.  For purposes of  information  reporting relating  to  original  issue  discount,  the  original  yield  to  maturity  of the  Strip, determined  as of the  date of  issuance  of the  series,  will be  calculated  based on the original prepayment assumption.

      If original  issue  discount  accruing with respect to a Strip,  computed as described above,  is negative  for any  period,  the holder may be entitled to offset such amount only against future positive  original issue discount  accruing from such Strip (or possibly also against  original  issue  discount  from prior  periods).  We intend to report by offsetting negative OID accruals only against future  positive  accruals of OID.  Although not entirely free from  doubt,  such a holder may be  entitled  to deduct a loss to the  extent  that its remaining  basis would exceed the maximum  amount of future  payments to which the holder is entitled with respect to such Strip,  assuming no further  prepayments of the Mortgages (or, perhaps,  assuming prepayments at a rate equal to the prepayment  assumption).  Although the issue is not free from  doubt,  all or a portion  of such loss may be  treated  as a capital loss if the Strip is a capital asset in the hands of the holder.

      A  holder  realizes  gain or loss on the  sale of a Strip  in an  amount  equal to the difference  between the amount  realized and its adjusted basis in such Strip.  The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip,  increased by income  previously  included,  and reduced (but not below zero) by distributions  previously received.  Except as  described  below,  any gain or loss on such sale  generally is capital gain or loss if the holder has held its interest as a capital  asset and is long-term if the interest has been held for the long-term  capital gain holding  period (more than one year).
Such gain or loss will be ordinary  income or loss (1) for a bank or thrift  institution  or
(2) if the  securities are REMIC regular  securities to the extent income  recognized by the holder  is less  than the  income  that  would  have  been  recognized  if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

      If a holder  exchanges  a single ES Class,  an  "Exchanged  ES Class",  for several ES
Classes,  each, a "Received  ES Class," and then sells one of the  Received ES Classes,  the sale may be subject the investor to the coupon  stripping rules of Section 1286 of the Code.
The holder must  allocate its basis in the Exchanged ES Class between the part of such class underlying  the  Received  ES Class  that was  sold and the part of the  Exchanged  ES Class underlying  the Received ES Classes that was retained,  in proportion to their relative fair market values as of the date of such sale.  The holder is treated as purchasing the interest retained  for the amount of basis  allocated  to such  interest.  The holder must  calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one  transaction a  combination  of ES Classes that may be exchanged  for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable  security trust fund should be treated as owning the relevant class of securities.

      Exchanges of Exchangeable Securities

      An  exchange  of an  interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same  combination,  or vice versa, will not be a taxable  exchange.  After the  exchange,  the holder is treated as  continuing  to own the interests  in the class or  classes of  exchangeable  securities  that it owned  immediately before the exchange.

      Tax Treatment of Foreign Investors

      A foreign  holder of an ES Class is subject to  taxation in the same manner as foreign holders of REMIC regular securities.  Such manner of taxation is discussed under the heading
"-REMICS -Foreign Investors in REMIC Certificates."

      Backup Withholding

      A holder  of an ES Class is  subject  to backup  withholding  rules  similar  to those applicable  to REMIC  regular  securities.  Such manner of taxation is  discussed  under the heading "-REMICS -Backup Withholding With Respect to REMIC Certificates."

      Reporting and Administrative Matters

      Reports  will be made to the Internal  Revenue  Service and to holders of record of ES
Classes that are not excepted from the reporting requirements.

Callable Classes

      The tax  consequences  of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

Proposed Regulations on Tax Opinions

      The  U.S.  Department  of  the  Treasury  has  proposed   regulations,   contained  in
Circular 230,  governing  the  practice  of  attorneys  and other tax  advisors  before  the
Internal  Revenue  Service.  These  proposed  regulations  classify  virtually  all opinions regarding  federal tax treatment of securities  that rely for their treatment on specialized provisions  of the Code as tax  shelter  opinions  and,  consequently,  subject  to  certain mandatory requirements  applicable to tax shelter opinions. The proposed regulations provide that the final  regulations will apply to opinions  delivered on or after the date the final regulations  are  published in the Federal  Register,  which could occur in time to apply to the Notes or Certificates.

      If the final  regulations  are adopted in their  present form with an  effective  date that is applicable  to tax  counsel's  opinion  relating to the Notes or  Certificates,  tax counsel  expects to deliver an opinion that contains the same overall  conclusion  regarding the  Notes  or  Certificates  as  described  above  [below]  but  which  complies  with  the requirements of the new regulations.  Among other largely  technical changes tax counsel may add to the opinion a paragraph substantially similar to the following:

      The  opinion  set forth  herein  with  respect to federal  income tax may not be sufficient for an owner of the Notes or  Certificates  to use for the purpose of avoiding penalties relating to a substantial  understatement of income tax under section  6662(d) of the Internal  Revenue  Code of 1986.  Owners of the Notes or
      Certificates  should seek advice based on their  individual  circumstances  with respect to any material  federal tax issue relating to the Notes or Certificates from their own tax advisors.  The federal tax opinion  represents  tax counsel's best  judgment,  based on the  matters  referred  to  herein,  that,  except  as otherwise  stated  herein,  there is no federal tax issue for which the Internal
      Revenue  Service  has a  reasonable  basis for a  successful  challenge  and the resolution  of which  could have a  significant  adverse  impact on the  opinion regarding  federal  tax  treatment  of the Notes or  Certificates.  Tax  counsel expects to be paid for this  opinion and  related  services by the Issuer of the
      Notes or Certificates.

      There can be no assurance that the market value of the Notes or Certificates  will not be  adversely  affected  if the opinion  delivered  at the time of their  issuance  includes language substantially similar to the language immediately above. In addition,  there can be no assurance that final  regulations will be promulgated with provisions that are similar to those  included in the proposed  regulations.  Tax counsel  expects that its opinion will be delivered to conform with the requirements of the final regulations, if applicable.

                              STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax  consequences  described in "Federal  Income Tax
Consequences",  potential  investors should consider the state and local tax consequences of the acquisition,  ownership, and disposition of the securities offered under this prospectus
and  the  prospectus   supplement.   State  tax  law  may  differ   substantially  from  the
corresponding  federal tax law,  and the  discussion  above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors should  consult  their own tax  advisors  with  respect to the  various  state and other tax consequences  of  investments  in the  securities  offered  under  this  prospectus  and the prospectus supplement.

                                    ERISA CONSIDERATIONS

      Sections  404  and  406  of  ERISA  impose   fiduciary  and   prohibited   transaction
restrictions  on ERISA  Plans  and on  various  other  retirement  plans  and  arrangements, including  bank  collective  investment  funds and  insurance  company  general and separate accounts in which ERISA Plans are  invested.  Section 4975 of the Code  imposes  essentially the same  prohibited  transaction  restrictions  on Tax  Favored  Plans.  ERISA and the Code prohibit a broad range of  transactions  involving  assets of Plans and Parties in Interest, unless a  statutory  or  administrative  exemption  is  available  with  respect to any such transaction.

      Some  employee  benefit  plans,  including  governmental  plans (as defined in Section
3(32) of ERISA),  and, if no election has been made under Section 410(d) of the Code, church plans (as  defined  in  Section  3(33) of ERISA)  are not  subject  the ERISA  requirements.
Accordingly,  assets of these plans may be invested in the securities  without regard to the
ERISA  considerations  described  below,  subject  to the  provisions  of  other  applicable federal,  state and local law.  Any such plan which is  qualified  and exempt from  taxation under  Sections  401(a)  and  501(a) of the Code,  however,  is  subject  to the  prohibited transaction rules set forth in Section 503 of the Code.
      ERISA generally imposes on Plan fiduciaries general fiduciary requirements,  including those  of  investment  prudence  and  diversification  and  the  requirement  that a  Plan's investments be made in accordance with the documents  governing the Plan. Any person who has discretionary  authority or control  with  respect to the  management  or  disposition  of a
Plan's assets, or "Plan Assets," and any person who provides  investment advice with respect to Plan Assets for a fee is a fiduciary of the  investing  Plan.  If the mortgage  loans and other  assets  included in the trust fund were to  constitute  Plan  Assets,  then any party exercising  management  or  discretionary  control  with respect to those Plan Assets may be deemed  to  be a  Plan  "fiduciary,"  and  thus  subject  to  the  fiduciary  responsibility provisions of ERISA and the prohibited  transaction  provisions of ERISA and Section 4975 of the Code with respect to any investing  Plan.  In addition,  the  acquisition  or holding of securities  by or on behalf of a Plan or with Plan Assets,  as well as the  operation of the trust fund,  may  constitute  or involve a prohibited  transaction  under ERISA and the Code unless a statutory or  administrative  exemption is available.  Further,  ERISA and the Code prohibit a broad range of  transactions  involving  Plan Assets and persons,  having certain specified  relationships  to a Plan  called  Parties  in  Interest,  unless a  statutory  or administrative  exemption is  available.  Some  Parties in Interest  that  participate  in a prohibited  transaction may be subject to a penalty (or an excise tax) imposed under Section
502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative  exemption is available with respect to any transaction of this sort.

      Some  transactions  involving the trust fund might be deemed to constitute  prohibited transactions  under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage  loans and other assets  included in a trust fund are deemed to be assets of the Plan. The DOL has  promulgated the DOL  Regulations  concerning  whether or not a Plan's assets  would be deemed to  include  an  interest  in the  underlying  assets of an  entity, including  a trust fund,  for  purposes of  applying  the general  fiduciary  responsibility provisions of ERISA and the prohibited  transaction  provisions of ERISA and the Code. Under the DOL Regulations,  generally, when a Plan acquires an "equity interest" in another entity
(such as the trust fund), the underlying  assets of that entity may be considered to be Plan
Assets unless an exception  applies.  Exceptions  contained in the DOL  Regulations  provide that Plan Assets will not include an undivided  interest in each asset of an entity in which the Plan makes an equity  investment  if: (1) the entity is an  operating  company;  (2) the equity investment made by the Plan is either a  "publicly-offered  security" that is "widely held,"  both as  defined  in the DOL  Regulations,  or a  security  issued by an  investment company  registered  under the  Investment  Company Act of 1940, as amended;  or (3) Benefit
Plan Investors do not own 25% or more in value of any class of equity  securities  issued by the entity. In addition,  the DOL Regulations  provide that the term "equity interest" means any interest in an entity other than an instrument  which is treated as  indebtedness  under applicable  local  law  and  which  has no  "substantial  equity  features."  Under  the DOL
Regulations,  Plan Assets will be deemed to include an interest in the instrument evidencing the equity  interest of a Plan (such as a  certificate  or a note with  "substantial  equity features"),  and,  because of the  factual  nature of some of the rules set forth in the DOL
Regulations,  Plan Assets may be deemed to include an interest in the  underlying  assets of the entity in which a Plan acquires an interest (such as the trust fund).  Without regard to whether the notes or certificates are characterized as equity interests,  the purchase, sale and holding of notes or  certificates  by or on behalf of a Plan could be considered to give rise to a  prohibited  transaction  if the Issuer,  the  trustee or any of their  respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor,  Bear,
Stearns & Co. Inc., the master  servicer or other  servicer,  any pool insurer,  any special hazard insurer,  the trustee,  and certain of their affiliates might be considered  "parties in interest" or  "disqualified  persons"  with  respect to a Plan.  If so, the  acquisition, holding or  disposition  of  securities  by or on behalf of such Plan could be considered to give rise to a "prohibited  transaction"  within the meaning of ERISA and the Code unless an exemption is available.  Neither Plans nor persons  investing  Plan Assets should acquire or hold  securities  solely in reliance upon the  availability  of any exception  under the DOL
Regulations.

Underwriter Exemption

      The DOL has issued  Exemptions to some  underwriters,  which generally exempt from the application  of the  prohibited  transaction  provisions  of Section  406 of ERISA,  and the excise taxes imposed on those  prohibited  transactions  pursuant to Section 4975(a) and (b)
of the Code,  some  transactions,  among others,  relating to the servicing and operation of mortgage  pools  and the  initial  purchase,  holding  and  subsequent  resale  of  mortgage pass-through certificates or other "securities"  underwritten by an Underwriter,  as defined below,  provided that the conditions set forth in the Exemption are satisfied.  For purposes
of  this  section  "ERISA   Considerations",   the  term  "Underwriter"   includes  (1)  the
underwriter,  (2) any person  directly or  indirectly,  through one or more  intermediaries, controlling,  controlled by or under common control with the  underwriter and (3) any member of the underwriting  syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

      General  Conditions of  Exemption.  The  Exemption  sets forth six general  conditions which must be satisfied for the Exemption to apply.

      First,  the  acquisition  of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an  arm's-length  transaction with an unrelated party.

      Second, the Exemption applies only to securities  evidencing rights and interests that are not  subordinated to the rights and interests  evidenced by other securities of the same trust, unless none of the mortgage loans has a Current  Loan-to-Value Ratio or Loan-to-Value
Ratio at the date of issuance of the securities that exceeds 100%.

      Third,  the  securities at the time of  acquisition by a Plan or with Plan Assets must be rated  in one of the four  highest  generic  rating  categories  by an  Exemption  Rating
Agency.  However,  the securities must be rated in one of the two highest generic categories by an  Exemption  Rating  Agency  if  the  Loan-to-Value  Ratio  of any  one-to  four-family residential  mortgage  loan or home equity loan held in the trust  exceeds 100% but does not exceed 125% at the date of issuance of the  securities,  and in that case the Exemption will not apply:  (1) to any of the  securities  if any  mortgage  loan or other asset held in the trust (other than a one-to four-family  residential mortgage loan or home equity loan) has a
Loan-to-Value  Ratio  that  exceeds  100%  at the  Closing  Date  or (2) to any  subordinate securities.

      Fourth,  the trustee  cannot be an affiliate of any member of the  "Restricted  Group"
other  than  the  Underwriter.  The  Restricted  Group  consists  of  any  Underwriter,  the depositor,  the master  servicer,  the special  servicer,  any servicer and any obligor with respect to assets  included  in the trust fund  constituting  more than 5% of the  aggregate unamortized  principal  balance  of the  assets in the trust  fund as of the date of initial issuance of the securities.

      Fifth,  the  sum  of  all  payments  made  to  and  retained  by  the  Underwriter  or
Underwriters  must represent not more than  reasonable  compensation  for  underwriting  the securities;  the sum of all payments made to and retained by the  depositor  pursuant to the assignment  of the assets to the related  trust fund must  represent  not more than the fair market value of the  obligations;  and the sum of all  payments  made to and retained by the master  servicer,  the  special  servicer  and any  servicer  must  represent  not more than
reasonable   compensation  for  the  person's  services  under  the  related  Agreement  and reimbursement of the person's reasonable expenses in connection therewith.

      Sixth,  the investing  Plan or Plan Asset  investor must be an accredited  investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act.

      The Exemption permits an interest rate swap or yield maintenance  agreement to be held by the trust if it meets the conditions of the Exemption.

      Permitted  trust funds include  owner-trusts,  as well as grantor  trusts,  REMICs and
FASITs.  Owner-trusts  are subject to certain  restrictions in their governing  documents to ensure that their assets may not be reached by  creditors  of the  depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

      The Exemption also requires that the trust fund meet the following  requirements:  (1)
the trust fund must  consist  solely of assets of the type that have been  included in other investment  pools;  (2) securities  evidencing  interests in the other investment pools must have  been  rated in one of the four  highest  generic  categories  of one of the  Exemption
Rating  Agencies  for at least one year  prior to the  acquisition  of  securities  by or on behalf of a Plan or with Plan Assets; and (3) securities  evidencing  interests in the other investment  pools must have been  purchased by  investors  other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

      A fiduciary of a Plan or any person  investing Plan Assets to purchase a security must make its own  determination  that the  conditions  set forth  above will be  satisfied  with respect to the security.

      If the general  conditions of the Exemption are  satisfied,  the Exemption may provide an exemption from the  restrictions  imposed by Sections 406(a) and 407(a) of ERISA, and the excise  taxes  imposed  by  Sections  4975(a)  and (b) of the  Code by  reason  of  Sections
4975(c)(1)(A)  through (D) of the Code,  in  connection  with the direct or  indirect  sale, exchange or transfer of securities in the initial  issuance of the  securities or the direct or indirect  acquisition or  disposition in the secondary  market of securities by a Plan or with Plan  Assets or the  continued  holding of  securities  acquired by a Plan or with Plan
Assets  pursuant to either of the  foregoing.  However,  no exemption  is provided  from the restrictions  of Sections  406(a)(1)(E),  406(a)(2) and 407 of ERISA for the  acquisition or holding of a security on behalf of an  "Excluded  Plan" by any person who has  discretionary authority or renders  investment  advice with respect to the assets of an Excluded Plan. For purposes  of the  securities,  an  Excluded  Plan is a Plan  sponsored  by any member of the
Restricted Group.

      If the specific  conditions  of the Exemption  are also  satisfied,  the Exemption may provide an  exemption  from the  restrictions  imposed by Sections  406(b)(1)  and (b)(2) of
ERISA,  and the excise  taxes  imposed by Sections  4975(a) and (b) of the Code by reason of
Section  4975(c)(1)(E)  of the Code,  in  connection  with (1) the direct or indirect  sale, exchange or transfer  of  securities  in the  initial  issuance  of  securities  between the depositor or an Underwriter  and a Plan when the person who has  discretionary  authority or renders  investment  advice with respect to the  investment of Plan Assets in the securities is (a) a mortgagor  with  respect to 5% or less of the fair  market  value of the trust fund assets or (b) an  affiliate  of such a person,  (2) the direct or  indirect  acquisition  or disposition in the secondary  market of securities by a Plan or with Plan Assets and (3) the continued  holding of securities  acquired by a Plan or with Plan Assets  pursuant to either of the foregoing.

      Further, if the specific conditions of the Exemption are satisfied,  the Exemption may provide an exemption from the  restrictions  imposed by Sections  406(a),  406(b) and 407 of
ERISA,  and the excise  taxes  imposed by Sections  4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code for  transactions  in connection with the servicing,  management and operation of the trust fund. The depositor  expects that the specific  conditions of the
Exemption  required for this purpose will be  satisfied  with respect to the  securities  so that the Exemption  would  provide an exemption  from the  restrictions  imposed by Sections
406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections  4975(a) and (b) of the Code by reason of Section  4975(c) of the Code) for  transactions in connection with the servicing,  management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

      The Exemption  also may provide an exemption  from the  application  of the prohibited transaction  provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section  4975(a) and (b) of the Code by reason of Sections  4975(c)(1)(A)  through (D) of the Code if the  restrictions  are  deemed to  otherwise  apply  merely  because a person is deemed to be a Party in Interest  with respect to an  investing  Plan by virtue of providing services  to the Plan (or by  virtue of having a  specified  relationship  to such a person)
solely as a result of the Plan's ownership of securities.

      The Exemption extends exemptive relief to mortgage-backed and asset-backed  securities transactions using pre-funding  accounts for trusts issuing securities.  With respect to the securities,  the amendment  will  generally  allow  mortgage  loans  supporting  payments to securityholders,  and having a value equal to no more than 25% of the total principal amount of the securities  being offered by a trust fund, to be transferred to the trust fund within the  Pre-Funding  Period  instead  of  requiring  that  all the  mortgage  loans  be  either identified or transferred  on or before the Closing Date. In general,  the relief applies to the purchase,  sale and holding of securities  which  otherwise  qualify for the  Exemption, provided that the following general conditions are met:

o     as  mentioned,  the ratio of the amount  allocated to the  pre-funding  account to the total  principal  amount of the  securities  being  offered must be less than or equal to 25%;

o     all additional  mortgage loans transferred to the related trust fund after the Closing
            Date must meet the same terms and  conditions  for  eligibility  as the original mortgage loans used to create the trust fund,  which terms and  conditions  have been approved by one of the Exemption Rating Agencies;

o     the  transfer  of  the  additional  mortgage  loans  to  the  trust  fund  during  the
            Pre-Funding  Period  must not  result in the  securities  to be  covered  by the
            Exemptions  receiving a lower credit rating from an Exemption Rating Agency upon termination of the  Pre-Funding  Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

o     solely as a result of the use of pre-funding,  the weighted average annual  percentage interest rate for the mortgage  loans  included in the related trust fund on the
            Closing Date and all additional  mortgage loans transferred to the related trust fund after the  Closing  Date at the end of the  Pre-Funding  Period must not be more than 100 basis  points  lower than the rate for the  mortgage  loans  which were transferred to the trust fund on the Closing Date;

o     either:

(1)   the  characteristics of the additional mortgage loans transferred to the related trust fund after the  Closing  Date must be  monitored  by an insurer or other  credit support provider which is independent of the depositor; or

(2)   an independent  accountant retained by the depositor must provide the depositor with a letter  (with  copies  provided  to  the  Exemption  Rating  Agency  rating  the securities,  the  Underwriter  and  the  trustee)  stating  whether  or not  the characteristics  of the  additional  mortgage  loans  transferred to the related trust fund after the Closing  Date conform to the  characteristics  described in the  prospectus  or prospectus  supplement  and/or  agreement.  In preparing the letter, the independent  accountant must use the same type of procedures as were applicable to the mortgage loans which were  transferred to the trust fund as of the Closing Date;

o     the  Pre-Funding  Period  must end no later  than  three  months or 90 days  after the
            Closing Date or earlier in some circumstances if the pre-funding  accounts falls below the  minimum  level  specified  in the  Agreement  or an event of  default occurs;

o     amounts  transferred to any pre-funding  accounts and/or capitalized  interest account used in connection  with the  pre-funding  may be invested  only in  investments which are permitted by the Exemption  Rating  Agencies rating the securities and must:

(1)   be direct  obligations  of, or  obligations  fully  guaranteed as to timely payment of principal  and interest by, the United  States or any agency or  instrumentality thereof  (provided that the  obligations are backed by the full faith and credit of the United States); or

(2)   have been rated (or the obligor has been  rated) in one of the three  highest  generic rating  categories by one of the Exemption  Rating  Agencies  ("ERISA  Permitted
            Investments");

o     the prospectus or prospectus  supplement must describe the duration of the Pre-Funding
            Period;

o     the trustee (or any agent with which the trustee  contracts to provide trust services)
            must be a substantial  financial  institution  or trust company  experienced  in trust activities and familiar with its duties,  responsibilities and liabilities with ERISA. The trustee,  as legal owner of the trust fund, must enforce all the rights  created  in  favor  of  securityholders  of the  trust  fund,  including employee benefit plans subject to ERISA.

Other Exemptions

      Insurance  companies  contemplating  the  investment of general  account assets in the securities  should  consult with their legal advisors with respect to the  applicability  of
Section 401(c) of ERISA.

      Prohibited  Transaction Class Exemption 83-1. The U.S.  Department of Labor has issued an  administrative  exemption,  Prohibited  Transaction  Class Exemption 83-1 ("PTCE 83-1"),
which, under certain conditions,  exempts from the application of the prohibited transaction rules of ERISA and the  excise  tax  provisions  of  Section  4975 of the Code  transactions involving a Plan in  connection  with the  operation of a "mortgage  pool" and the purchase, sale and holding of "mortgage pool pass-through  certificates." A "mortgage pool" is defined as an investment pool,  consisting solely of interest bearing  obligations  secured by first or  second  mortgages  or deeds of trust on  single-family  residential  property,  property acquired in foreclosure and undistributed  cash. A "mortgage pool pass-through  certificate"
is defined as a certificate which represents a beneficial  undivided  interest in a mortgage pool which entitles the holder to  pass-through  payments of principal and interest from the mortgage loans.

      For the exemption to apply, PTCE 83-1 requires that:

o     the depositor and the trustee  maintain a system of insurance or other  protection for the mortgage  loans and the  property  securing  such  mortgage  loans,  and for
            indemnifying   holders  of  certificates   against  reductions  in  pass-through
            payments  due to  defaults in loan  payments or property  damage in an amount at least  equal to the  greater  of 1% of the  aggregate  principal  balance of the mortgage  loans,  or 1% of the principal  balance of the largest  covered pooled mortgage loan;

o     the trustee may not be an affiliate of the depositor;

o     and the payments  made and  retained by the  depositor  in  connection  with the trust
            fund,   together  with  all  funds  inuring  to  the  depositor's   benefit  for
            administering  the trust fund,  represent no more than "adequate  consideration"
            for selling the  mortgage  loans,  plus  reasonable  compensation  for  services provided to the trust fund.

      In addition,  if it is applicable,  PTCE 83-1 exempts the initial sale of certificates to a Plan  with  respect  to which the  depositor,  the  special  hazard  insurer,  the pool insurer,  the  master  servicer,  or other  servicer,  or the  trustee  are or is a party in interest if the Plan does not pay more than fair market value for such  certificate  and the rights and interests  evidenced by such  certificate are not  subordinated to the rights and interests  evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited  transaction  rules  any  transactions  in  connection  with  the  servicing  and operation of the mortgage  pool,  provided that any payments made to the master  servicer in connection  with the  servicing  of the  trust  fund are made in  accordance  with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which the depositor,  the master servicer, the special  hazard  insurer,  the pool insurer,  or the trustee is a fiduciary,  PTCE 83-1 will only apply if, in addition to the other requirements:

o     the initial sale,  exchange or transfer of  certificates  is expressly  approved by an independent  fiduciary who has authority to manage and control those plan assets being invested in certificates;

o     the  Plan  pays no more for the  certificates  than  would be paid in an arm's  length transaction;

o     no investment  management,  advisory or underwriting fee, sale commission,  or similar compensation  is paid to the  depositor  with  regard to the sale,  exchange  or transfer of certificates to the Plan;

o     the total value of the certificates  purchased by such Plan does not exceed 25% of the amount issued; and

o     at  least  50%  of the  aggregate  amount  of  certificates  is  acquired  by  persons independent of the depositor,  the trustee, the master servicer, and the special hazard insurer or pool insurer.

      Before  purchasing  certificates,  a fiduciary of a Plan should confirm that the trust fund is a "mortgage  pool," that the  certificates  constitute  "mortgage pool  pass-through certificates,"  and that the  conditions  set  forth in PTCE  83-1  would be  satisfied.  In addition to making its own  determination  as to the  availability  of the exemptive  relief provided in PTCE 83-1,  the Plan fiduciary  should  consider the  availability  of any other prohibited  transaction  exemptions.  The Plan  fiduciary  also should  consider its general fiduciary  obligations  under ERISA in determining  whether to purchase any  certificates on behalf of a Plan.

ERISA Considerations Relating to Notes

      Under the DOL  Regulations,  the  assets of the trust  fund  would be treated as "plan assets"  of a Plan for the  purposes  of ERISA  and the Code  only if the Plan  acquires  an
"equity  interest"  in the  trust  fund  and  none of the  exceptions  contained  in the DOL
Regulations is  applicable.  An equity  interest is defined under the DOL  Regulations as an interest other than an instrument  which is treated as indebtedness  under  applicable local law and which has no  substantial  equity  features.  Assuming that the notes are treated as indebtedness  without substantial equity features for purposes of the DOL Regulations,  then such notes will be eligible for purchase by Plans.  However,  without  regard to whether the notes are treated as an "equity  interest" for such purposes,  the acquisition or holding of notes  by or on  behalf  of a  Plan  could  be  considered  to  give  rise  to a  prohibited transaction  if the trust fund or any of its affiliates is or becomes a party in interest or disqualified  person with respect to such Plan,  or in the event that a note is purchased in the secondary  market and such purchase  constitutes a sale or exchange between a Plan and a party in  interest  or  disqualified  person  with  respect  to such  Plan.  There can be no assurance  that the  trust  fund or any of its  affiliates  will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

      The Exemption  permits trust funds which are grantor trusts,  owner-trusts,  REMICs or
FASITs to issue notes, as well as certificates,  provided a legal opinion is received to the effect that the noteholders have a perfected  security  interest in the trust fund's assets.
The exemptive  relief  provided  under the Exemption for any prohibited  transactions  which could be caused as a result of the operation,  management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial  equity features which are issued as obligations of the trust fund.  Nevertheless,  because other  prohibited
transactions  might  be  involved,   the  Exemption  would  provide  prohibited  transaction
exemptive  relief,  provided  that the same  conditions  of the  Exemption  described  above relating to  certificates  are met with respect to the notes.  The same  limitations of such exemptive  relief relating to  acquisitions  of certificates by fiduciaries  with respect to
Excluded Plans would also be applicable to the notes as described herein.

      In the event that the  Exemption  is not  applicable  to the notes,  one or more other prohibited  transactions exemptions may be available to Plans purchasing or transferring the notes  depending in part upon the type of Plan fiduciary  making the decision to acquire the notes and the  circumstances  under which such decision is made. These  exemptions  include, but are not limited to, Prohibited  Transaction Class Exemption 90-1 (regarding  investments by insurance  company pooled  separate  accounts),  Prohibited  Transaction  Class Exemption
91-38 (regarding  investments by bank collective  investments  funds), PTCE 84-14 (regarding transactions  effected by "qualified  professional  asset managers"),  PTCE 95-60 (regarding investments by insurance  company general  accounts) and PTCE 96-23 (regarding  transactions effected by "in-house asset  managers")  (collectively,  the  "Investor-Based  Exemptions").
However,  even if the conditions specified in these  Investor-Based  Exemptions are met, the scope of the relief provided under such  Exemptions  might or might not cover all acts which might be construed as prohibited transactions.

      In the event  that the  Exemption  is not  applicable  to the  notes,  there can be no assurance  that any class of notes  will be  treated  as  indebtedness  without  substantial equity  features  for  purposes  of the DOL  Regulations.  There  is  increased  uncertainty regarding the  characterization  of debt  instruments  that do not carry an investment grade rating.  Consequently,  in the event of a withdrawal or downgrade to below  investment grade of the rating of a class of notes,  the  subsequent  transfer of such notes or any  interest therein to a Plan trustee or other person  acting on behalf of a Plan,  or using Plan assets to effect  such  transfer,  will be  restricted.  Unless  otherwise  stated  in the  related prospectus supplement,  by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets;  or (2) (A) either (x) none of the issuer, the depositor any underwriter,  the trustee, the master servicer, any other servicer or any of their  affiliates is a party in interest with respect to such purchaser that is an
ERISA plan or (y) PTCE 90-1, PTCE 91-38,  PTCE 84-14,  PTCE 95-60,  PTCE 96-23 or some other prohibited  transaction  exemption is applicable to the  acquisition and holding of the note by such  purchaser  and (B) the notes are rated  investment  grade or better and such person believes that the notes are properly  treated as  indebtedness  without  substantial  equity features  for  purposes  of  the  DOL  Regulations,  and  agrees  to  so  treat  the  notes.
Alternatively,  regardless  of the rating of the notes,  such person may provide the trustee with an opinion of  counsel,  which  opinion  of counsel  will not be at the  expense of the issuer, the depositor,  the trustee, the master servicer or any other servicer, which opines that the  purchase,  holding and  transfer of such note or interest  therein is  permissible under applicable law, will not constitute or result in a non exempt  prohibited  transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor,  the trustee,  the master  servicer or any other  servicer to any obligation in addition to those undertaken in the indenture.

      EACH  PROSPECTUS  SUPPLEMENT  WILL  CONTAIN  INFORMATION   CONCERNING   CONSIDERATIONS
RELATING  TO ERISA  AND THE CODE  THAT ARE  APPLICABLE  TO THE  RELATED  SECURITIES.  BEFORE
PURCHASING  SECURITIES  IN  RELIANCE  ON  PTCE  83-1,  THE  EXEMPTION,   THE  INVESTOR-BASED
EXEMPTIONS  OR ANY OTHER  EXEMPTION,  A  FIDUCIARY  OF A PLAN  SHOULD  ITSELF  CONFIRM  THAT
REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

      ANY  PLAN  INVESTOR  WHO  PROPOSES  TO USE  "PLAN  ASSETS"  OF ANY  PLAN  TO  PURCHASE
SECURITIES  OF ANY SERIES OR CLASS  SHOULD  CONSULT  WITH ITS  COUNSEL  WITH  RESPECT TO THE
POTENTIAL  CONSEQUENCES  UNDER ERISA AND  SECTION  4975 OF THE CODE OF THE  ACQUISITION  AND
OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities and Callable Securities

      With  respect to those  classes of  exchangeable  securities  which were  eligible for exemptive  relief under the Exemption  when  purchased,  the Exemption  would also cover the
acquisition  or  disposition  of  such  exchangeable   securities  when  the  securityholder
exercises its exchange rights.  Similarly,  with respect to classes of securities which were eligible for exemptive  relief under the Exemption and were issued as a Callable Class,  the exercise of the Call would be covered under the Exemption.  However, with respect to classes of  exchangeable  securities  and Callable  Classes  which were not  eligible for  exemptive relief  under  the  Exemption  when  purchased,  the  exchange,  purchase  or  sale  of such securities  pursuant  to the  exercise  of  exchange  rights or call rights may give rise to prohibited  transactions  if a Plan and a  party-in-interest  with  respect to such Plan are involved in the transaction.  However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

      A Plan that is exempt  from  federal  income  taxation  pursuant to Section 501 of the
Code  nonetheless  will be subject to federal income  taxation to the extent that its income is "unrelated  business  taxable  income" within the meaning of Section 512 of the Code. All
"excess inclusion" of a REMIC allocated to a REMIC Residual  Certificate and held by such an investor will be considered  "unrelated business taxable income" and thus will be subject to federal  income  tax.  See  "Federal  Income  Tax  Consequences-Taxation  of Owners of REMIC
Residual Certificates-Excess Inclusions."

Consultation with Counsel

      There can be no assurance  that the  Exemptions or any other DOL exemption  will apply with  respect to any  particular  Plan that  acquires  the  securities  or,  even if all the conditions  specified  therein  were  satisfied,  that any  such  exemption  would  apply to transactions  involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential  consequences to their specific  circumstances  prior to making an investment in the securities.  Neither the depositor,  the trustees,  the master servicer nor any of their  respective  affiliates will make any  representation  to the effect that the securities  satisfy all legal  requirements with respect to the investment  therein by Plans  generally or any particular Plan or to the effect  that the  securities  are an  appropriate  investment  for  Plans  generally  or any particular Plan.

      Before  purchasing  an offered  security in reliance  on the  Exemption,  a PTCE or an investor-based  exemption,  a fiduciary of a plan or other plan asset investor should itself confirm that (a) all the specific and general  conditions set forth in the  Exemption,  PTCE
83-1 one of the class  exemptions  or section  401(c) of ERISA would be satisfied and (b) in the case of a security purchased under the Exemption,  the security constitutes a "security"
for  purposes  of the  exemption.  In  addition  to making its own  determination  as to the availability of the exemptive relief provided in the exemption,  one of the class exemptions or section  401(c) of ERISA,  the plan  fiduciary  should  consider  its  general  fiduciary obligations  under ERISA in  determining  whether to purchase the  securities on behalf of a plan.

      A governmental  plan as defined in Section 3(32) of ERISA is not subject to ERISA,  or
Code Section 4975.  However,  such  governmental  plan may be subject to federal,  state and local law,  which is, to a material  extent,  similar to the  provisions  of ERISA or a Code
Section 4975. A fiduciary of a  governmental  plan should make its own  determination  as to the propriety of such investment under applicable  fiduciary or other investment  standards, and the need for the availability of any exemptive relief under any similar law.

                                  LEGAL INVESTMENT MATTERS

      Each class of certificates  offered by this  prospectus and by the related  prospectus supplement  will be  rated  at the  date  of  issuance  in one of the  four  highest  rating categories  by at least  one  Rating  Agency.  If so  specified  in the  related  prospectus supplement,  each such class that is rated in one of the two highest rating categories by at least one Rating  Agency will  constitute  "mortgage  related  securities"  for  purposes of
SMMEA,  and,  as  such,  will  be  legal  investments  for  persons,  trusts,  corporations, partnerships,  associations,  business trusts and business  entities  (including  depository institutions,  life insurance  companies and pension funds) created  pursuant to or existing under the laws of the  United  States  or of any  State  whose  authorized  investments  are subject to state  regulation  to the same extent that,  under  applicable  law,  obligations issued by or  guaranteed  as to principal and interest by the United States or any agency or instrumentality  thereof  constitute legal  investments for the entities.  Under SMMEA, if a
State enacted  legislation  on or prior to October 3, 1991  specifically  limiting the legal investment  authority of any such  entities with respect to "mortgage  related  securities,"
such securities will constitute  legal  investments for entities  subject to the legislation only to the extent provided  therein.  Some States have enacted  legislation which overrides the  preemption  provisions of SMMEA.  SMMEA  provides,  however,  that in no event will the enactment of any such  legislation  affect the  validity of any  contractual  commitment  to purchase,  hold or invest in  "mortgage  related  securities,"  or require the sale or other disposition  of the  securities,  so  long as the  contractual  commitment  was  made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment  authority of  federally-chartered  depository institutions  as follows:  federal savings and loan  associations  and federal savings banks may invest in, sell or otherwise deal with "mortgage related  securities" without limitation as to the percentage of their assets represented  thereby,  federal credit unions may invest in the  securities,  and national  banks may purchase the  securities  for their own account without regard to the limitations  generally  applicable to investment  securities set forth in 12 U.S.C.  24  (Seventh),  subject  in each case to such  regulations  as the  applicable federal regulatory authority may prescribe.

      The  Federal  Financial  Institutions  Examination  Council  has issued a  supervisory policy  statement  applicable to all depository  institutions,  setting forth guidelines for and significant  restrictions on investments in "high-risk mortgage  securities." The policy statement has been adopted by the Federal  Reserve Board,  the Office of the  Comptroller of
the Currency,  the FDIC and the OTS with an effective  date of February 10, 1992. The policy statement  generally  indicates that a mortgage derivative product will be deemed to be high risk if it  exhibits  greater  price  volatility  than a  standard  fixed  rate  thirty-year mortgage  security.  According  to the policy  statement,  prior to  purchase,  a depository institution will be required to determine whether a mortgage  derivative  product that it is considering  acquiring is high-risk,  and if so that the proposed  acquisition  would reduce the  institution's  overall  interest  rate risk.  Reliance  on analysis  and  documentation obtained from a securities  dealer or other outside party without  internal  analysis by the institution would be unacceptable.  There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

      The predecessor to the OTS issued a bulletin,  entitled, "Mortgage Derivative Products and Mortgage Swaps",  which is applicable to thrift  institutions  regulated by the OTS. The bulletin  established  guidelines  for the  investment  by savings  institutions  in certain
"high-risk"  mortgage derivative  securities and limitations on the use of the securities by
insolvent,   undercapitalized  or  otherwise  "troubled"  institutions.   According  to  the
bulletin,   such  "high-risk"  mortgage  derivative  securities  include  securities  having specified  characteristics,  which may  include  some  classes  of  offered  securities.  In addition,  the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit  investment in specified types of securities,  which may include some classes of offered  securities.  Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      Any class of securities that is not rated in one of the two highest rating  categories by at least one Rating  Agency,  and any other class of securities  specified in the related prospectus  supplement,  will not constitute  "mortgage related  securities" for purposes of
SMMEA. Prospective investors in these classes of securities, in particular,  should consider the matters discussed in the following paragraph.

      There may be other  restrictions  on the ability of investors  either to purchase some classes of offered  securities or to purchase any class of offered  securities  representing more than a specified  percentage  of the  investors'  assets.  The  depositor  will make no representations  as to the proper  characterization  of any class of offered  securities for legal  investment  or other  purposes,  or as to the  ability  of  particular  investors  to purchase any class of certificates  under applicable legal  investment  restrictions.  These uncertainties may adversely affect the liquidity of any class of certificates.  Accordingly, all  investors  whose  investment  activities  are  subject  to  legal  investment  laws and regulations,  regulatory  capital  requirements or review by regulatory  authorities  should consult with their own legal advisors in determining  whether and to what extent the offered securities of any class thereof  constitute legal  investments or are subject to investment, capital or other restrictions,  and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                      USE OF PROCEEDS

      Substantially  all of the net  proceeds to be received  from the sale of  certificates will be applied by the  depositor to finance the purchase of, or to repay  short-term  loans incurred to finance the purchase of, the mortgage  loans and/or  mortgage  securities in the respective  mortgage  pools and to pay other  expenses.  The depositor  expects that it will make  additional  sales of securities  similar to the offered  securities from time to time, but the timing and amount of any such  additional  offerings will be dependent upon a number of factors,  including the volume of mortgage loans  purchased by the depositor,  prevailing interest rates, availability of funds and general market conditions.

                                  METHODS OF DISTRIBUTION

      The  depositor  will  offer  the  securities  in  series.   The  distribution  of  the
securities  may be  effected  from  time  to time  in one or  more  transactions,  including negotiated  transactions,  at a fixed  public  offering  price or at  varying  prices  to be determined  at the time of sale or at the time of  commitment  therefor.  If so specified in the related prospectus supplement,  Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters,  if any, named in such prospectus  supplement will distribute the securities in a firm commitment  underwriting,  subject to the terms and conditions of the underwriting  agreement.  In such event, the related prospectus supplement may also specify  that the  underwriters  will not be  obligated  to pay for any  securities agreed to be purchased  by  purchasers  pursuant to purchase  agreements  acceptable  to the depositor.  In  connection  with  the  sale  of the  securities,  underwriters  may  receive compensation  from  the  depositor  or from  purchasers  of the  securities  in the  form of discounts,  concessions or commissions.  The related prospectus supplement will describe any such compensation that is paid by the depositor.

      Alternatively,  the related prospectus supplement may specify that Bear, Stearns & Co.
Inc.  acting as agent or in some cases as principal  with respect to securities  that it has previously  purchased  or agreed to  purchase,  will  distribute  the  securities.  If Bear,
Stearns & Co. Inc. acts as agent in the sale of  securities,  Bear,  Stearns & Co. Inc. will receive a selling commission with respect to each series of securities,  depending on market conditions,  expressed as a percentage of the aggregate  principal balance of the securities sold  hereunder as of the closing date.  The exact  percentage for each series of securities will be disclosed in the related prospectus  supplement.  To the extent that Bear, Stearns &
Co. Inc. elects to purchase  securities as principal,  Bear,  Stearns & Co. Inc. may realize losses or profits based upon the difference  between its purchase price and the sales price.
The related  prospectus  supplement  with respect to any series  offered  other than through underwriters  will  contain  information  regarding  the  nature  of such  offering  and any agreements  to be entered into between the  depositor  and  purchasers of securities of such series.

      The depositor will indemnify  Bear,  Stearns & Co. Inc. and any  underwriters  against certain civil liabilities,  including  liabilities under the Securities Act of 1933, or will contribute  to payments  Bear,  Stearns & Co. Inc. and any  underwriters  may be required to make in respect thereof.

      In the ordinary  course of business,  the depositor  and Bear,  Stearns & Co. Inc. may engage in various securities and financing transactions,  including repurchase agreements to provide  interim  financing  of the  depositor's  mortgage  loans  pending  the sale of such mortgage loans or interests in such mortgage loans, including the securities.

      Bear,  Stearns  & Co.  Inc.  may  use  this  prospectus  and  the  related  prospectus supplement in connection with offers and sales related to market-making  transactions in the securities.  Bear,  Stearns & Co. Inc. may act as  principal or agent in such  transactions.
Such sales will be made at prices  related to  prevailing  market prices at the time of sale or otherwise.

      The depositor  anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities,  including dealers,  may,  depending on the facts and circumstances of such purchases,  be deemed to be
"underwriters"  within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of  securities.  Securityholders  should consult with their legal advisors in this regard before any such reoffer or sale.

                                       LEGAL MATTERS

      Legal  matters,   including  federal  income  tax  matters,  in  connection  with  the securities of each series will be passed upon for the  depositor by Thacher  Proffitt & Wood
LLP,  New York,  New  York,  Stroock & Stroock  & Lavan  LLP,  New York,  New York,  Orrick,
Herrington & Sutcliffe  LLP, New York,  New York,  or Greenberg  Traurig LLP, New York,  New
York.

                                   FINANCIAL INFORMATION

      With respect to each series,  a new trust fund will be formed,  and no trust fund will engage in any business  activities or have any assets or  obligations  prior to the issuance of the related series.  Accordingly,  no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                           RATING

      It is a condition to the issuance of any class of offered  securities  that they shall have been rated not lower than investment  grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

      Ratings on mortgage  pass-through  certificates and mortgage-backed  notes address the likelihood of receipt by the holders thereof of all  collections on the underlying  mortgage assets to which the holders are entitled.  These ratings address the  structural,  legal and issuer-related  aspects  associated  with the  certificates  and  notes,  the  nature of the underlying  mortgage  assets and the credit  quality of the  guarantor,  if any.  Ratings on
mortgage   pass-through   certificates  and  mortgage-backed  notes  do  not  represent  any assessment  of the  likelihood  of  principal  prepayments  by borrowers or of the degree by which  the  prepayments  might  differ  from  those  originally  anticipated.  As a  result, securityholders  might suffer a lower than anticipated  yield, and, in addition,  holders of
stripped  interest   securities  in  extreme  cases  might  fail  to  recoup  their  initial investments.

      A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                   AVAILABLE INFORMATION

      The depositor is subject to the informational  requirements of the Exchange Act and in accordance  therewith files reports and other  information with the Commission.  Reports and other  information  filed  by the  depositor  can be  inspected  and  copied  at the  public reference  facilities  maintained by the Commission at 450 Fifth Street,  N.W.,  Washington,
D.C. 20549, and its Regional Offices located as follows:  Chicago Regional Office,  500 West
Madison,  14th Floor, Chicago,  Illinois 60661; New York Regional Office, 233 Broadway,  New
York, New York 10279.  Copies of the material can also be obtained from the Public Reference
Section of the Commission,  450 Fifth Street,  N.W.,  Washington,  D.C. 20549, at prescribed rates and electronically  through the Commission's  Electronic Data Gathering,  Analysis and
Retrieval system at the Commission's  Website  (http://www.sec.gov).  The depositor does not intend to send any financial reports to securityholders.

      This prospectus does not contain all of the information set forth in the  registration statement (of which this prospectus  forms a part) and exhibits  thereto which the depositor has filed with the  Commission  under the  Securities  Act and to which  reference is hereby made.

                                 REPORTS TO SECURITYHOLDERS

      The master servicer or another  designated person will be required to provide periodic unaudited  reports  concerning  each  trust  fund  to  all  registered  holders  of  offered securities of the related  series with respect to each trust fund as are required  under the
Exchange Act and the  Commission's  related rules and  regulations.  See "Description of the
Securities-Reports to Securityholders."

                         INCORPORATION OF INFORMATION BY REFERENCE

      There are incorporated in this prospectus and in the related prospectus  supplement by reference  all  documents  and  reports  filed or caused to be filed by the  depositor  with respect to a trust fund pursuant to Sections 13(a),  13(c), 14 or 15(d) of the Exchange Act,
prior to the  termination of the offering of the offered  securities of the related  series.
The  depositor  will provide or cause to be provided  without  charge to each person to whom this  prospectus  is  delivered  in  connection  with the offering of one or more classes of offered  securities,  upon written or oral  request of the person,  a copy of any or all the reports  incorporated  in this  prospectus  by  reference,  in each case to the  extent  the reports  relate to one or more of such  classes of the  offered  securities,  other than the exhibits to the documents,  unless the exhibits are  specifically  incorporated by reference in the  documents.  Requests  should be directed  in writing to  Structured  Asset  Mortgage
Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention:  Secretary, or
by telephone at (212) 2722000.  The depositor has determined  that its financial  statements will not be material to the offering of any offered securities.

                                          GLOSSARY

      Accrual  Security  - A  security  with  respect  to which  some or all of its  accrued interest  will not be  distributed  as interest but rather an amount equal to that  interest will be added to the  principal  balance  thereof on each  distribution  date for the period described in the related prospectus supplement.

      Affiliated Seller - Banks, savings and loan associations,  mortgage bankers,  mortgage
brokers,   investment  banking  firms,  and  other  mortgage  loan  originators  or  sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

      Agreement - An owner trust agreement,  servicing  agreement,  indenture or pooling and servicing agreement.

      ARM Loan - A mortgage loan with an adjustable interest rate.

      Bankruptcy  Amount  -The amount of  Bankruptcy  Losses  that may be  allocated  to the credit enhancement of the related series.

      Bankruptcy Code - Title 11 of the United States Code, as amended from time to time.

      Bankruptcy  Loss - A Realized Loss  attributable to certain actions which may be taken by a  bankruptcy  court in  connection  with a mortgage  loan,  including a  reduction  by a bankruptcy  court of the principal  balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

      Beneficial Owner - A person acquiring an interest in any DTC Registered Security.

      Benefit Plan Investors - Plans, as well as any "employee  benefit plan" (as defined in
Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental  plans
(as  defined in Section  3(32) of ERISA) and  church  plans(as  defined in Section  3(33) of
ERISA)  which have not made an election  under  Section  410(d) of the Code,  and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

      Buydown  Account - With respect to a buydown  mortgage  loan,  the  custodial  account where the Buydown Funds are placed.

      Buydown Funds - With respect a buydown  mortgage loan,  the amount  contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

      Buydown Period - The period during which funds on a buydown  mortgage loan are made up for from the Buydown Account.

      Call Class - A class of  securities  which  entitles the holder  thereof to direct the trustee to redeem a Callable class of securities.

      Callable  Class - A class of securities of a series which is  redeemable,  directly or indirectly,  at the  direction of the holder of the related  Call Class,  as provided in the related  prospectus  supplement.  A Callable Class may have a "lock-out period" during which such  securities  cannot be called and generally  will be called only if the market value of the assets in the trust fund for such  Callable  Class  exceeds  the  outstanding  principal balance of such assets.

      CERCLA - The federal Comprehensive Environmental Response,  Compensation and Liability
Act of 1980, as amended.

      Class Factor - For any exchangeable  security and any month, will be a truncated seven digit decimal which,  which when multiplied by the original  principal amount of that class, will  equal its  remaining  principal  amount,  after  giving  effect to any  payment of (or addition to) principal to be made on the distribution date in the following month.

      Clearstream - Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

      Closing  Date - With  respect  to any  series  of  securities,  the date on which  the securities are issued.

      Code - The Internal Revenue Code of 1986.

      Commission - The Securities and Exchange Commission.

      Committee Report - The Conference  Committee Report accompanying the Tax Reform Act of
1986.

      Conservation Act - The Asset Conservation,  Lender Liability and Deposit Insurance Act
of 1996.

      Contract - Manufactured  housing  conditional  sales  contracts and  installment  loan agreements each secured by a Manufactured Home.

      Contributions  Tax - With respect to specific  contributions to a REMIC made after the
Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

      Cooperative - With respect to a cooperative  mortgage loan, the corporation  that owns the related apartment building.

      Crime Control Act - The Comprehensive Crime Control Act of 1984.

      Defaulted  Mortgage  Loss  - A  Realized  Loss  other  than  a  Special  Hazard  Loss,
Extraordinary  Loss  or  other  losses  resulting  from  damage  to  a  mortgaged  property,
Bankruptcy Loss or Fraud Loss.

      Deferred  Interest - If an  adjustment  to the  mortgage  rate on a mortgage  loan has caused  the  amount of  accrued  interest  on the  mortgage  loan in any month to exceed the scheduled  monthly  payment on the mortgage loan, the resulting  amount of interest that has accrued but is not then payable;

      Deleted  Mortgage Loan - A mortgage loan which has been removed from the related trust fund.

      Designated  Seller  Transaction  - A series of securities  where the related  mortgage loans are provided  either  directly or  indirectly  to the depositor by one or more Sellers identified in the related prospectus supplement.

      Determination  Date - The close of  business  on the date on which the  amount of each distribution  to  securityholders  will  be  determined,  which  shall  be  stated  in  each prospectus supplement.

      Distribution  Account - One or more separate  accounts for the  collection of payments on the related  mortgage loans and/or  mortgage  securities  constituting  the related trust fund, which may be a Master Servicer Collection Account.

      DIDMC - The Depository Institutions Deregulation and Monetary Control Act of 1980.

      DOL - The U.S. Department of Labor.

      DOL Regulations - Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

      DTC - The Depository Trust Company.

      DTC  Registered  Security - Any  security  initially  issued  through  the  book-entry facilities of the DTC.

      Eligible Account - An account maintained with a federal or state chartered  depository institution  (i) the  short-term  obligations  of  which  are  rated  by each of the  Rating
Agencies in its highest  rating at the time of any deposit  therein,  or (ii) insured by the
FDIC (to the limits  established by the FDIC),  the uninsured  deposits in which account are otherwise  secured such that, as evidenced by an opinion of counsel  (obtained by and at the expense of the person  requesting  that the account be held  pursuant  to this clause  (ii))
delivered to the trustee  prior to the  establishment  of the account,  the  securityholders will have a claim with  respect to the funds in the account and a perfected  first  priority security interest against any collateral  (which shall be limited to Permitted  Instruments)
securing the funds that is superior to claims of any other  depositors or general  creditors of the depository  institution with which the account is maintained or (iii) a trust account or accounts  maintained  with a federal or state chartered  depository  institution or trust company with trust powers  acting in its  fiduciary  capacity or (iv) an account or accounts of a depository  institution  acceptable to the Rating  Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the  Distribution  Account will not have an adverse  effect on the  then-current  ratings  assigned to the classes of the  securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

      Equity  Certificates  - With  respect  to any  series of  notes,  the  certificate  or certificates representing a beneficial ownership interest in the related issuer.

      ERISA - The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Plans - Employee pension and welfare benefit plans subject to ERISA.

      ES Class - A class of exchangeable securities,  as described under "Description of the
Certificates - Exchangeable Securities."

      Exemption - An individual  prohibited  transactions  exemption issued by the DOL to an underwriter,  as amended by PTE 97-34, 62 Fed. Reg. 39021 (July  21,1997),  and PTE 2000-58,
65 Fed. Reg. 67765 (November 13, 2000).

      Exemption Rating Agency - Standard & Poor's, a division of The McGraw-Hill  Companies,
Inc., Moody's Investors Service, Inc., or Fitch, Inc.

      Exchange Act - The Securities Exchange Act of 1934, as amended.

      Extraordinary Loss - Any Realized Loss occasioned by war, civil insurrection,  certain governmental actions, nuclear reaction and certain other risks.

      Fraud Loss - A Realized Loss  incurred on a defaulted  mortgage loan as to which there was fraud in the origination of the mortgage loan.

      Fraud Loss  Amount - The amount of Fraud  Losses that may be  allocated  to the credit enhancement of the related series.

      FTC Rule -The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

      Garn-St Germain Act - The Garn-St Germain Depository Institutions Act of 1982.

      Ginnie Mae - The Government National Mortgage Association.

      Global  Securities - The  certificated  securities  registered in the name of DTC, its nominee or another  depository  representing  interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

      Grantor Trust Certificate - A certificate  representing an interest in a Grantor Trust
Fund.

      Grantor  Trust  Fractional   Interest   Certificate  -  A  Grantor  Trust  Certificate
representing  an undivided  equitable  ownership  interest in the  principal of the mortgage loans  constituting  the related  Grantor Trust Fund,  together with interest on the Grantor
Trust Certificates at a pass-through rate.

      Grantor Trust Strip  Certificate - A  certificate  representing  ownership of all or a portion of the  difference  between  interest paid on the mortgage  loans  constituting  the related Grantor Trust Fund (net of normal  administration  fees and any retained interest of the  depositor)  and  interest  paid to the  holders of Grantor  Trust  Fractional  Interest
Certificates  issued  with  respect  to the  Grantor  Trust  Fund.  A  Grantor  Trust  Strip
Certificate may also evidence a nominal ownership  interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

      Grantor  Trust  Fund - A trust  fund as to which no  REMIC  election  will be made and which  qualifies as a "grantor  trust" within the meaning of Subpart E, part I of subchapter
J of the Code.

      High Cost Loans - Mortgage loans subject to the Homeownership  Act, which amended TILA to provide new  requirements  applicable to loans that exceed  certain  interest rate and/or points and fees thresholds.

      High LTV Loans -  Mortgage  loans  with  Loan-to-Value  Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

      Homeownership Act -The Home Ownership and Equity Protection Act of 1994.

      Housing Act - The National Housing Act of 1934, as amended.

      Index - With  respect to an ARM Loan,  the related  index,  which will be specified in the related  prospectus  supplement  and may include one of the following  indexes:  (1) the weekly average yield on U.S. Treasury  securities  adjusted to a constant maturity of either six months or one year, (2) the weekly auction  average  investment  yield of U.S.  Treasury bills of six  months,  (3) the daily  Bank  Prime Loan rate made  available  by the  Federal
Reserve Board,  (4) the cost of funds of member  institutions for the Federal Home Loan Bank of San Francisco,  (5) the interbank  offered rates for U.S.  dollar  deposits in the London market,  each calculated as of a date prior to each scheduled  interest rate adjustment date which  will be  specified  in the  related  prospectus  supplement  or (6) any  other  index described in the related prospectus supplement.

      Insurance Proceeds - Proceeds received under any hazard, title, primary mortgage,  FHA or other  insurance  policy that provides  coverage  with respect to a particular  mortgaged property or the related  mortgage loan (other than proceeds  applied to the  restoration  of the property or released to the related borrower in accordance with the customary  servicing practices of the master servicer (or, if applicable,  a special  servicer)  and/or the terms and conditions of the related mortgage.

      Intermediary - An institution  that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

      IRS - The Internal Revenue Service.

      Issue Premium - The excess of the issue price of a REMIC Regular  Certificate over its stated redemption price.

      Issuer - With  respect to a series of notes,  the  Delaware  statutory  trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

      Liquidation  Proceeds - (1) All amounts,  other than Insurance  Proceeds  received and retained  in  connection  with the  liquidation  of  defaulted  mortgage  loans or  property acquired in respect  thereof,  by foreclosure or otherwise,  together with the net operating income (less  reasonable  reserves for future  expenses)  derived from the  operation of any mortgaged  properties  acquired by the trust fund through  foreclosure  or otherwise and (2)
all  proceeds of any  mortgage  loan or mortgage  security  purchased  (or, in the case of a substitution,  amounts  representing  a principal  adjustment) by the master  servicer,  the depositor,  a Seller or any other  person  pursuant to the terms of the related  pooling and
servicing   agreement   or   servicing   agreement   as   described   under  "The   Mortgage
Pools-Representations  by Sellers," "Servicing of Mortgage  Loans-Realization  Upon and Sale
of  Defaulted   Mortgage  Loans,"   "-Assignment  of  Trust  Fund  Assets"  above  and  "The
Agreements-Termination."

      Loan-to-Value  Ratio - With  respect  to any  mortgage  loan at any given  time is the ratio (expressed as a percentage) of the then outstanding  principal balance of the mortgage loan plus the  principal  balance of any senior  mortgage  loan to the Value of the  related mortgaged property.

      Manufactured  Home -  Manufactured  homes within the meaning of 42 United States Code,
Section 5402(6),  which defines a "manufactured home" as "a structure,  transportable in one or more sections,  which in the traveling mode, is eight body feet or more in width or forty body feet or more in length,  or,  when  erected on site,  is three  hundred  twenty or more square  feet,  and  which is built  on a  permanent  chassis  and  designed  to be used as a dwelling with or without a permanent  foundation  when connected to the required  utilities, and includes the plumbing,  heating,  air  conditioning,  and electrical  systems  contained therein;  except that the term shall include any structure which meets all the  requirements of this paragraph  except the size  requirements  and with respect to which the manufacturer
voluntarily  files  a  certification   required  by  the  Secretary  of  Housing  and  Urban
Development and complies with the standards established under this chapter."

      Master Servicer  Collection  Account - One or more separate accounts  established by a master servicer,  into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

      Net Mortgage Rate - With respect to a mortgage  loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and  administrative  fees and any retained interest of the depositor.

      Nonrecoverable  Advance - An advance  which,  in the good faith judgment of the master servicer or a servicer,  as  applicable,  will not be  recoverable  from  recoveries  on the related mortgage loan or another specifically identified source.

      Note  Margin - With  respect  to an ARM Loan,  the fixed  percentage  set forth in the related  mortgage note,  which when added to the related  Index,  provides the mortgage rate for the ARM Loan.

      OID  Regulations  -The rules  governing  original issue discount that are set forth in
Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

      OTS - The Office of Thrift Supervision.

      Parity Act - The Alternative Mortgage Transaction Parity Act of 1982.

      Parties  in  Interest  -  With  respect  to  a  Plan,   persons  who  have   specified
relationships  to the Plans,  either  "Parties in  Interest"  within the meaning of ERISA or
"Disqualified Persons" within the meaning of the Code.

      Percentage  Interest  -  With  respect  to a  security  of  a  particular  class,  the percentage  obtained by dividing  the initial  principal  balance or notional  amount of the security by the aggregate  initial  amount or notional  balance of all the securities of the class.

      Permitted  Investments  - United States  government  securities  and other  investment grade  obligations  specified in the related pooling and servicing  agreement or the related servicing agreement and indenture.

      Plan Assets - "Plan assets" of a Plan, within the meaning of the DOL Regulations.

      Plans - ERISA Plans and Tax Favored Plans.

      Prepayment  Assumption  - With  respect to a REMIC  Regular  Certificate  or a Grantor
Trust  Certificate,  the prepayment  assumption used in pricing the initial offering of that security.

      Prepayment  Interest  Shortfall - With respect to any mortgage  loan with a prepayment in part or in full the  excess,  if any, of interest  accrued and  otherwise  payable on the related  mortgage  loan over the  interest  charged to the borrower  (net of  servicing  and administrative fees and any retained interest of the depositor).

      Primary  Insurance Covered Loss - With respect to a mortgage loan covered by a Primary
Insurance  Policy,  the amount of the  related  loss  covered  pursuant  to the terms of the
Primary  Insurance  Policy,  which will generally  consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and  reimbursement of specific  expenses,  less (1) rents or other  payments  collected or received by the insured
(other than the proceeds of hazard  insurance)  that are derived from the related  mortgaged property,  (2) hazard  insurance  proceeds  in excess of the amount  required to restore the related  mortgaged  property  and which have not been applied to the payment of the mortgage loan,  (3) amounts  expended but not  approved by the primary  insurer,  (4) claim  payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

      Primary Insurance Policy - A primary mortgage guaranty insurance policy.

      Primary Insurer - An issuer of a Primary Insurance Policy.

      Protected  Account  - One or more  separate  accounts  established  by  each  servicer servicing the mortgage loans,  for the collection of payments on the related  mortgage loans included in the related trust fund.

      PTCE - Prohibited Transaction Class Exemption.

      Qualified  Substitute  Mortgage  Loan - A  mortgage  loan  substituted  for a  Deleted
Mortgage   Loan,   meeting  the   requirements   described   under  "The   Mortgage   Pools-
Representations by Sellers" in this prospectus.

      Rating Agency - A "nationally  recognized  statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

      Realized Loss -Any loss on a mortgage loan attributable to the mortgagor's  failure to make any payment of principal or interest as required under the mortgage note.

      Record Date - The close of business on the last  business  day of the month  preceding the month in which the applicable distribution date occurs.

      Relief Act - The Servicemembers Civil Relief Act..

      REMIC - A real estate mortgage  investment conduit as defined in Sections 860A through
860G of the Code.

      REMIC Administrator - The trustee,  the master servicer or another specified party who administers the related REMIC.

      REMIC Certificates - Certificates  evidencing  interests in a trust fund as to which a
REMIC election has been made.

      REMIC Provisions - Sections 860A through 860G of the Code.

      REMIC Regular Certificate - A REMIC Certificate  designated as a "regular interest" in the related REMIC.

      REMIC Regular Certificateholder - A holder of a REMIC Regular Certificate.

      REMIC Residual  Certificate - A REMIC Certificate  designated as a "residual interest"
in the related REMIC.

      REMIC Residual Certificateholder - A holder of a REMIC Residual Certificate.

      REMIC Regulations - The REMIC Provisions and the related Treasury regulations.

      REO Mortgage Loan - A mortgage loan where title to the related mortgaged  property has been obtained by the trustee or to its nominee on behalf of  securityholders  of the related series.

      RICO - The Racketeer Influenced and Corrupt Organizations statute.

      Securities Act - The Securities Act of 1933, as amended.

      Seller - The seller of the mortgage loans or mortgage  securities  included in a trust fund to the  depositor  with  respect a series  of  securities,  who shall be an  Affiliated
Seller or an Unaffiliated Seller.

      Single Family  Property - An attached or detached  one-family  dwelling  unit,  two-to four-family  dwelling  unit,  condominium,  townhouse,  row  house,  individual  unit  in  a planned-unit development and other individual dwelling units.

      SMMEA - The Secondary Mortgage Market Enhancement Act of 1984.

      Special  Hazard Amount - The amount of Special  Hazard Losses that may be allocated to the credit enhancement of the related series.

      Special  Hazard  Loss - (1)  losses  due to  direct  physical  damage  to a  mortgaged property  other  than any loss of a type  covered  by a hazard  insurance  policy or a flood insurance policy, if applicable,  and (2) losses from partial damage caused by reason of the application of the coinsurance clauses contained in hazard insurance policies.

      Strip  Security - A security  which will be entitled to (1)  principal  distributions, with disproportionate,  nominal or no interest distributions or (2) interest  distributions, with disproportionate, nominal or no principal distributions.

      Tax Favored Plans - Tax-qualified  retirement plans described in Section 401(a) of the
Code and on individual retirement accounts described in Section 408 of the Code.

      TILA - The Federal Truth-in-Lending Act.

      Title V - Title V of the Depository  Institutions  Deregulation  and Monetary  Control
Act of 1980, enacted in March 1980.

      Title VIII - Title VIII of the Garn-St Germain Act.

      Unaffiliated  Sellers  - Banks,  savings  and  loan  associations,  mortgage  bankers, mortgage brokers,  investment banking firms, the Resolution Trust Corporation,  the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

      United States Person - A citizen or resident of the United  States,  a corporation  or partnership  (including an entity treated as a corporation or partnership for federal income tax purposes)  created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia  (except,  in the case of a  partnership,  to the extent provided in  regulations),or  an estate  whose  income is subject to United  States  federal income tax regardless of its source,  or a trust if a court within the United States is able to exercise primary  supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial  decisions of the trust. To the extent  prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued,  a trust which was in  existence  on August 20, 1996 (other than a trust  treated as owned by the grantor  under  subpart E of part I of  subchapter J of chapter 1 of the Code), and which was treated as a United  States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

      Value - With respect to a mortgaged  property  securing a single family,  multifamily, commercial  or  mixed-use  loan,  the lesser of (x) the  appraised  value  determined  in an appraisal  obtained  at  origination  of the  mortgage  loan,  if any,  or,  if the  related mortgaged  property has been appraised  subsequent to origination,  the value  determined in the subsequent  appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent  appraisal).  However,  in the case of refinanced,  modified or  converted  single  family,  multifamily,  commercial  or mixed-use loans, the "Value" of the related mortgaged  property will be equal to the lesser of (x) the appraised  value of the  related  mortgaged  property  determined  at  origination  or in an appraisal,  if any, obtained at the time of refinancing,  modification or conversion and (y)
the sales price of the related  mortgaged  property or, if the  mortgage  loan is not a rate and term  refinance  mortgage loan and if the mortgaged  property was owned for a relatively short period of time prior to refinancing,  modification or conversion, the sum of the sales price of the  related  mortgaged  property  plus the added value of any  improvements.  With respect to a new  Manufactured  Home,  the  "Value"  is no  greater  than the sum of a fixed percentage of the list price of the unit actually  billed by the  manufacturer to the dealer
(exclusive  of  freight to the  dealer  site),  including  "accessories"  identified  in the invoice,  plus the actual cost of any accessories  purchased from the dealer, a delivery and set-up allowance,  depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.  With respect to a used
Manufactured  Home, the "Value" is the least of the sale price, the appraised value, and the
National Automobile Dealer's  Association book value plus prepaid taxes and hazard insurance premiums.  The appraised value of a Manufactured Home is based upon the age and condition of the  manufactured  housing  unit and the  quality and  condition  of the mobile home park in which it is situated,  if applicable.  An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

=====================================================================================

                             $809,534,500 (Approximate)

                   Structured Asset Mortgage Investments II Inc.
                                     Depositor

                              Bear Stearns ALT-A Trust
                        Mortgage Pass-Through Certificates,
                                   Series 2004-8

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                               Prospectus Supplement

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                              Bear, Stearns & Co. Inc.
                                    Underwriter

You should rely only on the  information  contained or  incorporated by reference in this prospectus supplement and the accompanying  prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers  will be required to deliver a prospectus  supplement  and  prospectus  when acting as underwriters  of the  certificates  offered by this prospectus  supplement and with respect to their  unsold  allotments  or  subscriptions.  In addition,  all dealers  selling  the offered  certificates,  whether or not  participating  in this offering,  may be required to deliver a prospectus  supplement and prospectus for 90 days after the date of this prospectus supplement.

=====================================================================================